Execution Version SEVENTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT THIS SEVENTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is dated as of June 4, 2026 and is entered into by MADISON IAQ LLC, a Delaware limited liability company (the “Borrower”), each other Credit Party, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (“Wells Fargo” and, in such capacity, “Administrative Agent”), Wells Fargo, as the New Incremental Term Lender (the “New Incremental Term Lender”), Purchasing Term Lender (as defined below) and the Consenting Lenders (as defined below) party hereto and is made with reference to that certain Credit and Guaranty Agreement, dated as of June 21, 2021 (as supplemented by that certain Joinder Agreement No. 1, dated as of July 26, 2021, as amended by that certain First Amendment to Credit and Guaranty Agreement, dated as of June 16, 2023, as amended by that certain Second Amendment to Credit and Guaranty Agreement, dated as of June 5, 2024, as amended by that certain Third Amendment to Credit and Guaranty Agreement, dated as of January 15, 2025, as amended by that certain Fourth Amendment and Joinder Agreement to Credit and Guaranty Agreement, dated as of May 6, 2025, as amended by that certain Fifth Amendment to Credit and Guaranty Agreement, dated as of November 6, 2025, as amended by that certain Sixth Amendment to Credit and Guaranty Agreement, dated as of March 20, 2026 and as may be further amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”; as amended pursuant to this Amendment, the “Amended Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed thereto in the Amended Credit Agreement. W I T N E S S E T H: WHEREAS, pursuant to and in accordance with Section 2.24 of the Credit Agreement, (i) the Borrower has requested New Term Loan Commitments denominated in Dollars in an aggregate principal amount of $1,345,625,000 (such New Term Loan Commitments, the “2026 Repriced Incremental Term Loan Commitments”, and the loans funded thereunder, “2026 Repriced Incremental Term Loans”) from the Lenders set forth in Schedule I attached hereto under the caption “2026 Repriced Incremental Term Loan Commitments” (such lenders, the “2026 Repriced Incremental Term Lenders”) and (ii) the 2026 Repriced Incremental Term Lenders and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein, that the 2026 Repriced Incremental Term Lenders will make Term Loans to the Borrower in the form of 2026 Repriced Incremental Term Loans and utilize cash on the balance sheet to refinance the 2025 Repriced Incremental Term Loans in full (the “Repricing”); WHEREAS, each Lender that holds 2025 Repriced Incremental Term Loans (the “2025 Repriced Incremental Term Lenders”) and executes and delivers a signature page to this Amendment (each, a “Consenting Incremental Repriced Term Lender”, and each such signature page, a “Lender Consent”) prior to the Seventh Amendment Effective Date (as defined below) shall have consented to the amendments to the Credit Agreement set forth in this Amendment, including the 2026 Repriced Incremental Term Loan Commitments, subject to the terms and conditions contained herein; WHEREAS, pursuant to and in accordance with the Amended Credit Agreement, to the extent any 2025 Repriced Incremental Term Lenders do not, or are unable to consent to the terms of this Amendment, including the 2026 Repriced Incremental Term Loan Commitments (each, a “Non-Consenting Incremental Term Lender”), the Borrower shall refinance the 2025 Repriced Incremental Term Loans of any such Non-Consenting Incremental Term Lenders with cash on the balance sheet and 2026 Repriced Incremental Term Loans provided by the New Incremental Term Lender pursuant to and in accordance with Section 2.24 of the Credit Agreement;

2 WHEREAS, Wells Fargo has agreed to purchase (Wells Fargo, in such capacity, the “Purchasing Term Lender”) at par on the Seventh Amendment Effective Date all 2025 Repriced Incremental Term Loans held by each Consenting Incremental Repriced Term Lender that elects “Consent and Post-Close Settle” in its Lender Consent (each, a “Post-Close Settlement Consenting Lender”); WHEREAS, (i) the Administrative Agent, (ii) the Consenting Lenders and (iii) the New Incremental Term Lender (together, constituting the Requisite Lenders) are willing, on the terms and subject to the conditions set forth below, to enter into the amendments, modifications and agreements set forth in this Amendment and to give effect to the Repricing and the amendments contemplated hereby; NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows: 1. Amendments. Upon the occurrence of the Seventh Amendment Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto, except that the Schedules and Exhibits to the Credit Agreement not amended pursuant to the terms of this Amendment shall remain in effect without any amendment or modification thereto. 2. Term Loan Incremental Joinders. (a) Each 2026 Repriced Incremental Term Lender acknowledges and agrees that, from and after the Seventh Amendment Effective Date, such 2026 Repriced Incremental Term Lender commits to provide its 2026 Repriced Incremental Term Loan Commitment as set forth on Schedule I attached hereto (the “Rollover Amount”) on the terms and subject to the conditions set forth herein, and shall be a “Secured Party”, “2026 Repriced Incremental Term Lender”, and “Lender” under, and for all purposes of, the Amended Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all the rights of a Lender thereunder. (b) (i) Each of the 2026 Repriced Incremental Term Loan Commitments shall be deemed to be a “Term Loan Commitment” and (ii) the Loans made under 2026 Repriced Incremental Term Loan Commitments shall be 2026 Incremental Term Loans and shall be deemed to be “Loans” and “Term Loans”. (c) Any existing 2025 Repriced Incremental Term Lender may elect for a “cashless roll” of 100% of its 2025 Repriced Incremental Term Loans into 2026 Repriced Incremental Term Loans (or such lesser amount as determined by the Administrative Agent in consultation with the Borrower) in the same principal amount by executing a Lender Consent attached hereto and delivering such Lender Consent to the Administrative Agent (such electing Lender, a “Rollover Lender”). It is understood and agreed that (i) simultaneously with the deemed making of the 2026 Repriced Incremental Term Loans by each Rollover Lender and the payment to such Rollover Lender of all accrued and unpaid interest and fees in respect of the 2025 Repriced Incremental Term Loan in respect of the Rollover Amount, such elected amount of the 2025 Repriced Incremental Term Loans held by such Rollover Lender shall be deemed to be extinguished, repaid and no longer outstanding and such Rollover Lender shall thereafter hold a 2026 Repriced Incremental Term Loan in an aggregate principal amount equal to such Rollover Lender’s Rollover Amount and (ii) no

3 Rollover Lender shall receive any prepayment being made to other existing 2025 Repriced Incremental Term Lenders holding 2025 Repriced Incremental Term Loans from the proceeds of the 2026 Repriced Incremental Term Loans to the extent of such Rollover Lender’s Rollover Amount. (d) This Amendment shall be deemed to be a “Credit Document”, in each case for all purposes of the Amended Credit Agreement and the other Credit Documents. (e) Each Lender party hereto, as to itself, hereby agrees to waive any indemnity claim for breakage costs payable pursuant to Section 2.18(c) of the Amended Credit Agreement in connection with the prepayment or replacement of Incremental Term Loans contemplated hereby. 3. Requisite Lender Determination. Each Lender party hereto agrees that, for the purpose of determining the Requisite Lenders both prior to and after giving effect to the Repricing, it is consenting to the amendments set forth herein with respect to all of its Loans and Commitments outstanding under the Credit Agreement. 4. Representations and Warranties. In order to induce the other parties hereto to enter into this Amendment in the manner provided herein, each Credit Party which is a party hereto represents and warrants to the other parties hereto that: (a) each of the representations and warranties of the Borrower and each other Credit Party contained in Section 4 of the Credit Agreement and in each other Credit Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date; and (b) as of the date hereof and immediately after giving effect to this Amendment, the Credit Extension contemplated hereby and the application of the proceeds therefrom, no Default or Event of Default has occurred or is continuing. 5. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction or waiver of the following conditions (the time at which all such conditions are so satisfied or waived is referred to herein as the “Seventh Amendment Effective Date”): (a) The Administrative Agent shall have received (i) a fully executed and delivered Funding Notice for the 2026 Repriced Incremental Term Loans and (ii) a written notice of prepayment of the 2025 Repriced Incremental Term Loans and such prepayment of the 2025 Repriced Incremental Term Loans shall have occurred or shall occur substantially concurrently with the borrowing of the 2026 Repriced Incremental Term Loans. (b) The representations and warranties contained in Section 4 of the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects on and as of the Seventh Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall

4 not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof. (c) No event shall have occurred and be continuing or would immediately result from the consummation of this Amendment that would constitute an Event of Default or a Default. (d) The Administrative Agent shall have received a certificate of the Borrower signed by an Authorized Officer thereof, certifying that as of the Seventh Amendment Effective Date the conditions specified in paragraphs (b) and (c) above have been satisfied or waived (which may be in the form of a Funding Notice). (e) All fees required to be paid on the Seventh Amendment Effective Date pursuant to this Amendment and the Engagement Letter dated May 15, 2026, by and among the Borrower and Wells Fargo shall have been paid or will be paid concurrently with, or out of the proceeds of, the 2026 Repriced Incremental Term Loans. (f) The Administrative Agent shall have received, on behalf of itself and the Lenders, an opinion of Kirkland & Ellis LLP, special counsel for the Credit Parties, covering the matters as the Administrative Agent may reasonably request in connection with this Amendment. (g) The Administrative Agent shall have received a certificate of the Borrower and each Guarantor (signed by a person authorized by the resolution referred to in clause (iii) of paragraph (h) below) as of the Seventh Amendment Effective Date certifying that each copy document specified in paragraph (h) below relating to it is correct and complete, and the original of such copy document is in full force and effect and has not been amended or superseded as at a date no earlier than the Seventh Amendment Effective Date. (h) The Administrative Agent and the Joint Lead Arrangers (as defined below) shall have received, in respect of the Borrower and each Credit Party, (i) a copy of each Organizational Document, and, to the extent applicable, certified as of the Seventh Amendment Effective Date or a recent date prior thereto by the appropriate Governmental Authority; (ii) signature and incumbency certificates of the officers of such Credit Party; (iii) resolutions of the Board of Directors or similar governing body of such Credit Party approving and authorizing the execution, delivery and performance of this Amendment and the other documentation contemplated hereby, certified as of the Seventh Amendment Effective Date by its secretary or an assistant secretary or other Authorized Officer as being in full force and effect without modification or amendment; (iv) a good standing certificate (to the extent applicable in the relevant jurisdiction) from the applicable Governmental Authority of such Credit Party’s jurisdiction of incorporation, organization or formation, each dated within 30 days of the Seventh Amendment Effective Date; and (v) signature and incumbency certificates of one or more officers of the Borrower who are authorized to executed Funding Notices delivered under the Amended Credit Agreement. (i) The Administrative Agent shall have received a Solvency Certificate. (j) The Administrative Agent shall have received executed counterparts of this Amendment duly executed by the Borrower, each Guarantor, the Administrative Agent, each Consenting Lender, the Purchasing Term Lender and the New Incremental Term Lender, and the New Incremental Term Lender and Consenting Lenders shall, together, constitute the Requisite Lenders.

5 (k) At least three Business Days prior to the Seventh Amendment Effective Date, the Lenders party hereto shall have received (i) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) the “PATRIOT Act”) and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a certification regarding beneficial ownership in relation to the Borrower as required by the Beneficial Ownership Regulation, in each case, to the extent such documentation, information or certification was requested no less than 10 Business Days prior to the Seventh Amendment Effective Date. (l) The Administrative Agent shall have received evidence satisfactory to it that, substantially concurrently with the effectiveness of this Amendment on the Seventh Amendment Effective Date, all accrued and unpaid interest and fees (if any) on the 2025 Repriced Incremental Term Loans outstanding immediately prior to the Seventh Amendment Effective Date shall have been paid to the Administrative Agent for the benefit of the applicable Lenders. 6. Acknowledgement. (a) The Borrower hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all Obligations (including all Obligations in respect of the 2026 Repriced Incremental Term Loans) under each of the Credit Documents to which it is a party. (b) The Borrower hereby acknowledges and agrees that each of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. (c) The Borrower hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment (including the 2026 Repriced Incremental Term Loans made by the 2026 Repriced Incremental Term Lenders) and acknowledges and agrees that each 2026 Repriced Incremental Term Lender (and any assignee thereof) is a “Secured Party” a “Term Lender” and a “Lender” for all purposes under the Credit Documents. 7. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. 8. Jurisdiction; Waiver of Jury Trial. The provisions of Section 10.15 and 10.16 of the Credit Agreement pertaining to consent to jurisdiction, service of process, and waiver of jury trial are hereby incorporated by reference herein, mutatis mutandis. 9. Electronic Signature; Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a

6 signature page of this Amendment by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Amendment. 10. Effects on Credit Documents. (a) Except as specifically amended herein, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Secured Party or any Agent under any of the Credit Documents, nor constitute a waiver of any provision of the Credit Documents. This Amendment shall constitute a “Credit Document” for all purposes of the Amended Credit Agreement and the other Credit Documents. (b) The Borrower (on behalf of itself and each Guarantor) hereby (i) ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the Amended Credit Agreement and the other Credit Documents and (ii) acknowledges, ratifies and confirms that such liabilities, obligations and agreements constitute valid and existing Obligations under the Amended Credit Agreement, in each case, to the extent the Borrower or such Guarantor is a party thereto. In addition, the Borrower (on behalf of itself and each Guarantor) hereby ratifies, confirms and reaffirms (i) the liens and security interests granted, created, confirmed and perfected under the Collateral Documents and any other Credit Documents and (ii) that each of the Collateral Documents to which it is a party remain in full force and effect notwithstanding the effectiveness of this Amendment. Without limiting the generality of the foregoing, the Borrower further agrees (A) that any reference to “Obligations” contained in any Collateral Documents shall include, without limitation, the “Obligations” as such term is defined in the Amended Credit Agreement and (B) that the related guarantees, grants and confirmations of security contained in such Collateral Documents shall include and extend to such Obligations. This Amendment shall not constitute a modification of the Credit Agreement, except as specified under Section 1 hereto, or a course of dealing with any Agent or any Lender at variance with the Credit Agreement such as to require further notice by any Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Credit Documents in the future, except as expressly set forth herein. This Amendment contains the entire agreement among the Borrower, the Administrative Agent and the Consenting Lenders contemplated by this Amendment. The Borrower does not have any knowledge of any challenge to any Agent’s or any Lender’s claims arising under the Credit Documents or the effectiveness of the Credit Documents. The Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Credit Documents. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection, priority or continuation of the security interests in, security titles to or other Liens on any Collateral for the Obligations.

7 11. Expenses. The Borrower agrees to pay or reimburse the Administrative Agent and the other Agents for all reasonable and out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication, administration and execution of this Amendment and the related Credit Documents, including the reasonable fees, disbursements and other charges of counsel, in accordance with Section 10.2 of the Credit Agreement. 12. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 13. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or to be taken into consideration in interpreting, this Amendment. 14. Conflicts. In the event of any conflict between the terms of this Amendment and the terms of the Credit Agreement or any of the other Credit Documents, the terms of this Amendment shall govern. 15. Bookrunners Other Agents; Joint Lead Arrangers and Managers. The Borrower hereby appoints Wells Fargo Securities, LLC, Barclays Bank PLC, Citibank, N.A., Goldman Sachs Bank, USA, Sumitomo Mitsui Banking Corporation, BofA Securities, Inc., CIBC World Markets Corp., Banco Santander, S.A., New York Branch, U.S. Bank National Association, Capital One, National Association, Fifth Third Bank, National Association, PNC Bank, National Association and Truist Securities, Inc. as the joint lead arrangers in connection with this Amendment (in such capacities, collectively, the “Joint Lead Arrangers”). The Joint Lead Arrangers shall have no right, power, obligation, liability, responsibility or duty under this Amendment other than those applicable to all Lenders as such. Without limiting the foregoing, the Joint Lead Arrangers so identified shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Amendment or in taking or not taking action hereunder. [SIGNATURE PAGES FOLLOW]

[Signature Page to Amendment to Credit Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first written above. MADISON IAQ LLC, as the Borrower By: ____________________________ Name: JJ Foley Title: President

NORTEK INTERNATIONAL, INC. ACOUSTIFLO, LTD. MADISON IAQ II LLC LG DELTA LLC NEVADA HOLDCO CORP. BNSS LP LLC By: ____________________________ Name: JJ Foley Title: President NORTEK GLOBAL HVAC LATIN AMERICA, INC. NORTEK AIR SOLUTIONS, LLC BAFCO GLOBAL, LLC DELTA T, LLC BROAN-NUTONE LLC ZEPHYR VENTILATION, LLC BIG ASS HOLDING, LLC REZNOR LLC NOVELTECH, INC. NOVELAIRE TECHNOLOGIES, L.L.C. NORTEK, INC. DRI-STEEM CORPORATION EWC CONTROLS, LLC RESEARCH PRODUCTS CORPORATION By: ____________________________ Name: JJ Foley Title: Vice President

THERMA-STOR HOLDINGS II LLC THERMA-STOR LLC SPECIFIED AIR HOLDINGS LLC CONTROLLED ENVIRONMENTS HOLDINGS II LLC CONTROLLED ENVIRONMENTS HOLDINGS LLC STERIL-AIRE LLC AIRXCHANGE, INC. UNITED COOLAIR LLC UV RESOURCES, LLC SPECIFIED AIR SOLUTIONS HOLDINGS, LLC ROBERTS-GORDON LLC RAPID ENGINEERING LLC ADDISON HVAC LLC DEHUMIDIFIED AIR SOLUTIONS CORPORATION LLC POOLPAK ZHONGSHAN HOLDINGS, LLC HEATEX, INC. By: ____________________________ Name: Mike Kenning Title: Vice President and Treasurer

[Signature Page to Seventh Amendment to Credit Agreement] CONSENTED TO AND AGREED: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, the Purchasing Term Lender, the New Incremental Term Lender and a Consenting Lender By: ____________________________ Authorized Signatory

[Additional 2026 Repriced Incremental Term Lender and Consenting Lender Signature Pages on File with the Administrative Agent]

Exhibit A [see attached]

Execution Version Exhibit A REVOLVING CREDIT FACILITY CUSIP: 55759VAC2 INITIAL TERM LOAN FACILITY CUSIP: 55759VAB4 2025 INCREMENTAL TERM LOAN FACILITY CUSIP: 55759VAD0 DEAL CUSIP: 55759VAA6 2025 REPRICED INCREMENTAL TERM LOAN FACILITY CUSIP: 55759VAE8 2026 REPRICED INCREMENTAL TERM LOAN FACILITY CUSIP: 55759VAG3 CREDIT AND GUARANTY AGREEMENT dated as of June 21, 2021 as supplemented by the Joinder Agreement No. 1 to Credit and Guaranty Agreement, dated as of July 26, 2021, the First Amendment to Credit and Guaranty Agreement, dated as of June 16, 2023, the Second Amendment to Credit and Guaranty Agreement, dated as of June 5, 2024, the Third Amendment to Credit and Guaranty Agreement, dated as of January 15, 2025, the Fourth Amendment and Joinder Agreement to Credit and Guaranty Agreement, dated as of May 6, 2025, the Fifth Amendment to Credit and Guaranty Agreement, dated as of November 6, 2025 and, the Sixth Amendment and Joinder Agreement to Credit and Guaranty Agreement, dated as of the SixthMarch 20, 2026 and the Seventh Amendment to Credit and Guaranty Agreement, dated as of the Seventh Amendment Effective Date among MADISON IAQ LLC, as Borrower, MADISON IAQ II LLC, as Holdings, CERTAIN SUBSIDIARIES OF MADISON IAQ LLC, as Guarantors, VARIOUS LENDERS, WELLS FARGO SECURITIES, LLC and BARCLAYS BANK PLC, CITIBANK, N.A., GOLDMAN SACHS BANK USA, SUMITOMO MITSUI BANKING CORPORATION, BOFA SECURITIES, INC., CIBC WORLD MARKETS CORP., BANCO SANTANDER, S.A., NEW YORK BRANCH, U.S. BANK NATIONAL ASSOCIATION, CAPITAL ONE, NATIONAL ASSOCIATION, FIFTH THIRD BANK, NATIONAL ASSOCIATION, PNC BANK, NATIONAL ASSOCIATION AND TRUIST SECURITIES, INC., 1 #4903-7233-6530

as Joint Lead Arrangers and Joint Lead Bookrunners, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent 2 #4903-7233-6530

TABLE OF CONTENTS Page SECTION 1. DEFINITIONS AND INTERPRETATION 2 1.1. Definitions 2 1.2. Accounting Terms 91 1.3. Interpretation, Etc. 91 1.4. Rates 91 1.5. Limited Condition Transactions 92 1.6. References to Agreements, Laws, Etc. 93 1.7. Compliance with Certain Sections 93 1.8. Divisions 94 1.9. Exchange Rates; Currency Equivalents. 94 1.10. Additional Alternative Currencies. 94 1.11. Cashless Settlement 96 SECTION 2. LOANS AND LETTERS OF CREDIT 96 2.1. Term Loans 96 2.2. Revolving Loans 97 2.3. [Reserved] 99 2.4. Issuance of Letters of Credit and Bank Guarantees and Purchase of Participations Therein 99 2.5. Pro Rata Shares; Availability of Funds 104 2.6. Use of Proceeds 105 2.7. Evidence of Debt; Register; Lenders’ Books and Records; Notes 106 2.8. Interest on Loans 107 2.9. Conversion/Continuation 109 2.10. Default Interest 110 2.11. Fees 110 2.12. Scheduled Payments 111 2.13. Voluntary Prepayments 112 2.14. Mandatory Prepayments 115 2.15. Application of Prepayments/Reductions 118 2.16. General Provisions Regarding Payments 120 2.17. Ratable Sharing 122 2.18. Making or Maintaining Term SOFR Rate Loans and Term CORRA Loans 123 2.19. Increased Costs; Capital Adequacy 126 2.20. Taxes; Withholding, Etc. 128 2.21. Obligation to Mitigate 132 2.22. Defaulting Lenders 132 2.23. Removal or Replacement of a Lender 135 2.24. Incremental Facilities 137 2.25. Extensions of Loans 142 2.26. [Reserved] 146 2.27. Alternative Currencies 146 2.28. Alternate Rate of Interest 146 i #4903-7233-6530

SECTION 3. CONDITIONS PRECEDENT 148 3.1. Effective Date 148 3.2. Conditions to Each Credit Extension 152 SECTION 4. REPRESENTATIONS AND WARRANTIES 153 4.1. Organization; Requisite Power and Authority; Qualification 153 4.2. Subsidiaries 154 4.3. Due Authorization 154 4.4. No Conflict 154 4.5. Governmental and Third Party Consents 154 4.6. Binding Obligation 154 4.7. Historical Financial Statements 154 4.8. [Reserved] 155 4.9. No Material Adverse Effect 155 4.10. Adverse Proceedings, Etc. 155 4.11. Payment of Taxes 155 4.12. Properties 155 4.13. Environmental Matters 156 4.14. Governmental Regulation 156 4.15. Federal Reserve Regulations; Exchange Act 156 4.16. [Reserved] 156 4.17. Employee Benefit Plans 156 4.18. [Reserved] 157 4.19. Solvency 157 4.20. [Reserved] 157 4.21. Disclosure 157 4.22. Compliance with Statutes, etc. 157 4.23. Use of Proceeds 158 4.24. Collateral Documents 158 4.25. [Reserved] 159 4.26. Intellectual Property 159 SECTION 5. AFFIRMATIVE COVENANTS 159 5.1. Financial Statements and Other Reports 159 5.2. Existence 162 5.3. Payment of Taxes 162 5.4. Maintenance of Properties 163 5.5. Insurance 163 5.6. Books and Records; Inspections 163 5.7. [Reserved] 164 5.8. Compliance with Laws 164 5.9. [Reserved] 164 5.10. Additional Guarantors and Grantors 164 5.11. Additional Material Real Estate Assets 165 5.12. Further Assurances 166 5.13. Maintenance of Ratings 166 5.14. Designation of Subsidiaries 166 5.15. Post-Closing Deliverables 167 ii #4903-7233-6530

5.16. Use of Proceeds 167 5.17. ERISA 167 5.18. Conduct of Business 167 5.19. Fiscal Year 167 5.20. Transactions with Shareholders and Affiliates 167 SECTION 6. NEGATIVE COVENANTS 168 6.1. Indebtedness 169 6.2. Liens 175 6.3. [Reserved] 178 6.4. Restricted Junior Payments 178 6.5. Restrictions on Subsidiary Distributions 181 6.6. Investments 182 6.7. Financial Covenant 185 6.8. Fundamental Changes; Disposition of Assets; Acquisitions 186 6.9. Disposal of Subsidiary Interests 189 6.10. Sales and Lease-Backs 189 6.11. Permitted Activities 189 SECTION 7. GUARANTY 190 7.1. Guaranty of the Obligations 190 7.2. Contribution by Guarantors 190 7.3. Payment by Guarantors 191 7.4. Liability of Guarantors Absolute 191 7.5. Waivers by Guarantors 193 7.6. Guarantors’ Rights of Subrogation, Contribution, Etc. 194 7.7. Subordination of Other Obligations 195 7.8. Continuing Guaranty 195 7.9. Authority of Guarantors or Borrower 195 7.10. Financial Condition of Borrower 195 7.11. Bankruptcy, Etc. 196 7.12. Discharge of Guaranty Upon Sale of Guarantor 196 7.13. Keepwell 196 SECTION 8. EVENTS OF DEFAULT 197 8.1. Events of Default 197 8.2. Borrower’s Right to Cure 201 8.3. Expired Default; Default Cure; Judicial Extension; Net Short Lenders 202 SECTION 9. AGENTS 206 9.1. Appointment of Agents 206 9.2. Powers and Duties 206 9.3. General Immunity 207 9.4. Agents Entitled to Act as Lender 209 9.5. Lenders’ Representations, Warranties and Acknowledgment 210 9.6. Right to Indemnity 210 9.7. Successor Administrative Agent and Collateral Agent 211 9.8. Exclusive Right to Enforce Rights and Remedies. 213 9.9. Collateral Documents and Guaranty 214 9.10. Withholding Taxes 216 iii #4903-7233-6530

9.11. Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim 216 9.12. Certain ERISA Matters 217 9.13. Acknowledgement Regarding any Supported QFCs 219 9.14. Erroneous Payment 219 9.15. Non-Reliance on Administrative Agent and Other Lenders. 222 9.16. No Other Duties, Etc. 223 SECTION 10. MISCELLANEOUS 223 10.1. Notices 223 10.2. Expenses 225 10.3. Indemnity 225 10.4. Set-Off 226 10.5. Amendments and Waivers 227 10.6. Successors and Assigns; Participations 230 10.7. Independence of Covenants 238 10.8. Survival of Representations, Warranties and Agreements 238 10.9. No Waiver; Remedies Cumulative 239 10.10. Marshalling; Payments Set Aside 239 10.11. Severability 239 10.12. Obligations Several; Independent Nature of Lenders’ Rights 239 10.13. Headings 240 10.14. APPLICABLE LAW 240 10.15. CONSENT TO JURISDICTION 240 10.16. WAIVER OF JURY TRIAL 241 10.17. Confidentiality 241 10.18. Usury Savings Clause 243 10.19. Effectiveness; Counterparts 243 10.20. Entire Agreement 243 10.21. PATRIOT Act 243 10.22. Electronic Execution of Assignments and Certain Other Documents 244 10.23. No Fiduciary Duty 244 10.24. Intercreditor Agreement 244 10.25. Acknowledgement and Consent to Bail-In of Affected Financial Institutions 245 iv #4903-7233-6530

APPENDICES:	A-1	Term Loan Commitments
	A-2	Revolving Commitments and Letter of Credit Commitments
	A-3	Existing Letters of Credit
	B	Notice Addresses

SCHEDULES:		
	4.2	Subsidiaries
	4.12	Real Estate Assets
	5.14	Unrestricted Subsidiaries
	5.15	Post-Closing Deliverables
	5.20	Certain Affiliate Transactions
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.5	Certain Restrictions on Subsidiary Distributions
	6.6	Certain Investments

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	A-3	Issuance Notice
	B-1	Term Loan Note
	B-2	Revolving Loan Note
	C	Compliance Certificate
	D	Assignment Agreement
	E	Certificate re Non-Bank Status
	F-1	Effective Date Certificate
	F-2	Solvency Certificate
	G	Counterpart Agreement
	H	Pledge and Security Agreement
	I	Mortgage
	J	Intercompany Note
	K	Joinder Agreement
	L	Modified Dutch Auction Procedures
	M-1	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are not Partnerships
	M-2	Form of U.S. Tax Compliance Certificate for Foreign Participants that are not Partnerships
	M-3	Form of U.S. Tax Compliance Certificate for Foreign Participants that are Partnerships
	M-4	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are Partnerships

v

#4903-7233-6530

CREDIT AND GUARANTY AGREEMENT This CREDIT AND GUARANTY AGREEMENT, dated as of June 21, 2021, is entered into by and among MADISON IAQ LLC, a Delaware limited liability company (the “Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, MADISON IAQ II LLC, a Delaware limited liability company (“Holdings”), the Lenders party hereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”) and as Collateral Agent (together with its permitted successor in such capacity, “Collateral Agent”). RECITALS: WHEREAS, capitalized terms used in these recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof; WHEREAS, pursuant to that certain Share Purchase Agreement, dated as of April 18, 2021, by and between Nevada UK Holding Limited, a private limited company incorporated in England and Wales, Nevada Holdco Corp., a Delaware corporation (the “Target”), the Borrower and Madison Industries US Holdings Corporation (for the limited purposes set forth therein) (as amended, restated, supplemented or as otherwise modified from time to time as not prohibited hereunder, together with all exhibits, annexes, schedules and disclosure letters thereto, collectively, the “Acquisition Agreement”), the Borrower, a subsidiary of Madison Industries US Holdings Corporation, intends to purchase (the “Acquisition”) the Shares (as defined in the Acquisition Agreement) from Nevada UK Holding Limited and thereby acquire all the outstanding equity interests of the Target; WHEREAS, the Borrower will issue (x) senior unsecured notes due 2029 pursuant to Rule 144A private placement under the Securities Act of 1933, as amended and the Senior Unsecured Notes Indenture generating aggregate gross proceeds of up to $1,035,000,000 (the “Senior Unsecured Notes”) and (y) senior secured notes due 2028 pursuant to Rule 144A private placement under the Securities Act of 1933, as amended and the Senior Secured Notes Indenture generating aggregate gross proceeds of up to $700,000,000 (the “Senior Secured Notes”); WHEREAS, in connection with the foregoing, all amounts outstanding (other than contingent obligations) under (i) that certain Credit Agreement, dated as of December 19, 2018, among Specified Air Solutions Holdings, LLC, each borrower and loan party party thereto, the various financial institutions party thereto as lenders and CIBC Bank USA as administrative agent and (ii) that certain Amended and Restated Credit Agreement, dated as of September 9, 2020, by and among Therma-Stor LLC, each borrower and loan party party thereto, the various financial institutions party thereto as lenders and CIBC Bank USA as administrative agent (the “Existing Credit Agreements”) will be repaid and all commitments and obligations in respect thereof will be terminated and all liens and guarantees in respect of the foregoing will be released (or arrangements for such termination and release reasonably satisfactory to the 1 #4903-7233-6530

Administrative Agent will be made) (collectively, the “Refinancing” and, together with the Acquisition and the transactions described above, the “Transactions”); WHEREAS, in connection with the foregoing, (i) the Borrower has requested and the Lenders have agreed to extend credit in the form of (a) an initial senior secured first lien term loan facility to the Borrower on the Effective Date in an aggregate principal amount not to exceed $1,825,000,000 and (b) a senior secured first lien revolving credit facility made available to the Borrower at any time and from time to time prior to the Revolving Commitment Termination Date in Dollars and Alternative Currencies, in an aggregate principal amount at any time outstanding not in excess of $200,000,000 less the aggregate Letter of Credit Usage at such time and (ii) the Borrower has requested the Issuing Banks to issue Letters of Credit at any time and from time to time prior to the Revolving Commitment Termination Date, in Dollars and Alternative Currencies, in an aggregate stated amount at any time outstanding not in excess of the Letter of Credit Sublimit; WHEREAS, on the Effective Date, the proceeds of the Initial Term Loans will be used by the Borrower, together with (i) the proceeds of the Senior Unsecured Notes and Senior Secured Notes, (ii) up to $25,000,000 of the proceeds of the Revolving Loans, (iii) the proceeds of the Equity Contribution and (iv) cash on hand of the Borrower and its Subsidiaries, to effect the Acquisition, to consummate the Refinancing and to pay the Transaction Costs; WHEREAS, the Lenders and the Issuing Banks are willing to make available to the Borrower the Credit Facilities upon the terms and subject to the conditions set forth herein. NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows: SECTION 1. DEFINITIONS AND INTERPRETATION 1.1. Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings: “2025 Incremental Revolving Commitment” means the commitment of a Lender to make or otherwise fund a 2025 Incremental Revolving Loan and “2025 Incremental Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s 2025 Incremental Revolving Commitment, if any, is set forth on Appendix A-2 to the Fourth Amendment, subject to any adjustment or reduction pursuant to the terms and conditions hereof and thereof. The aggregate amount of the 2025 Incremental Revolving Commitments as of the Fourth Amendment Effective Date is $340,000,000. The aggregate amount of the 2025 Incremental Revolving Commitments immediately after giving effect to the Sixth Amendment Effective Date is $0. “2025 Incremental Revolving Lender” means any Lender that holds a 2025 Incremental Revolving Commitment and/or a 2025 Incremental Revolving Loan outstanding hereunder. 2 #4903-7233-6530

“2025 Incremental Revolving Loans” means the New Incremental Revolving Loans implemented pursuant to the Fourth Amendment on the Fourth Amendment Effective Date. The aggregate amount of the 2025 Incremental Revolving Loans immediately after giving effect to the Sixth Amendment Effective Date is $0. “2025 Incremental Term Lender” means any Lender that holds a 2025 Incremental Term Loan and/or a 2025 Incremental Term Loan Commitment outstanding hereunder. “2025 Incremental Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a 2025 Incremental Term Loan and “2025 Incremental Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s 2025 Incremental Term Loan Commitment, if any, is set forth on the Fourth Amendment, subject to any adjustment or reduction pursuant to the terms and conditions hereof and thereof. The aggregate amount of the 2025 Incremental Term Loan Commitments as of the Fourth Amendment Effective Date is $1,750,000,000. The aggregate amount of the 2025 Incremental Term Loan Commitments as of the Fifth Amendment Effective Date is $0. “2025 Incremental Term Loan Installment” as defined in Section 2.12(b). “2025 Incremental Term Loans” means the New Term Loans made on the Fourth Amendment Effective Date. The aggregate amount of the 2025 Incremental Term Loans immediately after giving effect to the Fifth Amendment Effective Date is $0. “2025 Repriced Incremental Term Loan Commitments” means the commitment of a Lender to make or otherwise fund a 2025 Repriced Incremental Term Loan on the Fifth Amendment Effective Date and “2025 Repriced Incremental Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s 2025 Repriced Incremental Term Loan Commitment, if any, is set forth on the Fifth Amendment, subject to any adjustment or reduction pursuant to the terms and conditions hereof and thereof. The aggregate amount of the 2025 Repriced Incremental Term Loan Commitments as of the Fifth Amendment Effective Date is $1,595,625,000. The aggregate amount of the 2025 Repriced Incremental Term Loan Commitments as of the Seventh Amendment Effective Date is $0. “2025 Repriced Incremental Term Loan Installment” as defined in Section 2.12. “2025 Repriced Incremental Term Loans” means the New Term Loans made on the Fifth Amendment Effective Date. The aggregate amount of the 2025 Repriced Incremental Term Loans immediately after giving effect to the Fifth Amendment Effective Date is $1,595,625,000. The aggregate amount of the 2025 Repriced Incremental Term Loans immediately after giving effect to the Seventh Amendment Effective Date is $0. “2026 Incremental Revolving Commitment” means the commitment of a Lender to make or otherwise fund a 2026 Incremental Revolving Loan and “2026 Incremental Revolving Commitments” means such commitments of all Lenders in the aggregate. The 3 #4903-7233-6530 amount of each Lender’s 2026 Incremental Revolving Commitment, if any, is set forth on Appendix A-2 to the Sixth Amendment, subject to any adjustment or reduction pursuant to the terms and conditions hereof and thereof. The aggregate amount of the 2026 Incremental Revolving Commitments as of the Sixth Amendment Effective Date is $1,300,000,000. “2026 Incremental Revolving Lender” means any Lender that holds a 2026 Incremental Revolving Commitment and/or a 2026 Incremental Revolving Loan outstanding hereunder. “2026 Incremental Revolving Loans” means the New Incremental Revolving Loans implemented pursuant to the Sixth Amendment on the Sixth Amendment Effective Date. “2026 Repriced Incremental Term Loan Commitments” means the commitment of a Lender to make or otherwise fund a 2026 Repriced Incremental Term Loan on the Seventh Amendment Effective Date and “2026 Repriced Incremental Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s 2026 Repriced Incremental Term Loan Commitment, if any, is set forth on the Seventh Amendment, subject to any adjustment or reduction pursuant to the terms and conditions hereof and thereof. The aggregate amount of the 2026 Repriced Incremental Term Loan Commitments as of the Seventh Amendment Effective Date is $1,345,625,000. “2026 Repriced Incremental Term Loan Installment” as defined in Section 2.12. “2026 Repriced Incremental Term Loans” means the New Term Loans made on the Seventh Amendment Effective Date. The aggregate amount of the 2026 Repriced Incremental Term Loans immediately after giving effect to the Seventh Amendment Effective Date is $1,345,625,000. “Acceptable Intercreditor Agreement” means (i) the Intercreditor Agreement or (ii) an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent. “Acquisition” as defined in the recitals hereto. “Acquisition Agreement” as defined in the recitals hereto. “Acquisition Consideration” means the purchase consideration for any Permitted Acquisition and all other payments by the Borrower or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests (of the Borrower) or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency (provided that if such contingency does not ultimately occur, such future payment shall be disregarded for purposes of calculating the “Acquisition Consideration”), and includes any and all payments representing the purchase price and any assumptions of 4 #4903-7233-6530

Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business as recorded in accordance with GAAP. “Acquisition Costs” means the fees, costs and expenses payable by the Borrower or any of its Subsidiaries in connection with the Acquisition. “Additional Permitted Debt” means Indebtedness of the Borrower or any other Credit Party consisting of the issuance of senior secured first lien or junior lien loans or notes, subordinated loans or notes or senior unsecured loans or notes, in each case in respect of the issuance of notes, issued in a public offering, Rule 144A or other private placement or bridge financing in lieu of the foregoing, or secured or unsecured “mezzanine” debt, secured by the Collateral (if at all) on a pari passu basis with the Obligations, which Indebtedness is made in lieu of New Incremental Revolving Loan Commitments, New Term Loan Commitments and/or New Term Loans pursuant to an indenture, loan agreement, credit agreement, note purchase agreement or otherwise; provided that: (i) the aggregate principal amount of all Additional Permitted Debt issued pursuant to this Agreement shall not, together with any New Incremental Revolving Loan Commitments, New Term Loan Commitments and/or New Term Loans issued prior to or substantially simultaneously with such Additional Permitted Debt, exceed: (A) the Available Incremental Amount plus, (B) with respect to any unsecured Additional Permitted Debt, an additional amount at any time such that, after giving effect to the incurrence of such amount (but excluding any concurrent incurrence of Indebtedness pursuant to the Fixed Incremental Amount or the Revolving Loans), (1) the Interest Coverage Ratio as of the last day of the most recently ended Test Period is either (x) not less than 2.00:1.00 or (y) not less than the Interest Coverage Ratio immediately prior to such incurrence or (2) the Total Net Leverage Ratio as of the last day of the most recently ended Test Period does not exceed either (x) 6.30:1.00 or (y) the Total Net Leverage Ratio immediately prior to such incurrence, in each case, calculated on a Pro Forma Basis, (ii) except with respect to the Inside Maturity Exception, such Additional Permitted Debt secured on a pari passu basis with the Obligations shall not have a weighted average life to maturity shorter than that remaining of the Term Loans and shall mature no earlier than the final Maturity Date of the Term Loans; provided, that in the case of unsecured, subordinated or junior secured Indebtedness, such Additional Permitted Debt shall mature no earlier than 91 days after the final Maturity Date of the Term Loans, (iii) such Additional Permitted Debt shall not be subject to any Guaranty by any affiliate of a Credit Party unless such Person also Guaranties the Obligations, 5 #4903-7233-6530

(iv) such Additional Permitted Debt will not be secured by any Collateral that does not secure the Term Loans, (v) if such Additional Permitted Debt is Qualified Term Loans, such Additional Permitted Debt shall be subject to the MFN Provision, (vi) all Additional Permitted Debt that is secured shall be subject to an Acceptable Intercreditor Agreement, and (vii) the terms of such Additional Permitted Debt shall (x) reflect market terms at the time of incurrence or issuance thereof (as determined by the Borrower and the lenders or financing sources providing such Additional Permitted Debt), it being understood that no financial maintenance covenant shall be added for the benefit of any such Additional Permitted Debt unless such financial maintenance covenant is also added for the benefit of the Revolving Loans remaining outstanding after the issuance or incurrence of such Additional Permitted Debt or (y) be reasonably satisfactory to the Administrative Agent (it being understood that (1) to the extent that any financial maintenance covenant is added for the benefit of any such Additional Permitted Debt, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of the remaining outstanding Revolving Loans and (2) no consent shall be required by the Administrative Agent or any of the Lenders if any covenants are only applicable after the Latest Maturity Date). “Adjusted Term SOFR Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Term SOFR Rate Loan, an interest rate per annum equal to (a) the Term SOFR Rate, plus (b) the Term SOFR Adjustment. Notwithstanding the foregoing, (x) the Adjusted Term SOFR Rate (or any alternate or successor benchmark rate of interest (including, without limitation, Daily Simple SOFR)) shall at no time be less than (i)(i) 0.00% per annum with respect to any Revolving Loan and (ii) 0.50% per annum with respect to any Initial Term Loan, 2025 Incremental Term Loan or, 2025 Repriced Incremental Term Loan or 2026 Repriced Incremental Term Loan, (y) on and after the Second Amendment Effective Date, the Adjusted Term SOFR Rate with respect to any Initial Term Loan will not include the Term SOFR Adjustment and (z) the Adjusted Term SOFR Rate with respect to any 2025 Incremental Term Loan or, 2025 Repriced Incremental Term Loan or 2026 Repriced Incremental Term Loan will not include the Term SOFR Adjustment. “Administrative Agent” as defined in the preamble hereto. “Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened in writing against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries. 6 #4903-7233-6530

“Affected Financial Institution” means (i) any EEA Financial Institution or (ii) any UK Financial Institution. “Affected Lender” as defined in Section 2.18(b). “Affected Loans” as defined in Section 2.18(b). “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. “Affiliate Assignment Agreement” means an Affiliate Assignment and Assumption Agreement substantially in the form of Annex C to Exhibit L, with such amendments or modifications as may be approved by Administrative Agent and the Borrower (such consent not to be unreasonably withheld or delayed). “Agent” means each of (i) Administrative Agent, (ii) Collateral Agent, and (iii) any other Person appointed under the Credit Documents to serve in an agent or similar capacity, including, without limitation, any Auction Manager. “Agent Affiliates” as defined in Section 10.1(b)(iii). “Aggregate Amounts Due” as defined in Section 2.17. “Aggregate Payments” as defined in Section 7.2. “Agreement” means this Credit and Guaranty Agreement, dated as of June 21, 2021, as it may be amended, restated, supplemented or otherwise modified from time to time. “All-in Yield” means, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the Administrative Agent and the Borrower and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below), or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (i) the remaining weighted average life to maturity of such Indebtedness and (ii) the four years following the date of incurrence thereof) payable generally to Lenders or other institutions providing such Indebtedness in connection with the initial primary syndication thereof, but excluding any arrangement, structuring, ticking, or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders and, if applicable, consent fees for an amendment paid generally to consenting Lenders; provided that with respect to any Indebtedness that includes a “Term SOFR floor”, “SOFR floor” or “ABR floor,” (a) to the extent that the Adjusted Term SOFR Rate (with an Interest Period of three months) or ABR (without giving effect to any floors in such definitions), as applicable, on the date that the All-in Yield is being calculated is less than such floor, the amount of such 7 #4903-7233-6530 difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the All-in Yield and (b) to the extent that the Adjusted Term SOFR Rate (with an Interest Period of three months) or ABR (without giving effect to any floors in such definitions), as applicable, on the date that the All-in Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the All-in Yield. “Alternative Currency” means each of (a) Canadian Dollars and (b) each other currency (other than Dollars and Canadian Dollars) that is approved in accordance with Section 1.10, in each case to the extent such currencies are (i) readily available and freely transferable and convertible into Dollars and (ii) for which no central bank or other governmental authorization in the country of issue of such currency is required to give authorization for the use of such currency by any Lender for making Loans unless such authorization has been obtained and remains in full force and effect. “Alternative Currency Equivalent” means, subject to Section 1.9, for any amount, at the time of determination thereof, with respect to any amount expressed in Dollars, the equivalent of such amount thereof in the applicable Alternative Currency as determined by the Administrative Agent in its sole discretion by reference to the most recent Spot Rate (as determined as of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars. “Anti-Corruption Laws” as defined in Section 4.22(b). “Applicable Asset Sale Percentage” means, initially, 100%; provided, that if, as of the last day of the most recently ended Test Period, the First Lien Net Leverage Ratio on a Pro Forma Basis (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.1(d) calculating the First Lien Net Leverage Ratio on a Pro Forma Basis as of the last day of such Test Period) shall be less than 4.20:1.00 but greater than or equal to 3.70:1.00, 50%; provided, further, that if, as of the last day of the most recently ended Test Period, the First Lien Net Leverage Ratio on a Pro Forma Basis (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.1(d) calculating the First Lien Net Leverage Ratio on a Pro Forma Basis as of the last day of such Test Period) shall be less than 3.70:1.00, 0%. To the extent not required to prepay the Term Loans pursuant to Section 2.14(a), such amounts retained by the Borrower or Restricted Subsidiary, the “Retained Asset Sale Proceeds”. “Applicable ECF Percentage” means, initially, 50%; provided, that if, as of the last day of the most recently ended Fiscal Year, the First Lien Net Leverage Ratio on a Pro Forma Basis (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.1(d) calculating the First Lien Net Leverage Ratio on a Pro Forma Basis as of the last day of such Fiscal Year) shall be less than 4.20:1.00 but greater than or equal to 3.70:1.00, 25%; provided, further, that if, as of the last day of the most recently ended Fiscal Year, the First Lien Net Leverage Ratio on a Pro Forma Basis (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.1(d) calculating the First Lien Net Leverage Ratio on a Pro Forma Basis as of the last day of such Fiscal Year) shall be less than 3.70:1.00, 0%. 8 #4903-7233-6530

9 #4903-7233-6530 greater than 3.60:1.00 First Lien Net Leverage Ratio 3.25% “Applicable Margin” means, (i) with respect to the Initial Term Loans, (I) prior to the Second Amendment Effective Date, (a) until the delivery of the financial statements and the related Compliance Certificate for the first full Fiscal Quarter commencing on or after the Effective Date pursuant to Section 5.1, 3.25% for Term SOFR Rate Loans and 2.25% for Base Rate Loans and (b) thereafter, the percentages per annum set forth in the table below based upon the First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.1(d): 2.25% Term SOFR Rate Loans II Base Rate Loans less than or equal to 3.60:1.00 3.00% 2.00% Pricing Level (II) on and after the Second Amendment Effective Date and until the Third Amendment Effective Date, 2.75% for Term SOFR Rate Loans and 1.75% for Base Rate Loans; provided that: (A) if the Borrower receives a Debt Rating by Moody’s that is lower than “B2” (stable outlook) (such rating, the “Moody’s Threshold Debt Rating”) or by S&P that is lower than “B” (stable outlook) (such rating, the “S&P Threshold Debt Rating” and together with the Moody’s Threshold Debt Rating, the “Threshold Debt Ratings” and upon the occurrence of either the Moody’s Threshold Debt Rating or the S&P Threshold Debt Rating, such event a “Debt Ratings Event”), then the Applicable Margin will be (1) with respect to Term SOFR Rate Loans, 3.00% and (2) with respect to Base Rate Loans, 2.00%; (B) a Debt Ratings Event shall become effective as of the first Business Day immediately following the public announcement of a change in the Debt Rating to satisfy either the Moody’s Threshold Debt Rating or S&P Threshold Debt Rating, and a Debt Ratings Event shall cease to be continuing immediately if either the Moody’s Threshold Debt Rating or the S&P Threshold Debt Rating cease to apply; and (C) for the avoidance of doubt, the Administrative Agent shall not be deemed to have knowledge or notice of any Debt Ratings Event, unless the Administrative Agent shall have received written notice from the Borrower or a Lender of the announcement of such Debt Rating to satisfy either the Moody’s Threshold Debt Rating or the S&P Threshold Debt Rating. I

10 #4903-7233-6530 greater than 4.50:1.00 First Lien Net Leverage Ratio 3.25% Notwithstanding anything in this clause (i)(II) of the definition of “Applicable Margin” to the contrary, if the rating system of Moody’s or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower, the Administrative Agent and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to such Applicable Margin most recently in effect prior to such change or cessation. (III) on and after the Third Amendment Effective Date, 2.50% for Term SOFR Rate Loans and 1.50% for Base Rate Loans. (ii) with respect to the 2025 Incremental Term Loans, (I) until the delivery of the financial statements and the related Compliance Certificate for the first full Fiscal Quarter commencing on or after the Fourth Amendment Effective Date pursuant to Section 5.1, 3.25% for Term SOFR Rate Loans and 2.25% for Base Rate Loans and (II) thereafter until the Fifth Amendment Effective Date, the percentages per annum set forth in the table below based upon the First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.1(d): 2.25% Term SOFR Rate Loans II Base Rate Loans less than or equal to 4.50:1.00 3.00% 2.00% Pricing Level (iii) with respect to the 2025 Repriced Incremental Term Loans, 2.75% for Term SOFR Rate Loans and 1.75% for Base Rate Loans. (iv) with respect to the Initial Revolving Loans, (I) until the delivery of the financial statements and the related Compliance Certificate for the first full Fiscal Quarter commencing on or after the Effective Date pursuant to Section 5.1, 3.25% for Term SOFR Rate Loans and 2.25% for Base Rate Loans and (II) thereafter, the percentages per annum set forth in the table below based upon the First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.1(d): I

11 #4903-7233-6530 Pricing Level First Lien Net Leverage Ratio Term SOFR Rate Loans Base Rate Loans Term CORRA Loans II Base Rate Loans Pricing Level less than or equal to 3.80:1.00 but greater than 3.30:1.00 I greater than 2.50:1.00 3.00% 2.25% 2.25% 2.00% 1.25% I II First Lien Net Leverage Ratio less than or equal to 2.50:1.00 but greater than 1.50:1.00 III 2.00% greater than 3.80:1.00 2.00% less than or equal to 3.30:1.00 1.00% 2.75% III 3.25% less than or equal to 1.50:1.00 1.75% 1.75% Term SOFR Rate Loans 1.75% In addition, the Applicable Margin for Initial Revolving Loans shall be reduced by an additional 0.25% upon consummation of a Qualified IPO. (v) with respect to the 2025 Incremental Revolving Loans, 2.50% for Term SOFR Rate Loans and 1.50% for Base Rate Loans. In addition, the Applicable Margin for 2025 Incremental Revolving Loans shall be reduced by an additional 0.25% upon consummation of a Qualified IPO. (vi) with respect to the 2026 Incremental Revolving Loans, (I) until the delivery of the financial statements and the related Compliance Certificate pursuant to Section 5.1 for the first full Fiscal Quarter commencing on or after the Sixth Amendment Effective Date, 2.00% for Term SOFR Rate Loans, 2.00% for Term CORRA Loans and 1.00% for Base Rate Loans and (II) thereafter, the percentages per annum set forth in the table below based upon the First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.1(d): 0.75% (vii) with respect to the 2026 Repriced Incremental Term Loans, 1.75% for Term SOFR Rate Loans and 0.75% for Base Rate Loans. 2.25%

12 #4903-7233-6530 0.50% First Lien Net Leverage Ratio Any increase or decrease in the Applicable Margin resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date on which the applicable Compliance Certificate is received by the Administrative Agent pursuant to Section 5.1(d). “Applicable Period” as defined in the definition of “Applicable Revolving Commitment Fee Percentage”. “Applicable Reserve Requirement” means, at any time, for any Term SOFR Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Term SOFR Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Term SOFR Rate Loans. A Term SOFR Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Term SOFR Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement. “Applicable Revolving Commitment Fee Percentage” means, (i) from the Effective Date until the date of delivery of the Compliance Certificate and the financial statements for the period ending September 30, 2021, a percentage, per annum, determined by reference to the following table as if the First Lien Net Leverage Ratio then in effect on a Pro Forma Basis were greater than 4.70:1.00; (ii) thereafter and prior to the Sixth Amendment Effective Date, a percentage, per annum, determined by reference to the First Lien Net Leverage Ratio in effect on a Pro Forma Basis from time to time as set forth below: II Applicable Revolving Commitment Fee Percentage less than or equal to 4.20:1.00 but greater than 3.70:1.00 0.375% III I less than or equal to 3.70:1.00 Pricing Level 0.25% greater than 4.20:1.00 (iii) On and after the Sixth Amendment Effective Date, until the delivery of the financial statements and the related Compliance Certificate for the first full Fiscal Quarter commencing on or after the Sixth Amendment Effective Date, 0.25% and thereafter, the

13 #4903-7233-6530 0.30% First Lien Net Leverage Ratio percentages per annum set forth in the table below based upon the First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent: II Applicable Revolving Commitment Fee Percentage less than or equal to 2.50:1.00 but greater than 1.50:1.00 0.25% III I less than or equal to 1.50:1.00 Pricing Level 0.20% greater than 2.50:1.00 No change in the Applicable Revolving Commitment Fee Percentage shall be effective until one Business Day after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the First Lien Net Leverage Ratio on a Pro Forma Basis. At any time the Borrower has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Revolving Commitment Fee Percentage shall be determined as if the First Lien Net Leverage Ratio on a Pro Forma Basis were in excess of 2.50:1.00. Within one Business Day of receipt of the applicable information under Section 5.1(d), Administrative Agent shall give each Lender facsimile or telephonic notice (confirmed in writing) of the Applicable Revolving Commitment Fee Percentage in effect from such date. In the event that any financial statement or certificate delivered pursuant to Section 5.1(d) is shown to be inaccurate (at a time when this Agreement is in effect and before the Obligations have been Paid in Full), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Revolving Commitment Fee Percentage for any period (an “Applicable Period”) than the Applicable Revolving Commitment Fee Percentage applied for such Applicable Period, then (x) the Borrower shall immediately deliver to Administrative Agent a correct certificate required by Section 5.1(d) for such Applicable Period, (y) the Applicable Revolving Commitment Fee Percentage shall be determined as if the First Lien Net Leverage Ratio on a Pro Forma Basis were in excess of 2.50:1.00 and (z) the Borrower shall promptly pay to Administrative Agent the accrued additional fee owing as a result of such increased Applicable Revolving Commitment Fee Percentage for such Applicable Period. Nothing in this paragraph shall limit the right of Administrative Agent or any Lender under Section 2.10 or Section 8. “Applicable Time” means, with respect to any Loans and Letters of Credit and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Bank (with notice to the Administrative Agent), as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment. “Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to Agents, Lenders or Issuing Bank by means of electronic communications pursuant to Section 10.1(b). “Arrangers” as defined in Section 9.1. “Asset Sale” means a voluntary sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with, any Person (other than the Borrower or any Guarantor), in one transaction or a series of transactions, of all or any part of the Borrower’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of the Borrower’s Subsidiaries, other than (i) inventory (or other assets) sold, leased or licensed out in the ordinary course of business (excluding any such sales, leases or licenses out by operations or divisions discontinued or to be discontinued), and (ii) sales, leases or licenses out of other assets for aggregate consideration of less than $10,000,000 with respect to any transaction or series of related transactions and less than $20,000,000 in the aggregate during any Fiscal Year and (iii) the issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary. “Assignment Agreement” means, as applicable, (a) an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by Administrative Agent or (b) an Affiliate Assignment Agreement. “Assignment Effective Date” as defined in Section 10.6(b). “Attributable Indebtedness” means, when used with respect to any Sale and Leaseback Transaction permitted by Section 6.10, as at the time of determination, the present value (discounted at a rate equivalent to the Borrower’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction. “Auction” as defined in Section 10.6(i). “Auction Manager” means the Administrative Agent or any of its Affiliates acting as an arranger in connection with any repurchases pursuant to Section 10.6(i) or Section 10.6(j). “Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, vice president (or the equivalent thereof), chief financial officer (or the equivalent thereof or treasurer of such Person); provided that the secretary or assistant secretary or any other Authorized Officer 14 #4903-7233-6530 of such Person shall have delivered an incumbency certificate to Administrative Agent as to the authority of such Authorized Officer. “Available Incremental Amount” means an amount not in excess of the sum of: (I) (x) the greater of $542,000,000 (or, with respect to amounts established in an Alternative Currency, the Dollar Equivalent equivalent thereof) and 100% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period of the Borrower and its Restricted Subsidiaries on a Pro Forma Basis plus (y) amounts not to exceed the unused portion of the General Debt Basket at the time of incurrence (which such amounts shall reduce the amount of the General Debt Basket); plus (II) all voluntary prepayments, prepayments utilizing the yank-a-bank provisions (including, without limitation, Section 2.23) and debt buybacks (including, without limitation, pursuant to Section 10.6(i); provided that, in the case of any purchases at or below par, the amount of such purchase shall be deemed to be the face amount of such Loans) of the Initial Term Loans, any New Term Loans and any Additional Permitted Debt and any permanent commitment reductions of the Revolving Commitments and any New Revolving Loan Commitments (in each case, only to the extent such loans or commitments are secured on a pari passu basis with the Term Loans and except to the extent funded with proceeds of long-term Indebtedness) (this clause (II) together with clause (I), the “Fixed Incremental Amount”); plus (III) an additional amount at any time such that, after giving effect to the incurrence of such amount (but excluding any concurrent incurrence of Indebtedness pursuant to the Fixed Incremental Amount or the Revolving Loans): (x) if such New Loans or Additional Permitted Debt, as applicable, are secured on a pari passu basis with the Term Loans, the First Lien Net Leverage Ratio does not exceed either (1) 4.70:1.00 or (2) in connection with a Permitted Acquisition or Investment, the First Lien Net Leverage Ratio immediately prior to such Permitted Acquisition or Investment (the “First Lien Net Leverage Incremental Ratio Test”), (y) if such New Loans or Additional Permitted Debt, as applicable, are secured on a basis junior to the Term Loans, the Secured Net Leverage Ratio does not exceed either (1) 4.70:1.00 or (2) in connection with a Permitted Acquisition or Investment, the Secured Net Leverage Ratio immediately prior to such Permitted Acquisition or Investment (the “Secured Net Leverage Incremental Ratio Test”), and (z) if such New Loans or Additional Permitted Debt, as applicable, are incurred on an unsecured basis, the Total Net Leverage Ratio does not exceed either (1) 6.30:1.00 or (2) in connection with a Permitted Acquisition or Investment, the Total Net Leverage Ratio immediately prior to such Permitted Acquisition or Investment (the “Total Net Leverage Incremental Ratio Test” and together with the First Lien Net Leverage Incremental Ratio Test and the Secured Net Leverage Incremental Ratio Test, the “Incremental Ratio Tests”), 15 #4903-7233-6530

in each case, as on the date of incurrence of such New Loans or Additional Permitted Debt, as applicable, and as determined on a Pro Forma Basis as of the last day of the most recently ended Test Period, as if any New Term Loans and New Revolving Loan Commitments, as applicable, had been outstanding on the last day of such Fiscal Quarter most recently ended, in each case excluding the cash proceeds of any such New Term Loans and New Revolving Loans and, with respect to any New Revolving Loan Commitments, assuming a Borrowing of the maximum amount of Loans available thereunder; provided, further, if amounts incurred under clause (III) above are incurred concurrently with the incurrence of New Loans or Additional Permitted Debt, as applicable, in reliance on clause (I) and/or clause (II) above, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, shall be permitted to exceed 4.70:1.00, 4.70:1.00 or 6.30:1.00, respectively, to the extent of such amounts incurred in reliance on clause (I) and/or clause (II) above, (it being understood that (x) if the applicable Incremental Ratio Test is met, then, at the election of the Borrower, any New Loans or Additional Permitted Debt, as applicable, may be incurred under clause (III) above regardless of whether there is capacity under clause (I) and/or clause (II) above, (y) loans may be incurred under clauses (I), (II) or (III) above and proceeds from any such incurrence under such clauses may be utilized, in a single transaction, by first calculating the incurrence under clause (III) above and then calculating the incurrence under clause (I) and/or clause (II) above and (z) any portion of any New Loans or Additional Permitted Debt, as applicable, incurred in reliance on clause (I) or clause (II) above shall be reclassified, as the Borrower may elect from time to time, as incurred under clause (III) above if the Borrower is able to meet the applicable Incremental Ratio Test under clause (III) at such time on a Pro Forma Basis). “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.28(d). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule from time to time and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). 16 #4903-7233-6530

“Bank Guarantee” means a bank guarantee or indemnity in a form agreed between the Borrower and the Issuing Bank (acting reasonably) issued or to be issued by Issuing Bank pursuant to this Agreement; provided that, notwithstanding anything to the contrary herein, Barclays Bank PLC shall not be required to provide a Bank Guarantee. “Bankruptcy Code” means Title 11 of the United States Code entitled “Bank- ruptcy,” as now and hereafter in effect, or any successor statute. “Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (i) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (i) the sum of (a) the Adjusted Term SOFR Rate (after giving effect to any Adjusted Term SOFR Rate “floor”) that would be payable on such day for a Term SOFR Rate Loan with a one-month interest period plus (b) 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. “Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate. All Base Rate Loans shall be denominated in Dollars. “Benchmark” means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, Term SOFR Reference Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.28(a) and (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars, the Term CORRA Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate or then-current Benchmark for Canadian Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.28(a). “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (a) the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; or (b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark 17 #4903-7233-6530

Replacement Adjustment. If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement: (a) for purposes of clauses (a) and (b) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent: (i) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; (ii) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and (b) for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities; provided that, in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest 18 #4903-7233-6530

Period,” timing and frequency of determining rates and making payments of interest, timing of Borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents). “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator 19 #4903-7233-6530 for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.28 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.28. “Beneficial Ownership Certification” shall have the meaning provided in Section 3.1(n). “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Beneficiary” means each Agent, Issuing Bank, Lender, Lender Counterparty and Cash Management Bank. “Benefit Plan” has the meaning specified in Section 9.12. “BHC Act Affiliate” has the meaning specified in Section 9.13(b). “Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto. “Bookrunner” as defined in Section 9.1. “Borrower” as defined in the preamble hereto. “Borrowing” means Loans of the same Class and Type of Loan, made, converted, or continued on the same date, and, in the case of Term SOFR Rate Loans, as to which a single Interest Period is in effect. 20 #4903-7233-6530

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, (ii) if such day relates to any interest rate settings as to a Term SOFR Rate Loan, Letter of Credit or Bank Guarantee denominated in Dollars, any fundings, settlements, payments and disbursements in Dollars in respect of any such Term SOFR Rate Loan, Letter of Credit or Bank Guarantee, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Term SOFR Rate Loan, Letter of Credit or Bank Guarantee, any such day described in clause (i) above that is also a U.S. Government Securities Business Day and (iii) if such day relates to any interest rate settings as to a Term CORRA Loan, Letter of Credit or Bank Guarantee denominated in Canadian Dollars, any fundings, settlements, payments and disbursements in Canadian Dollars in respect of any such Term CORRA Loan, Letter of Credit or Bank Guarantee, or any other dealings in Canadian Dollars to be carried out pursuant to this Agreement in respect of any such Term CORRA Loan, Letter of Credit or Bank Guarantee, any such day except for (x) a Saturday, (y) a Sunday or (z) a day on which banks are closed for general business in Toronto. “Canadian Dollar” means the lawful currency of Canada. “CanDeal” as defined in the definition of “Term CORRA Administrator”. “Capital Expenditure” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant, or equipment reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries (including Capitalized Software Expenditures, website development costs, website content development costs, customer acquisition costs and incentive payments, conversion costs, and contract acquisition costs). “Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person. “Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries. “Cash” means money, currency or a credit balance in any demand or Deposit Account. “Cash Collateralize” means, in respect of an Obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars (or, with respect to any Obligations in an Alternative Currency, the Dollar Equivalent equivalent), at a location and 21 #4903-7233-6530 pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and the Issuing Bank (and “Cash Collateralization” has a corresponding meaning). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Cash Equivalents” means, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (1) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (1) commercial paper maturing no more than 365 days from the date of acquisition thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (1) certificates of deposit or bankers’ acceptances maturing within 365 days after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $500,000,000; (1) repurchase obligations of any Lender or any commercial bank satisfying the requirements of clause (iv) of this definition, having a term of not more than 30 days with respect to securities of the types described in clauses (i) and (iv); (1) securities with maturities of three months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least P-2 by Moody’s or at least A-2 by S&P; (1) shares of any money market mutual fund that (a) has at least 90% of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above and (b) has the highest rating obtainable from either S&P or Moody’s; and (viii) in the case of any Foreign Subsidiary, (a) such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business and (b) investments of comparable tenor and credit quality to those described in the foregoing clauses (i) through (vii) customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes. “Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services. “Cash Management Bank” means any Person that is the Administrative Agent, an Agent, a Lender or an Affiliate thereof that provides Cash Management Services, whether or not such Person subsequently ceases to be the Administrative Agent, an Agent, a Lender or an Affiliate thereof. “Cash Management Obligations” means obligations owed by any Credit Party or any subsidiary of a Credit Party to any Cash Management Bank in respect of or in connection 22 #4903-7233-6530 with any Cash Management Services and for each Cash Management Bank is designated by such Cash Management Bank and the Borrower in writing to the Administrative Agent as “Cash Management Obligations”. “Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements. “Cause of Action” means any action, claim, cause of action, controversy, demand, right, action, lien, indemnity, interest, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, and license of any kind or character whatsoever, whether known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, dispute or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Effective Date, in contract or in tort, in law (whether local, state, or federal U.S. or non-U.S. law) or in equity, or pursuant to any other theory of local, state, or federal U.S. or non-U.S. law. For the avoidance of doubt, “Cause of Action” includes: (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, fraudulent transfer or fraudulent conveyance or voidable transaction law, violation of local, state, or federal or non-U.S. law or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) any claim pursuant to section 362 or chapter 5 of the title 11 of the United States Code or similar local, state, or federal U.S. or non-U.S. law; (d) any claim or defense including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of title 11 of the United States Code; (e) any state or foreign law pertaining to actual or constructive fraudulent transfer, fraudulent conveyance, or similar claim; and (f) any “lender liability” or equitable subordination claims or defenses. “Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit E. “CFC” means a direct or indirect Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code. “CFC Holding Company” means a direct or indirect Domestic Subsidiary of the Borrower substantially all of the assets of which consist (directly or indirectly) of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are CFCs. “Change of Control” means any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than Madison (a)(x) shall have acquired beneficial ownership or control, directly or indirectly, of 35% or more on a fully diluted basis of the voting and economic interests in the Equity Interests of the Borrower or (y) shall have acquired beneficial ownership or control, of voting and economic interests in the Equity Interests of the Borrower in excess of those interests owned and controlled, directly or indirectly, by Madison at such time or (b) shall have obtained the power (whether or not exercised) to elect a 23 #4903-7233-6530 majority of the members of the board of directors (or similar governing body) of the Borrower. Notwithstanding the foregoing, a passive holding company or special purpose acquisition vehicle shall not be considered a “Person” for purposes of this definition and instead the equityholders of such passive holding company or special purpose acquisition vehicle shall be considered for purposes of the foregoing. “Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Initial Term Loan Exposure, (b) Lenders having Revolving Exposure, and (c) Lenders having New Term Loan Exposure of each applicable Series and (ii) with respect to Loans, each of the following classes of Loans: (a) Initial Loans, (b) Revolving Loans and (c) each Series of New Term Loans. Any Loans or Commitments of one or more Lenders with the same rights and obligations (other than with respect to fees paid to Lenders as consideration for consenting to an amendment under this Agreement) as the Loans or Commitments of any other Lender shall be construed to be in the same Class as such Loans or Commitments with such same rights and obligations. “Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations, which, for the avoidance of doubt, shall exclude all Excluded Collateral. “Collateral Agent” as defined in the preamble hereto. “Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Intellectual Property Security Agreements, each Acceptable Intercreditor Agreement and all other instruments, documents and agreements delivered by or on behalf of any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to, or perfect in favor of, Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations. “Collateral Questionnaire” means a certificate in form reasonably satisfactory to Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party. “Commitment” means any Revolving Commitment or Term Loan Commitment. “Commitment Letter” means the Amended and Restated Commitment Letter dated as of May 11, 2021 among Goldman Sachs, each Arranger and the Borrower. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Company Representations” means the representations and warranties made by the Target pursuant to Article III of the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Purchaser (as defined in the Acquisition Agreement) (or one of its Affiliates) has the right (taking into account any applicable cure provisions) to terminate its (or their) obligations under the Acquisition Agreement (or otherwise decline to 24 #4903-7233-6530 consummate the Acquisition without any liability) as a result of a breach of such representations and warranties in the Acquisition Agreement. “Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C. “Consolidated Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period: (i) increased (without duplication) by: (a) any fees, costs, expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any actual, proposed or contemplated Equity Offering (including any expense relating to enhanced accounting functions or other transactions costs associated with becoming a public company), Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Senior Unsecured Notes, the Senior Secured Notes, this Agreement and any other Credit Facilities and (ii) any amendment, waiver or other modification of the Senior Unsecured Notes, the Senior Secured Notes, this Agreement and any other Credit Facilities or any Equity Offering, in each case, whether or not consummated, to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus (b) provision for taxes based on income or profits, revenue or capital, including, without limitation, federal, state, provincial, territorial, local, foreign, unitary, excise, property, franchise and similar taxes and foreign withholding and similar taxes of such Person paid or accrued during such period, including (i) any penalties and interest relating to any tax examinations (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto) and (ii) the allocated portion of such taxes (as determined by the Borrower in good faith) to be paid by the Credit Parties as part of any group tax return, deducted (and not added back) in computing Consolidated Net Income; plus (c) any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting (provided that if any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period then the cash payment in such future period shall be subtracted from Consolidated Adjusted EBITDA when paid); plus (d) (i) the amount of any restructuring charge, reserve, integration cost or other business optimization expense or cost (including charges directly related to the implementation of cost-savings initiatives) that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions or divestitures after the Effective Date, including, without limitation, those related to any severance, retention, signing bonuses, relocation, recruiting and other employee related costs, future lease commitments, lease exit costs and costs related to the opening and 25 #4903-7233-6530 closure and/or consolidation of facilities and to exiting lines of business and (ii) fees, costs and expenses associated with acquisition related litigation and settlements thereof; plus (e) any net loss included in the Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45 (“Topic 810”); plus (f) the amount of (i) board of director fees, management, monitoring, advisory, consulting, refinancing, subsequent transaction, advisory and exit fees (including termination fees) and related indemnities and expenses paid or accrued in such period to any member of the board of directors of the Borrower, Madison or any Affiliate of Madison to the extent permitted under Section 5.20 and (ii) non-operating expenses incurred pursuant to the Management Services Agreement; plus (g) net realized losses from Obligations under Hedge Agreements or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 (“Topic 815”) and related pronouncements; plus (h) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated Adjusted EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (2) below for any previous period and not added back; plus (i) any costs or expense incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are either (i) relating to any EAR or (ii) funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests (other than Disqualified Equity Interests) of the Borrower solely to the extent that such net cash proceeds are excluded from the calculation of Cumulative Amount; plus (j) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of the initial application of Accounting Standards Codification Topic 715, and any other items of a similar nature; plus (k) the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Permitted Receivables Financing; plus (l) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments, in each case in connection with acquisitions or an Investment (including obligations under earn-outs existing on the Effective Date); plus 26 #4903-7233-6530

(m) the amount of “run rate” cost savings (including, without limitation, cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit, insurance and procurement savings), operating expense reductions (including, without limitation, reductions with respect to facility closures and delivery fleet consolidation), other operating improvements and initiatives and synergies projected by the Borrower in good faith to be reasonably anticipated to be realizable or a plan for realization shall have been established within twenty four (24) months of the date of determination to take such action (which will be added to Consolidated Adjusted EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings (including, without limitation, cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit, insurance and procurement savings), operating expense reductions (including, without limitation, reductions with respect to facility closures and delivery fleet consolidation), other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that all steps have been taken, or are reasonably expected to be taken, in good faith, for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Borrower); plus (n) Consolidated Cash Interest Expense of such Person for such period (including (x) net losses on any Obligations under Hedge Agreements or other derivative instruments entered into for the purpose of hedging interest rate, currency or commodities risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from the definition of “Consolidated Interest Expense”), to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus (o) (x) Consolidated Depreciation and Amortization Expense and (y) lease expenses as defined under Accounting Standards Board ASC 842 Leases, in each case of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus (p) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary; plus (q) realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries; plus (r) the amount of expenses relating to payments made to option holders of the Borrower or any parent entity in connection with, or as a result of, any distribution being made to equityholders of such Person or its parent entities, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Agreement; plus (s) losses, expenses or charges (including all fees and expenses or charges related thereto) (i) from abandoned, closed, disposed or discontinued operations and any losses 27 #4903-7233-6530 on disposal of abandoned, closed or discontinued operations and (ii) attributable to business dispositions or asset dispositions (other than in the ordinary course of business) as determined in good faith; plus (t) Public Company Costs; plus (u) cost related to the implementation of operational and reporting systems and technology initiatives; plus (v) [reserved]; (w) [reserved]; and (x) adjustments and addbacks reflected in either (x) the Investors’ financial model delivered to the Administrative Agent by Madison or the Borrower and dated as of March 26, 2021, (y) the management presentation and confidential information memorandum provided by the Target or (z) (1) the Quality of Earnings Report delivered to Goldman Sachs on or prior to April 5, 2021 and (2) any quality of earnings report from a nationally or regionally recognized accounting firm delivered to the Administrative Agent in connection with any Permitted Acquisition or similar investment (together with any updates or modifications thereto reasonably agreed to between the Borrower and the Administrative Agent); (ii) decreased (without duplication) by: (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Adjusted EBITDA in any prior period; plus (b) any net income included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Topic 810. Notwithstanding anything to the contrary herein, it is agreed that for any period that includes the Fiscal Quarters ended June 30, 2020, September 30, 2020, December 31, 202 or March 31, 2021, (i) Consolidated Adjusted EBITDA for the Fiscal Quarter ended June 30, 2020 shall be deemed to be $104,500,000.00, (ii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended September 30, 2020 shall be deemed to be $142,200,000.00, (iii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended December 31, 2020 shall be deemed to be $148,900,000,00 and (iv) Consolidated Adjusted EBITDA for the Fiscal Quarter ended March 31, 2021 shall be deemed to be $146,700,000.00, in each case, as adjusted on a Pro Forma Basis; provided, that for the period commencing on April 1, 2021 and ending on the Effective Date, Consolidated Adjusted EBITDA for such period shall be adjusted in a manner consistent with the adjustments to Consolidated Adjusted EBITDA reflected in Consolidated Adjusted EBITDA for the Fiscal Quarters of June 30, 2020 through March 31, 2021 set forth above. “Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of the Borrower and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of 28 #4903-7233-6530 property and equipment” or similar items, or which should otherwise be capitalized, reflected in the consolidated statement of cash flows of the Borrower and its Subsidiaries; provided that Consolidated Capital Expenditures shall not include any expenditures (i) for replacements and substitutions for fixed assets, capital assets or equipment to the extent made with Net Insurance/Condemnation Proceeds invested pursuant to Section 2.14(b) or with Net Asset Sale Proceeds invested pursuant to Section 2.14(a) or (ii) which constitute a Permitted Acquisition permitted under Section 6.8. “Consolidated Cash Interest Expense” means the amount payable as cash interest expense (including that attributable to Capital Leases), net of cash interest income of the Borrower and its Restricted Subsidiaries, with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries, including all cash fees accruing on the outstanding balance of letter of credit and bankers’ acceptance financing and net cash costs (less net cash payments) under Hedge Agreements, but excluding, in each case, for the avoidance of doubt, (a) any non-cash interest expense and any capitalized interest, whether paid or accrued, (b) the amortization of original issue discount resulting from the issuance of indebtedness at less than par, (c) deferred financing costs, debt issuance costs, commissions, fees (including amendment and contract fees) and expenses and, in each case, the amortization and write-off thereof and any amounts of non-cash interest, (d) any expenses resulting from discounting of indebtedness in connection with the application of recapitalization accounting or purchase accounting, (e) penalties or interest related to taxes and any other amounts of non-cash interest resulting from the effects of acquisition method accounting or pushdown accounting, (f) the accretion or accrual of, or accrued interest on, discounted liabilities during such period, (g) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under swap contracts, Hedge Agreements or other derivative instruments pursuant to Accounting Standards Codification 815 – “Derivatives and Hedging”, (h) any one-time cash costs associated with breakage in respect of Hedge Agreements for interest rates, (i) any payments with respect to premiums, breakage costs of any Indebtedness or other penalties, (j) all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, all as calculated on a consolidated basis in accordance with GAAP, (k) expensing of bridge, arrangement, amendment, structuring, commitment, consent or other financing fees, (l) cash fees in connection with the issuance, amendment, fronting or replacement of letter of credit and bankers’ acceptance financing, (m) any “additional interest” owing pursuant to a registration of rights agreement, (n) annual agency fees paid to an administrative agent, collateral agent or similar agent under any credit facility, debt facility or other documents and (o) costs associated with obtaining Hedge Agreements. For purposes of this definition, interest in respect of any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capital Lease in accordance with GAAP. “Consolidated Current Assets” means, as at any date of determination, the total assets of a Person and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding (i) Cash and Cash Equivalents, (ii) amounts related to current or deferred taxes and (iii) interest related accounts. “Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of a Person and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (i) the current 29 #4903-7233-6530 portion of long-term debt, (ii) deferred revenue accounts, (iii) interest related accounts, (iv) accruals for current or deferred taxes, (v) revolving loans, letter of credit and bank guarantee obligations under this Agreement or any other revolving credit facility, (vi) liabilities in respect of unpaid earn-outs and any other acquisition related obligations and (vii) deferred management fees, expenses and other payments due under the Management Services Agreement. “Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including amortization or write-off of (i) intangibles and non-cash organization costs, (ii) deferred financing and debt issuance fees, costs or expenses, (iii) capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP and any write-down of assets or asset value carried on the balance sheet and (iv) capitalized fees related to any Permitted Receivables Financing, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP and any write-down of assets or asset value carried on the balance sheet. “Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, plus, (b) to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for non-cash charges reducing Consolidated Net Income, including for depreciation and amortization (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash gain that was paid in a prior period), plus (c) the Consolidated Working Capital Adjustment, minus (ii) at the option of the Borrower, the sum, without duplication, of the following amounts, in each case to the extent such amounts were not financed with the proceeds received from the issuance or incurrence of long-term Indebtedness (other than revolving Indebtedness) of the Borrower or the Restricted Subsidiaries (unless such Indebtedness has been repaid) and other than intercompany loans made to effect the underlying transaction: (a) the amounts paid in cash for such period of: (1) without duplication to any amounts deducted pursuant to Section 2.14(d)(ii): (x) scheduled repayments of Indebtedness for borrowed money (excluding repayments of Revolving Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments); 30 #4903-7233-6530

(y) mandatory prepayments of Indebtedness for borrowed money (excluding mandatory prepayments of Revolving Loans except to the extent the Revolving Commitments are permanently reduced in connection with such prepayments) and (z) scheduled repayments of obligations under Capital Leases (excluding any interest expense portion thereof), (2) Consolidated Capital Expenditures and (3) Permitted Acquisitions and other Investments made during such period in accordance with this Agreement (to the extent such Permitted Acquisitions and Investments were made in cash) plus (b) (1) other non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash gain in any prior period) and (2) all cash expenses, charges and losses excluded in calculating Consolidated Net Income for such period pursuant to the definition thereof plus (c) payments paid in cash by the Borrower and the Restricted Subsidiaries during such period in respect of purchase price holdbacks, earn-outs and other contingent obligations and long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness plus (d) the amount of Restricted Junior Payments paid in cash during such period (on a consolidated basis) by the Borrower and the Restricted Subsidiaries plus (e) the aggregate amount of expenditures (1) actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income or (2) paid in cash by the Borrower or a Restricted Subsidiary during such period that is reimbursable by a seller or other transaction party in a Permitted Acquisition or other Investment permitted hereunder but which has not been so reimbursed as of the end of such period to the extent the same is not deducted in determining the Consolidated Net Income for such period plus (f) the aggregate amount of any premium, make-whole, or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income plus (g) without duplication of amounts deducted from Consolidated Excess Cash Flow in other periods, and at the option of the Borrower, (1) the aggregate consideration required to be paid in cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding agreements and letters of intent (the “Contract Consideration”) entered into prior to or during such period and (2) any planned cash expenditures by the Borrower or any of its Restricted 31 #4903-7233-6530

Subsidiaries (the “Planned Expenditures”), in the case of each of clauses (1) and (2), relating to Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions), Consolidated Capital Expenditures, Restricted Junior Payments and any scheduled payment of Indebtedness that was permitted by the terms of this Agreement to be incurred and paid or permitted tax distributions, in each case, to be consummated or made, as applicable, during the period of four consecutive Fiscal Quarters of the Borrower following the end of such period (except to the extent financed with any of the proceeds received from the issuance or incurrence of long-term Indebtedness (unless repaid); provided that to the extent that the aggregate amount of cash actually utilized to finance such Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions), Consolidated Capital Expenditures, Restricted Junior Payments, any scheduled payment of Indebtedness that was permitted by the terms of this Agreement to be incurred and paid or permitted tax distributions, in each case, to be consummated or made, as applicable during such following period of four consecutive Fiscal Quarters is less than the Contract Consideration and Planned Expenditures, the amount of such shortfall shall be added to the calculation of Consolidated Excess Cash Flow, at the end of such period of four consecutive Fiscal Quarters, plus (h) the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period plus (i) cash expenditures in respect of Hedge Agreements during such Fiscal Year to the extent not deducted in arriving at such Consolidated Net Income. As used in this clause (ii), “scheduled repayments of Indebtedness” does not include (x) voluntary prepayments of Indebtedness for borrowed money, (y) repurchases of Term Loans pursuant to Section 10.6(i) and (z) repayments of Loans made with the cash proceeds of any Refinancing Indebtedness. “Consolidated First Lien Net Debt” means, as at any date of determination, Consolidated Total Debt minus the sum of (i) the portion of Indebtedness of the Borrower and its Restricted Subsidiaries included in Consolidated Total Debt that is not secured by any Lien on property or assets of the Borrower or any Restricted Subsidiary and (ii) the portion of Indebtedness of the Borrower and its Restricted Subsidiaries included in Consolidated Total Debt that is secured by Liens on property or assets of the Borrower or any Restricted Subsidiary, which Liens are expressly subordinated or junior to the Liens securing the Obligations. “Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Borrower and its Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit, bank guarantees and net costs under Interest Rate Agreements, but excluding, however, any amount not payable in Cash and any amounts referred to in Section 2.11(d) payable on or before the Effective Date. 32 #4903-7233-6530

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis on the basis of GAAP before any reduction in respect of preferred stock dividends; provided, however, that there will not be included in such Consolidated Net Income: (i) any extraordinary, exceptional, unusual or nonrecurring, loss, charge or expense, including Transaction Costs or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense or relocation costs, integration and facilities’ opening costs and other business optimization expenses and operating improvements (including related to new product introductions), systems development and establishment costs, restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions after the Effective Date and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), contract terminations and professional and consulting fees incurred with any of the foregoing; (ii) the cumulative effect of a change in accounting principles, including any impact resulting from an election by the Borrower to apply the International Financial Reporting Standards at any time following the Effective Date; (iii) any costs associated with the Transactions; (iv) any fees and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with Financial Accounting Standards Codification No. 805 and gains or losses associated with Financial Accounting Standards Codification No. 460); (v) all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness; (vi) accruals and reserves that are established or adjusted (including any adjustment of estimated payouts on existing earn-outs) that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies; 33 #4903-7233-6530

(vii) any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions or on the re-valuation of any benefit plan obligation and (ii) income (loss) attributable to deferred compensation plans or trusts; (viii) any net income (loss) of any Person if such Person is not a Restricted Subsidiary (including any net income (loss) from investments recorded in such Person under equity method accounting), except that the Borrower’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that (as reasonably determined by an Authorized Officer of the Borrower) could have been distributed by such Person during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution or return on investment; (ix) [reserved]; (x) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized upon the sale or other disposition of any asset (including pursuant to any Sale and Leaseback Transaction) or disposed or discontinued operations of the Borrower or any Restricted Subsidiary which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by an Authorized Officer or the board of directors of the Borrower); (xi) any unrealized gains or losses in respect of any Obligations under Hedge Agreements or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any Obligations under Hedge Agreements; (xii) any unrealized foreign currency translation increases or decreases or transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Obligations under Hedge Agreements for currency exchange risk) or other obligations of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies; (xiii) any unrealized or realized gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with GAAP; (xiv) any purchase accounting effects, including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of any consummated acquisition (including the Transactions), or the 34 #4903-7233-6530 amortization or write-off of any amounts thereof (including any write-off of in process research and development); (xv) any goodwill or other intangible asset impairment charge, write-off or write-down and the amortization of intangibles arising pursuant to GAAP; (xvi) any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or any Obligations under Hedge Agreements or other derivative instruments; (xvii) any net unrealized gains and losses resulting from Obligations under Hedge Agreements or embedded derivatives that require similar accounting treatment and the application of Topic 815 and related pronouncements or mark to market movement of other financial instruments pursuant to Accounting Standards Codification 825 and related pronouncements; and (xviii) any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures and any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowances related to such item. In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed and only to the extent that such amount is (A) not denied by the applicable payor in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days) and (ii) to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption. “Consolidated Secured Debt” means, as at any date of determination, Consolidated Total Debt minus the portion of Indebtedness of the Borrower and its Restricted Subsidiaries included in Consolidated Total Debt that is not secured by any Lien on property or assets of the Borrower or any Restricted Subsidiary. “Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like 35 #4903-7233-6530 caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date. “Consolidated Total Debt” means, as at any date of determination, (i) the aggregate principal amount of Indebtedness for borrowed money (excluding intercompany Indebtedness and Subordinated Indebtedness) minus (1) the aggregate amount of Unrestricted Cash and Cash Equivalents included in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the end of the most recent fiscal period for which internal financial statements of the Borrower are available (provided that the cash proceeds of any proposed incurrence of Indebtedness shall not be included in this clause (ii) for purposes of calculating the “Secured Net Leverage Ratio”, “Total Net Leverage Ratio” or “First Lien Net Leverage Ratio,” as applicable), on a Pro Forma Basis. For the avoidance of doubt, “Consolidated Total Debt” shall exclude Indebtedness in respect of any Permitted Receivables Financing. “Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets of the Borrower and its Restricted Subsidiaries over Consolidated Current Liabilities of the Borrower and its Restricted Subsidiaries. “Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of current assets to long-term assets and current liabilities to long-term liabilities and the effect of any Permitted Acquisition, the designation of any Unrestricted Subsidiary as a Restricted Subsidiary or any Restricted Subsidiary as an Unrestricted Subsidiary during such period; provided that (i) there shall be included with respect to any Permitted Acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital acquired in such Permitted Acquisition as at the time of such acquisition exceeds (or is less than) Consolidated Working Capital at the end of such period and (ii) there shall be included with respect to any Unrestricted Subsidiary that is designated as a Restricted Subsidiary during such period an amount (which may be a negative number) by which the Consolidated Working Capital gained in such designation as at the time of such designation exceeds (or is less than) Consolidated Working Capital at the end of such period. “Contract Consideration” shall have the meaning assigned to such term in clause (ii)(g) of the definition of “Consolidated Excess Cash Flow”. “Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject. “Contributing Guarantors” as defined in Section 7.2. “Contribution Debt Basket” has the meaning specified in Section 6.1(cc). 36 #4903-7233-6530

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice. “Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2. “CORRA” means a rate equal to the Canadian Overnight Repo Rate Average, as administered and published by the CORRA Administrator. “CORRA Administrator” means the Bank of Canada (or any successor administrator of the Term CORRA Reference Rate). “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit G delivered by a Credit Party pursuant to Section 5.10. “Covered Party” has the meaning specified in Section 9.13(b). “Credit Date” means the date of a Credit Extension. “Credit Document” means any of this Agreement, the Intercreditor Agreement, the Notes, if any, the Collateral Documents, any documents or certificates executed by the Borrower in favor of Issuing Bank relating to Letters of Credit or Bank Guarantees, as applicable, and all other documents, certificates, instruments or agreements agreed in writing by the Borrower and the Administrative Agent or Collateral Agent to be a Credit Document; provided that in no event shall Cash Management Agreements and Hedge Agreements be Credit Documents. “Credit Extension” means the making of a Loan or the issuing of a Letter of Credit or a Bank Guarantee. “Credit Facilities” means, collectively, each category of Commitments and each extension of credit hereunder. “Credit Party” means each Person (other than any Agent, Issuing Bank or any Lender or any other representative thereof) from time to time party to a Credit Document as the Borrower or Guarantor. “Cumulative Amount” means at any time (the “Cumulative Amount Reference Time”), an amount (which shall not be less than zero) equal to: (i) the greater of (x) $275,000,000 and (y) 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, plus 37 #4903-7233-6530

(ii) (x) the cumulative amount of Consolidated Excess Cash Flow of the Borrower and its Subsidiaries for all Fiscal Years completed after the Effective Date (commencing with the Fiscal Year ending December 31, 2022) and prior to the Cumulative Amount Reference Time, minus (y) the portion of such Consolidated Excess Cash Flow that has been (or is required to be) applied after the Effective Date and prior to the Cumulative Amount Reference Time to the prepayment of Term Loans in accordance with Section 2.14(d) (for the avoidance of doubt, after giving effect to Sections 2.15(c) and (d)); plus (iii) 100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Borrower since immediately after the Effective Date (other than net cash proceeds from Specified Equity Contributions or to the extent such net cash proceeds (i) have been used to incur Indebtedness pursuant to the Contribution Debt Basket or (ii) are contributed by a Restricted Subsidiary) from the issuance or sale of (x) Equity Interests of the Borrower, including retired Equity Interests, but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of Equity Interests to any employee, director, manager or consultant of the Borrower, any parent entity of the Borrower and the Borrower’s Subsidiaries after the Effective Date to the extent such amounts have been applied to Restricted Junior Payments made in accordance with Section 6.4(j) or (y) Indebtedness of the Borrower or a Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Borrower or any parent entity of the Borrower; provided that this clause (iii) shall not include the proceeds from (a) Equity Interests or Indebtedness that has been converted or exchanged for Equity Interests of the Borrower sold to a Restricted Subsidiary or the Borrower, as the case may be or (b) Disqualified Equity Interests or Indebtedness that has been converted or exchanged into Disqualified Equity Interests, plus (iv) 100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Borrower following the Effective Date (other than net cash proceeds from Specified Equity Contributions or to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Equity Interests or preferred stock pursuant to the Contribution Debt Basket or (ii) are contributed by a Restricted Subsidiary), plus (v) 100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of (A) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of Investments made by the Borrower and the Restricted Subsidiaries and repurchases and redemptions of such Investments from the Borrower and the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Investments made by the Borrower or the Restricted Subsidiaries, in each case, after the Effective Date; or (B) the sale (other than to the Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to the Unrestricted Subsidiaries Investment Basket at the time made or to the extent such Investment constituted an Investment permitted under Section 6.6) or a distribution or dividend from an Unrestricted Subsidiary after the Effective Date; provided that any increase in the Cumulative Amount pursuant to this clause 38 #4903-7233-6530

(v) shall not exceed the amount of the initial amount of the Cumulative Amount utilized to finance any such Investment or any Investment in any such Unrestricted Subsidiary, plus (vi) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Effective Date, the fair market value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to the Unrestricted Subsidiaries Investment Basket at the time made or to the extent such Investment constituted an Investment permitted under Section 6.6; provided that, following such redesignation, such Restricted Subsidiary may not be subsequently redesignated as an Unrestricted Subsidiary; plus (vii) Declined Proceeds and Retained Asset Sale Proceeds, in each case, since the Effective Date; minus (viii) the aggregate amount of any Investments made pursuant to Section 6.6(l), any Permitted Acquisitions made pursuant to Section 6.8(h) and any Restricted Junior Payment made pursuant to Section 6.4(f), in each case, during the period commencing on the Effective Date and ending on or prior to the Cumulative Amount Reference Time (and, for purposes of this clause (viii), without taking account of the intended usage of the Cumulative Amount at such Cumulative Amount Reference Time); provided, that, for the avoidance of doubt, it is understood and agreed that (x) to the extent proceeds of the Borrower are used hereunder for a single ultimate purpose but could qualify or be classified as permitted for multiple purposes and/or under multiple baskets or provisions of this Agreement, the aggregate impact on the Cumulative Amount or any other basket or provision hereunder shall be a decrease under the Cumulative Amount or any other basket or provision hereunder of the actual dollars used and shall not be double-counted with respect to amounts available to be utilized under the Cumulative Amount or any other basket or provision hereunder and (y) for purposes of determining compliance with the use of the Cumulative Amount or any other basket or provision of this Agreement, in the event that proceeds or a transaction meets the criteria of more than one of the categories under the Cumulative Amount or any other basket or provision hereunder, the Borrower, in its sole discretion, may classify or reclassify (or later divide, classify or reclassify) such item and shall only be required to include such items in one such category for purposes of compliance hereunder. Notwithstanding anything herein to the contrary, the aggregate net cash proceeds and fair market value of marketable securities or other property received by, or contributed to the capital of, the Borrower in connection with the Specified IPO shall not increase the Cumulative Amount. “Cumulative Amount Reference Time” as defined in the definition of “Cumulative Amount”. 39 #4903-7233-6530

“Cumulative Equity Amount” means at any time (the “Cumulative Equity Amount Reference Time”), an amount (which shall not be less than zero) equal to: (i) the amount of any cash capital contributions or Net Equity Proceeds from the sale or issuance of any common Equity Interests received or made by the Borrower and Not Otherwise Applied during the period from and including the Business Day immediately following the Effective Date through and including the Cumulative Equity Amount Reference Time; plus (ii) without duplication of (iii) below, in the event that the Cumulative Equity Amount has been reduced as a result of an Investment made pursuant to Section 6.6(m), to the extent such amount is not already included in Consolidated Excess Cash Flow for purposes of clause (i) of the definition of “Cumulative Amount,” an amount equal to, in each case during the period from and including the Business Day immediately following the Effective Date through and including the Cumulative Equity Amount Reference Time, the aggregate amount received by the Borrower or any Restricted Subsidiary of the Borrower in Cash and Cash Equivalents from: (1) the sale (other than to the Borrower or any such Restricted Subsidiary) of any such Investment, (2) any dividend, redemption, return of capital or other distribution received in respect of any such Investment, or (3) interest, returns of principal, repayments and similar payments received in respect of any such Investment, to the extent not exceeding the fair market value of such Investment at the time originally made; plus (iii) in the event that the Cumulative Equity Amount has been reduced as a result of an Investment made pursuant to Section 6.6(m) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, in the event any such Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, to the extent such amount is not already included in Consolidated Excess Cash Flow for purposes of clause (i) of the definition of “Cumulative Amount,” an amount equal to the fair market value of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such merger, consolidation, amalgamation, transfer, conveyance or liquidation, as applicable, to the extent not exceeding the fair market value of such Investment at the time originally made, in each case during the period from and including the Business Day immediately following the Effective Date through and including the Cumulative Equity Amount Reference Time; plus (iv) the amount of any Indebtedness incurred, or Disqualified Equity Interests of the Borrower and/or any Restricted Subsidiary issued subsequent to the Effective Date that has been converted into non-Disqualified Equity Interests during the period from and including the Business Day immediately following the Effective Date through and including the Cumulative Equity Amount Reference Time; minus (v) the aggregate amount of any Investments made pursuant to Section 6.6(m), any Permitted Acquisitions made pursuant to Section 6.8(i) and any Restricted Junior Payment made pursuant to Section 6.4(g), in each case, during the period commencing on the Effective Date and ending on or prior to the Cumulative Equity Amount Reference Time 40 #4903-7233-6530

(and, for purposes of this clause (v), without taking account of the intended usage of the Cumulative Equity Amount at such Cumulative Equity Amount Reference Time); provided, that, for the avoidance of doubt, it is understood and agreed that (x) to the extent proceeds of the Borrower are used hereunder for a single ultimate purpose but could qualify or be classified as permitted for multiple purposes and/or under multiple baskets or provisions of this Agreement, the aggregate impact on the Cumulative Equity Amount or any other basket or provision hereunder shall be a decrease under the Cumulative Equity Amount or any other basket or provision hereunder of the actual dollars used and shall not be double-counted with respect to amounts available to be utilized under the Cumulative Equity Amount or any other basket or provision hereunder and (y) for purposes of determining compliance with the use of the Cumulative Equity Amount or any other basket or provision of this Agreement, in the event that proceeds or a transaction meets the criteria of more than one of the categories under the Cumulative Equity Amount or any other basket or provision hereunder, the Borrower, in its sole discretion, may classify or reclassify (or later divide, classify or reclassify) such item and shall only be required to include such items in one such category for purposes of compliance hereunder. Notwithstanding anything herein to the contrary, the aggregate net cash proceeds and fair market value of marketable securities or other property received by, or contributed to the capital of, the Borrower in connection with the Specified IPO shall not increase the Cumulative Equity Amount. “Cure Period” as defined in Section 8.2. “Currencies” means Dollars and each Alternative Currency, and “Currency” means any of such Currencies. “Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with the Borrower’s and its Subsidiaries’ operations and not for speculative purposes. “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “Debt Ratings” means, as of any date of determination, the public corporate credit rating as determined by S&P or Moody’s “Debt Ratings Event” shall have the meaning assigned to such term in the definition of “Applicable Margin”. 41 #4903-7233-6530

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect. “Declined Proceeds” as defined in Section 2.15(c). “Default” means a condition or event that, after notice or lapse of time or both, in each case, pursuant to Section 8.1, would constitute an Event of Default. “Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Bank Guarantees) within two Business Days of the date when due, (b) has notified the Borrower, Administrative Agent or Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Administrative Agent or the Borrower, to confirm in writing to Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and the Borrower), or (d) Administrative Agent has received notification that such Lender has, or has a direct or indirect parent company that is (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (iii) the subject of a Bail-In Action; provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (ii) in the case of a solvent person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such person is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in any such case, where such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such 42 #4903-7233-6530

Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. “Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit. “Derivative Counterparty” as defined in Section 10.17(ii). “Designated Non-Cash Consideration” means the fair market value of non-cash consideration (as determined by the Borrower in good faith) received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on or other disposition of such Designated Non-CashConsideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 6.8. “Directing Lender” as defined in Section 8.3(d). “Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i)(i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii)(ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date, except, in the case of clauses (i) and (ii), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior Payment in Full of all Obligations. “Disqualified Institution” means such Persons (i)(i) that have been specified in writing to the Administrative Agent and the Arrangers by the Borrower as being Disqualified Institutions prior to April 18, 2021, (ii)(ii) who are competitors of the Borrower and its Subsidiaries that are separately identified in writing by the Borrower to the Administrative Agent from time to time, and (iii) in the case of each of clauses (i) and (ii), any of their Affiliates (other than any such Affiliate that is affiliated with a financial investor in such Person and that is not itself an operating company or otherwise an Affiliate of an operating company so long as such Affiliate is a bona fide Fund) that are either (a) identified in writing by the Borrower to the Administrative Agent from time to time or (b) clearly identifiable on the basis of such Affiliate’s name. Notwithstanding the foregoing, (x) each Credit Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Institution and the Administrative 43 #4903-7233-6530

Agent shall have no liability with respect to any assignment or participation made to a Disqualified Institution and (y) any such designation of a Disqualified Institution may not apply retroactively to disqualify any Person that has previously acquired an assignment or participation in any Credit Facility. “Disqualifying Event” as defined in Section 2.27. “Dollar Equivalent” means, subject to Section 1.9, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars as determined by the Administrative Agent at such time in its sole discretion by reference to the most recent Spot Rate for such Alternative Currency (as determined as of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency. “Dollars” and the sign “$” mean the lawful money of the United States. “Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary. “EAR” means all incentive programs providing for equity appreciation rights or similar plans, in each case, in the ordinary course of business or consistent with past practice. “Earn Out Indebtedness” as defined in Section 6.1(e). “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date” means that date on which the Initial Term Loans are made, which is June 21, 2021. “Effective Date Certificate” means an Effective Date Certificate substantially in the form of Exhibit F-1. “Effective Date Mortgaged Property” means each parcel of real estate and owned improvements thereto identified in Schedule 5.15. “Eligible Assignee” means any Person other than a natural Person that is (i) a Lender, an Affiliate of any Lender under common control with such Lender or a Related Fund 44 #4903-7233-6530

(any two or more Related Funds being treated as a single Eligible Assignee for all purpose hereof) or (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided, no Defaulting Lender, Disqualified Institution, natural person, Credit Party or Affiliate of a Credit Party shall be an Eligible Assignee (except assignments to (x) the Borrower pursuant to Section 10.6(i) and (y) any Madison Affiliated Lender pursuant to Section 10.6(j)). “Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Borrower, any of its Subsidiaries. “Environmental Claim” means any written notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise) by any Governmental Authority or any other Person arising (i) pursuant to Environmental Law or otherwise in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to natural resources or the environment. “Environmental Laws” means any and all foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations or any other requirements of Governmental Authorities relating to (i) the protection of human health or the environment; (ii) any Hazardous Materials Activity; or (iii) the Release, generation, use, storage, transportation or disposal of, or exposure to, Hazardous Materials, in any manner applicable to the Borrower or any of its Subsidiaries regarding any Facility. “Equity Contribution” means the equity contribution contemplated to be made by the Investor Group. “Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing. “Equity Offering” means a sale of Equity Interests (other than through the issuance of Disqualified Equity Interests or preferred stock) other than (a) offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions or other securities of the Borrower or any parent entity and (b) issuances of Equity Interests to any Subsidiary of the Borrower. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. “ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the 45 #4903-7233-6530

Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of the Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Borrower or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrower or such Subsidiary and with respect to liabilities arising after such period for which the Borrower or such Subsidiary could be liable under the Internal Revenue Code or ERISA. “ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan the termination of or the appointment of a trustee to administer any Pension Plan, or the receipt of a written notice in which the Pension Benefit Guaranty Corporation states that either such an event is forthcoming; (vi) the imposition of liability on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is a reasonable expectation of potential liability therefor, or the receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is insolvent within the meaning of Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which would reasonably be expected to give rise to the imposition on the Borrower, any of its Subsidiaries of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Borrower or any of its Subsidiaries in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue 46 #4903-7233-6530

Code) to qualify under Section 401(a) of the Internal Revenue Code, or of the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code. “Erroneous Payment” has the meaning assigned to it in Section 9.14(a). “Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.14(d). “Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.14(d). “Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.14(d). “Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.14(d). “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Event of Default” means each of the conditions or events set forth in Section 8.1. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute. “Exchange Rate” means, on any date with respect to any currency, the average rate at which such currency may be exchanged into any other currency, as set forth at approximately 11:00 a.m. (New York time), on such date on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying the exchange rates as may be selected by the Administrative Agent, in its reasonable and good faith discretion, or, in the event no such service is selected, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent, in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m. (New York time), on such date for the purchase of the relevant currency for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method that it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error. “Excluded Collateral” means: (i) (a) any fee-owned Real Estate Asset that is not a Material Real Estate Asset or that is located outside of the United States, (b) any portion of a fee-owned Real 47 #4903-7233-6530

Estate Asset that contains improvements located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” and (c) all leasehold interests in real property, (ii) motor vehicles and other assets subject to certificates of title statutes of any jurisdiction, (iii) any Letter of Credit Rights (as defined in the UCC) (other than to the extent a security interest in such rights can be perfected by filing financing statements in appropriate form in the applicable jurisdiction under the UCC) or Commercial Tort Claims (each as defined in the Pledge and Security Agreement), in either case, worth less than $10,000,000 individually, (iv) any assets specifically requiring perfection through control, control agreements or other control arrangements and (other than delivery of certificated pledged capital stock and material promissory notes, in each case to the extent required under the Pledge and Security Agreement), including deposit accounts, securities accounts and commodities accounts (other than to the extent a security interest in such rights can be perfected by filing financing statements in appropriate form in the applicable jurisdiction under the UCC), (v) any assets to the extent a security interest in such assets would be prohibited or restricted, prior to the Effective Date, by contract binding on such assets or, if acquired after the Effective Date, by applicable law or regulation (including any requirement to obtain the consent of any Governmental Authority or third party) (except to the extent such prohibition is unenforceable after giving effect to the applicable provisions of the UCC the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibitions); provided that the exclusions referred to in clause (v) of this definition shall not include any Proceeds (as defined in the UCC) thereof, (vi) any Margin Stock and Equity Interests in any Person, other than wholly-owned Subsidiaries, to the extent such person’s organizational or Joint Venture documents do not permit a security interest over such Margin Stock or Equity Interests to be granted, (vii) any of the assets of any Foreign Subsidiary or Excluded Subsidiary, (viii) any assets to the extent a security interest in such assets would result in material adverse Tax or regulatory consequences, as reasonably determined by the Borrower in consultation with the Administrative Agent, (ix) any lease, license, contract or agreement to which any Grantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (a) any law, rule or regulation applicable to such Grantor, or (b) a term, provision or condition of any such lease, license, contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest under the applicable Collateral Document pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any 48 #4903-7233-6530 relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided however that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (a) or (b) above; provided further that the exclusions referred to in clause (ix) of this definition shall not include any Proceeds (as defined in the UCC) of any such lease, license, contract or agreement unless proceeds are explicitly set forth in such prohibition, (x) any lease, license, contract, permit or agreement to which any Grantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a security interest under the applicable Collateral Document shall constitute or result in a breach, termination or default under any such lease, license, contract, permit or agreement (unless such term, provision or condition would be rendered ineffective with respect to the creation of the security interest under the applicable Collateral Document pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided however that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract, permit or agreement not subject to the prohibitions specified in this clause (x); provided further that the exclusions referred to in clause (ix) of this definition shall not include any proceeds of any such lease, license, contract, permit or agreement unless proceeds are explicitly set forth in such prohibition, (xi) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (xii) assets owned by any Grantor on the Effective Date or hereafter acquired and any proceeds thereof that are subject to a Capital Lease or purchase money security obligation to the extent and for so long as the contract or other agreement governing such Capital Lease or purchase money security obligation validly prohibits the creation of any other Lien on such assets and proceeds, (xiii) any property of a person existing at the time such person is acquired or merged with or into or consolidated with any Grantor that is subject to a Lien permitted by Section 6.2(n) to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property, (xiv) any of the outstanding Equity Interests of (A) a Foreign Subsidiary, other than no more than 66% of the Voting Stock and 100% of the Equity Interests other than Voting Stock, in each case, of a first-tier Foreign Subsidiary of a Credit Party entitled to vote, (B) 49 #4903-7233-6530 a Subsidiary of a Foreign Subsidiary, (C) an Unrestricted Subsidiary or (D) an Immaterial Restricted Subsidiary, (xv) assets not located in the United States that require action under the law of any jurisdiction other than the United States (in each case including any states, provinces or other sub-divisions thereof) to create or perfect a security interest or Lien in such assets, which shall include Intellectual Property not registered in the United States (it being understood and agreed that assets that are included in the Collateral solely because of the effect of this clause (xv) are limited to assets other than Equity Interests), and (xvi) those assets as to which the Administrative Agent and the Borrower reasonably determine in writing that the cost or other consequences of obtaining such security interest or perfection thereof are excessive in view of the benefits to be obtained by the Secured Parties therefrom. “Excluded Subsidiary” means (i) any Subsidiary that is not a wholly-owned Domestic Subsidiary or that is a Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary (including, any CFC Holding Company and any direct or indirect Subsidiary of a Foreign Subsidiary or a CFC Holding Company); (ii) each Unrestricted Subsidiary; (iii) each Immaterial Restricted Subsidiary (iv) any Subsidiary of the Borrower that (a) is prohibited from incurring or guaranteeing the Obligations by applicable law or by a Contractual Obligation existing on the Effective Date or, thereafter, a bona fide Contractual Obligation (the prohibition contained in which was not entered into in contemplation of this provision), in favor of a Person (other than the Borrower or any of its Subsidiaries or Affiliates) for which the required consents have not been obtained or (b) would be required to obtain governmental (including regulatory) or third party consent, approval, license or authorization to incur or guarantee the Obligations; provided that any such Subsidiary of the Borrower or of another Subsidiary shall cease to be covered under this clause at such time as such Subsidiary’s becoming a Credit Party would no longer constitute a violation of such Contractual Obligation or applicable law, whether as a result of obtaining the required consents or otherwise; (v) any Subsidiary that is a domestic captive insurance company; (vi) not-for-profit Subsidiaries; (vii) any Subsidiary that is a special purpose securitization vehicle (or similar entity); (viii) any Joint Venture to the extent that such Joint Venture constitutes a Subsidiary; 50 #4903-7233-6530

(ix) any other Subsidiary with respect to which, in the reasonable judgment of the Borrower in consultation with the Administrative Agent, the cost or other consequences (including any adverse tax or regulatory consequences) of incurring the Obligations or providing a guarantee thereof shall be excessive in view of the benefits to be obtained by the Lenders therefrom; (x) [reserved]; (xi) each Subsidiary that is a registered broker dealer; and (xii) each other Subsidiary acquired pursuant to a Permitted Acquisition or other Investment permitted hereunder and financed with assumed secured Indebtedness permitted hereunder, and each Restricted Subsidiary acquired in such Permitted Acquisition or other Investment permitted hereunder that guarantees such Indebtedness, in each case to the extent that, and for so long as, the documentation relating to such Indebtedness to which such Subsidiary is a party prohibits such Subsidiary from guaranteeing the Obligations and such prohibition was not created in contemplation of such Permitted Acquisition or other Investment permitted hereunder. “Excluded Swap Obligation” means, with respect to any Guarantor at any time, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is illegal at such time under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Swap Obligation. “Excluded Taxes” means with respect to any Person (a) Taxes based upon, or measured by, such Person's (or a branch of such Person's) net income, net receipts, net profits (however denominated and including franchise Taxes imposed in lieu of such Taxes) and branch profits or other similar taxes, imposed by a taxing authority (i) in a jurisdiction in which such Person is organized, (ii) in a jurisdiction in which such Person's principal office is located, (iii) in a jurisdiction in which such Person's lending office (or branch) in respect of which payments under this Agreement are made is located, or (iv) in a jurisdiction where such Person is deemed to conduct business or otherwise have a taxable presence, (b) U.S. withholding Taxes imposed on amounts payable to such Person (i) at the time that such Person becomes party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.23), or (ii) such Person changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Person’s assignor immediately before such Person became a party hereto or to such Person immediately before it changed its lending office, (c) Taxes imposed on amounts payable to such Person that are 51 #4903-7233-6530 attributable to such Peron's failure or inability to comply with Section 2.20(c) or Section 2.20(d) and (d) Taxes imposed under FATCA. “Existing Credit Agreements” as defined in the recitals hereto. “Existing Indebtedness” means the senior credit facilities advanced to the Borrower under the Existing Credit Agreements. “Existing Letters of Credit” means those certain letters of credit, listed on Appendix A-3 to the Sixth Amendment, outstanding on the Sixth Amendment Effective Date. “Existing Revolving Commitments” as defined in Section 2.25(c)(ii). “Existing Seller Note” means that certain Promissory Note, dated as of December 18, 2020, by and among Madison Indoor Air Solutions LL and BWB Partners P/S, as representative for the sellers. “Existing Term Loans” as defined in Section 2.25(c)(ii). “Extended Maturity Date” as defined in Section 2.25(a). “Extended Revolving Commitments” as defined in Section 2.25(c)(ii). “Extended Term Loans” as defined in Section 2.25(c)(ii). “Extension” as defined in Section 2.25(a). “Extension Amendment” as defined in Section 2.25(f). “Extension Offer” as defined in Section 2.25(a). “Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrower or any of its Subsidiaries or any of their respective predecessors. “Fair Share” as defined in Section 7.2. “Fair Share Contribution Amount” as defined in Section 7.2. “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code (effective as of the Effective Date), any Treasury Regulations promulgated thereunder, any current or future official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant thereto. “Federal Funds Effective Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the 52 #4903-7233-6530

Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent; provided further, that if the Federal Funds Effective Rate would otherwise be negative, it shall be deemed to be 0.00% per annum. “Fifth Amendment” means that certain Fifth Amendment to Credit and Guaranty Agreement, dated as of November 6, 2025, among the Borrower, the Guarantors, the Administrative Agent and the Lenders listed on the signature pages thereto. “Fifth Amendment Effective Date” has the meaning set forth in the Fifth Amendment; provided that, for the avoidance of doubt such date was November 6, 2025. “Financial Covenant Cross Default” as defined in Section 8.1(c). “Financial Covenant Event of Default” as defined in Section 8.1(c). “First Amendment” means that certain First Amendment to Credit and Guaranty Agreement, dated as of June 16, 2023, among the Borrower and the Administrative Agent. “First Lien Net Leverage Incremental Ratio Test” as defined in the definition of “Available Incremental Amount”. “First Lien Net Leverage Ratio” means, as of the date of determination, the ratio of (a) Consolidated First Lien Net Debt as of such date of determination to (b) Consolidated Adjusted EBITDA of the Borrower and Restricted Subsidiaries for the Test Period most recently ended on or prior to such date of determination in each case with such pro forma adjustments to Consolidated First Lien Net Debt and Consolidated Adjusted EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Pro Forma Basis. “First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien. “Fiscal Quarter” means a fiscal quarter of any Fiscal Year. “Fiscal Year” means the Fiscal Year of the Borrower and its Subsidiaries ending on December 31 of each calendar year. “Fixed Incremental Amount” as defined in paragraph (II) of the definition of “Available Incremental Amount”. “Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards. 53 #4903-7233-6530

“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes. “Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Adjusted Term SOFR Rate and/or Term CORRA. For the avoidance of doubt, (a) the Adjusted Term SOFR Rate (or any alternate or successor benchmark rate of interest (including, without limitation, Daily Simple SOFR)) shall at no time be less than (i) 0.00% per annum with respect to any Revolving Loan, (ii) 0.50% per annum with respect to any Initial Term Loan or, 2025 Incremental Term Loan or 2025 Repriced Incremental Term Loan, and (iii) 0.500.00% per annum with respect to any 20252026 Repriced Incremental Term Loan and (b) Term CORRA (or any alternate or successor benchmark rate of interest) shall at no time be less than 0.00%. “Foreign Subsidiary” means any Subsidiary (i) that is a CFC, (ii) that is disregarded as separate from its owner for U.S. federal income Tax purposes and owns 100% of the Equity Interests of a CFC and substantially all of the assets of which consist (directly or indirectly) of Equity Interests and/or Indebtedness of CFCs or (iii) that is a CFC Holding Company. “Fourth Amendment” means that certain Fourth Amendment and Joinder Agreement to Credit and Guaranty Agreement dated as of May 6, 2025 among the Borrower, each other Credit Party, the Administrative Agent, the 2025 Incremental Term Lenders listed on the signature pages thereto and the 2025 Incremental Revolving Lenders listed on the signature pages thereto. “Fourth Amendment Effective Date” has the meaning set forth in the Fourth Amendment; provided that, for the avoidance of doubt such date was May 6, 2025. “Fourth Amendment Refinancing” has the meaning assigned to that term in the Fourth Amendment. “Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to Issuing Bank, such Defaulting Lender’s Pro Rata Share of the outstanding Obligations with respect to Letters of Credit or Bank Guarantees, as applicable, issued by Issuing Bank other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof. 54 #4903-7233-6530

“Fund” means any Person (other than a natural Person) that is engaged or advises funds or other investment vehicles that are engaged in making, purchasing, holding, or investing in commercial loans and similar extensions of credit in the ordinary course. “Funding Guarantors” as defined in Section 7.2. “Funding Notice” means a notice substantially in the form of Exhibit A-1. “GAAP” means, subject to the provisions of Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof; provided that (i) any lease that would be characterized as an operating lease in accordance with GAAP as implemented on December 31, 2018 (whether or not such operating lease was in effect on such date) shall, at the option of the Borrower continue to be accounted for as an operating lease (and not as a Capital Lease or financing lease) for purposes of this Agreement (including for the purpose of Section 6) regardless of whether GAAP would require such lease to be characterized (on a prospective or retroactive basis or otherwise) as a Capital Lease or financing lease after December 31, 2018 and (ii) no Indebtedness shall be deemed to exist in connection with any operating leases for purposes of this Agreement. “General Debt Basket” as defined in Section 6.1(n). “General Investment Basket” as defined in Section 6.6(k). “General RP Basket” as defined in Section 6.4(n). “General Subordinated Debt Payments Basket” as defined in Section 6.4(m). “Goldman Sachs” means Goldman Sachs Bank USA. “Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority. “Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank). “Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority. “Grantor” as defined in the Pledge and Security Agreement. “Guaranteed Obligations” as defined in Section 7.1. 55 #4903-7233-6530

“Guarantor” means Holdings and each Domestic Subsidiary of the Borrower, but excluding any Excluded Subsidiary. “Guaranty” means (i) the guaranty of each Guarantor set forth in Section 7 and (ii) any other guaranty of the Obligations made by a Restricted Subsidiary in form and substance reasonably acceptable to the Administrative Agent. “Hazardous Materials” means any chemical, contaminant, pollutant, waste, material or substance, of a type or quantity prohibited, limited or regulated pursuant to any Environmental Law. “Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing. “Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty. “Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. “Historical Financial Statements” means, (i) with respect to the Borrower, (a) the audited consolidated balance sheets as of December 31, 2020 and December 31, 2019 and the related audited consolidated statements of operations and comprehensive income and cash flows of the Borrower and its Subsidiaries and (b) the unaudited consolidated balance sheets and the related unaudited consolidated statements of operations and comprehensive income and cash flows of the Borrower and its Subsidiaries as of and for each fiscal quarter ended at least 45 days prior to the Effective Date (and the same period in the prior fiscal year) (the “Madison IAQ Historical Financial Statements”) and (ii) with respect to the Target, (a) the audited non-statutory carve-out balance sheets of the Nortek Air Management Businesses (as defined in the Audited Financial Statements (as defined in the Acquisition Agreement)) as of December 31, 2020, 2019 and 2018, and the related audited carve-out income statements, carve-out statements of comprehensive income, cash flows and changes in total invested capital of the Nortek Air Management Businesses (as defined in the Audited Financial Statements (as defined in the Acquisition Agreement)) for the years ended December 31, 2020, 2019 and 2018 and (b) (x) the unaudited non-statutory carve-out balance sheet of Nevada Holdco Corp. and its Subsidiaries as of March 31, 2021 and 2020 and (y) the unaudited non-statutory carve-out balance sheet of Nevada Holdco Corp. and its Subsidiaries and the related unaudited management accounts as of and for each fiscal quarter ended at least 45 days prior to the Effective Date (and the same period in the prior fiscal year) (the “Target Historical Financial Statements”). 56 #4903-7233-6530

“Holdings” as defined in the preamble. “Immaterial Restricted Subsidiary” means any Restricted Subsidiary which, on a consolidated basis for the Borrower and all of its Restricted Subsidiaries, (i) for the most recent Fiscal Year accounted for less than 5.00% of the consolidated revenues, or (ii) as at the end of such Fiscal Year, had assets with a net book value of less than 5.00% of the Consolidated Total Assets, in each case, of the Borrower and its Restricted Subsidiaries on a Pro Forma Basis. “Increased Amount Date” as defined in Section 2.24. “Increased-Cost Lenders” as defined in Section 2.23. “Incremental Ratio Tests” as defined in the definition of Available Incremental Amount. “Indebtedness” means, as applied to any Person, without duplication, (i) all indebtedness for borrowed money and guarantees; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-out obligations which are due and payable for at least 3 Business Days (excluding any such obligations (w) incurred under ERISA, (x) pursuant to any employee program, (y) payables in the ordinary course of business or (z) which are supported by a third party escrow arrangement or indemnifiable obligation in favor of such Person), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the outstanding balance of any letter of credit or any bank guarantee issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) Disqualified Equity Interests; (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (ix) any obligation of such Person the primary purpose or intent of 57 #4903-7233-6530 which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including under any Interest Rate Agreement or Currency Agreement, in each case, whether entered into for hedging or speculative purposes or otherwise; provided that: (A) in no event shall obligations under any Interest Rate Agreement or Currency Agreement be deemed “Indebtedness” for purposes of calculation of “Secured Net Leverage Ratio”, “Total Net Leverage Ratio” or “First Lien Net Leverage Ratio” hereunder unless such obligations relate to a derivatives transaction which has been terminated; and (B) up to $50,000,000 of holdbacks in respect of a portion of the purchase price in connection with any Permitted Acquisition or other Investment permitted hereunder (or acquisition or Investment consummated prior to the Effective Date) shall not be considered to be Indebtedness for purposes of calculation of “Secured Net Leverage Ratio”, “Total Net Leverage Ratio” or “First Lien Net Leverage Ratio”. “Indemnified Liabilities” means, collectively, any and all liabilities, out-of-pocket losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, and reasonable out-of-pocket costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of counsel for Protected Persons (limited to one counsel for the Protected Persons, taken as a whole and solely in the case of an actual or potential conflict of interest, one additional counsel to all affected Protected Persons, taken as a whole (and if reasonably necessary, one local counsel in any relevant jurisdiction to all such persons, taken as whole and, solely in the case of an actual or potential conflict of interest, one additional local counsel to all affected indemnified persons, taken as a whole)) in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Protected Person shall be designated as a party or a potential party thereto, and any reasonable out-of-pocket fees or expenses incurred by Protected Persons in enforcing this indemnity), whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted 58 #4903-7233-6530 against any such Protected Person, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Credit Documents, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the engagement letter (and any related fee letter) delivered by any Agent or any Lender to the Borrower or Madison with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Borrower or any of its Subsidiaries or the presence or Release of Hazardous Materials on or from any Facility or other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries. “Initial Default” as defined in Section 8.3(b). “Initial Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Initial Revolving Loan and to acquire participations in Letters of Credit and Bank Guarantees with respect to the Initial Revolving Commitments and “Initial Revolving Commitments” means such commitments of all Lenders in the aggregate. The aggregate amount of the Initial Revolving Commitments as of the Fourth Amendment Effective Date is $0. “Initial Revolving Lender” means a Lender having an Initial Revolving Commitment and “Initial Revolving Lenders” means all Lenders in the aggregate having Initial Revolving Commitments. “Initial Revolving Loan” means a Loan made by a Lender to the Borrower pursuant to Section 2.2(a) in satisfaction of its Initial Revolving Commitment and “Initial Revolving Loans” means such Loans of all Lenders in the aggregate. “Initial Term Loan Commitment” means the commitment of a Lender to make or otherwise fund an Initial Term Loan and “Initial Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Initial Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Initial Term Loan Commitments as of the Third Amendment Effective Date is $2,451,100,000. “Initial Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Initial Term Loans of such Lender; provided, at any time prior to the making of the Initial Term Loans, the Initial Term Loan Exposure of any Lender shall be equal to such Lender’s Initial Term Loan Commitment. “Initial Term Loan Installment” as defined in Section 2.12(a). 59 #4903-7233-6530

“Initial Term Loans” means a term loan denominated in Dollars made by a Lender to the Borrower pursuant to Section 2.1(a)(i). “Inside Maturity Exception” means Indebtedness consisting of, at the Borrower’s option, any combination of New Incremental Revolving Loans, New Incremental Revolving Loan Commitments, New Term Loans, New Term Loan Commitments, Additional Permitted Debt, Permitted Ratio Debt and Refinancing Indebtedness (and, if applicable, any Permitted Refinancings thereof) in an aggregate principal amount not to exceed the greater of $542,000,000 and 100% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period. “Installments” as defined in Section 2.12. “Insurance Premium Financers” means Persons who are non-Affiliates of the Borrower that advance insurance premiums for the Borrower and its Subsidiaries pursuant to Insurance Premium Financing Arrangements. “Insurance Premium Financing Arrangements” means, collectively, such agreements with Insurance Premium Financers pursuant to which such Insurance Premium Financers advance insurance premiums for the Borrower and its Subsidiaries. Such Insurance Premium Financing Arrangements shall provide for the benefit of such Insurance Premium Financers a security interest in no property of the Borrower or any of its Restricted Subsidiaries other than gross unearned premiums for the insurance policies, the proceeds of such policies and related rights. “Intellectual Property” as defined in the Pledge and Security Agreement. “Intellectual Property Asset” means, at the time of determination, any interest (fee, license or otherwise) then owned by any Credit Party in any Intellectual Property. “Intellectual Property Security Agreements” has the meaning assigned to that term in the Pledge and Security Agreement. “Intercompany Note” means a promissory note substantially in the form of Exhibit I evidencing Indebtedness owed among Credit Parties and their Subsidiaries. “Intercreditor Agreement” means the First Lien Intercreditor Agreement (as amended, restated, supplemented or otherwise modified from time to time), dated as of the date hereof, among the Borrower, the other Grantors (as defined therein) party thereto, the Credit Agreement Collateral Agent (as defined therein), the First Lien Senior Secured Notes Trustee (as defined therein) and the additional collateral agents and authorized representative from time to time party thereto. “Interest Coverage Ratio” means the ratio of (i) Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries for such Test Period to (ii) Consolidated Cash Interest Expense calculated for any Indebtedness of the Borrower and its Restricted Subsidiaries for such Test Period. 60 #4903-7233-6530

“Interest Payment Date” means with respect to (i) any Loan that is a Base Rate Loan, the last Business Day of March, June, September and December of each year, commencing on September 30, 2021; and (ii) any Loan that is a Term SOFR Rate Loan or Term CORRA Loan, the last day of each Interest Period applicable to such Loan; provided in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period. “Interest Period” means, in connection with a Term SOFR Rate Loan or Term CORRA Loan, an interest period of one, three or (except with respect to any Term CORRA Loan) six-months, as selected by the applicable Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class’s Maturity Date; and (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date of such Revolving Loans. “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the Borrower’s and its Subsidiaries’ operations and not for speculative purposes. “Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period. “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the Effective Date and from time to time hereafter. “Internal Revenue Service” means the United States Internal Revenue Service. “Investment” means (i) any direct or indirect purchase or other acquisition by the Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor) or the acquisition of all or substantially all of the assets or a division, line of business or other business unit of a Person; (i) any direct or indirect purchase or other acquisition for value, by any Subsidiary of the Borrower from any Person (other than any Guarantor), of any Equity Interests of such Person; (i) any direct or indirect loan (including guarantees), advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by the Borrower or any of its Subsidiaries to any other Person (other than a 61 #4903-7233-6530

Guarantor), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business and (i) all investments consisting of any exchange traded or over the counter derivative transaction, including any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes or otherwise. The amount of any Investment of the type described in clauses (i), (ii) and (iii) shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment less, to the extent cash is received by Credit Party, the amount of any redemptions, returns of capital or repayments. “Investor Group” means the Investors and certain other investors (including management) arranged by and designated by the Investors. “Investors” means the Borrower, its direct or indirect parent company Madison Industries US Holdings Corporation and its affiliates. “IPO Entity” means, at any time at and after a Qualified IPO, the Borrower or a parent entity of the Borrower, as the case may be, the Equity Interests in which were issued or otherwise sold pursuant to the Qualified IPO. “IPO Listco” means a wholly-owned subsidiary of the Borrower, formed in contemplation of a Qualified IPO to become the IPO Entity. The Borrower shall, promptly following its formation, notify the Administrative Agent of the formation of any IPO Listco. “IPO Reorganization Transactions” means, collectively, the transactions taken in connection with and reasonably related to consummating a Qualified IPO, including (without limitation): (a) formation and ownership of IPO Shell Companies, 1. entry into, and performance of, (i) a reorganization agreement among any of Madison, the Borrower, its Subsidiaries and/or IPO Shell Companies implementing IPO Reorganization Transactions and other reorganization transactions in connection with an Qualified IPO and (ii) customary underwriting agreements in connection with an Qualified IPO and any future follow-on underwritten public offerings of common Equity Interests in the IPO Entity, including the provision by IPO Entity and the Borrower of customary representations, warranties, covenants and indemnification to the underwriters thereunder, 2. the merger of one or more IPO Subsidiaries with one or more direct or indirect holders of Equity Interests in Madison with the surviving entity in any such merger holding Equity Interests in Madison, and the merger of such entities with any IPO Shell Company or IPO Subsidiary, 3. the issuance of Equity Interests of IPO Shell Companies to holders of Equity Interests of Madison in connection with any IPO Reorganization Transactions, 4. the entry into an exchange agreement, pursuant to which holders of Equity Interests of Madison will be permitted to exchange such interests for certain economic/voting Equity Interests in IPO Listco, and 5. the entry into, and performance of, any tax receivables agreements by any IPO Shell Company or IPO Subsidiary, in each case of clauses (a) through (f), so long as, on a Pro Forma Basis after giving effect to any such agreement and the transactions contemplated thereby, the security interests of the Lenders in the Collateral and the Guaranties of the Secured Obligations (as defined in the Pledge and Security Agreement), 62 #4903-7233-6530

taken as a whole, would not be materially impaired (as determined in good faith by the Borrower). “IPO Shell Company” means each of IPO Listco and IPO Subsidiary. “IPO Subsidiary” means a wholly-owned subsidiary of IPO Listco formed in contemplation of, and to facilitate, IPO Reorganization Transactions and a Qualified IPO. The Borrower or Madison, as applicable, shall, promptly following its formation, notify the Administrative Agent of the formation of an IPO Subsidiary. “ISDA CDS Definitions” as defined in Section 8.3(e)(iv). “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “ISP” means, with respect to any Letter of Credit or any Bank Guarantee, the International Standby Practices 1998 International Chamber of Commerce publication number 590 (or such later version thereof as may be in effect at the time of issuance). “Issuance Notice” means an Issuance Notice substantially in the form of Exhibit A-3 or as otherwise agreed by the applicable Issuing Bank in accordance with such Issuing Bank’s standard operating procedures. “Issuing Bank” means each of (i) prior to the Fourth Amendment Effective Date, the Persons with a Letter of Credit Commitment set forth on Appendix A-2 hereof, (ii) on and after the Fourth Amendment Effective Date and prior to the Sixth Amendment Effective Date, the Persons with a Letter of Credit Commitment set forth on Appendix A-2 to the Fourth Amendment, (iii) on and after the Sixth Amendment Effective Date, the Persons with a Letter of Credit Commitment set forth on Appendix A-2 to the Sixth Amendment and (iv) any other Revolving Lender designated in writing from time to time to the Administrative Agent by the Borrower and as agreed by such Revolving Lender and the Borrower (such written designation to include the applicable Principal Office of such Issuing Bank), in each case together with each of their permitted successors and assigns in such capacity; provided that (x) the term “Issuing Bank” as used in this Agreement shall refer to the Issuing Banks collectively or the “applicable Issuing Bank”, as appropriate and (y) notwithstanding anything to the contrary herein, Barclays Bank PLC shall not be required to issue any Letter of Credit in an Alternative Currency. “Joinder Agreement” means an agreement substantially in the form of Exhibit K. “Joinder Agreement No. 1” means that certain Joinder Agreement No. 1 dated as of July 26, 2021 among the Borrower, Holdings, certain Subsidiaries of the Borrower, each New Term Loan Lender party thereto, the Administrative Agent and the Collateral Agent. 63 #4903-7233-6530

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form. “L/C Extension” means, with respect to any Letter of Credit or any Bank Guarantee, the issuance thereof or extension of the expiry date thereof, or the reinstatement or increase of the amount thereof. “Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any New Revolving Loan Commitments, New Term Loan Commitments, New Revolving Loans or New Term Loans, in each case as extended in accordance with this Agreement from time to time. “LCT Election” as defined in Section 1.5. “LCT Test Date” as defined in Section 1.5. “Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement. “Lender Counterparty” means each Lender, each Agent and each of their respective Affiliates counterparty to a Hedge Agreement (including any Person who is an Agent or a Lender (and any Affiliate thereof) as of the Effective Date but subsequently, whether before or after entering into a Hedge Agreement, ceases to be an Agent or a Lender, as the case may be); provided, at the time of entering into a Hedge Agreement, no Lender Counterparty shall be a Defaulting Lender. “Lender Direction” as defined in Section 8.3(d). “Letter of Credit” means a standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement. “Letter of Credit Commitment” means, with respect to each Issuing Bank, (i) prior to the Fourth Amendment Effective Date, the commitment of such Issuing Bank to issue Letters of Credit pursuant to this Agreement as such commitment is set forth on Appendix A-2, (ii) on and after the Fourth Amendment Effective Date and prior to the Sixth Amendment Effective Date, the commitment of such Issuing Bank to issue Letters of Credit pursuant to this Agreement as such commitment is set forth on Appendix A-2 to the Fourth Amendment, (iii) on and after the Sixth Amendment Effective Date, the commitment of such Issuing Bank to issue Letters of Credit pursuant to this Agreement as such commitment is set forth on Appendix A-2 to the Sixth Amendment or (iv) if an Issuing Bank has entered into an Assignment Agreement, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. “Letter of Credit Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit and Bank Guarantees plus the aggregate of all Unreimbursed Amounts, including all Letter of Credit or 64 #4903-7233-6530

Bank Guarantee Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit or a Bank Guarantee has expired by its terms but any amount may still be drawn thereunder by reason of the operation of any law or rule of uniform practices to which any Letter of Credit is subject (such as Rule 3.13 and Rule 3.14 of the ISP) or similar terms in the Letter of Credit itself, such Letter of Credit or such Bank Guarantee shall be deemed to be “outstanding” in the amount so remaining available to be drawn other than to the extent such Letter of Credit or such Bank Guarantee has been Cash Collateralized or backstopped in connection with a Payment in Full of the Obligations. “Letter of Credit Sublimit” means the lesser of (i) $100,000,000 (or, with respect to any amounts issued in Alternative Currencies, the Dollar Equivalent equivalent) and (ii) the aggregate unused amount of the Revolving Commitments then in effect; provided that, the Letter of Credit Sublimit shall include any Bank Guarantees. “Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit and all Bank Guarantees, as applicable, then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit and Bank Guarantees, as applicable, honored by Issuing Bank and not theretofore reimbursed by or on behalf of the Borrower. “Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance in the nature of a security interest of any kind (including any conditional sale or other title retention agreement, and any financing lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing. “Limited Condition Transaction” means (i) any transaction whose consummation is not conditioned on the availability of, or on obtaining, third party financing or (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment. “Loan” means an Initial Term Loan, a Revolving Loan and a New Term Loan. “Madison” means Madison Industries Holdings LLC and each other Person controlled by or under common control with such Persons (other than any portfolio company). “Madison Affiliated Lenders” means any Affiliate of the Borrower other than (i) the Borrower or any of its Subsidiaries, (ii) any natural person and (iii) any Madison Debt Fund Affiliate. “Madison Debt Fund Affiliate” means any Affiliate of Madison (other than Holdings and its Subsidiaries) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which Madison does not, directly or indirectly, possess the power to direct or cause the 65 #4903-7233-6530 direction of the investment policies of any such Affiliate. Notwithstanding the foregoing, in no event shall a natural Person be a Madison Debt Fund Affiliate. “Madison IAQ Historical Financial Statements” as defined in the definition of “Historical Financial Statements”. “Management Services Agreements” means those various overhead and service sharing arrangements with respect to costs and expenses that are reasonably allocated to the Credit Parties, including to pay or reimburse their direct and indirect parent entities for (i) usual and customary managers’ and directors’ fees, corporate charges, and the allocation of personnel costs associated with the provision of services to the Borrower and its Subsidiaries and (ii) out-of-pocket costs and expenses incurred by such parent entities for the benefit of, or reasonably allocated to, the Borrower and its Subsidiaries, including audit and tax fees, valuations fees, franchise taxes, licensing fees, legal fees, liability insurance, other business insurance, healthcare insurance and other health care and benefit plan costs attributable to or reasonable allocated to the employees of the Borrower and its Subsidiaries. “Margin Stock” as defined in Regulation U. “Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the IPO Entity on the date of the declaration of a Restricted Junior Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Junior Payment. “Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) the ability of the Credit Parties, taken as a whole, to fully and timely perform their material Obligations, taken as a whole; (c) the legality, validity, binding effect or enforceability against the Credit Parties of the Credit Documents, taken as a whole; or (d) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under the Credit Documents, taken as a whole. “Material Real Estate Asset” means any fee-owned Real Estate Asset having a fair market value in excess of $10,000,000 as of the date of the acquisition thereof. “Maturity Date” means, except to the extent extended pursuant to Section 2.25: (i) with respect to the Initial Term Loans, the earlier of (a) June 21, 2028 and (b) the date on which all Initial Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise, 66 #4903-7233-6530

(ii) with respect to Revolving Loans and Revolving Commitments, the applicable Revolving Commitment Termination Date, (iii) with respect to the 2025 Incremental Term Loans and, the 2025 Repriced Incremental Term Loans and the 2026 Repriced Incremental Term Loans, the earlier of (a) (x) with respect to the 2025 Incremental Term Loans, the seventh anniversary of the Fourth Amendment Effective Date or (y) with respect to the 2025 Repriced Incremental Term Loans, the seventh anniversary of the Fourth Amendment Effective Date, (b) March 31, 2029 (such date being the date that is ninety-one (91) days prior to the extant maturity of the Senior Unsecured Notes) unless, on or prior to such date, all then outstanding Indebtedness under the Senior Unsecured Notes has been (I) repaid or refinanced with the proceeds of Indebtedness with a final maturity date that is no earlier than ninety-one (91) days after (x) with respect to the 2025 Incremental Term Loans, the seventh anniversary of the Fourth Amendment Effective Date or (y) with respect to the 2025 Repriced Incremental Term Loans, the seventh anniversary of the Fourth Amendment Effective Date or (II) amended, modified or waived, such that the final maturity date of all then outstanding Indebtedness under the Senior Unsecured Notes is no earlier than ninety-one (91) days after (x) with respect to the 2025 Incremental Term Loans, the seventh anniversary of the Fourth Amendment Effective Date or (y) with respect to the 2025 Repriced Incremental Term Loans, the seventh anniversary of the Fourth Amendment Effective Date and (c) (x) with respect to the 2025 Incremental Term Loans, the date on which all 2025 Incremental Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise and, (y) with respect to the 2025 Repriced Incremental Term Loans, the date on which all 2025 Repriced Incremental Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise, and(z) with respect to the 2026 Repriced Incremental Term Loans, the date on which all 2026 Repriced Incremental Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise, and (iv) with respect to New Loans (other than the 2025 Incremental Term Loans and, the 2025 Repriced Incremental Term Loans and the 2026 Repriced Incremental Term Loans), the date on which New Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise. “MFN Provision” as defined in Section 2.24(i)(iii). “Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of Cash or Deposit Account balances, an amount equal to 102% of the Fronting Exposure of the Issuing Bank with respect to Letters of Credit and Bank Guarantees, as applicable, issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Bank in their reasonable discretion. 67 #4903-7233-6530

“Modified Dutch Auction Procedures” means the modified Dutch auction procedures set out in Exhibit L. “Moody’s” means Moody’s Investors Service, Inc. “Moody’s Threshold Debt Rating” shall have the meaning assigned to such term in the definition of “Applicable Margin”. “Mortgage” means a Mortgage substantially in the form of Exhibit I, as it may be amended, restated, supplemented or otherwise modified from time to time. “Multiemployer Plan” means any Employee Benefit Plan, as well as an employee pension benefit plan (as defined in Section 3(3) of ERISA) contributed to by an ERISA Affiliate or with has any liability, which is a “multiemployer plan” as defined in Section 3(37) of ERISA. “Net Asset Sale Proceeds” means, with respect to any Asset Sale permitted by Section 6.8(c), an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Borrower or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs or reasonable and customary expenses incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representa- tions and warranties to purchaser in respect of such Asset Sale undertaken by the Borrower or any of its Subsidiaries in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds and (d) the amount of any escrow or other reserves established by the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) that are permanently returned to the Borrower shall be deemed to constitute the receipt by the Borrower at such time of Net Asset Sale Proceeds in the amount of such reduction. “Net Equity Proceeds” means an amount equal to any Cash proceeds from a capital contribution to, or the issuance of any Equity Interests of, the Borrower or any of its Subsidiaries (other than pursuant to any employee stock or stock option compensation plan), net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses. “Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by the Borrower or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (a) as a result of the taking of any assets of the Borrower or any of its Subsidiaries by any Person pursuant to the power of 68 #4903-7233-6530 eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii)(a) any actual and reasonable costs incurred by the Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of the Borrower or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith. “Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Interest Rate Agreements and Currency Agreements or other Indebtedness of the type described in clause (xi) of the definition thereof. As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Interest Rate Agreements and Currency Agreement or such other Indebtedness as of the date of determination (assuming the Interest Rate Agreements and Currency Agreement or such other Indebtedness were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Interest Rate Agreements and Currency Agreement or such other Indebtedness as of the date of determination (assuming such Interest Rate Agreements and Currency Agreement or such other Indebtedness were to be terminated as of that date). “Net Short Lender” as defined in Section 8.3(d). “New Incremental Revolving Loan” as defined in Section 2.24(d). “New Incremental Revolving Loan Commitments” as defined in Section 2.24(a). “New Loan” as defined in Section 2.24(e). “New Revolving Loan” as defined in Section 2.24(d). “New Revolving Loan Commitment Increases” as defined in Section 2.24(a). “New Revolving Loan Commitments” as defined in Section 2.24(a). “New Revolving Loan Increase” as defined in Section 2.24(d). “New Revolving Loan Lender” as defined in Section 2.24(b)(C). “New Term Loan” as defined in Section 2.24(e)2.24(e) and, for the avoidance of doubt, including the 2025 Incremental Term Loans and, the 2025 Repriced Incremental Term Loans and the 2026 Repriced Incremental Term Loans. “New Term Loan Commitments” as defined in Section 2.24(a)2.24(a) and, for the avoidance of doubt, includes the 2025 Incremental Term Loan Commitments and, the 2025 Repriced Incremental Term Loan Commitments and the 2026 Repriced Incremental Term Loan Commitments. 69 #4903-7233-6530

“New Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the New Term Loans of such Lender. “New Term Loan Lender” as defined in Section 2.24(b)(C). “Non-Consenting Lender” as defined in Section 2.23. “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Non-Excluded Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document. “Non-U.S. Lender” as defined in Section 2.20(c). “Not Otherwise Applied” means (subject to last proviso in the each of the definitions of “Cumulative Amount” and “Cumulative Equity Amount”) with reference to any Net Equity Proceeds of any cash capital contributions or Net Equity Proceeds from the sale or issuance of any common Equity Interests (including any non-Disqualified Equity Interests) or any other transaction or event, Consolidated Excess Cash Flow, the Cumulative Amount or Cumulative Equity Amount that is proposed to be applied to a particular use or transaction, that such amount was not previously applied in determining the permissibility of a transaction under the Credit Documents where such permissibility was (or may have been) contingent on the receipt or availability of such amount (including any application of Specified Equity Contributions pursuant to Section 6.1(cc) or Section 8.2). “Note” means a Term Loan Note or a Revolving Loan Note. “Notice” means a Funding Notice, an Issuance Notice, or a Conversion/ Continuation Notice. “Obligations” means (a) all obligations of every nature of each Credit Party, including obligations from time to time owed to Agents (including former Agents), Lenders or any of them and Lender Counterparties, under any Credit Document or Hedge Agreement, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit and Bank Guarantees, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise, excluding, with respect to any Guarantor, Excluded Swap Obligations with respect to such Guarantor, (b) Cash Management Obligations and (c) Erroneous Payment Subrogation Rights. “Obligee Guarantor” as defined in Section 7.7. “Organizational Documents” means (i) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as 70 #4903-7233-6530 amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such Organizational Document shall only be to a document of a type customarily certified by such governmental official. “Other Applicable Indebtedness” as defined in Section 2.15(b). “Other First Priority Debt” means the Senior Secured Notes and any other secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of senior secured notes or loans that is secured by the Collateral on a pari passu basis (irrespective of who has control of remedies) with the Obligations. “Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies (and interest, fines, penalties and additions related thereto) arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document. “Outstanding Amount” means: (a) with respect to the Term Loans and Revolving Loans on any date, the aggregate outstanding principal Dollar Equivalent thereof after giving effect to any Borrowings and prepayments or repayments of the Term Loans and Revolving Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Extensions as a Borrowing of Revolving Loans), as the case may be, occurring on such date; and (b) with respect to any Letter of Credit Obligations on any date, the Dollar Equivalent of such Letter of Credit Obligations on such date after giving effect to any L/C Extension occurring on such date and any other changes in the aggregate amount of the Letter of Credit Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit and any Bank Guarantees (including any refinancing of outstanding unpaid drawings under Letters of Credit, Bank Guarantees or L/C Extensions as a Revolving Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit and Bank Guarantees taking effect on such date. “Paid in Full” or “Payment in Full” or “Pay in Full” means the payment in full in cash or other consideration acceptable to the Administrative Agent of all Obligations (or Guaranteed Obligations, as applicable) (other than indemnities and other contingent obligations not yet due and payable and obligations due under any Hedge Agreements and Cash Management Obligations secured by the Credit Documents, to the extent alternative arrangements reasonably acceptable to the providers of any such Hedge Agreements and Cash Management Agreements have been made), cancellation, expiration or Cash Collateralization of all Letters of Credit, cancellation, expiration or Cash Collateralization of all Bank Guarantees and cancellation, termination or expiration of all Commitments. 71 #4903-7233-6530

“Parent Company” as defined in Section 5.1(k). “Participant Register” as defined in Section 10.6(g)(i). “PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). “Payment Recipient” has the meaning assigned to it in Section 9.14(a). “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto. “Pension Plan” means any Employee Benefit Plan, as well as, an employee pension benefit plan (as defined in Section 3(3) of ERISA) sponsored or contributed to by an ERISA Affiliate or with respect to which an ERISA Affiliate has any liability, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA. “Permitted Acquisition” means (a) the Acquisition and (b) any other acquisition, directly or indirectly, by the Borrower or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, at least a majority of the Equity Interests of, or a business line or unit or a division of, any Person; provided, (i) the Borrower shall be in compliance with Section 5.10 on the timelines provided therein following such Permitted Acquisition; (ii) after giving effect to any such Permitted Acquisition, the Borrower shall be in compliance with the covenant set forth in Section 5.18; and (iii) in respect of any Permitted Acquisition by a Credit Party of any Subsidiary or assets that shall not be or, after giving effect to such Permitted Acquisition, shall not become a Credit Party or Collateral (as applicable), the aggregate consideration for all such Persons or assets for the term of this Agreement shall not exceed (w) the greater of (a) $410,000,000 and (b) 75% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period on a Pro Forma Basis after giving effect to such Permitted Acquisition plus (x) the Cumulative Amount plus (y) the Cumulative Equity Amount plus (z) such additional amount as would not result in the First Lien Net Leverage Ratio exceeding 4.70:1.00 on a Pro Forma Basis as of the last day of the most recently ended Test Period. “Permitted First Priority Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (irrespective of who has control of remedies) with the Obligations, (ii) such Indebtedness constitutes Refinancing Indebtedness, (iii) the holders of such Indebtedness (or their representative) and Administrative Agent shall be party to an Acceptable Intercreditor Agreement and (iv) the terms and conditions of such Indebtedness (excluding pricing, fees, and optional prepayment or redemption terms) (x) reflect market terms and 72 #4903-7233-6530 conditions at the time of incurrence or issuance (as determined by the Borrower and the lenders or financing sources providing such Permitted First Priority Refinancing Debt) or (y) are reasonably satisfactory to the Administrative Agent (it being understood that (1) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of the remaining outstanding Revolving Loans and (2) no consent shall be required by the Administrative Agent or any of the Lenders if any covenants are only applicable after the Latest Maturity Date). “Permitted Junior Debt Conditions” means that such applicable Indebtedness (i) is not scheduled to mature prior to the date that is 91 days after the Latest Maturity Date of the Loans being refinanced, (ii) has no financial maintenance covenants, other than in the case of any Indebtedness secured by a Lien on the Collateral that is junior to the Liens securing the Obligations (in which event the financial maintenance covenants in the documentation governing such Indebtedness shall not be more restrictive than those set forth in this Agreement), (iii) does not contain any provisions that cross-default (but may contain cross-acceleration provisions) to any Default or Event of Default hereunder and (iv) has terms and conditions (excluding pricing, fees, and optional prepayment or redemption terms) that (x) reflect market terms and conditions at the time of incurrence or issuance (as determined by the Borrower and the lenders or financing sources providing such applicable Indebtedness) or (y) are reasonably satisfactory to the Administrative Agent (it being understood that (1) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of the remaining outstanding Revolving Loans and (2) no consent shall be required by the Administrative Agent or any of the Lenders if any covenants are only applicable after the Latest Maturity Date). “Permitted Liens” means each of the Liens permitted pursuant to Section 6.2. “Permitted Ratio Debt” as defined in Section 6.1(y)(C). “Permitted Receivables Financing” means, collectively, any term securitizations, receivables securitizations or other receivables financings (including any factoring program), in each case that are non-recourse to the Borrower and the Restricted Subsidiaries. “Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, unless otherwise permitted under any basket or exception under Section 7.1 (with such amounts being deemed utilization of the applicable basket or exception under Section 7.1), (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted 73 #4903-7233-6530 pursuant to Section 6.1(s) or (k) and subject to the Inside Maturity Exception, such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.1(s) or (k), at the time thereof, no Event of Default under Section 8.1(a), (f) or (g) shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Subordinated Indebtedness, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (ii) such modification, refinancing, refunding, renewal, replacement or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (e) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was subject to an Acceptable Intercreditor Agreement, the holders of such modified, refinanced, refunded, renewed, replaced or extended Indebtedness (if such Indebtedness is secured) or their representative on their behalf shall become party to the appropriate Acceptable Intercreditor Agreement(s). “Permitted Reorganization” means the undertaking or consummating of any reorganization related to tax planning and reorganization so long as, on a Pro Forma Basis after giving effect to any such transactions contemplated thereby, the security interests of the Lenders in the Collateral and the Guaranties of the Obligations, taken as a whole, would not be materially impaired (as determined in good faith by the Borrower). “Permitted Second Priority Refinancing Debt” means secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations, (ii) such Indebtedness constitutes Refinancing Indebtedness (provided, that such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of “Refinancing Indebtedness”), (iii) the holders of such Indebtedness (or their representative) and Administrative Agent shall be party to an Acceptable Intercreditor Agreement and (iv) such Indebtedness meets the Permitted Junior Debt Conditions. “Periodic Term CORRA Determination Day” as defined in the definition of “Term CORRA”. “Permitted Unsecured Refinancing Debt” means unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or 74 #4903-7233-6530 more series of senior unsecured notes or loans; provided that such Indebtedness (i) constitutes Refinancing Indebtedness and (ii) meets the Permitted Junior Debt Conditions. “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities. “Planned Expenditures” shall have the meaning assigned to such term in clause (ii)(g) of the definition of “Consolidated Excess Cash Flow”. “Platform” as defined in Section 5.1(n). “Pledge and Security Agreement” means the Pledge and Security Agreement to be executed by the Borrower and each Guarantor substantially in the form of Exhibit H, as it may be amended, restated, supplemented or otherwise modified from time to time. “Position Representation” as defined in Section 8.3(f). “Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. “Principal Office” means, for each of Administrative Agent and Issuing Bank, such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to the Borrower, Administrative Agent and each Lender. “Private Lenders” means Lenders that wish to receive Private-Side Information. “Private-Side Information” means any information with respect to the Borrower and its Subsidiaries that is not Public-Side Information. “Pro Forma Basis” means, for purposes of determining compliance with any provision of this Agreement, including the determination of any financial ratio or test, that the applicable Specified Transaction shall be deemed to have occurred as of the first day of the relevant period, including pro forma adjustments arising out of events attributable to the Specified Transactions (including giving effect to those specified in accordance with the definition of Consolidated Adjusted EBITDA and Consolidated Net Income). Upon giving effect to a transaction on a “Pro Forma Basis,” (i) any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in connection with such Specified Transaction (or any other transaction which occurred during the relevant period) shall be deemed to have been incurred as of the first day of the relevant period, (ii) if such Indebtedness has a floating or formula rate, then the rate of interest for such Indebtedness for the applicable period for purposes of the calculations contemplated by this definition shall be determined by utilizing the rate which is or 75 #4903-7233-6530 would be in effect with respect to such Indebtedness as at the relevant date of such calculations, (iii) income statement items (whether positive or negative) attributable to all property acquired in such Specified Transaction or to the Investment constituting such Specified Transaction, as applicable, shall be included as if such Specified Transaction has occurred as of the first day of the relevant period, (iv) such other pro forma adjustments which would be permitted or required by Regulations S-K and S-X under the Securities Act shall be taken into account and (v) such other adjustments made by the Borrower with the consent of the Administrative Agent (not to be unreasonably withheld) shall be taken into account. Interest on a Capital Lease obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial officer of the Borrower to be the rate of interest implicit in such Capital Lease obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or the applicable Restricted Subsidiary may designate. Any such adjustments included in the initial pro forma calculations shall continue to apply to subsequent calculations of such financial ratios or tests, including during any subsequent test periods in which the effects thereof are expected to be realized. “Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Initial Term Loan of any Lender, the percentage obtained by dividing (a) the Initial Term Loan Exposure of that Lender by (b) the aggregate Initial Term Loan Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit or any Bank Guarantees, as applicable, issued or participations purchased therein by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders; and (iii) with respect to all payments, computations, and other matters relating to New Term Loan Commitments or New Term Loans of a particular Series, the percentage obtained by dividing (a) the New Term Loan Exposure of that Lender with respect to that Series by (b) the aggregate New Term Loan Exposure of all Lenders with respect to that Series. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Initial Term Loan Exposure, the Revolving Exposure and the New Term Loan Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Initial Term Loan, the aggregate Revolving Exposure and the aggregate New Term Loan Exposure of all Lenders. “Projections” as defined in Section 5.1(i). “Protected Persons” as defined in Section 10.3(a). “PTE” has the meaning specified in Section 9.12. “Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or any other comparable body of laws, rules or regulations, as companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to enhanced accounting functions 76 #4903-7233-6530 and investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the listing of such Person’s equity securities on a national securities exchange or issuance of public debt securities. “Public Lenders” means Lenders that do not wish to receive Private-Side Information. “Public-Side Information” means (i) at any time prior to the Borrower or any of its Subsidiaries becoming the issuer of any Traded Securities, information that is either (x) of a type that would be made publicly available if the Borrower or any of its Subsidiaries were issuing securities pursuant to a public offering or (y) not material (for purposes of United States federal, state or other applicable securities laws) to make an investment decision with respect to securities of the Borrower or any of its Subsidiaries, and (ii) at any time on or after the Borrower or any of its Subsidiaries becoming the issuer of any Traded Securities, information that is either (x) available to all holders of Traded Securities of the Borrower and its Subsidiaries or (y) not material (for purposes of United States federal, state or other applicable securities laws) to make an investment decision with respect to securities of the Borrower or any of its Subsidiaries. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning specified in Section 9.13(a). “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred. “Qualified IPO” means the initial underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) of Equity Interests in the IPO Entity. “Qualified Term Loans” means any broadly syndicated term loans denominated in Dollars that are secured by Liens on the Collateral on a pari passu basis with the Obligations securing the Term Loans (other any term loans under customary bridge facilities). “Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property. “Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Permitted Receivables Financing and other activities reasonably related thereto. “Reference Time” with respect to any setting of the then-current Benchmark means (i) if such Benchmark is Term SOFR, 5:00 p.m. (New York City time) on the day that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, 77 #4903-7233-6530 and (ii) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in its reasonable discretion. “Refinanced Debt” as defined in the definition of “Refinancing Indebtedness”. “Refinancing” as defined in the recitals hereto. “Refinancing Costs” means the fees, costs and expenses payable by the Borrower or any of its Subsidiaries on, before or after the Effective Date in connection with the refinancing in whole of the term loans and revolving loans outstanding under the Existing Credit Agreements and all other transactions contemplated by the Credit Documents and the Related Agreements, except for the Acquisition Costs. “Refinancing Indebtedness” means (i) Permitted First Priority Refinancing Debt, (ii) Permitted Second Priority Refinancing Debt or (iii) Permitted Unsecured Refinancing Debt in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans or existing Revolving Loans (or unused Revolving Commitments), or any then-existing Refinancing Indebtedness (“Refinanced Debt”); provided that: (a) except with respect to the Inside Maturity Exception, such Indebtedness has a later maturity and a weighted average life to maturity equal to or greater than that remaining for the Refinanced Debt (or, in the case of unsecured, subordinated or junior secured Indebtedness, such Refinanced Debt shall mature no earlier than 91 days after the final Maturity Date of the Term Loans), or, with respect to any Registered Equivalent Notes, have mandatory prepayment provisions (other than related to customary asset sale and change of control offers) that would result in prepayment of such Registered Equivalent Notes prior to the Refinanced Debt, (b) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees, original issue discount and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing, (c) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the incurrence of such Refinancing Indebtedness in accordance with the provisions of Section 2.13, (d) the aggregate unused revolving commitments under such Refinancing Indebtedness shall not exceed the unused Revolving Commitments being replaced, (e) any Refinancing Indebtedness that is a Revolving Loan shall receive pro rata treatment for any payment, Borrowing, participation and commitment reduction of the Revolving Loans, (f) any secured Permitted First Priority Refinancing Debt shall be secured by the Collateral on a pari passu basis (irrespective of who has control of remedies) with the 78 #4903-7233-6530

Obligations and under security documents substantially similar to the Collateral Documents and shall not be secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (g) such Indebtedness will not at any time be guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors and the terms of such guarantee shall be no more favorable to the secured parties in respect of such Indebtedness than the terms of the Guaranty; and (h) in connection with any Refinancing Indebtedness, the Borrower may require the applicable Lenders to assign their Loans and Commitments to the providers of any such Refinancing Indebtedness. “Register” as defined in Section 2.7(b). “Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guaranties) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC. “Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (ii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (5) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction. “Regulation D” means Regulation D of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation T” means Regulation T of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation U” means Regulation U of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation X” means Regulation X of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Reimbursement Date” as defined in Section 2.4(d). “Related Agreements” means, collectively, the Acquisition Agreements and ancillary agreements related thereto. “Related Fund” means, with respect to any Lender or Eligible Assignee that is an investment fund or other entity, any other investment fund or other entity that invests in 79 #4903-7233-6530 commercial loans and that is managed or advised by the same investment advisor/manager as such Lender/Eligible Assignee or by an Affiliate of such investment advisor/manager under common control therewith. “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, members, advisors, controlling persons and other representatives of such Person and their respective successors and assigns and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater. “Relevant Governmental Body” means (a) with respect to SOFR or a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (i) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (C) a group of those central banks or other supervisors. “Replacement Lender” as defined in Section 2.23. “Repricing Transaction” means any repayment, prepayment, refinancing, waiver, consent or amendment to this Agreement, the primary purpose of which (as determined by the Borrower in good faith) would be the lowering of the All-in Yield of the Term Loans or the incurrence of any Indebtedness in the form of broadly syndicated term B loans having an All-in Yield that is less than the All-in Yield of the Term Loans (or portion thereof) so repaid, prepaid, refinanced, replaced or amended, in each case, excluding any repayment, prepayment, refinancing, waiver, consent or amendment in connection with any Transformative Acquisition, Transformative Disposition, initial public offering or Change of Control. 80 #4903-7233-6530

“Required Prepayment Date” as defined in Section 2.15(c). “Requisite Lenders” means one or more Lenders having or holding Initial Term Loan Exposure, New Term Loan Exposure and/or Revolving Exposure and representing more than 50% of the aggregate Voting Power Determinants of all Lenders; provided that amount of Voting Power Determinants shall be determined: (i) with respect to any Madison Affiliated Lender, by deeming such Madison Affiliated Lender to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Madison Affiliated Lenders (except as provided in Section 10.6(j)(iii)(A)) and (ii) with respect to any Defaulting Lender, by disregarding the Voting Power Determinants of such Defaulting Lender. “Requisite Revolving Lenders” means one or more Revolving Lenders having or holding Revolving Exposure and representing more than 50% of the aggregate Voting Power Determinants of all Revolving Lenders; provided that amount of Voting Power Determinants shall be determined with respect to any Defaulting Lender, by disregarding the Voting Power Determinants of such Defaulting Lender. “Resolution Authority” means anybody which has authority to exercise any Write-down and Conversion Powers. “Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings, Borrower or any of its Subsidiaries (or the direct parent of Borrower) now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings, Borrower or any of its Subsidiaries (or the direct parent thereof) now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings, Borrower or any of its Subsidiaries (or the direct parent of Borrower) now or hereafter outstanding; (iv) management or similar fees payable to Madison or any of its Affiliates; and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, the Seller Notes, any Earn Out Indebtedness and any Subordinated Indebtedness. “Restricted Subsidiary” means any subsidiary other than an Unrestricted Subsidiary; provided that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such subsidiary shall be included in the definition of “Restricted Subsidiary.” “Retained Asset Sale Proceeds” as defined in the definition of “Applicable Asset Sale Percentage”. 81 #4903-7233-6530

“Revaluation Date” means, subject to Section 1.9, (i) with respect to any Revolving Loan denominated in an Alternative Currency, each of the following: (a) the date of the Borrowing of such Revolving Loan (including any Borrowing or deemed Borrowing in respect of any unreimbursed portion of any payment by the applicable Issuing Bank under any Letter of Credit denominated in an Alternative Currency) but only as to the amounts so borrowed on such date, (b) each date of a continuation of such Revolving Loan pursuant to the terms of this Agreement, but only as to the amounts so continued on such date and (c) such additional dates as the Administrative Agent shall determine; and (ii) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) each date of issuance of such Letter of Credit, but only as to the stated amount of the Letter of Credit so issued on such date, (ii) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Sixth Amendment Effective Date, but only as to such Existing Letters of Credit and (iii) such additional dates as the Administrative Agent shall determine. “Revolving Commitment” means (i) the Initial Revolving Commitments, (ii) the 2025 Incremental Revolving Commitments and (iii) the 2026 Incremental Revolving Commitments. “Revolving Commitment Period” means (i) with respect to any Revolving Commitments, the period from the date on which such Revolving Commitment was made, to, but excluding, the Revolving Commitment Termination Date of such Revolving Commitments and (ii) with respect to all of the Revolving Commitments as a Class, the period from the first date on which any Revolving Commitment was made, to, but excluding, the latest Revolving Commitment Termination Date of any Revolving Commitments. “Revolving Commitment Termination Date” means: (i) with respect to the Initial Revolving Loans and Initial Revolving Commitments, the earliest to occur of (a) the fifth anniversary of the Effective Date, (b) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b), and (c) the date of the termination of the Revolving Commitments pursuant to Section 8.1, (ii) with respect to the 2025 Incremental Revolving Loans and 2025 Incremental Revolving Commitments, the earliest to occur of (a) the fifth anniversary of the Fourth Amendment Effective Date, 82 #4903-7233-6530

(b) March 31, 2028 (such date being the date that is ninety-one (91) days prior to the extant maturity of the Senior Secured Notes) unless, on or prior to such date, all then outstanding Indebtedness under the Senior Secured Notes has been (I) repaid or refinanced with the proceeds of Indebtedness with a final maturity date that is no earlier than ninety-one (91) days after the fifth anniversary of the Fourth Amendment Effective Date or (II) amended, modified or waived, such that the final maturity date of all then outstanding Indebtedness under the Senior Secured Notes is no earlier than ninety-one (91) days after the fifth anniversary of the Fourth Amendment Effective Date, (c) March 31, 2029 (such date being the date that is ninety-one (91) days prior to the extant maturity of the Senior Unsecured Notes) unless, on or prior to such date, all then outstanding Indebtedness under the Senior Unsecured Notes has been (I) repaid or refinanced with the proceeds of Indebtedness with a final maturity date that is no earlier than ninety-one (91) days after the fifth anniversary of the Fourth Amendment Effective Date or (II) amended, modified or waived, such that the final maturity date of all then outstanding Indebtedness under the Senior Unsecured Notes is no earlier than ninety-one (91) days after the fifth anniversary of the Fourth Amendment Effective Date, (d) the date that is ninety-one (91) days prior to the Maturity Date of the Initial Term Loans unless, on or prior to such date, all then outstanding Initial Term Loans have been (I) repaid or refinanced with the proceeds of Indebtedness with a final maturity date that is no earlier than ninety-one (91) days after the fifth anniversary of the Fourth Amendment Effective Date or (II) amended, modified or waived, such that the Maturity Date of the Initial Term Loans is no earlier than ninety-one (91) days after the fifth anniversary of the Fourth Amendment Effective Date, (e) the date the 2025 Incremental Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b), and (f) the date of the termination of the 2025 Incremental Revolving Commitments pursuant to Section 8.1, (iii) with respect to the 2026 Incremental Revolving Loans and 2026 Incremental Revolving Commitments, the earliest to occur of (a) the fifth anniversary of the Sixth Amendment Effective Date, (b) March 31, 2028 (such date being the date that is ninety-one (91) days prior to the extant maturity of the Senior Secured Notes) unless, on or prior to such date, all then outstanding Indebtedness under the Senior Secured Notes has been (I) repaid or refinanced with the proceeds of Indebtedness with a final maturity date that is no earlier than ninety-one (91) days after the fifth anniversary of the Sixth Amendment Effective Date or (II) amended, modified or waived, such that the final maturity date of all then-outstanding Indebtedness under the Senior Secured Notes is no earlier than ninety-one (91) days after the fifth anniversary of the Sixth Amendment Effective Date, 83 #4903-7233-6530

(c) March 31, 2029 (such date being the date that is ninety-one (91) days prior to the extant maturity of the Senior Unsecured Notes) unless, on or prior to such date, all then outstanding Indebtedness under the Senior Unsecured Notes has been (I) repaid or refinanced with the proceeds of Indebtedness with a final maturity date that is no earlier than ninety-one (91) days after the fifth anniversary of the Sixth Amendment Effective Date or (II) amended, modified or waived, such that the final maturity date of all then outstanding Indebtedness under the Senior Unsecured Notes is no earlier than ninety-one (91) days after the fifth anniversary of the Sixth Amendment Effective Date, (d) the date the 2026 Incremental Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b), and (e) the date of the termination of the 2026 Incremental Revolving Commitments pursuant to Section 8.1, (iv) with respect to all of the Revolving Commitments and Revolving Loans as a Class, the latest Revolving Commitment Termination Date of any Revolving Commitments or Revolving Loans. “Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit and all Bank Guarantees issued by that Lender (net of any participations by Lenders in such Letters of Credit and such Bank Guarantees) and (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any outstanding Bank Guarantees or any unreimbursed drawing under any Letter of Credit or any Bank Guarantee. “Revolving Lender” means (i) an Initial Revolving Lender, (ii) a 2025 Incremental Revolving Lender and (iii) a 2026 Incremental Revolving Lender. “Revolving Loan” means (i) an Initial Revolving Loan, (ii) a 2025 Incremental Revolving Loan and (iii) a 2026 Incremental Revolving Loan. “Revolving Loan Note” means a promissory note in the form of Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time. “RPC” means Research Products Corporation, a Wisconsin corporation. “RPC Acquisition” means the Borrower’s acquisition, directly or indirectly, of all or substantially all of the assets and issued and outstanding shares of RPC and its subsidiaries. “RPC Transaction Costs” means the fees, costs and expenses payable by the Borrower or any of its Subsidiaries on, before or after the Fourth Amendment Effective Date in connection with the transactions contemplated by the Fourth Amendment in connection with the RPC Acquisition, including in connection with the Fourth Amendment Refinancing. 84 #4903-7233-6530

“S&P” means Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. “S&P Threshold Debt Rating” shall have the meaning assigned to such term in the definition of “Applicable Margin”. “Sale and Leaseback Transaction” as defined in Section 6.10. “Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable Issuing Bank (with notice thereof to the Administrative Agent), as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency. “Sanctions” as defined in Section 4.22(a). “Sanctions Laws” as defined in Section 4.22(a). “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “Second Amendment” means that certain Second Amendment to Credit and Guaranty Agreement, dated as of June 5, 2024, among the Borrower, the Administrative Agent, the Purchasing Term Lender (as defined therein) and the Consenting Lenders (as defined therein) party thereto. “Second Amendment Effective Date” has the meaning set forth in the Second Amendment; provided that, for the avoidance of doubt such date was June 5, 2024. “Secured Net Leverage Incremental Ratio Test” as defined in clause (III)(y) of the definition of “Available Incremental Amount”. “Secured Net Leverage Ratio” means, as of the date of determination, the ratio of (a) Consolidated Secured Debt as of such date of determination to (b) Consolidated Adjusted EBITDA of the Borrower and Restricted Subsidiaries for the Test Period most recently ended on or prior to such date of determination, in each case with such to Consolidated Secured Debt and Consolidated Adjusted EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Pro Forma Basis. “Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement. “Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in 85 #4903-7233-6530 temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing. “Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute. “Seller Notes” means (a) Existing Seller Note and (b) any seller notes issued after the Effective Date pursuant to Section 6.1(p). “Senior Secured Notes” as defined in the recitals hereto. “Senior Secured Notes Documents” means the Senior Secured Notes Indenture and the other transaction documents referred to therein (including the related guarantee, the notes and the notes purchase agreement). “Senior Secured Notes Indenture” means that certain senior secured notes Indenture, dated on or around the date hereof, among the Borrower, the guarantors named therein and U.S. Bank National Association, as the trustee. “Senior Unsecured Notes” as defined in the recitals hereto. “Senior Unsecured Notes Documents” means the Senior Unsecured Notes Indenture and the other transaction documents referred to therein (including the related guarantee, the notes and the notes purchase agreement). “Senior Unsecured Notes Indenture” means that certain senior unsecured notes Indenture, dated on or around the date hereof, among the Borrower, the guarantors named therein and U.S. Bank National Association, as the trustee. “Series” as defined in Section 2.24(c). “Seventh Amendment” means that certain Seventh Amendment to Credit and Guaranty Agreement, dated as of June 4, 2026, among the Borrowers, the Guarantors, the Administrative Agent and the Lenders listed on the signature pages thereto. “Seventh Amendment Effective Date” has the meaning set forth in the Seventh Amendment; provided that, for the avoidance of doubt such date was June 4, 2026. “Similar Businesses” means any business conducted or proposed to be conducted by the Borrower and the Restricted Subsidiaries on the Effective Date or any business that is similar, reasonably related, synergistic, incidental, or ancillary thereto. “Sixth Amendment” means that certain Sixth Amendment and Joinder Agreement to Credit and Guaranty Agreement dated as of March 20, 2026 among the Borrower, each other Credit Party, the Administrative Agent, the 2026 Incremental Revolving Lenders and the other Lenders listed on the signature pages thereto. 86 #4903-7233-6530

“Sixth Amendment Effective Date” has the meaning set forth in the Sixth Amendment provided that, for the avoidance of doubt such date was May 15, 2026. “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “Solvency Certificate” means a Solvency Certificate of the chief financial officer of the Borrower substantially in the form of Exhibit F-2. “Solvent” means, with respect to the Borrower, that as of the date of determination, (i) the sum of the liabilities (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of the Borrower and its Restricted Subsidiaries, on a consolidated basis; (ii) the fair value of the property of the Borrower and its Restricted Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, on a consolidated basis such as liabilities become absolute and mature; (iii) the capital of the Borrower and its Restricted Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof and (iv) the Borrower and its Restricted Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debts as they become due (whether at maturity or otherwise). For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. For the purposes of making any determination pursuant to this paragraph, the Loans shall be deemed to mature on the stated schedule set forth herein (without giving effect to any acceleration or mandatory prepayment thereof). “Specified IPO” as defined in the Sixth Amendment. “Specified Equity Contribution” as defined in Section 8.2. “Specified Representations” means the representations and warranties with respect to Holdings and the Borrower set forth in Sections 4.1(a) and (b), 4.3 (as related to the Borrowing under, guaranteeing under, granting of security interests in the Collateral to, and performance of, the Credit Documents), 4.4(a)(ii) (as related to the Borrowing under, 87 #4903-7233-6530 guaranteeing under, granting of security interests in the Collateral to, and performance of, the Credit Documents), 4.14, 4.15, 4.19, 4.22(c), 4.22(b)(iii), and 4.24. “Specified Transaction” means, with respect to any period, any (i) Investment, (ii) sale or transfer of assets or property or other asset disposition, (iii) incurrence or repayment of Indebtedness, (iv) Restricted Junior Payment, (v) designation or redesignation of an Unrestricted Subsidiary or Restricted Subsidiary, (vi) incurrence of New Term Loan, (vii) provision of New Revolving Loan Commitments, (viii) incurrence of Refinancing Indebtedness or (ix) other event, in each case that by the terms of the Credit Documents requires compliance on a Pro Forma Basis with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.” “Spot Rate” means, subject to Section 1.9, for a Currency, the rate provided (either by publication or otherwise provided or made available to the Administrative Agent) by Thomson Reuters Corp. (or equivalent service chosen by the Administrative Agent in its reasonable discretion) as the spot rate for the purchase of such Currency with another currency at a time selected by the Administrative Agent in accordance with the procedures generally used by the Administrative Agent for syndicated credit facilities in which it acts as administrative agent. “Subordinated Indebtedness” means Indebtedness of the Borrower or any Guarantor, in excess of the Threshold Amount, that is by its terms subordinated in right of payment to the obligations of the Borrower or such Guarantor, as applicable, in accordance with the terms of the subordination agreement applicable thereto. “Subsequent Transaction” as defined in Section 1.5. “subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. “Subsidiary” means, unless the context otherwise expressly requires, a Restricted Subsidiary of the Borrower. “Supported QFC” has the meaning specified in Section 9.13(a). “Swap Obligation” as defined in “Excluded Swap Obligation.” “Target” as defined in the recitals hereto. 88 #4903-7233-6530

“Target Historical Financial Statements” as defined in the definition of “Historical Financial Statements”. “Target Material Adverse Effect” has the meaning assigned to the term “Material Adverse Effect” in the Acquisition Agreement dated and as in effect on and as of April 18, 2021. “Target Person” has the meaning specified in Section 6.6. “Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (together with interest, penalties and other additions thereto) of any nature and whatever called, by any Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed. “Tax Group” as defined in Section 6.4(k). “Term CORRA” means, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 5:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Date the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Date; provided, further, that if Term CORRA determined as provided above shall ever be less than the Floor, then Term CORRA shall be deemed to be the Floor. “Term CORRA Administrator” means CanDeal Benchmark Administration Services Inc. (“CanDeal”) or, in the reasonable discretion of the Administrative Agent, TSX Inc. or an affiliate of TSX Inc. as the publication source of the CanDeal/TMX Term CORRA benchmark that is administered by CanDeal (or a successor administrator of the Term CORRA Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term CORRA Loan” means a Loan that bears interest at a rate based on Term CORRA. “Term CORRA Reference Rate” means the forward-looking term rate based on CORRA. “Term Loan” means an Initial Term Loan and/or a New Term Loan. “Term Loan Commitment” means an Initial Term Loan Commitment or New Term Loan Commitment of a Lender. 89 #4903-7233-6530

“Term Loan Lender” means a Lender having a Term Loan Commitment or Term Loans and “Term Loan Lenders” means all Lenders in the aggregate having Term Loan Commitment or Term Loans. “Term Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time. “Term SOFR Adjustment” means (1) prior to the Second Amendment Effective Date, a percentage equal to (a) with respect to a one-month Interest Period, 0.11448% per annum, (b) with respect to a three-month Interest Period, 0.26161% per annum and (c) with respect to a six-month Interest Period, 0.42826% per annum, (2) on and after the Second Amendment Effective Date but prior to the Fourth Amendment Effective Date, (a) with respect to Revolving Loans, a percentage equal to (i) with respect to a one-month Interest Period, 0.11448% per annum, (ii) with respect to a three-month Interest Period, 0.26161% per annum and (iii) with respect to a six-month Interest Period, 0.42826% per annum and (b) with respect to any Term Loan, 0% per annum and (3) on and after the Fourth Amendment Effective Date, with respect to 2025 Incremental Revolving Loans, 2026 Incremental Revolving Loans and any Term Loan, 0% per annum. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Rate” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR (the “Term SOFR Reference Rate”) that has been selected or recommended by the Relevant Governmental Body; provided however, that if as of the Reference Time the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR Rate will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Interest Rate Determination Date. “Term SOFR Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, other than pursuant to clause (iii) of the definition of “Base Rate”. “Term SOFR Reference Rate” has the meaning assigned to such term in the definition of “Term SOFR Rate”. “Terminated Lender” as defined in Section 2.23. “Test Period” means, at any time, the period of four consecutive Fiscal Quarters of the Borrower then last ended (in each case taken as one accounting period) on the date for which financial statements have been or are required to be delivered pursuant to Sections 5.1(b) 90 #4903-7233-6530 or (c) or, before any financial statements are required to be delivered pursuant to such Sections, as of March 31, 2021. “Third Amendment” means that certain Third Amendment to Credit and Guaranty Agreement, dated as of January 15, 2025, among the Borrower, the Administrative Agent, the Purchasing Term Lender (as defined therein) and the Consenting Lenders (as defined therein) party thereto. “Third Amendment Effective Date” has the meaning set forth in the Third Amendment; provided that, for the avoidance of doubt such date was January 15, 2025. “Threshold Amount” means the greater of (x) $140,000,000 and (y) 25% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period. “Threshold Debt Ratings” shall have the meaning assigned to such term in the definition of “Applicable Margin”. “Topic 810” shall have the meaning assigned to such term in clause (i)(e) of the definition of “Consolidated Adjusted EBITDA”. “Topic 815” shall have the meaning assigned to such term in clause (i)(g) of the definition of “Consolidated Adjusted EBITDA”. “Total Net Leverage Incremental Ratio Test” as defined in the definition of Available Incremental Amount. “Total Net Leverage Ratio” means, as of the date of determination, the ratio of (a) Consolidated Total Debt as of such date of determination to (b) Consolidated Adjusted EBITDA of the Borrower and Restricted Subsidiaries for the Test Period most recently ended on or prior to such date of determination, in each case with such to Consolidated Total Debt and Consolidated Adjusted EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Pro Forma Basis. “Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (i) the Dollar Equivalent of the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing Issuing Bank for any amount drawn under any Letter of Credit or any Bank Guarantee, but not yet so applied) and (ii) the Dollar Equivalent of the Letter of Credit Usage. “Traded Securities” means any debt or equity Securities issued pursuant to a public offering or Rule 144A offering or other similar private placement. “Transaction Costs” means the fees, costs and expenses payable by Holdings, Borrower or any of Borrower’s Subsidiaries on or before the Effective Date in connection with the transactions contemplated by the Credit Documents, including any Refinancing Costs. “Transactions” as defined in the preamble. 91 #4903-7233-6530

“Transformative Acquisition” means any acquisition by the Borrower or any Restricted Subsidiary that (a) is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined in good faith by the Borrower or (c) results in a refinancing of the Term Loans that involves an upsizing in connection with such acquisition. “Transformative Disposition” means any disposition by the Borrower or any Restricted Subsidiary that (a) is not permitted by the terms of this Agreement immediately prior to the consummation of such disposition, (b) if permitted by the terms of this Agreement immediately prior to the consummation of such disposition, would not provide the Borrower and the Restricted Subsidiaries with a durable capital structure following such consummation, as determined by the Borrower acting in good faith or (c) results in a refinancing of the Term Loans that involves an upsizing in connection with such disposition. “Treasury Regulations” means the United States Treasury regulations promulgated under the Internal Revenue Code from time to time. “Type of Loan” means with respect to either Term Loans or Revolving Loans, a Base Rate Loan, a Term SOFR Rate Loan or a Term CORRA Loan. “U.S.” or “United States” means the United States of America. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Lender” as defined in Section 2.20(c). “U.S. Special Resolution Regime” has the meaning specified in Section 9.13(a). “U.S. Withholding Certificate” has the meaning specified in Section 2.20(c). “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. 92 #4903-7233-6530

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unreimbursed Amount” as defined in Section 2.4(d). “Unrestricted Cash” means, as to any Person on any date of determination, the amount of (a) unrestricted cash and Cash Equivalents of such Person and (b) cash and Cash Equivalents of such Person that are restricted in favor of the Credit Facilities and/or other pari passu or junior secured Indebtedness not prohibited under this Agreement (which may also include cash and Cash Equivalents securing other Indebtedness that is secured by a Lien on the Collateral along with the Credit Facilities and/or other pari passu or junior secured Indebtedness not prohibited under this Agreement). For the avoidance of doubt, Unrestricted Cash of the Borrower and its Restricted Subsidiaries shall include any cash and Cash Equivalents of the Borrower or its Restricted Subsidiaries used to Cash Collateralize any Letter of Credit. “Unrestricted Subsidiaries Investment Basket” as defined in Section 6.6(y). “Unrestricted Subsidiary” means any subsidiary of the Borrower designated by the board of directors (or similar governing body) of the Borrower as an Unrestricted Subsidiary pursuant to Section 5.14 on or subsequent to the Effective Date. The Borrower may designate any subsidiary of the Borrower (including any existing subsidiary and any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary unless such subsidiary or any of its subsidiaries owns any Equity Interests of, the Borrower or any other Credit Party; provided that each of (A) the subsidiary to be so designated and (B) its subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary (other than as permitted pursuant to Section 6.1(w)). “Voting Power Determinants” means, collectively, Initial Term Loan Exposure, New Term Loan Exposure and/or Revolving Exposure. “Voting Stock” means, with respect to any Person as of any date, the Equity Interests of such Person that is at the time entitled to vote in the election of the board of directors of such Person. “Waivable Mandatory Prepayment” as defined in Section 2.15(c). “Wells Fargo” as defined in the preamble hereto. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all 93 #4903-7233-6530 or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 94 #4903-7233-6530

1.2. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to Lenders pursuant to Sections 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect on the Effective Date. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and the Borrower shall so request, Administrative Agent and the Borrower shall negotiate in good faith, and consent, to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP, provided that, until so amended, such ratio or requirement shall continue to be computed in conformity with those accounting principles and policies used to prepare the Historical Financial Statements. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Historical Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP (or implementation of previously adopted GAAP) relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such change in GAAP, as provided for above. 1.3. Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. Unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. 95 #4903-7233-6530

1.4. Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate, Term SOFR Rate, Adjusted Term SOFR Rate, the Term CORRA Reference Rate, Term CORRA or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Term SOFR Rate, Adjusted Term SOFR Rate, the Term CORRA Reference Rate, Term CORRA or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR Rate, Adjusted Term SOFR Rate, the Term CORRA Reference Rate, Term CORRA or any other Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR Rate, Adjusted Term SOFR Rate, the Term CORRA Reference Rate, Term CORRA or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. 1.5. Limited Condition Transactions. In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of: (a) determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Interest Coverage Ratio and the Total Net Leverage Ratio; (b) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets); or (c) determining the accuracy of any representation or warranty or the existence of any Default or Event of Default. in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into (the “LCT Test 96 #4903-7233-6530

Date”), and if, on a Pro Forma Basis after giving effect to the Limited Condition Transaction, the Borrower or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket or other provision, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, tests or baskets or other provision for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in any such ratio, test or basket or other provision, including due to fluctuations in Consolidated Adjusted EBITDA, Consolidated Cash Interest Expense, Consolidated Interest Expense or Consolidated Total Assets, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a Pro Forma Basis after giving effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated. 1.6. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Credit Documents), and other Contractual Obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases (in each case, whether pursuant to one or more agreements or with different lenders or agents), but only to the extent that such amendments, restatements, amendment, and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases are not prohibited by any Credit Document, (b) references to any requirements of law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such requirement of law and (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof. 1.7. Compliance with Certain Sections. (a) For purposes of determining compliance with Section 6, in the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), disposition, Asset Sale, Restricted Junior Payment, Affiliate transaction, Contractual Obligation, or prepayment of Indebtedness meets the criteria of one, or more than one, of the “baskets” or categories of transactions then permitted pursuant to any clause or subsection of Section 6, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses at the time of such transaction or any later time 97 #4903-7233-6530 from time to time, in each case, as determined by the Borrower in its sole discretion at such time and thereafter may be reclassified by the Borrower in any manner not expressly prohibited by this Agreement. (b) With respect to (x) any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that do not require compliance with a financial ratio or test (including the Interest Coverage Ratio, the Total Net Leverage Ratio, the Secured Net Leverage Ratio and/or the First Lien Net Leverage Ratio) substantially concurrently with (y) any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including the Interest Coverage Ratio, the Total Net Leverage Ratio, the Secured Net Leverage Ratio and/or the First Lien Net Leverage Ratio), it is understood and agreed that the amounts in clause (x) shall be disregarded in the calculation of the financial ratio or test applicable to the amounts in clause (y). 1.8. Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under the Delaware Limited Liability Company Act (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time. 1.9. Exchange Rates; Currency Equivalents. (a) The Administrative Agent shall determine the Dollar Equivalent amount of each Credit Extension denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent. (b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of Revolving Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar Equivalent (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent. (c) Notwithstanding the foregoing provisions of this Section 1.9 or any other provision of this Agreement, each Issuing Bank may compute the Dollar Equivalent of the maximum amount of each applicable Letter of Credit issued by such Issuing Bank by reference 98 #4903-7233-6530 to exchange rates determined using any reasonable method customarily employed by such Issuing Bank for such purpose. 1.10. Additional Alternative Currencies. (a) The Borrower may from time to time request that (i) Revolving Loans be made in a currency other than those specifically listed in the definition of “Alternative Currency” and/or (ii) Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is (A) a lawful currency (other than Dollars and Canadian Dollars) that is readily available and freely transferable and convertible into Dollars, and (B) for which no central bank or other governmental authorization in the country of issue of such currency is required to give authorization for the use of such currency by any Lender for making Loans or any Issuing Bank for issuing Letters of Credit, as applicable, unless such authorization has been obtained and remains in full force and effect. In the case of any such request with respect to the making of Revolving Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent, the Revolving Lenders and the applicable Issuing Bank or Issuing Banks. (b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (New York City time), (i) with respect to a request for an additional Alternative Currency, ten (10) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent in its sole discretion) or (ii) with respect to a request for an additional Alternative Currency for issuance of Letters of Credit, five (5) Business Days prior to the date of the desired Letter of Credit (or such other time or date as may be agreed by the applicable Issuing Bank, in its sole discretion with notice to the Administrative Agent). Each such request shall also identify the applicable benchmark rate that is to apply to Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, such requested additional Alternative Currency. In the case of any such request pertaining to Revolving Loans, the Administrative Agent shall promptly notify each Revolving Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the Issuing Bank thereof. Each Revolving Lender (in the case of any such request pertaining to Revolving Loans) shall notify the Administrative Agent, not later than 11:00 a.m. (New York City time), ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Loans in such requested currency and the usage of such benchmark rate. The applicable Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m. (New York City time), three (3) Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency and the usage of such benchmark rate. (c) Any failure by a Revolving Lender or the applicable Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the applicable Issuing Bank, as the case may be, to permit Revolving Loans to be made or Letters of Credit to be issued in such requested currency and such benchmark rate to be used. If the Administrative Agent and all the Revolving 99 #4903-7233-6530

Lenders consent to making Revolving Loans in such requested currency and using such benchmark rate, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Revolving Loans; and if the Administrative Agent, all the Revolving Lenders and the applicable Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances by such Issuing Bank. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.10, the Administrative Agent shall promptly so notify the Borrower. (d) In connection with any approved request for an Alternative Currency, the Administrative Agent and Revolving Lenders (without the consent of the Requisite Lenders) will have the right, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to make any technical, administrative or operational changes that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the inclusion of such Alternative Currency and the adoption and implementation of the benchmark rate applicable thereto and to permit the administration thereof by the Administrative Agent from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. 1.11. Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extensions, loan modifications or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender. SECTION 2. LOANS AND LETTERS OF CREDIT 2.1. Term Loans. (a) Loan Commitments. Subject to terms and conditions hereof: (i) each Lender with an Initial Term Loan Commitment severally agrees to make, on the Effective Date, an Initial Term Loan to the Borrower in an amount equal to such Lender’s Initial Term Loan Commitment; and (ii) each Lender with a 2025 Incremental Term Loan Commitment severally agrees to make, on the Fourth Amendment Effective Date, a 2025 Incremental Term Loan to the Borrower in an amount equal to such Lender’s 2025 Incremental Term Loan Commitment. (iii) each Lender with a 2025 Repriced Incremental Term Loan Commitment severally agrees to make, on the Fifth Amendment Effective Date, a 2025 Repriced Incremental Term Loan to the Borrower in an amount equal to such Lender’s 2025 Repriced 100 #4903-7233-6530

Incremental Term Loan Commitment. (iv) each Lender with a 2026 Repriced Incremental Term Loan Commitment severally agrees to make, on the Seventh Amendment Effective Date, a 2026 Repriced Incremental Term Loan to the Borrower in an amount equal to such Lender’s 2026 Repriced Incremental Term Loan Commitment. The Borrower may make only one Borrowing under each of (i) the Initial Term Loan Commitment, which shall be on the Effective Date, (ii) the 2025 Incremental Term Loan Commitment, which shall be on the Fourth Amendment Effective Date and, (iii) the 2025 Repriced Incremental Term Loan Commitment, which shall be on the Fifth Amendment Effective Date and (iv) the 2026 Repriced Incremental Term Loan Commitment, which shall be on the Seventh Amendment Effective Date. Any amount borrowed under this Section 2.1(a)2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a)2.13(a) and 2.142.14, all amounts owed hereunder with respect to the Initial Term Loans, the 2025 Incremental Term Loans and, the 2025 Repriced Incremental Term Loans and the 2026 Repriced Incremental Term Loans shall be paid in full no later than the Maturity Date applicable to such Term Loans. Each Lender’s Initial Term Loan Commitment shall terminate immediately and without further action on the Effective Date after giving effect to the funding of such Lender’s Initial Term Loan Commitment on such date. Each Lender’s 2025 Incremental Term Loan Commitment shall terminate immediately and without further action on the Fourth Amendment Effective Date after giving effect to the funding of such Lender’s 2025 Incremental Term Loan Commitment on such date. Each Lender’s 2025 Repriced Incremental Term Loan Commitment shall terminate immediately and without further action on the Fifth Amendment Effective Date after giving effect to the funding of such Lender’s 2025 Repriced Incremental Term Loan Commitment on such date. Each Lender’s 2026 Repriced Incremental Term Loan Commitment shall terminate immediately and without further action on the Seventh Amendment Effective Date after giving effect to the funding of such Lender’s 2026 Repriced Incremental Term Loan Commitment on such date. (b) Borrowing Mechanics for Term Loans. The Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later than (i) with respect to the Initial Term Loans, (x) the Effective Date with respect to Base Rate Loans and (y) one (1) Business Day prior to the Effective Date with respect to Term SOFR Rate Loans (or such shorter period as may reasonably be acceptable to Administrative Agent), (ii) with respect to the 2025 Incremental Term Loans, (x) the Fourth Amendment Effective Date with respect to Base Rate Loans and (y) one (1) Business Day prior to the Fourth Amendment Effective Date with respect to Term SOFR Rate Loans (or such shorter period as may reasonably be acceptable to Administrative Agent), and (iii) with respect to the 2025 Repriced Incremental Term Loans, (x) the Fifth Amendment Effective Date with respect to Base Rate Loans and (y) one (1) Business Day prior to the Fifth Amendment Effective Date with respect to Term SOFR Rate Loans (or such shorter period as may reasonably be acceptable to Administrative Agent) and (iv) with respect to the 2026 Repriced Incremental Term Loans, (x) the Seventh Amendment Effective Date with respect to Base Rate Loans and (y) one (1) Business Day prior to the Seventh Amendment Effective Date with respect to Term SOFR Rate Loans (or such shorter period as may reasonably be acceptable to Administrative Agent). 101 #4903-7233-6530

Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed Borrowing. 2.2. Revolving Loans. (a) Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans in Dollars or an Alternative Currency to the Borrower in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided, that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date applicable to such Revolving Commitment and all Revolving Loans and all other amounts owed hereunder with respect to such Revolving Loans and Revolving Commitments shall be paid in full no later than such date. (b) Borrowing Mechanics for Revolving Loans. (i) Except pursuant to Section 2.4(d), Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount (or if less, the remaining amount of the Revolving Commitments), and Revolving Loans that are Term SOFR Rate Loans or Term CORRA Loans shall be in an aggregate minimum amount of $1,000,000 (or, with respect to any Revolving Loans Loans drawn in an Alternative Currency, the Dollar Equivalent) and integral multiples of $250,000 (or, with respect to any Revolving Loans drawn in an Alternative Currency, the Dollar Equivalent) in excess of that amount (or if less, the remaining amount of the Revolving Commitments). (1) Subject to Section 3.2(b), whenever the Borrower desires that Lenders make Revolving Loans, the Borrower shall deliver to Administrative Agent a fully executed and delivered Funding Notice (x) no later than (i) 11:00 a.m. (New York City time) at least three (3) Business Days in advance of the proposed Credit Date in the case of a Term SOFR Rate Loan or Term CORRA Loan and (ii) the Applicable Time specified by the Administrative Agent in the case of any Revolving Loan denominated in an Alternative Currency at least five (5) Business Days in advance of the proposed Credit Date and (y) no later than 11:00 a.m. (New York City time) on the day of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan denominated in Dollars; provided that, if such Credit Date is the Effective Date, such Funding Notice may be delivered (x) on the Effective Date with respect to Base Rate Loans and (y) one (1) Business Day prior to the Effective Date with respect to Term SOFR Rate Loans (or such shorter period as may reasonably be acceptable to Administrative Agent). (2) Each Funding Notice shall specify (A) the date of such 102 #4903-7233-6530

Borrowing, which shall be a Business Day, (B) the Currency of such Borrowing, (C) the amount of such Borrowing, (D) whether such Revolving Loan is to be a Term SOFR Rate Loan, Term CORRA Loan or a Base Rate Loan, and (E) in the case of a Term SOFR Rate Loan or Term CORRA Loan, the duration of the Interest Period applicable thereto. If the Borrower fails to specify the Currency of a Loan in a Funding Notice, then the applicable Loans shall be made in Dollars. If the Borrower fails to specify a type of Loan denominated in Dollars in a Funding Notice, then the applicable Loans shall be made as Base Rate Loans. If the Borrower requests a Borrowing of a Term SOFR Rate Loan or Term CORRA Loan in any such Funding Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. A Funding Notice received after 11:00 a.m. (New York City time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Revolving Lenders of each Funding Notice. Except as otherwise provided herein (including the Borrower’s ability to compensate a Lender under Section 2.18(c)), a Funding Notice for a Revolving Loan that is a Term SOFR Rate Loan or Term CORRA Loan shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to make a Borrowing in accordance therewith. (ii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by facsimile with reasonable promptness. (iii) Not later than 1:00 p.m. (New York City time) in the case of any Revolving Loan denominated in Dollars and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency, in each case on the proposed Borrowing date, each Revolving Lender will make available to the Administrative Agent, for the account of the Borrower, at the Administrative Agent’s Principal Office in Same Day Funds, in the applicable Currency, such Revolving Lender’s Pro Rata Share of the Revolving Loans to be made on such Borrowing date in Same Day Funds, at the Principal Office of Administrative Agent. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Credit Date by causing an amount of Same Day Funds in Dollars (or, with respect to any Revolving Loan to be drawn in an Alternative Currency, such Alternative Currency) equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of the Borrower at the Principal Office designated by Administrative Agent or such other account as may be designated in writing to Administrative Agent by the Borrower. 103 #4903-7233-6530

2.3. [Reserved]. 2.4. Issuance of Letters of Credit and Bank Guarantees and Purchase of Participations Therein. (a) Letters of Credit. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Issuing Bank agrees to issue Letters of Credit and Bank Guarantees for the account of the Borrower (on its own behalf or on behalf of any Subsidiary) in the aggregate amount up to but not exceeding, after giving effect to all Letters of Credit issued hereunder by any Issuing Bank, the Letter of Credit Sublimit; provided, (i) each Letter of Credit and each Bank Guarantee shall, at the option of the Borrower, be denominated in Dollars or an Alternative Currency; (ii) the stated amount of each Letter of Credit and each Bank Guarantee shall not be less than $50,000 (or the Dollar Equivalent equivalent, if applicable) or such lesser amount as is reasonably acceptable to the applicable Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; (v) in no event shall any standby Letter of Credit or any Bank Guarantee, as applicable, have an expiration date later than the earlier of (1) five Business Days prior to the Revolving Commitment Termination Date (provided that, in the sole discretion of the Administrative Agent and the applicable Issuing Bank, a Letter of Credit or a Bank Guarantee, as applicable, may be issued that by its terms expires after the fifth day prior to the Revolving Commitment Termination Date if the applicable Borrower shall have Cash Collateralized such Letter of Credit or such Bank Guarantee, as applicable) and (2) the date which is one year from the date of issuance of such standby Letter of Credit or such Bank Guarantee, as applicable; (vi) in no event shall any Bank Guarantee be issued if such Bank Guarantee is otherwise unacceptable to the applicable Issuing Bank in its reasonable discretion and (vii) no Issuing Bank shall be obligated to issue a Letter of Credit or Bank Guarantee to the extent such issuance would violate one or more generally applicable policies of such Issuing Bank in place at the time of such request. Subject to the foregoing, the applicable Issuing Bank may agree that a standby Letter of Credit or a Bank Guarantee, as applicable, will automatically be extended for one or more successive periods not to exceed one year each, unless the applicable Issuing Bank elects not to extend for any such additional period; provided, the applicable Issuing Bank shall not extend any such Letter of Credit or any such Bank Guarantee, as applicable, if it has received written notice that an Event of Default has occurred and is continuing at the time the applicable Issuing Bank must elect whether to allow such extension; provided further, if any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue any Letter of Credit or Bank Guarantee, as applicable, unless such Issuing Bank has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit or Bank Guarantees, as applicable, of the Defaulting Lender. (b) Notice of Issuance. Subject to Section 3.2(b), whenever the Borrower desires the issuance of a Letter of Credit or a Bank Guarantee, as applicable, the Borrower shall deliver to the applicable Issuing Bank an Issuance Notice in 104 #4903-7233-6530

accordance with such Issuing Bank’s standard operating procedures and in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.2, the applicable Issuing Bank shall issue the requested Letter of Credit or a Bank Guarantee, as applicable, only in accordance with such Issuing Bank’s standard operating procedures. Upon the issuance of any Letter of Credit, Bank Guarantee or amendment or modification to a Letter of Credit or a Bank Guarantee, as applicable, the applicable Issuing Bank shall promptly notify the Administrative Agent (who will in turn notify the Revolving Lenders) of such issuance, which notice shall be accompanied by a description of such Letter of Credit, Bank Guarantee or amendment or modification to a Letter of Credit or a Bank Guarantee, as applicable, and the amount of such Lender’s respective participation in such Letter of Credit or such Bank Guarantee, as applicable, pursuant to Section 2.4(e). (c) Responsibility of Issuing Bank with Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit or any Bank Guarantee, as applicable, by the beneficiary thereof, the applicable Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit or such Bank Guarantee, as applicable, with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit or such Bank Guarantee, as applicable. As between the Borrower and each Issuing Bank, the Borrower assume all risks of the acts and omissions of, or misuse of the Letters of Credit or such Bank Guarantees, as applicable, issued by each Issuing Bank, by the respective beneficiaries of such Letters of Credit or such Bank Guarantees, as applicable. In furtherance and not in limitation of the foregoing, no Issuing Bank shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit or such Bank Guarantee, as applicable, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or, in the case of a Bank Guarantee only, assigning, or purporting to transfer or, in the case of a Bank Guarantee only, assign, any such Letter of Credit or any such Bank Guarantee, as applicable, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit or any such Bank Guarantee, as applicable, to comply fully with any conditions required in order to draw upon such Letter of Credit or Bank Guarantee, as applicable; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms or in translation; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or any such Bank Guarantee, as applicable, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit or such Bank Guarantee, as applicable; or (viii) any consequences arising from causes beyond the control of such Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Bank’s rights or powers hereunder. Without limiting the 105 #4903-7233-6530 foregoing and in furtherance thereof, any action taken or omitted by an Issuing Bank under or in connection with the Letters of Credit, Bank Guarantees or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of such Issuing Bank to the Borrower. Notwithstanding anything to the contrary contained in this Section 2.4(c), the Borrower shall retain any and all rights they may have against an Issuing Bank for any liability arising solely out of the gross negligence, bad faith or willful misconduct of such Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction. (d) Reimbursement by the Borrower of Amounts Drawn or Paid Under Letters of Credit or Bank Guarantees. In the event an Issuing Bank has determined to honor a drawing under a Letter of Credit or a Bank Guarantee, as applicable, it shall immediately notify the Borrower and Administrative Agent, and the Borrower shall reimburse such Issuing Bank by the later of (x) the Business Day immediately following the date on which such drawing is honored and (y) the Business Day immediately following the date on which notice has been received by the Borrower of such drawing (the later of such dates, the “Reimbursement Date”) in an amount in Dollars (or, in the case of any such reimbursement in Dollars of a drawing under a Letter of Credit or a Bank Guarantee denominated in an Alternative Currency, the Dollar Equivalent) and in Same Day Funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless the Borrower shall have notified Administrative Agent and the applicable Issuing Bank prior to 11:00 a.m. (New York City time) on the Reimbursement Date that the Borrower intends to reimburse such Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have given a timely Funding Notice to Administrative Agent requesting Lenders with Revolving Commitments to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (or, in the case of an amount denominated in an Alternative Currency, the Borrower shall be deemed to have requested Revolving Loans that are Term SOFR Rate Loans in the Dollar Equivalent of such Alternative Currency) equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.2, Lenders with Revolving Commitments shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse the applicable Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by the applicable Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing (the “Unreimbursed Amount”), the Borrower shall reimburse such Issuing Bank, on demand, in an amount in Same Day Funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.4(d) shall be deemed to relieve any Lender with a Revolving Commitment from its obligation to make Revolving Loans on the terms and conditions set forth herein, and the Borrower shall retain any and all rights they may have against any such Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.4(d). 106 #4903-7233-6530

(e) Lenders’ Purchase of Participations in Letters of Credit or Bank Guarantees. Immediately upon the issuance of each Letter of Credit or each Bank Guarantee, as applicable, each Lender having a Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the applicable Issuing Bank a participation in such Letter of Credit or such Bank Guarantee, as applicable, and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that the Borrower shall fail for any reason to reimburse an Issuing Bank as provided in Section 2.4(d), such Issuing Bank shall promptly notify each Lender with a Revolving Commitment of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Pro Rata Share of the Revolving Commitments. Each Lender with a Revolving Commitment shall make available to the applicable Issuing Bank an amount equal to its respective participation, in Dollars or the applicable Dollar Equivalent and in Same Day Funds, at the office of such Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first Business Day (under the laws of the jurisdiction in which such office of such Issuing Bank is located) after the date notified by such Issuing Bank. In the event that any Lender with a Revolving Commitment fails to make available to the applicable Issuing Bank on such Business Day the amount of such Lender’s participation in such Letter of Credit or such Bank Guarantee, as applicable, as provided in this Section 2.4(e), such Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by such Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.4(e) shall be deemed to prejudice the right of any Lender with a Revolving Commitment to recover from such Issuing Bank any amounts made available by such Lender to such Issuing Bank pursuant to this Section 2.4(e) in the event that the payment with respect to a Letter of Credit or a Bank Guarantee in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Bank. In the event an Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.4(e) for all or any portion of any drawing honored by such Issuing Bank under a Letter of Credit or a Bank Guarantee, as applicable, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.4(e) with respect to such honored drawing such Lender’s Pro Rata Share of all payments subsequently received by such Issuing Bank from the Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request. (f) Obligations Absolute. The obligation of the Borrower to reimburse an Issuing Bank for drawings honored under the Letters of Credit or the Bank Guarantees, as applicable, issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.4(d) and the obligations of Lenders under Section 2.4(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) 107 #4903-7233-6530 any lack of validity or enforceability of any Letter of Credit or any Bank Guarantee, as applicable; (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit or any Bank Guarantee, as applicable (or any Persons for whom any such transferee may be acting), such Issuing Bank, Lender or any other Person or, in the case of a Lender, against the Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit or any Bank Guarantee, as applicable, was procured); (iii) any draft or other document presented under any Letter of Credit or any Bank Guarantee, as applicable, proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by such Issuing Bank under any Letter of Credit or any Bank Guarantee, as applicable, against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit or such Bank Guarantee, as applicable; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by such Issuing Bank under the applicable Letter of Credit or the applicable Bank Guarantee, as applicable, shall not have constituted gross negligence, bad faith or willful misconduct of such Issuing Bank under the circumstances in question as determined by a final, non-appealable judgment of a court of competent jurisdiction. (g) Indemnification. Without duplication of any obligation of the Borrower under Section 10.2 or 10.3, in addition to amounts payable as provided herein (other than claims for Taxes, which shall be exclusively governed by Section 2.20), the Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Bank from and against any and all claims, demands, liabilities, damages, out-of-pocket losses, and reasonable out-of-pocket costs, charges and expenses (including reasonable out-of-pocket fees, expenses and disbursements of counsel (limited to one outside counsel) which such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or any Bank Guarantee, as applicable, by such Issuing Bank, other than as a result of (1) the gross negligence, bad faith or willful misconduct of such Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction or (2) the wrongful dishonor by such Issuing Bank of a proper demand for payment made under any Letter of Credit or any Bank Guarantee, as applicable, issued by it, or (ii) the failure of such Issuing Bank to honor a drawing under any such Letter of Credit or any such Bank Guarantee, as applicable, as a result of any Governmental Act. (h) Resignation and Removal of Issuing Bank. An Issuing Bank may resign as Issuing Bank upon 60 days’ prior written notice to Administrative Agent, Lenders and the Borrower. An Issuing Bank may be replaced at any time by written agreement among the Borrower, Administrative Agent, the replaced Issuing Bank (provided that no consent will be required if the replaced Issuing Bank has no Letters of 108 #4903-7233-6530

Credit or no Bank Guarantees, as applicable, or reimbursement obligations with respect thereto outstanding) and the successor Issuing Bank. Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank. At the time any such replacement or resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement or resignation, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit or Bank Guarantees, as applicable, to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement or resignation of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto to the extent that Letters of Credit or Bank Guarantees, as applicable, issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit or Bank Guarantees, as applicable, issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit or Bank Guarantees, as applicable. (i) Existing Letters of Credit. All (i) Prior to the Sixth Amendment Effective Date, all Existing Letters of Credit shall be deemed to have been issued pursuant hereto in satisfaction of the Letter of Credit Commitments as amended by the Fourth Amendment, and from and after the Fourth Amendment Effective Date shall be subject to and governed by the terms and conditions hereof and the 2025 Incremental Revolving Commitments. On the Fourth Amendment Effective Date, each Existing Letter of Credit, to the extent outstanding, shall automatically and without further action by the parties thereto be deemed converted to Letters of Credit issued pursuant to the Letter of Credit Commitments as amended by the Fourth Amendment and this Section 2.4 for the account of the Borrower, subject to the provisions hereof, and for this purpose the fees payable with respect to such Letters of Credit issued hereunder pursuant to Section 2.11(a) and 2.11(b) shall be payable as if such Existing Letters of Credit had been issued on the Fourth Amendment Effective Date by each applicable Issuing Bank. (ii) On and after the Sixth Amendment Effective Date, all Existing Letters of Credit shall be deemed to have been issued pursuant hereto in satisfaction of the Letter of Credit Commitments as amended by the Sixth Amendment, and be subject to and governed by the terms and conditions hereof and the 2026 Incremental Revolving Commitments. On the Sixth Amendment Effective Date, each Existing Letter of Credit, to the extent outstanding, shall automatically and without further action by the parties thereto be deemed converted to Letters of Credit issued pursuant to the Letter of Credit Commitments as amended by the Sixth Amendment and this Section 2.4 for the account of the Borrower, subject to the provisions hereof, and for this purpose the fees payable with respect to such Letters of Credit issued hereunder pursuant to Section 2.11(a) and 2.11(b) shall be payable as if such Existing Letters of Credit had been issued on the Sixth Amendment Effective Date by each applicable Issuing Bank. 109 #4903-7233-6530

2.5. Pro Rata Shares; Availability of Funds. (a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby. (b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event that (i) Administrative Agent declines to make a requested amount available to the Borrower until such time as all applicable Lenders have made payment to Administrative Agent, (ii) a Lender fails to fund to Administrative Agent all or any portion of the Loans required to be funded by such Lender hereunder prior to the time specified in this Agreement and (iii) such Lender’s failure results in Administrative Agent failing to make a corresponding amount available to the Borrower on the Credit Date, at Administrative Agent’s option, such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s Loans for the period commencing with the time specified in this Agreement for receipt of payment by the Borrower through and including the time of the Borrower’s receipt of the requested amount. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder. 110 #4903-7233-6530

2.6. Use of Proceeds. The proceeds of the Initial Term Loans shall be applied by the Borrower (a) to fund, in part, the Acquisition and (b) to refinance or retire the Existing Indebtedness and to fund the Transaction Costs on the Effective Date. The Bank Guarantees and Letters of Credit issued and the proceeds of the Revolving Loans shall be used by the Borrower for working capital and general corporate purposes of the Borrower and its Subsidiaries and for any other transactions not prohibited by the Credit Documents; provided that an amount not to exceed $25,000,000 of the Revolving Loans shall be borrowed on the Effective Date to fund the Transactions and Transaction Costs. The proceeds of the 2025 Incremental Term Loans shall be applied by the Borrower (i) to fund the RPC Acquisition, (ii) to fund the RPC Transaction Costs, (iii) for related fees and expenses, (iv) for general corporate purposes of the Borrower and its Subsidiaries and (v) to consummate the Fourth Amendment Refinancing. The proceeds of the 2025 Repriced Incremental Term Loans shall be applied by the Borrower (i) to refinance the 2025 Incremental Term Loans in full and (ii) for related fees and expenses. The proceeds of the 2026 Repriced Incremental Term Loans shall be applied by the Borrower (i) to refinance the 2025 Repriced Incremental Term Loans in full and (ii) for related fees and expenses. The Borrower may use the proceeds of any New Term Loans (other than the 2025 Incremental Term Loans and, the 2025 Repriced Incremental Term Loans and the 2026 Repriced Incremental Loans) for any purpose not prohibited by this Agreement. 2.7. Evidence of Debt; Register; Lenders’ Books and Records; Notes. (a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or the Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern. (b) Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitments and Loans of each Lender from time to time (the “Register”). The Register shall be available for inspection by the Borrower or any Lender (with respect to (i) any entry relating to such Lender’s Loans, (ii) the identity of the other Lenders (but not any information with respect to such other Lenders’ Loans) and (iii) any entry relating to the Loans of Madison Affiliated Lenders) at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Revolving Commitments and the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of (and stated interest on) the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or the Borrower’s Obligations in respect of any Loan. The Borrower hereby designates Administrative Agent, and 111 #4903-7233-6530

Administrative Agent agrees, to serve as the Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.7. The requirement for the Register set forth in this Section 2.7(b) and the Participant Register set forth in Section 10.6(g)(i) shall be construed so that the Revolving Commitments and the Loans are at all times maintained in “registered form” within the meaning of Treasury Regulation Section 5f.103-1 and Proposed Treasury Regulation Section 1.163-5(b) and within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code. (c) Notes. If so requested by any Lender and reflected in the Register, by written notice to the Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Effective Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Effective Date (or, if such notice is delivered after the Effective Date, promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loan, New Term Loan or Revolving Loan, as the case may be. 2.8. Interest on Loans. (a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows: (i) in the case of Revolving Loans: (1) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; (2) if a Term SOFR Rate Loan, at the Adjusted Term SOFR Rate plus the Applicable Margin; or (3) if a Term CORRA Loan, at Term CORRA plus the Applicable Margin; (ii) [Reserved]; (iii) in the case of Term Loans: (1) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or (2) if a Term SOFR Rate Loan, at the Adjusted Term SOFR Rate plus the Applicable Margin; and (b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Term SOFR Rate Loan or Term CORRA Loan, shall be selected by the Borrower and notified to Administrative Agent 112 #4903-7233-6530 and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. (c) In connection with Term SOFR Rate Loans there shall be no more than ten (10) Interest Periods outstanding at any time. In the event the Borrower fails to specify between a Base Rate Loan, a Term SOFR Rate Loan or a Term CORRA Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Term SOFR Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event the Borrower fails to specify an Interest Period for any Term SOFR Rate Loan or Term CORRA Loan in the applicable Funding Notice or Conversion/Continuation Notice, the Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Term SOFR Rate Loans and Term CORRA Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender. (d) Interest payable pursuant to Section 2.8(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 360-day year (or, in the case of Base Rate Loans determined by reference to the “Prime Rate,” a 365-day or 366-day year, as applicable), as the case may be, and (ii) in the case of Term SOFR Rate Loans and Term CORRA Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Term Loan, the last Interest Payment Date with respect to such Term Loan or, with respect to a Base Rate Loan being converted from a Term SOFR Rate Loan or a Term CORRA Loan, the date of conversion of such Term SOFR Rate Loan or Term CORRA Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Term SOFR Rate Loan or a Term CORRA Loan, the date of conversion of such Base Rate Loan to such Term SOFR Rate Loan or Term CORRA Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan. (e) Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans; provided, however, with respect to any voluntary 113 #4903-7233-6530 prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date. (f) The Borrower agrees to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit or any Bank Guarantee, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (ii) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans. (g) Interest payable pursuant to Section 2.8(f) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit or a Bank Guarantee is reimbursed in full. Promptly upon receipt by Issuing Bank of any payment of interest pursuant to Section 2.8(f), Issuing Bank shall distribute to each Lender, out of the interest received by Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit or such Bank Guarantee for such period if no drawing had been honored under such Letter of Credit or such Bank Guarantee. In the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.4(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the Borrower. 2.9. Conversion/Continuation. (a) Subject to Section 2.18 and so long as no Event of Default under Section 8.1(a), (f) or (g) shall have occurred and then be continuing, the Borrower shall have the option: (i) to convert at any time all or any part of any Term Loan equal to $1,000,000 and integral multiples of $250,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Term SOFR Rate Loan may only be converted on the expiration of the Interest Period applicable to such Term SOFR Rate Loan unless the Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion; 114 #4903-7233-6530

(ii) to convert at any time all or any part of any Revolving Loan equal to $1,000,000 (or, with respect to any Revolving Loans drawn in an Alternative Currency, the Dollar Equivalent equivalent) and integral multiples of $250,000 (or, with respect to any Revolving Loans drawn in an Alternative Currency, the Dollar Equivalent equivalent) in excess of that amount from one Type of Loan to another Type of Loan; provided, a Term SOFR Rate Loan and a Term CORRA Loan may only be converted on the expiration of the Interest Period applicable to such Term SOFR Rate Loan unless the Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion; or (iii) upon the expiration of any Interest Period applicable to any Term SOFR Rate Loan or Term CORRA Loan, to continue all or any portion of such Loan equal to $1,000,000 (or, with respect to any Revolving Loans drawn in an Alternative Currency, the Dollar Equivalent equivalent) and integral multiples of $250,000 (or, with respect to any Revolving Loans drawn in an Alternative Currency, the Dollar Equivalent equivalent) in excess of that amount as a Term SOFR Rate Loan or Term CORRA Loan, as applicable. (b) Subject to Section 3.2(b), the Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 11:00 a.m. (New York City time) in the case of any Loan denominated in Dollars or Canadian Dollars and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency, (i) at least one (1) Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan), (ii) at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Term SOFR Rate Loan or Term CORRA Loan) and (iii) at least five (5) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion, or a continuation of any Revolving Loans denominated in an Alternative Currency (other than Canadian Dollars)). Except as otherwise provided herein (including Section 2.18), a Conversion/Continuation Notice for conversion to, or continuation of, any Term SOFR Rate Loans or Term CORRA Loans shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan. 115 #4903-7233-6530

2.10. Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 8.1(a), (f) or (g), all past due amounts shall thereafter bear interest (including post-petition interest in any proceeding under Debtor Relief Laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans that are Revolving Loans). Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender. 2.11. Fees. (a) The Borrower agrees to pay to Lenders having Revolving Exposure: (i) commitment fees equal to (1) the actual daily unused difference between (A) the Revolving Commitments and (B) the aggregate principal amount of (x) all outstanding Revolving Loans plus (y) the Letter of Credit Usage, times (2) the Applicable Revolving Commitment Fee Percentage; and (ii) letter of credit fees equal to (1) the Applicable Margin for Revolving Loans that are Term SOFR Rate Loans, times (2) the actual daily unused maximum amount available to be drawn under all such Letters of Credit or such Bank Guarantees (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination). All fees referred to in this Section 2.11(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof. (b) The Borrower agrees to pay directly to Issuing Bank, for its own account, the following fees: (i) a fronting fee equal to 0.125%, per annum, times the actual daily unused maximum amount available to be drawn under all Letters of Credit and Bank Guarantees (determined as of the close of business on any date of determination); and (ii) such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit or a Bank Guarantee, as applicable, as are in accordance with Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be. (c) All fees referred to in Section 2.11(a) and 2.11(b)(i) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year during the Revolving Commitment Period, commencing on the 116 #4903-7233-6530 first such date to occur after the Effective Date, and on the Revolving Commitment Termination Date. (d) In addition to any of the foregoing fees, the Borrower agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon. 2.12. Scheduled Payments. (a) The principal amount of the Initial Term Loans shall be repaid in Dollars (i) on each quarterly scheduled Interest Payment Date applicable to Initial Term Loans, commencing June 30, 2025 in an amount equal to 0.25% of the aggregate principal amount of the Initial Term Loans incurred on the Effective Date (each such payment, an “Initial Term Loan Installment”) (which, for the avoidance of doubt, results in $6,350,000 per quarter following the Third Amendment Effective Date) and (ii) on the Maturity Date for the Initial Term Loans, in an amount equal to the aggregate principal amount of all Initial Term Loans outstanding on such date, together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. (b) The principal amount of the 2025 Incremental Term Loans shall be repaid in Dollars (i) on each quarterly scheduled Interest Payment Date applicable to 2025 Incremental Term Loans, commencing September 30, 2025 in an amount equal to 0.25% of the aggregate principal amount of the 2025 Incremental Term Loans incurred on the Fourth Amendment Effective Date (each such payment, a “2025 Incremental Term Loan Installment”) (which, for the avoidance of doubt, results in $4,375,000 per quarter following the Fourth Amendment Effective Date) and (ii) on the Maturity Date for the 2025 Incremental Term Loans, in an amount equal to the aggregate principal amount of all 2025 Incremental Term Loans outstanding on such date, together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. (c) The principal amount of the 2025 Repriced Incremental Term Loans shall be repaid in Dollars (i) on each quarterly scheduled Interest Payment Date applicable to 2025 Repriced Incremental Term Loans, commencing March 31, 2026 in an amount equal to 0.25% of the aggregate principal amount of the 2025 Repriced Incremental Term Loans incurred on the Fifth Amendment Effective Date (each such payment, a “2025 Repriced Incremental Term Loan Installment”, together with the Initial Term Loan Installments and the 2025 Incremental Term Loan Installments, the “Installments”) and (ii) on the Maturity Date for the 2025 Repriced Incremental Term Loans, in an amount equal to the aggregate principal amount of all 2025 Repriced Incremental Term Loans outstanding on such date, together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment; provided that, the proceeds received from the voluntary prepayment described in that certain notice of prepayment dated as of November 3, 2025, shall be applied in full to the remaining scheduled 2025 Repriced Incremental Term Loan Installments pursuant to Section 2.15(a) on the Fifth Amendment Effective Date and shall be credited against the remaining scheduled 2025 Repriced Incremental Term Loan Installments due on or after the Fifth Amendment Effective Date (which, for the avoidance of doubt, results in $0 per quarter following the Fifth Amendment Effective Date). 117 #4903-7233-6530

(d) The principal amount of the 2026 Repriced Incremental Term Loans shall be repaid in Dollars (i) on each quarterly scheduled Interest Payment Date applicable to 2026 Repriced Incremental Term Loans, commencing June 30, 2026 in an amount equal to 0.25% of the aggregate principal amount of the 2026 Repriced Incremental Term Loans incurred on the Seventh Amendment Effective Date (each such payment, a “2026 Repriced Incremental Term Loan Installment”, together with the Initial Term Loan Installments, the 2025 Incremental Term Loan Installments and the 2025 Repriced Incremental Term Loan Installments, the “Installments”) and (ii) on the Maturity Date for the 2026 Repriced Incremental Term Loans, in an amount equal to the aggregate principal amount of all 2026 Repriced Incremental Term Loans outstanding on such date, together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment; provided that: (i) the proceeds received from the voluntary prepayment described in that certain notice of prepayment dated as of November 3, 2025 shall be credited against the remaining scheduled 2026 Repriced Incremental Term Loan Installments due on or after the Seventh Amendment Effective Date; and (ii) by way of example and for the avoidance of doubt, the above clause (i) results in $0 per quarter following the Seventh Amendment Effective Date until the Maturity Date (as defined on the Seventh Amendment Effective Date) for the 2026 Repriced Incremental Term Loans. (e) (d) In the event any New Term Loans are made (other than the 2025 Incremental Term Loans or, the 2025 Repriced Incremental Term Loans or the 2026 Repriced Incremental Term Loans), such New Term Loans shall be repaid on each quarterly scheduled Interest Payment Date occurring on or after the applicable Increased Amount Date in the manner specified in the Joinder Agreement. (f) (e) Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Initial Term Loans, the 2025 Incremental Term Loans or, the 2025 Repriced Incremental Term Loans or the 2026 Repriced Incremental Term Loans in accordance with Sections 2.13, 2.142.13, 2.14 and 2.152.15, as applicable; and (y) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Maturity Date applicable to such Term Loans. 2.13. Voluntary Prepayments. (a) Voluntary Prepayments. (i) Any time and from time to time: (1) with respect to Base Rate Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate 118 #4903-7233-6530 minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount; and (2) with respect to Term SOFR Rate Loans and Term CORRA Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 (or, with respect to any Revolving Loans drawn in an Alternative Currency, the Dollar Equivalent equivalent) and integral multiples of $250,000 (or, with respect to any Revolving Loans drawn in an Alternative Currency, the Dollar Equivalent equivalent) in excess of that amount. (ii) All such prepayments shall be made: (1) upon prior written or telephonic notice in the case of Base Rate Loans; (2) upon not less than two Business Days’ prior written or telephonic notice in the case of Term SOFR Rate Loans and Term CORRA Loans; and in each case given to Administrative Agent, as the case may be, by 11:00 a.m. (New York City time) on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to Administrative Agent (and Administrative Agent will promptly transmit such original notice for Term Loans or Revolving Loans, as the case may be, by facsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein (provided that any such prepayment may be conditioned upon the closing of a transaction or refinancing, in which case, upon the failure of such transaction or refinancing to close, such notice of prepayment may be withdrawn). Any such voluntary prepayment shall be applied as specified in Section 2.15(a). (b) Voluntary Commitment Reductions. (i) The Borrower may, upon not less than three Business Days’ prior written or telephonic notice promptly confirmed by delivery of written notice thereof to Administrative Agent (which original written notice Administrative Agent will promptly transmit by facsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $1,000,000 (or, with respect to any Revolving Commitments in an Alternative Currency, the Dollar Equivalent equivalent) and integral multiples of $250,000 (or, with respect to any Revolving Commitments in an Alternative Currency, the Dollar Equivalent equivalent) in excess of that amount. 119 #4903-7233-6530

(ii) Borrower’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in the Borrower’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof (provided that any such termination or reduction may be conditioned upon the closing of a transaction or refinancing, in which case upon the failure of such transaction or refinancing to close, such notice of termination or reduction may be cancelled). (c) Term Loan Call Protection. (i) If, prior to the six-month anniversary of the Third Amendment Effective Date, the Borrower (i) repays, prepays, refinances or replaces any Initial Term Loans in connection with a Repricing Transaction or (ii) effects any amendment, modification or waiver of, or consent under, this Agreement that results in a Repricing Transaction (including any Initial Term Loans that are prepaid, repaid, refinanced or replaced pursuant to Section 2.23), the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender with an outstanding Initial Term Loan (x) in the case of clause (i), a premium equal to 1.00% of the aggregate principal amount of Initial Term Loans so prepaid, repaid, refinanced or replaced and (y) in the case of clause (ii) a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to such amendment, modification, waiver or consent. (ii) If, prior to the six-month anniversary of the Fourth Amendment Effective Date, the Borrower (i) repays, prepays, refinances or replaces any 2025 Incremental Term Loans in connection with a Repricing Transaction or (i) effects any amendment, modification or waiver of, or consent under, this Agreement that results in a Repricing Transaction (including any 2025 Incremental Term Loans that are prepaid, repaid, refinanced or replaced pursuant to Section 2.23), the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender with an outstanding 2025 Incremental Term Loan (x) in the case of clause (i), a premium equal to 1.00% of the aggregate principal amount of 2025 Incremental Term Loans so prepaid, repaid, refinanced or replaced and (y) in the case of clause (ii) a fee equal to 1.00% of the aggregate principal amount of the 2025 Incremental Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to such amendment, modification, waiver or consent. (iii) If, prior to the six-month anniversary of the Fifth Amendment Effective Date, the Borrower (i) repays, prepays, refinances or replaces any 2025 Repriced Incremental Term Loans in connection with a Repricing Transaction or (ii) effects any amendment, modification or waiver of, or consent under, this Agreement that results in a Repricing Transaction (including any 2025 Repriced Incremental Term Loans that are prepaid, repaid, refinanced or replaced pursuant to Section 2.23), the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender with an outstanding 2025 Repriced Incremental Term Loan (x) in the case of clause (i), a premium equal to 1.00% of the aggregate principal amount of 2025 Repriced Incremental Term Loans so prepaid, repaid, refinanced or replaced and (y) in the case of clause (ii) a fee equal to 1.00% of the aggregate principal amount 120 #4903-7233-6530 of the 2025 Incremental Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to such amendment, modification, waiver or consent. (iv) If, prior to the six-month anniversary of the Seventh Amendment Effective Date, the Borrower (i) repays, prepays, refinances or replaces any 2026 Repriced Incremental Term Loans in connection with a Repricing Transaction or (ii) effects any amendment, modification or waiver of, or consent under, this Agreement that results in a Repricing Transaction (including any 2026 Repriced Incremental Term Loans that are prepaid, repaid, refinanced or replaced pursuant to Section 2.23), the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender with an outstanding 2026 Repriced Incremental Term Loan (x) in the case of clause (i), a premium equal to 1.00% of the aggregate principal amount of the 2026 Repriced Incremental Term Loans so prepaid, repaid, refinanced or replaced and (y) in the case of clause (ii), a fee equal to 1.00% of the aggregate principal amount of the 2026 Repriced Incremental Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to such amendment, modification, waiver or consent. All such amounts shall be due and payable on the effective date of the applicable Repricing Transaction. Notwithstanding anything to the contrary herein, no prepayment premium shall be required in connection with any mandatory prepayment required under Section 2.14 except for mandatory prepayments required under Section 2.14(c). 2.14. Mandatory Prepayments. (a) Asset Sales. No later than the seventh Business Day following the date of receipt by the Borrower of any Net Asset Sale Proceeds from any Asset Sale pursuant to Sections 6.8(c) and (o) in excess of the greater of $85,000,000 and 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period in the aggregate during any Fiscal Year (and only in respect of amounts in excess of the annual aggregate threshold thereof), the Borrower shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to the Applicable Asset Sale Percentage of such Net Asset Sale Proceeds; provided, the Borrower shall have the option, directly or through one or more of its Subsidiaries, to, within five hundred and forty days of receipt of Net Asset Sale Proceeds, (i) invest such Net Asset Sale Proceeds in long-term assets used or useful in the business of the Borrower and its Subsidiaries (including, for the avoidance of doubt, Permitted Acquisitions) or (ii) enter into a legally binding commitment to invest such Net Asset Sale Proceeds in long-term assets used or useful in the business of the Borrower or any of its Subsidiaries no later than one hundred and eighty days after the end of such five hundred and forty day period; provided, further, that if at any time any Net Asset Sale Proceeds are no longer intended to be or cannot be so invested, an amount equal to any such Net Asset Sale Proceeds shall be applied within five Business Days after the Borrower or such Subsidiary reasonably determines that such Net Asset Sale Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in Section 2.15(b). 121 #4903-7233-6530

(b) Insurance/Condemnation Proceeds. No later than the seventh Business Day following the date of receipt by the Borrower or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds in excess of $85,000,000 and 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period in the aggregate during any Fiscal Year (and only in respect of amounts in excess of the annual aggregate threshold thereof), the Borrower shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, the Borrower shall have the option, directly or through one or more of its Subsidiaries, to, within five hundred and forty days of receipt of Net Insurance/Condemnation Proceeds, (i) invest such Net Insurance/Condemnation Proceeds in long-term assets used or useful in the business of the Borrower or any of its Subsidiaries (including, for the avoidance of doubt, Permitted Acquisitions), which investment may include the repair, restoration or replacement of the applicable assets thereof or (ii) enter into a legally binding commitment to invest such Net Insurance/Condemnation Proceeds long-term assets used or useful in the business of the Borrower and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof, no later than one hundred and eighty days after the end of such five hundred and forty day period; provided, further, that if at any time any such Net Insurance/Condemnation Proceeds are no longer intended to be or cannot be so invested, an amount equal to any such Net Insurance/Condemnation Proceeds shall be applied within five Business Days after the Borrower or such Subsidiary reasonably determines that such Net Insurance/Condemnation Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in Section 2.15(b). (c) Issuance of Debt. On the seventh Business Day after receipt by the Borrower or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of the Borrower or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), the Borrower shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses. (d) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending December 31, 2022), the Borrower shall, no later than the seventh Business Day after the Borrower is required to deliver financial statements of the Borrower and its Subsidiaries pursuant to Section 5.1(c), prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to: (i) the Applicable ECF Percentage of such Consolidated Excess Cash Flow minus, (ii) at the election of the Borrower: (1) all voluntary prepayments, prepayments utilizing the yank-a-bank provisions (including, without limitation, Section 2.23) and debt 122 #4903-7233-6530 buybacks (including, without limitation, pursuant to Section 10.6(i), with such reduction of the amount of such prepayments being equal to the face value of the Loans) of Term Loans, any New Term Loans and any Additional Permitted Debt and any permanent commitment reductions of the Revolving Commitments and any New Revolving Loan Commitments during such Fiscal Year or after such Fiscal Year and prior to the date of the required Consolidated Excess Cash Flow payment (provided that, for the avoidance of doubt, any such voluntary prepayments that have not been applied to reduce the payments which may be due from time to time pursuant to this Section 2.14(d) shall be carried over to subsequent periods, and may reduce the payments due from time to time pursuant to this Section 2.14(d) during such subsequent periods, until such time as such voluntary prepayments reduce such payments which may be due from time to time) (in each case (I) excluding repayment of Loans made with Cash proceeds of any Refinancing Indebtedness, (II) only to the extent such Loans or Commitments are secured on a pari passu basis with the Term Loans and (III) to the extent such amounts were not financed with the proceeds received from the issuance or incurrence of long-term Indebtedness (other than revolving Indebtedness) of the Borrower or the Restricted Subsidiaries (unless such Indebtedness has been repaid) and other than intercompany loans made to effect the underlying transaction); (2) the amount of Capital Expenditures or acquisitions of Intellectual Property accrued or made in cash during such period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of long- term Indebtedness (other than revolving Indebtedness) of the Borrower or the Restricted Subsidiaries (unless such Indebtedness has been repaid other than with the proceeds of long-term Indebtedness (other than revolving Indebtedness)) other than intercompany loans; (3) the aggregate amount of cash consideration paid by the Borrower and the Restricted Subsidiaries (on a consolidated basis) in connection with Investments (including acquisitions (but excluding Investments of the type described in Sections 6.6(a) and (x)) made during such period to the extent that such Investments were not financed with the proceeds received from (I) the issuance or incurrence of long-term Indebtedness (other than revolving Indebtedness) or (II) the issuance of Equity Interests; (4) the amount of dividends paid in cash during such period (on a consolidated basis) by the Borrower and the Restricted Subsidiaries, to the extent such dividends were not financed with the proceeds received from (I) the issuance or incurrence of long-term Indebtedness (other than revolving Indebtedness) or (II) the issuance of Equity Interests; (5) payments in cash by the Borrower and the Restricted Subsidiaries during such period in respect of any purchase price holdbacks, earn-out obligations, and long-term liabilities of the Borrower and the 123 #4903-7233-6530

Restricted Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated Net Income; and (6) the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and are not deducted in calculating Consolidated Net Income; provided, that if the Borrower would otherwise be required for any Fiscal Year to make a prepayment pursuant to this Section 2.14(d) that would be less than or equal to the greater of $85,000,000 and 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, the Borrower shall not be required to make any prepayments pursuant to this Section 2.14(d) (with only amounts in excess of such threshold being required for such prepayment). (e) If for any reason the aggregate Revolving Exposures at any time exceeds the aggregate Revolving Commitments then in effect (including, for the avoidance of doubt, as a result of the termination of any Class of Revolving Commitments on the Maturity Date with respect thereto), the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Loans and/or Cash Collateralize the Letter of Credit Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the Letter of Credit Obligations pursuant to this Section 2.14(e) unless after the prepayment in full of the Revolving Loans such aggregate Outstanding Amount exceeds the aggregate Revolving Commitments then in effect. 2.15. Application of Prepayments/Reductions. (a) Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied as specified by the Borrower in the applicable notice of prepayment; provided, in the event the Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows: first, to repay outstanding Revolving Loans to the full extent thereof; and second, to prepay the Term Loans first in forward order to the next eight scheduled Installments of principal of the Term Loans and second on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); and further applied on a pro rata basis to reduce the scheduled remaining Installments of principal of the Term Loans. 124 #4903-7233-6530

(b) Application of Mandatory Prepayments by Type of Loans. Any amount required to be paid pursuant to Sections 2.14(a) through 2.14(d) shall be applied as follows: first, to prepay Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and further applied first in forward order to accrued interest and fees due on the amount of the prepayment with respect to the Term Loans, second the next eight scheduled Installments of principal of the Term Loans and third on a pro rata basis to the remaining scheduled Installments of principal of the Term Loans; provided that if at the time any amount is required to be paid pursuant to Section 2.14(a) or (b), the Borrower is required to offer to repurchase Other First Priority Debt pursuant to the terms of the documentation governing such Indebtedness with any Consolidated Excess Cash Flow, Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, (such Other First Priority Debt required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such Consolidated Excess Cash Flow, Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, as applicable, on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such Cash proceeds allocated to Other Applicable Indebtedness shall not exceed the amount of such Cash proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Cash proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to Section 2.14(a) or (b), as applicable, shall be reduced accordingly; provided further that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness purchased, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof. second, to prepay the Revolving Loans to the full extent thereof; third, to prepay outstanding reimbursement obligations with respect to Letters of Credit and Bank Guarantees; and fourth, to Cash Collateralize Letters of Credit and Bank Guarantees. (c) Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, in the event the Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans, not less than four Business Days prior to the date (the “Required Prepayment Date”) on which the Borrower is required to make such Waivable Mandatory Prepayment, the Borrower shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount (such 125 #4903-7233-6530 refused amounts, the “Declined Proceeds”). Each such Lender may exercise such option by giving written notice to the Borrower and Administrative Agent of its election to do so on or before the second Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify the Borrower and Administrative Agent of its election to exercise such option on or before the second Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, the Borrower shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Term Loans of such Lenders (which prepayment shall be applied to the scheduled Installments of principal of the Term Loans in accordance with Section 2.15(b)). Declined Proceeds may be retained by the Borrower (in which event the Borrower may use the proceeds for any purpose not prohibited by the Credit Documents). (d) In the case of a prepayment required pursuant to (i) Section 2.14(a) due to an Asset Sale by a Foreign Subsidiary (or a Subsidiary thereof), (ii) Section 2.14(b) due to Net Insurance/Condemnation Proceeds received by a Foreign Subsidiary (or a Subsidiary thereof), or (iii) Section 2.14(d) where all or a portion of the applicable Consolidated Excess Cash Flow is attributable to Foreign Subsidiaries (or a Subsidiary thereof), as the case may be, (x) if such Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow are prohibited by applicable local law in such foreign jurisdiction from being repatriated to the United States, the portion of such Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow so subject to such prohibition will not be required to be applied to repay Loans at the times provided in Section 2.14 but may be retained by the applicable Foreign Subsidiary (or a Subsidiary thereof) so long as the applicable local law will not permit repatriation to the United States (and the Borrower hereby agrees to cause the applicable Foreign Subsidiary (or a Subsidiary thereof) to promptly take all commercially reasonable actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow is permitted under the applicable local law, such repatriation will be promptly effected and such repatriated Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 2.15 and (y) to the extent that the Borrower has determined in good faith that repatriation to the Borrower of any of or all the Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow attributable to Foreign Subsidiaries would cause material adverse tax or regulatory consequences to the Borrower and its Restricted Subsidiaries, such Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary, provided that once such material adverse consequences no longer apply, such repatriation will be promptly effected and 126 #4903-7233-6530 such repatriated Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 2.15. (e) Application of Prepayments of Loans to Base Rate Loans and Term SOFR Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Term SOFR Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.18(c). 2.16. General Provisions Regarding Payments. (a) Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency or any amount payable in an Alternative Currency, all payments by the Borrower of principal, interest, fees and other Obligations shall be made in Dollars (or, with respect to any Obligations in an Alternative Currency, in such Alternative Currency) in Same Day Funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 1:00 p.m. (New York City time) on the date due at the Principal Office of Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day. (b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal. (c) Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent. (d) Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Term SOFR Rate Loans or Term CORRA Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter. 127 #4903-7233-6530

(e) Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to Revolving Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder. (f) Administrative Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made in Same Day Funds prior to 1:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full. (g) If an Event of Default shall have occurred and not otherwise been waived or cured, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1 or pursuant to any sale of, any collection from, or other realization upon all or any part of the Collateral, all payments or proceeds received by Agents in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 9.2 of the Pledge and Security Agreement. (h) Except as otherwise expressly provided herein, with respect to principal of and interest on Loans denominated in an Alternative Currency or any amounts payable in an Alternative Currency, each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including reimbursement obligations) payable to the Lenders under this Agreement shall be made not later than the Applicable Time specified by the Administrative Agent on the date specified for payment under this Agreement to the Administrative Agent at the applicable Administrative Agent’s Office for the account of the Lenders entitled to such payment in such Alternative Currency, in Same Day Funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (New York City time) (or, with respect to a payment to be made in an Alternative Currency, the Applicable Time specified by the Administrative Agent) on such day shall be deemed a payment on such date for the purposes of Section 8.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (New York City time) (or, with respect to a payment to be made in an Alternative Currency, the 128 #4903-7233-6530

Applicable Time specified by the Administrative Agent) shall be deemed to have been made on the next succeeding Business Day for all purposes. If, for any reason, the Borrower is prohibited by any applicable law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. 2.17. Ratable Sharing. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as Cash Collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, Bank Guarantees, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder, subject to Section 10.4. The provisions of this Section 2.17 shall not be construed to apply to (a) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it or (c) any payment of any fee in connection with any amendment, waiver or consent or in connection with any extension or commitment of funds. 2.18. Making or Maintaining Term SOFR Rate Loans and Term CORRA Loans. (a) Inability to Determine Applicable Interest Rate. Subject to Section 2.28, in the event that (a) Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto absent manifest error), on any Interest Rate Determination Date with respect to any Term SOFR Rate Loans or Term CORRA Loans, that the Adjusted Term SOFR Rate, the Term SOFR Rate or Term CORRA, as applicable, cannot be determined pursuant to the definitions thereof, or (b) the Requisite Lenders determine that for any reason in 129 #4903-7233-6530 connection with any request for a Term SOFR Rate Loan, a Term CORRA Loan or a conversion thereto or a continuation thereof that the Adjusted Term SOFR Rate, the Term SOFR Rate or Term CORRA, as applicable, for any requested Interest Period with respect to a proposed Term SOFR Rate Loan or Term CORRA Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Requisite Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make Term SOFR Rate Loans or Term CORRA Loans, and any right of the Borrower to continue Term SOFR Rate Loans or Term CORRA Loans or to convert Base Rate Loans to Term SOFR Rate Loans or Term CORRA Loans, as applicable, shall be suspended (to the extent of the affected Term SOFR Rate Loans, Term CORRA Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Requisite Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Rate Loans or Term CORRA Loan (to the extent of the affected Term SOFR Rate Loans, Term CORRA Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein, (ii) any Funding Notice given by the Borrower with respect to Term SOFR Rate Loans or Term CORRA Loan, as applicable, shall be deemed to be a request for Base Rate Loans in the Dollar Equivalent determined by the Administrative Agent, to the extent such request was for an Alternative Currency (provided that the Borrower shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice) and (iii) any outstanding affected Term SOFR Rate Loans or Term CORRA Loans, as applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.18 or Section 2.19, as applicable. Subject to Section 2.28, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Adjusted Term SOFR Rate cannot be determined pursuant to the definitions thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such determination. (b) Illegality or Impracticability of Term SOFR Rate Loans and Term CORRA Loans. In the event that on any date (i) any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto absent manifest error) that the making, maintaining, converting to or continuation of its Term SOFR Rate Loans or Term CORRA Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) Administrative Agent is advised by the Requisite Lenders (which determination shall be final and conclusive and binding upon 130 #4903-7233-6530 all parties hereto absent manifest error) that the making, maintaining, converting to or continuation of its Term SOFR Rate Loans or Term CORRA Loans has become impracticable, as a result of contingencies occurring after the Effective Date which materially and adversely affect the secured overnight financing rate or the position of the Lenders or, on any Interest Rate Determination Date with respect to any Term SOFR Rate Loans or Term CORRA Loans, the interest rate for such Loans for any requested Interest Period does not adequately and fairly reflect the cost to Requisite Lenders of funding such Term SOFR Rate Loans or Term CORRA Loans, as applicable, in that market, then, and in any such event, such Lenders (or in the case of the preceding clause (i), such Lender) shall be an “Affected Lender” and such Affected Lender shall on that day give notice (by e-mail or by telephone confirmed in writing) to the Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). If Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from Lenders constituting Requisite Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make Loans as, or to convert Loans to, Term SOFR Rate Loans or Term CORRA Loans, as applicable, shall be suspended until such notice shall be withdrawn by each Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Term SOFR Rate Loan or Term CORRA Loan, as applicable, then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Lenders (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan in the Dollar Equivalent determined by the Administrative Agent, to the extent such request was for an Alternative Currency (provided, the Borrower shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice), (3) the Lenders’ (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding Term SOFR Rate Loans or Term CORRA Loans, as applicable (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Term SOFR Rate Loan or Term CORRA Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Borrower shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written or telephonic notice (promptly confirmed by delivery of written notice thereof) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). (c) Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all 131 #4903-7233-6530 actual reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to Lenders of funds borrowed by it to make or carry its Term SOFR Rate Loans or Term CORRA Loans and any actual reasonable loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a Borrowing of any Term SOFR Rate Loan or Term CORRA Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for Borrowing, or a conversion to or continuation of any Term SOFR Rate Loan or Term CORRA Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Term SOFR Rate Loans or Term CORRA Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Term SOFR Rate Loans or Term CORRA Loans is not made on any date specified in a notice of prepayment given by the Borrower. (d) Booking of Term SOFR Rate Loans and Term CORRA Loans. Any Lender may make, carry or transfer Term SOFR Rate Loans or Term CORRA Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender. (e) Assumptions Concerning Funding of Term SOFR Rate Loans and Term CORRA Loans. Calculation of all amounts payable to a Lender under this Section 2.18 and under Section 2.19 shall be made as though such Lender had actually funded each of its relevant Term SOFR Rate Loans and Term CORRA Loans through the purchase of a Term SOFR or Term CORRA deposit, as applicable, bearing interest at (i) for Term SOFR Rate Loans, the rate obtained pursuant to clause (i) of the definition of “Adjusted Term SOFR Rate” in an amount equal to the amount of such Term SOFR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Term SOFR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America and (ii) for Term CORRA Loans, Term CORRA in an amount equal to the amount of such Term CORRA Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Term CORRA deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Term SOFR Rate Loans and Term CORRA Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19. 2.19. Increased Costs; Capital Adequacy. (a) Compensation for Increased Costs and Taxes. In the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (A) any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application 132 #4903-7233-6530 thereof (regardless of whether the underlying law, treaty or governmental rule, regulation or order was issued or enacted prior to the Effective Date), including the introduction of any new law, treaty or governmental rule, regulation or order but excluding solely proposals thereof, or any determination of a court or Governmental Authority, in each case that becomes effective after the Effective Date, or (B) any guideline, request or directive by any central bank or other governmental or quasi-Governmental Authority (whether or not having the force of law) or any implementation rules or interpretations of previously issued guidelines, requests or directives, in each case that is issued or made after the Effective Date: (i) subject any Lender to any new Taxes (other than (A) Non-Excluded Taxes (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) any Taxes resulting from the imposition of a new rate of an existing Tax) on its loans, loan principal, letters of credit, bank guarantees, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, liquidity, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender or any company controlling such Lender; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or any company controlling such Lender or such Lender’s obligations hereunder or the secured overnight financing rate; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or in a lump sum or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error. (b) Capital Adequacy Adjustment. In the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(b)) shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (A) the adoption, effectiveness, phase-in or applicability of any law, rule or regulation (or any provision thereof) regarding capital adequacy or liquidity requirements, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (B) compliance by any Lender (or its applicable lending office) or any company controlling such Lender with any guideline, request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such Governmental Authority, central bank or 133 #4903-7233-6530 comparable agency, in each case after the Effective Date, has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Commitments, Bank Guarantees or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans, Bank Guarantees or the Letters of Credit to a level below that which such Lender or such controlling company could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling company with regard to capital adequacy or liquidity, as applicable), then from time to time, within ten Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling company on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error. For the avoidance of doubt, subsections (a) and (b) of this Section 2.19 shall apply to all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States or foreign regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), regardless of the date adopted, issued, promulgated or implemented. (c) Delay in Requests; Similarly Situated Persons. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section 2.19 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to the foregoing provisions of this Section 2.19 for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the event giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if any such event giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof). Notwithstanding anything to the contrary in this Section 2.19, the Lenders and Issuing Bank shall not be permitted to request compensation under this Section 2.19 unless such Lender or Issuing Bank is also requesting compensation (to the extent contractually permitted to do so) from similarly situated Borrower. 2.20. Taxes; Withholding, Etc. (a) Payments to Be Free and Clear. All sums payable by or on behalf of any Credit Party hereunder and under the other Credit Documents shall (except to the 134 #4903-7233-6530 extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by any Governmental Authority. (b) Withholding of Taxes. If any Credit Party or any other Person (acting as a withholding agent) is (in such withholding agent’s reasonable good faith discretion) required by law to make any deduction or withholding for Taxes from any sum paid or payable by any Credit Party to Administrative Agent or any Lender (which term shall include Issuing Bank for purposes of this Section 2.20(b)) under any of the Credit Documents: (i) the Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it; (ii) the Borrower shall pay, or cause to be paid, any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) in the case of Non-Excluded Taxes, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment of Non-Excluded Taxes is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment of Non-Excluded Taxes, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; (iv) in the case of Excluded Taxes, the sum payable shall not be increased, and (v) within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, the Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority. (c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income Tax purposes (a “Non-U.S. Lender”) shall, to the extent such Lender is legally able to do so, deliver to Administrative Agent for transmission to the Borrower, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof on the Effective Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (i) two copies of executed Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY (or, in each case, any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents and (ii) if such Lender is claiming exemption from U.S. federal withholding Tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of “portfolio interest”, a properly completed and duly executed IRS 135 #4903-7233-6530

Form W-8BEN or W-8BEN-E (together with a certificate substantially in the form of Exhibit M-1 representing that such Non-U.S. Lender is not a “bank” for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code) (a “U.S. Withholding Certificate”)) and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income Tax with respect to any payments to such Lender of interest payable under any of the Credit Documents and (iii) to the extent a Non-U.S. Lender is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership or a participating Lender granting a participation), properly completed and duly executed copies of Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, a US Withholding Certificate substantially in the form of Exhibit M-2 or Exhibit M-3, Form W-9, and/or other certification documents from each beneficial owner, as applicable (provided that if the Non-U.S. Lender is a partnership for U.S. federal income tax purposes (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the US Withholding Certificate may be provided by such Non-U.S. Lender on behalf of such direct or indirect partners and shall be substantially in the form of Exhibit M-4). Each Lender that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) (a “U.S. Lender”) shall deliver to Administrative Agent and the Borrower on or prior to the Effective Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two copies of executed Internal Revenue Service Form W-9 (or any successor form), properly completed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding Tax, or otherwise prove that it is entitled to such an exemption. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.20(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to the Borrower two new copies of executed Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP, W-8IMY and/or W-9 (or, in each case, any successor form), or a Certificate re Non-Bank Status and two copies of executed Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income Tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence, and (iv) in addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the 136 #4903-7233-6530

Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.20(c)(i)-(iii) and clause (d) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. The Administrative Agent shall deliver to the Borrower two duly completed copies of IRS Form W-9, or any subsequent versions or successors to such form, certifying that it is exempt from U.S. federal backup withholding. On or before the date it becomes a party to this Agreement, any successor or supplemental Agent (i) that is not a “United States person” as defined in Section 7701(a)(30) of the Code, shall deliver to the Borrower (A) two duly completed copies of IRS Form W-8ECI (or any successor form) with respect to any amounts payable under any Credit Document to the Administrative Agent for its own account, and (B) two duly completed copies of IRS Form W-8IMY (or any other successor form) with respect to any amounts payable under any Credit Document to the Administrative Agent for the account of others, certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business within the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a United States person and thus act as the withholding agent with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a United States person with respect to such payments as contemplated by Treasury Regulation Section 1.1441-1(b)(2)(iv)(A)), and (ii) that is a “United States person” as defined in Section 7701(a)(30) of the Code, shall deliver to the Borrower two duly completed copies of IRS Form W-9, or any subsequent versions or successors to such form, certifying that it is exempt from U.S. federal backup withholding. (d) Each Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine the amount to deduct and withhold from such payment, if any. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (e) Without limiting the provisions of Section 2.20(b), the Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. The Borrower shall deliver to Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes. 137 #4903-7233-6530

(f) The Borrower shall indemnify Administrative Agent and any Lender for the full amount of Non-Excluded Taxes and Other Taxes for which additional amounts are required to be paid pursuant to Section 2.20(b) arising in connection with payments made under this Agreement or any other Credit Document and Other Taxes (including any such Non-Excluded Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) paid by Administrative Agent or Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that any Lender or Administrative Agent entitled to such indemnification shall make a demand (in writing) for such indemnification promptly, and in any case within six months of such Lender’s or the Administrative Agent’s knowledge that it would be entitled to such indemnification. Such payment shall be due within thirty (30) days of such Credit Party’s receipt of such written demand. (g) If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund (or credit against a future Tax in lieu of a refund) of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including additional amounts pursuant to this Section 2.20), it shall pay to the Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket third party expenses (including Taxes) of the Administrative Agent or Lender, as applicable, in obtaining such refund or credit, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of the Administrative Agent or such Lender, shall repay to the Administrative Agent or such Lender the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority or such credit is disallowed by such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (g) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund or credit had never been paid. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person. (h) Notwithstanding anything herein to the contrary, no Borrower or any other Credit Party shall be required to pay any additional amounts hereunder or under any other Credit Document with respect to Taxes if such Taxes are Excluded Taxes. (i) Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, 138 #4903-7233-6530 or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document. 2.21. Obligation to Mitigate. Each Lender (which term shall include Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans, Bank Guarantees or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans, Bank Guarantees or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans, Bank Guarantees or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless the Borrower agrees to pay all incremental and reasonable out-of-pocket expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error. 2.22. Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (i) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 10.4 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to Issuing Bank hereunder; third, to Cash Collateralize Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22(d); fourth, as the Borrower may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and the Borrower, to be held in a Deposit 139 #4903-7233-6530

Account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit or future Bank Guarantees issued under this Agreement, in accordance with Section 2.22(d); sixth, to the payment of any amounts owing to the Lenders, Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or reimbursement obligations with respect to Letters of Credit or Bank Guarantees in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit or Bank Guarantees were issued at a time when the conditions set forth in Section 3.2 were satisfied and waived, such payment shall be applied solely to pay the Loans of, and reimbursement obligations with respect to Letters of Credit or Bank Guarantees owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or reimbursement obligations with respect to Letters of Credit or Bank Guarantees owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Bank Guarantees are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to Section 2.22(a)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (ii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.11(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender); provided such Defaulting Lender shall be entitled to receive fees pursuant to Section 2.11(a)(ii) for any period during which that Lender is a Defaulting Lender only to extent allocable to its Pro Rata Share of the stated amount of Letters of Credit or Bank Guarantees for which it has provided Cash Collateral pursuant to Section 2.22(d). (B) With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Bank Guarantees that has been reallocated to such Non-Defaulting Lender pursuant to clause (iii) below, (y) pay to Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable 140 #4903-7233-6530 to Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee. (iii) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Bank Guarantees shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (iv) Cash Collateral. If the reallocation described in clause (iii) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.22(d). (b) Defaulting Lender Cure. If the Borrower, Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Bank Guarantees to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.22(a)(iii)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. (c) New Letters of Credit and Bank Guarantees. So long as any Lender is a Defaulting Lender, Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit or any Bank Guarantee unless it is reasonably satisfied that the participations in any existing Letters of Credit or any existing Bank Guarantees as well as the new, extended, renewed or increased Letter of Credit or Bank Guarantee has been or will be fully allocated among the Non-Defaulting Lenders in a manner consistent with clause (a)(iii) above and such Defaulting Lender shall not participate 141 #4903-7233-6530 therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 2.22(d). (d) Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of Administrative Agent or Issuing Bank (with a copy to Administrative Agent) the Borrower shall Cash Collateralize Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iii) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. (i) Grant of Security Interest. The Borrower and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to Administrative Agent, for the benefit of Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit or Bank Guarantees, to be applied pursuant to clause (ii) below. If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent and Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender). (ii) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22 in respect of Letters of Credit or Bank Guarantees shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit or Bank Guarantees (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. (iii) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.22 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the determination by Administrative Agent and Issuing Bank that there exists excess Cash Collateral; provided that, subject to the other provisions of this Section 2.22, the Person providing Cash Collateral and Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Credit Documents. (e) Lender Counterparties. So long as any Lender is a Defaulting Lender, such Lender shall not be a Lender Counterparty with respect to any Hedge Agreement or Cash Management Bank with respect to any Cash Management Services, in each case, entered into while such Lender was a Defaulting Lender. 142 #4903-7233-6530

2.23. Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a)(i) any Lender (an “Increased-Cost Lender”) shall give notice to the Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18, 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after the Borrower’s request for such withdrawal; or (b)(i) any Lender shall become and continues to be a Defaulting Lender, and (ii) such Defaulting Lender shall fail to cure the default pursuant to Section 2.22(b) within five Business Days after the Borrower’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), the Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 (or terminate the applicable Commitments of such Lender, and repay in full in cash all Obligations (other than any premium with respect to a Defaulting Lender) of the Borrower then due and owing to such Lender relating to the applicable Loans and participations held by such Lender as of such termination date) and the Borrower shall pay the reasonable-out-of-pocket fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender, a Non-Consenting Lender or a Defaulting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; (2) on the date of such assignment or payment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.13(c), 2.18(c), 2.19 or 2.20; or otherwise as if it were a prepayment; (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; and (4) in the case of any such assignment or payment resulting from a claim for compensation under Section 2.19 or payments required to be made pursuant to Section 2.20, such assignment or payment will result in a reduction in such compensation or payments thereafter; provided, the Borrower may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, the Borrower shall have caused each outstanding Letter of Credit or each outstanding Bank Guarantee issued thereby to be cancelled, backstopped or Cash Collateralized on terms reasonably satisfactory to Administrative Agent and such Issuing Bank. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender 143 #4903-7233-6530 to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.6. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.6. 2.24. Incremental Facilities. (a) The Borrower may by written notice to Administrative Agent elect to request (A) prior to the Revolving Commitment Termination Date, an increase to the existing Revolving Commitments (any such increase, the “New Revolving Loan Commitment Increases”) or the establishment of one or more new Revolving Commitments (any such new commitments, “New Incremental Revolving Loan Commitments” and, collectively with any New Revolving Loan Commitment Increases, the “New Revolving Loan Commitments”) and/or (B) prior to the Maturity Date, an increase to the existing Term Loans or the establishment of one or more new term loan commitments (the “New Term Loan Commitments”), by the Available Incremental Amount, and not less than $5,000,000 (or, with respect to any New Revolving Loan Commitments to be established in an Alternative Currency, the Dollar Equivalent equivalent) individually (or such lesser amount which shall reasonably be approved by Administrative Agent or such lesser amount that shall constitute the difference between the Available Incremental Amount and all such New Revolving Loan Commitments and New Term Loan Commitments obtained prior to such date), and integral multiples of $1,000,000 (or, with respect to any New Revolving Loan Commitments to be established in an Alternative Currency, the Dollar Equivalent equivalent) in excess of that amount. (b) Each such notice shall specify: (A) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Revolving Loan Commitments or New Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than 3 Business Days after the date on which such notice is delivered to Administrative Agent or such shorter period of time as reasonably consented to by Administrative Agent, (B) whether or not such New Revolving Loan Commitments or New Term Loan Commitments are incurred under the Available Incremental Amount and (C) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Revolving Loan Lender” or “New Term Loan Lender”, as applicable) to whom the Borrower proposes any portion of such New Revolving Loan 144 #4903-7233-6530

Commitments or New Term Loan Commitments, as applicable, be allocated and the amounts of such allocations; provided that each Arranger may elect or decline to arrange such New Revolving Loan Commitments or New Term Loan Commitments in its sole discretion (it being understood that this proviso shall not require the Borrower to engage any Arranger as an arranger with respect thereto) and any Lender approached to provide all or a portion of the New Revolving Loan Commitments or New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Revolving Loan Commitment or a New Term Loan Commitment. Notwithstanding anything to the contrary herein, the aggregate amount of New Term Loans, when added to the aggregate amount of New Incremental Revolving Loan Commitments and any Additional Permitted Debt incurred on or prior to the date of incurrence of such New Term Loans and/or New Incremental Revolving Loan Commitments, as applicable, shall not exceed the Available Incremental Amount. (c) Such New Revolving Loan Commitments or New Term Loan Commitments shall become effective, as of such Increased Amount Date; provided that: (1) no Event of Default under Section 8.1(a), (f) or (g) shall exist on such Increased Amount Date before or after giving effect to such New Revolving Loan Commitments or New Term Loan Commitments, as applicable; (2) solely to the extent required by the Lenders providing such commitments, as of such Increased Amount Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of such Increased Amount Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that (i) in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof and (ii) solely in the case of a New Loan in connection with a Permitted Acquisition or other Investment permitted hereunder, such requirement shall be subject to customary “Sungard” limitations; (3) the New Revolving Loan Commitments or New Term Loan Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the New Revolving Loan Lender or New Term Loan Lender, as applicable, and Administrative Agent, and each of which shall be recorded in the Register and each New Revolving Loan Lender and New Term Loan Lender shall be subject to the requirements set forth in Section 2.20(c); 145 #4903-7233-6530

(4) the Borrower shall make any payments required pursuant to Section 2.18(c) in connection with the New Revolving Loan Commitments or New Term Loan Commitments, as applicable; (5) As determined by the Administrative Agent, any New Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of New Term Loans for all purposes of this Agreement; and (6) such new Term Loans and New Revolving Loan Commitments shall not be subject to any Guaranty by any affiliate of a Credit Party unless such Person also Guaranties the Obligations and shall not be secured by any Collateral that does not secure the Term Loans. (d) On any Increased Amount Date on which New Revolving Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Loan Lenders shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Loan Lenders shall purchase from each of the Revolving Loan Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Loan Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Loan Commitments to the Revolving Commitments, (b) each New Revolving Loan Commitment Increase shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder (an “New Revolving Loan Increase”) shall be deemed, for all purposes, a Revolving Loan, (c) each New Incremental Revolving Loan Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder (a “New Incremental Revolving Loan” and, together with any New Revolving Loan Increase, a “New Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and (d) each New Revolving Loan Lender shall become a Lender with respect to the New Revolving Loan Commitment and all matters relating thereto. (e) On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender of any Series shall make a Loan to the Borrower (a “New Term Loan” and, together with any New Revolving Loan, a “New Loan”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto. (f) Administrative Agent shall notify Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (y) the New Revolving Loan Commitments and the New Revolving Loan Lenders or the Series of New Term Loan Commitments and the New Term Loan Lenders of such Series, as applicable, and (z) in the case of each notice to any Revolving Loan Lender, the 146 #4903-7233-6530 respective interests in such Revolving Loan Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section 2.24. (g) The terms and provisions of the New Revolving Loan Increases shall be identical to the Revolving Loans. (h) The terms and provisions of the New Incremental Revolving Loans and New Revolving Loan Commitment Increases of any Series shall be as set forth herein or in the Joinder Agreement. In any event (i) the applicable Maturity Date of each Series shall be no shorter than the latest of the Latest Maturity Date and no mandatory commitment reductions shall be required prior to the Latest Maturity Date of the Revolving Loans and (ii) any terms of any New Incremental Revolving Loans and New Incremental Revolving Loan Commitments that are more restrictive than the terms of the Revolving Loans must be either (x) reasonably acceptable to the Administrative Agent or (y) incorporated in the Credit Documents (which may be done only with the consent of the Administrative Agent in its reasonable discretion without the need for consent by any Lender) for the benefit of the existing Lenders. (i) The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be as set forth herein or in the Joinder Agreement. In any event: (i) subject to the Inside Maturity Exception, the weighted average life to maturity of all New Term Loans of any Series shall be no shorter than the remaining weighted average life to maturity of the Initial Term Loans and any existing New Term Loans (whichever is longest), (ii) subject to the Inside Maturity Exception, the applicable Maturity Date of each Series shall be no shorter than the Latest Maturity Date (or, in the case of unsecured, subordinated or junior secured Indebtedness, such Series shall mature no earlier than 91 days after the Latest Maturity Date of the Initial Term Loans and any existing New Term Loans), (iii) the pricing, interest rate margins, discounts, premiums, rate floors, fees and amortization schedule applicable to the New Term Loans of each Series shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided, however, that (A) if incurred solely within the 6-month period following the Third Amendment Effective Date, the All-in Yield applicable to New Term Loans that are Qualified Term Loans and incurred under any of the Incremental Ratio Tests (or any other applicable leverage based tests under Section 6.1 permitting the incurrence of pari passu Indebtedness) shall not be greater than the applicable All-in Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Initial Term Loans plus 0.75% per annum unless the interest rate with respect to the Initial Term Loans is increased so as to cause the then applicable All-in Yield under this Agreement on the Initial Term Loans to equal the All-in Yield then applicable to the New Term Loans less 0.75%, (B) if incurred solely within the 6-month period following the Fourth Amendment Effective Date, the All-in Yield applicable to New Term Loans that are Qualified Term Loans and incurred under 147 #4903-7233-6530 any of the Incremental Ratio Tests (or any other applicable leverage based tests under Section 6.1 permitting the incurrence of pari passu Indebtedness) shall not be greater than the applicable All-in Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to 2025 Incremental Term Loans plus 0.75% per annum unless the interest rate with respect to the 2025 Incremental Term Loans is increased so as to cause the then applicable All-in Yield under this Agreement on the 2025 Incremental Term Loans to equal the All-in Yield then applicable to the New Term Loans less 0.75% and (C) if incurred solely within the 6-month period following the Fifth Amendment Effective Date, the All-in Yield applicable to New Term Loans that are Qualified Term Loans and incurred under any of the Incremental Ratio Tests (or any other applicable leverage based tests under Section 6.1 permitting the incurrence of pari passu Indebtedness) shall not be greater than the applicable All-in Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to 2025 Repriced Incremental Term Loans plus 0.75% per annum unless the interest rate with respect to the 2025 Repriced Incremental Term Loans is increased so as to cause the then applicable All-in Yield under this Agreement on the 2025 Repriced Incremental Term Loans to equal the All-in Yield then applicable to the New Term Loans less 0.75%; provided that the foregoing shall not apply to New Term Loans that (1) are incurred in connection with a Permitted Acquisition or other Investments, (2) with respect to clause (A) of this Section 2.24(i)(iii), are scheduled to mature more than two years after the Maturity Date of the Initial Term Loans, or with respect to clause (B) of this Section 2.24(i)(iii), are scheduled to mature more than two years after the Maturity Date of the 2025 Incremental Term Loans, or with respect to clause (C) of this Section 2.24(i)(iii), are scheduled to mature more than two years after the Maturity Date of the 2025 Repriced Incremental Term Loans or (3) in the aggregate, do not exceed the greater of (x) $542,000,000 and (y) 100% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period (the “MFN Provision”), (iv) any mandatory prepayment (other than any scheduled amortization payment) of New Term Loans shall be made on a pro rata basis with any existing Initial Term Loans, existing 2025 Incremental Term Loans and, existing 2025 Repriced Incremental Term Loans and existing 2026 Repriced Incremental Term Loans except that the Borrower and the lenders providing the relevant New Term Loans shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any such prepayment on a less than pro rata basis (but not on a greater than pro rata basis), (v) any voluntary prepayment of New Term Loans may provide for the ability to participate on a pro rata basis or non-pro rata basis in any voluntary prepayments of any other Term Loans; and (vi) the New Term Loans may otherwise have terms and conditions different from those of the Initial Term Loans, 2025 Incremental Term Loans and, 2025 Repriced Incremental Term Loans and 2026 Repriced Incremental Term Loans (including currency denomination); provided further, that, if such terms and conditions are not substantially consistent with the terms of the then existing Term Loans, except with respect to matters contemplated by clauses (i) – (v) above, any differences shall (1) reflect market terms at the time of incurrence or issuance thereof (as determined by the Borrower and the lenders or financing sources providing the applicable Indebtedness) or (2) be reasonably satisfactory to the Administrative Agent (including, without limitation, to (i) add covenants and other provisions 148 #4903-7233-6530 applicable only to the periods after the Latest Maturity Date applicable to the then-existing Initial Term Loans, then-existing 2025 Incremental Term Loans and, then-existing 2025 Repriced Incremental Term Loans and then-existing 2026 Repriced Incremental Term Loans (it being understood that, to the extent that any covenants or other provisions are added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such covenants or other provisions are also added for the benefit of any then outstanding Term Loan), (ii) increase the All-in Yield of the applicable Class of Term Loans and/ or amend the amortization applicable thereto, in each case, to the extent necessary in order to ensure that any applicable Class of Term Loans are “fungible” with the applicable New Term Loans; provided that any such amendment to the amortization applicable to any existing Class of Term Loans shall not result in the decrease of any amortization payment any Lender of such Class of Term Loans would have received prior to giving effect to such amendment, (iii) add, modify or extend “soft call” or add, modify or extend any other “call protection,” in either case, for the benefit of any existing Class of Loans and (iv) modify the terms of this Agreement to appropriately incorporate revolving facility mechanics (including those related to payments, prepayments, purchases of participations and reallocation mechanisms and letter of credit and/or swingline subfacilities) and other provisions and commitment schedules relating to revolving facilities generally)). (j) Notwithstanding Section 10.5, each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to effect the provision of this Section 2.24. 2.25. Extensions of Loans. (a) The Borrower may from time to time, pursuant to the provisions of this Section 2.25, agree with one or more Lenders holding Loans and Commitments of any Class to extend the maturity date and to provide for other terms consistent with this Section 2.25 (each such modification, an “Extension”) pursuant to one or more written offers (each an “Extension Offer”) made from time to time by the Borrower to all Lenders under any Class that is proposed to be extended under this Section 2.25, in each case on a pro rata basis (based on the relative principal amounts of the outstanding Loans of each Lender in such Class) and on the same terms to each such Lender. In connection with each Extension, the Borrower will provide notification to Administrative Agent (for distribution to the Lenders of the applicable Class), no later than 30 days prior to the maturity of the applicable Class or Classes to be extended of the requested new maturity date for the extended Loans of each such Class (each an “Extended Maturity Date”) and the due date for Lender responses. In connection with any Extension, each Lender of the applicable Class wishing to participate in such Extension shall, prior to such due date, provide Administrative Agent with a written notice thereof in a form reasonably satisfactory to Administrative Agent. Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension. In connection with any Extension, the Borrower shall agree to such procedures, if any, as may reasonably be established by, or reasonably acceptable to, Administrative Agent to accomplish the purposes of this Section 2.25. 149 #4903-7233-6530

(b) After giving effect to any Extension, the Term Loans or Revolving Commitments so extended shall cease to be a part of the Class that they were a part of immediately prior to the Extension and shall be a new Class hereunder; provided that at no time shall there be more than three (3) different Classes of Term Loans and two (2) different classes of Revolving Commitments; provided further, that, in the case of any Extension Amendment relating to Revolving Commitments or Revolving Loans: (i) all Borrowings and all prepayments of Revolving Loans shall continue to be made on a ratable basis among all Revolving Lenders, based on the relative amounts of their Revolving Commitments, until the repayment of the Revolving Loans attributable to the non-extended Revolving Commitments on the relevant Maturity Date, (ii) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Bank Guarantee as between the Revolving Commitments of such new “Class” and the remaining Revolving Commitments shall be made on a ratable basis in accordance with the relative amounts thereof until the Maturity Date relating to such non-extended Revolving Commitments has occurred, (iii) no termination of Extended Revolving Commitments and no repayment of extended Revolving Loans accompanied by a corresponding permanent reduction in Loans made under Extended Revolving Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of the Loans made under Existing Revolving Commitments and Existing Revolving Commitments (or all Existing Revolving Commitments of such Class and related Revolving Loans shall have otherwise been terminated and repaid in full) and (iv) with respect to Letters of Credit, Bank Guarantees, the Maturity Date with respect to the Revolving Commitments may not be extended without the prior written consent of the Issuing Bank. If the Total Utilization of Revolving Commitments exceeds the Revolving Commitment as a result of the occurrence of the Maturity Date with respect to any Class of Revolving Commitments while an extended Class of Revolving Commitments remains outstanding, the Borrower shall make such payments as are necessary in order to eliminate such excess on such Maturity Date. (c) The consummation and effectiveness of each Extension shall be subject to the following: (i) no Default or Event of Default shall have occurred and be continuing at the time any Extension Offer is delivered to the Lenders or at the time of such Extension; (ii) the Term Loans or Revolving Commitments, as applicable, of any Lender extended pursuant to any Extension (as applicable, “Extended Term Loans” or “Extended Revolving Commitments”) shall have the same terms as the Class of Term Loans or 150 #4903-7233-6530

Revolving Commitments, as applicable, subject to the related Extension Amendment (as applicable, “Existing Term Loans” or “Existing Revolving Commitments”); except: (A) the Latest Maturity Date of any Extended Term Loans or Extended Revolving Commitments of a Class to be extended pursuant to an Extension shall be later than the Latest Maturity Date at the time of such Extension, and the weighted average life to maturity of any Extended Term Loans or Extended Revolving Commitments of a Class to be extended pursuant to an Extension shall be no shorter than the remaining weighted average life to maturity of the Class of Existing Term Loans or Existing Revolving Commitments, as applicable, subject to the Latest Maturity Date at the time of such Extension; (B) the all-in pricing (including, without limitation, margins, fees and premiums) with respect to the Extended Term Loans or Extended Revolving Commitments, as applicable, may be higher or lower than the all-in pricing (including, without limitation, margins, fees and premiums) for the Existing Term Loans or Existing Revolving Commitments, as applicable; (C) the Revolving Loan commitment fee rate with respect to the Extended Revolving Commitments may be higher or lower than the Revolving Loan commitment fee rate for Existing Revolving Commitments, in each case, to the extent provided in the applicable Extension Amendment; (D) no repayment of any Extended Term Loans or Extended Revolving Commitments, as applicable, shall be permitted unless such repayment is accompanied by an at least pro rata repayment of all earlier maturing Loans (including previously extended Loans) (or all earlier maturing Loans (including previously extended Loans) shall otherwise be or have been terminated and repaid in full); (E) the Extended Term Loans and/or Extended Revolving Commitments may contain a “most favored nation” provision for the benefit of Lenders holding Extended Term Loans or Extended Revolving Commitments, as applicable; (F) the other terms and conditions applicable to Extended Term Loans and/or Extended Revolving Commitments may be terms different than those with respect to the Existing Term Loans or Existing Revolving Commitments, as applicable, so long as such terms and conditions only apply after the Latest Maturity Date; (G) each Extension Amendment may, without the consent of any Lender other than the applicable extending Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 2.25, including any amendments necessary to treat the applicable Loans and/or Commitments of the extending Lenders as a new “Class” of loans and/or commitments hereunder; and (H) no Extension Amendment may provide for any Class of Extended Term Loans or Extended Revolving Commitments to be secured by any Collateral or 151 #4903-7233-6530 other assets of any Credit Party that does not also secure the Existing Term Loans or Existing Revolving Commitments; (iii) all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by the Borrower generally directed to the applicable Lenders under the applicable Class in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to Administrative Agent; (iv) a minimum amount in respect of such Extension (to be determined in Borrower’s discretion and specified in the relevant Extension Offer, but in no event less than $25,000,000 (or, with respect to any Extension of Loans or Commitments established in an Alternative Currency, the Dollar Equivalent equivalent) unless another amount is reasonably agreed to by Administrative Agent) shall be satisfied; and (v) no Extension shall become effective unless, on the proposed effective date of such Extension, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of such date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date and, if applicable, Administrative Agent shall have received a certificate to that effect dated the applicable date of such Extension and executed by an Authorized Officer of the Borrower; provided that (i) in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof and (ii) solely in the case of an Extension in connection with a Permitted Acquisition, the Lenders so extending may waive some or all of such representations and warranties. (d) For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.17 and Section 10.5 will not apply to Extensions of Term Loans or Revolving Commitments, as applicable, pursuant to Extension Offers made pursuant to and in accordance with the provisions of this Section 2.25, including to any payment of interest or fees in respect of any Extended Term Loans or Extended Revolving Commitments, as applicable, that have been extended pursuant to an Extension at a rate or rates different from those paid or payable in respect of Loans of any other Class, in each case as is set forth in the relevant Extension Offer. (e) No Lender who rejects any request for an Extension shall be deemed a Non-Consenting Lender for purposes of Section 2.23; provided, however, that if so requested by the Borrower in an Extension Offer, Requisite Lenders may approve an amendment to have such Lenders be deemed Non-Consenting Lenders and subject to the terms and conditions of Section 2.23. (f) The Lenders hereby irrevocably authorize Administrative Agent to enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Credit Documents as may be necessary in order to establish new Classes of Term Loans or Revolving Commitments, as applicable, created pursuant to an 152 #4903-7233-6530

Extension, in each case on terms consistent with this Section 2.25. Notwithstanding the foregoing, Administrative Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Requisite Lenders with respect to any matter contemplated by this Section 2.25 and, if Administrative Agent seeks such advice or concurrence, Administrative Agent shall be permitted to enter into such amendments with the Borrower in accordance with any instructions received from such Requisite Lenders and shall also be entitled to refrain from entering into such amendments with the Borrower unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by Administrative Agent for any such advice or concurrence, all such Extension Amendments entered into with the Borrower by Administrative Agent hereunder shall be binding on the Lenders. Without limiting the foregoing, in connection with any Extension, (i) the appropriate Credit Parties shall (at their expense) amend (and Administrative Agent is hereby directed to amend) any Mortgage (or any other Credit Document that Administrative Agent or Collateral Agent reasonably requests to be amended to reflect an Extension) that has a maturity date prior to the latest Extended Maturity Date so that such maturity date is extended to the then latest Extended Maturity Date (or such later date as may be advised by local counsel to Administrative Agent) and (ii) the Borrower shall deliver board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection therewith and, to the extent reasonably requested by the Administrative Agent, a legal opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Extension Amendment and the amendments to such of the other Credit Documents (if any) as may be amended in connection therewith and (ii) to the effect that such Extension Amendment, including without limitation, the Extended Term Loans or Extended Revolving Commitments provided for therein, does not conflict with or violate the terms and provisions of Section 10.5 (giving effect to this Section 2.25). (g) Promptly following the consummation and effectiveness of any Extension, the Borrower will furnish to Administrative Agent (who shall promptly furnish to each Lender) written notice setting forth the Extended Maturity Date and material economic terms of the Extension and the aggregate principal amount of each Class of Loans and Commitments after giving effect to the Extension and attaching a copy of the fully executed Extension Amendment. 2.26. [Reserved]. 2.27. Alternative Currencies. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in national or international financial, political or economic conditions are imposed in the country in which such currency is issued, and such change results in, in the reasonable opinion of the Administrative Agent (i) such currency no longer being readily available, freely transferable and convertible into Dollars, (ii) a Dollar Equivalent no longer being readily calculable with respect to such currency, (iii) such currency being impracticable for the Lenders to loan or (iv) such currency no longer being a currency in which the Requisite Revolving Lenders are willing to make Credit Extensions (each of clauses (i), (ii), (iii) and (iv), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Borrower, and such currency 153 #4903-7233-6530 shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within fifteen (15) Business Days after receipt of such notice from the Administrative Agent, the Borrower shall repay all Loans denominated in such currency to which the Disqualifying Event(s) apply or convert such Loans into the Dollar Equivalent in Dollars, bearing interest at the Base Rate, subject to the other terms contained herein. 2.28. Alternate Rate of Interest. (a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document. (b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent and the Borrower will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. (c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.28, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.28. (d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate or the Term CORRA Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to 154 #4903-7233-6530 time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Rate Loans or Term CORRA Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (I) in the case of any request for any affected Term SOFR Loans, if applicable, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (II) in the case of any request for any affected Term CORRA Loan, if applicable, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (II) any outstanding affected Term CORRA Loan, at the Borrower’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the applicable Interest Period or (2) be prepaid at the end of the applicable Interest Period; provided that, with respect to any Term CORRA Loan, if no election is made by the Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Term CORRA Loan, the Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.18(c). During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. 155 #4903-7233-6530

SECTION 3. CONDITIONS PRECEDENT 3.1. Effective Date. The obligation of each Lender or Issuing Bank, as applicable, to make a Credit Extension on the Effective Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Effective Date: (a) Credit Documents. The Administrative Agent and the Arrangers shall have received copies of this Agreement, the Notes (to the extent requested at least three Business Days prior to the Effective Date), the Intercreditor Agreement and the Pledge and Security Agreement, executed and delivered by each applicable Credit Party and each other party thereto. (b) Organizational Documents; Incumbency. The Administrative Agent and the Arrangers shall have received, in respect of each Credit Party, (i) copies of each Organizational Document, and, to the extent applicable, certified as of the Effective Date or a recent date prior thereto by the appropriate Governmental Authority; (ii) signature and incumbency certificates of the officers of such Credit Party; (iii) resolutions of the Board of Directors or similar governing body of such Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Effective Date, certified as of the Effective Date by its secretary or an assistant secretary or other Authorized Officer as being in full force and effect without modification or amendment; (iv) a good standing certificate (to the extent applicable in the relevant jurisdiction) from the applicable Governmental Authority of such Credit Party’s jurisdiction of incorporation, organization or formation, each dated within 30 days of the Effective Date; and (v) signature and incumbency certificates of one or more officers of the Borrower who are authorized to execute Funding Notices delivered under this Agreement. (c) No Target Material Adverse Effect. Since the date of the Acquisition Agreement, there has been no Target Material Adverse Effect. (d) [Reserved]. (e) Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, each Credit Party shall have delivered to Collateral Agent: (i) evidence reasonably satisfactory to Collateral Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including their obligations to execute or authorize, as applicable, and deliver UCC financing statements, originals of certain securities, instruments and chattel paper); 156 #4903-7233-6530

(ii) a completed Collateral Questionnaire dated the Effective Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby; (iii) fully executed Intellectual Property Security Agreements, in proper form for filing or recording in all appropriate places in all applicable jurisdictions, memorializing and recording the encumbrance of the Intellectual Property Assets listed in Schedule 5.2 to the Pledge and Security Agreement; and (iv) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(b)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent; provided, however, that each of the requirements set forth in this clause (e), including the delivery of any document(s) or instrument(s) necessary (except for the execution and delivery of the Pledge and Security Agreement and to the extent that a Lien on Collateral may be perfected by (x) the filing of a financing statement under the UCC or (y) the delivery of the stock certificate of the Target and the wholly-owned Domestic Subsidiaries that are not Immaterial Restricted Subsidiaries of the Target (or stock certificates of such wholly-owned Domestic Subsidiaries that are not Immaterial Restricted Subsidiaries delivered to the Borrower on the Effective Date, if the Borrower has used commercially reasonable efforts to procure the delivery thereof prior to the Effective Date)) will not constitute conditions precedent to the Borrowing on the Effective Date after the Borrower’s use of commercially reasonable efforts to provide such items on or prior to the Effective Date if the Borrower agrees to deliver, or cause to be delivered, such documents and instruments, or take or cause to be taken such other actions as may be required to perfect such security interests within ninety (90) days after the Effective Date (subject to extensions approved by the Administrative Agent in its reasonable discretion). (f) Representations and Warranties. On the Effective Date, the Specified Representations shall be true and correct in all material respects (provided that any such Specified Representation, which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) and the Company Representations shall be true and correct in all material respects (provided that any such Company Representations which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects). (g) Financial Statements. (i) The Arrangers shall have received from the Borrower the Historical Financial Statements. (I) with respect to the Borrower, (a) the audited consolidated balance sheets as of December 31, 2020 and December 31, 2019 and the related audited consolidated statements of operations and comprehensive income and cash flows of the Borrower and its Subsidiaries and (b) the unaudited consolidated balance sheets and the related unaudited consolidated statements of operations and comprehensive income and cash flows of the 157 #4903-7233-6530

Borrower and its Subsidiaries as of and for each fiscal quarter ended at least 45 days prior to the Effective Date (and the same period in the prior fiscal year) and (II) with respect to the Target, (a) the audited non-statutory carve-out balance sheets of the Nortek Air Management Businesses (as defined in the Audited Financial Statements (as defined in the Acquisition Agreement)) as of December 31, 2020, 2019 and 2018, and the related audited carve-out income statements, carve-out statements of comprehensive income, cash flows, and changes in total invested capital of the Nortek Air Management Businesses (as defined in the Audited Financial Statements (as defined in the Acquisition Agreement)) for the years ended December 31, 2020, 2019 and 2018 and (b) (x) the unaudited non-statutory carve-out balance sheet of Nevada Holdco Corp. and its Subsidiaries as of March 31, 2021, and the related unaudited management accounts for the three-months ended March 31, 2021 and 2020 and (y) the unaudited non-statutory carve-out balance sheet of Nevada Holdco Corp. and its Subsidiaries and the related unaudited management accounts as of and for each fiscal quarter ended at least 45 days prior to the Effective Date (and the same period in the prior fiscal year); (ii) The Arrangers shall have received a pro forma consolidated balance sheet and related pro forma statement of income of the Borrower (based on the financial statements required by clause (i) above) as of and for the 12-month period ending on the last day of the most recently completed four-fiscal quarter period (or fiscal year period, if applicable) for which financial statements are required to be delivered pursuant to clause (i) above, prepared after giving effect to the Transactions as if the Transactions had occurred as of such dates (in the case of such balance sheet) or at the beginning of such period (in the case of such income statement), which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)). (h) [Reserved]. (i) Opinions of Counsel to Credit Parties. Agents and Lenders and their respective counsel shall have received executed copies of the favorable written opinions of Kirkland & Ellis LLP, counsel for Credit Parties, as to such matters as Administrative Agent or the Arrangers may reasonably request, dated as of the Effective Date and in form and substance reasonably satisfactory to Administrative Agent and the Arrangers (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders). (j) Fees. The Agents and Lenders shall have received, substantially simultaneously with the funding of the Initial Term Loans, fees and, to the extent invoiced at least three Business Days prior to the Effective Date (except as otherwise reasonably agreed by the Borrower) reasonable out-of-pocket expenses in the amounts previously agreed in writing to be received on the Effective Date (which amounts may, at the Borrower’s option, be offset against the proceeds of the Initial Term Loans). (k) Solvency Certificate. On the Effective Date, Administrative Agent and the Arrangers shall have received a Solvency Certificate. 158 #4903-7233-6530

(l) Effective Date Certificate. The Borrower shall have delivered to Administrative Agent and the Arrangers an originally executed Effective Date Certificate, together with all attachments thereto. (m) [Reserved]. (n) PATRIOT Act. The Agents shall have received at least three days Business Days prior to the Effective Date all documentation and other information about the Borrower and the Guarantors as shall have been reasonably requested in writing by any Agent at least ten calendar days prior to the Effective Date and as required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering laws. For the avoidance of doubt, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has requested, in a written notice to the Borrower at least ten Business Days prior to the Effective Date, a certification regarding beneficial ownership in relation to the Borrower as required by the Beneficial Ownership Regulation (the “Beneficial Ownership Certification”), shall have received such certification at least three Business Days prior to the Effective Date. As of the Effective Date, the information included in the Beneficial Ownership Certification with respect to any beneficial owner of the Borrower is true and correct in all material respects to the best knowledge of the Borrower. (o) [Reserved]. (p) Acquisition. The Acquisition shall have been immediately prior to or, substantially concurrently with the initial Borrowing of the Initial Term Loans shall be, consummated in all material respects in accordance with the terms of the Acquisition Agreement, without giving effect to any modifications, amendments or express waivers or consents by the Borrower (or one of its Affiliates) thereto that are materially adverse to the Lenders in their capacities as such without the consent of the Arrangers (not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that (a) any change to the definition of Target Material Adverse Effect, shall be deemed materially adverse to the Lenders and (b) any modification, amendment or express waiver or consents by the Borrower (or one of its Affiliates) that results in an increase or reduction in the purchase price shall be deemed to not be materially adverse to the Lenders so long as (i) any increase in the purchase price shall not be funded with additional Indebtedness (excluding the Credit Facilities) (it being understood and agreed that no purchase price, working capital or similar adjustment provisions set forth in the Acquisition Agreement as in effect on the date hereof shall constitute a reduction or increase in the purchase price) and (ii) any reduction shall be allocated as agreed between the Borrower and the Administrative Agent. (q) Equity Contribution. The Equity Contribution shall have been, or substantially concurrently with the Borrowing of the Initial Term Loans and the issuance of the Senior Unsecured Notes and the Senior Secured Notes shall be, made in an amount as agreed between the Arrangers, the Administrative Agent and the Borrower. 159 #4903-7233-6530

(r) Refinancing. Substantially simultaneously with the Borrowing of the Initial Term Loans, the Refinancing shall be consummated and the Senior Unsecured Notes and the Senior Secured Notes shall be issued. 3.2. Conditions to Each Credit Extension. After the Effective Date: (a) Conditions Precedent. The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit or any Bank Guarantee, on any Credit Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent: (i) Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be; (ii) [Reserved]; (iii) other than as provided in Section 2.24(c)(2), as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and (iv) other than as provided in Section 2.24(c)(1), as of such Credit Date, no event shall have occurred and be continuing or would immediately result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default. (v) [Reserved]. (b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, the Borrower may give Administrative Agent telephonic notice by the required time of any proposed Borrowing, conversion/continuation or issuance of a Letter of Credit or a Bank Guarantee, as the case may be; provided, each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the close of business on the date that the telephonic notice is given. In the event of a discrepancy between the telephone notice and the written Notice, the written Notice shall govern. In the case of any Notice that is irrevocable once given, if the Borrower provides telephonic notice in lieu thereof, such telephone notice shall also be irrevocable once given. Neither Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly Authorized Officer or other person authorized on behalf of the Borrower or for otherwise acting in good faith. 160 #4903-7233-6530

(c) Alternative Currency. In the case of a Loan to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the Requisite Revolving Lenders would make it impracticable for such Loan to be denominated in the relevant applicable Currency. (d) Each Funding Notice, Letter of Credit application or Conversion/Continuation Notice, as applicable, submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 3.2(a)(iii) and (iv) have been satisfied on and as of the date of the applicable Credit Extension. SECTION 4. REPRESENTATIONS AND WARRANTIES In order to induce Agents, Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Agent, Lender and Issuing Bank, on the Effective Date and on each Credit Date, that the following statements are true and correct: 161 #4903-7233-6530

4.1. Organization; Requisite Power and Authority; Qualification. Each of the Borrower and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite corporate or other entity power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, except where a failure in any aspect of this clause (b) would not reasonably be expected to have a Material Adverse Effect (other than with respect to Holdings and the Borrower) and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except, in each case, in jurisdictions where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. 4.2. Subsidiaries. Schedule 4.2 lists each Subsidiary of Holdings and the Borrower (and the direct and indirect ownership interest of Holdings and the Borrower therein), in each case existing on the Effective Date after giving effect to the Transactions. 4.3. Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto. 4.4. No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate (2) any provision of any law or any governmental rule or regulation applicable to the Borrower or any of its Restricted Subsidiaries, except to the extent such violation would not reasonably be expected to have a Material Adverse Effect, (3) any of the Organizational Documents of the Borrower or any of its Restricted Subsidiaries, or (iii) any order, judgment or decree of any court or other agency of government binding on the Borrower or any of its Restricted Subsidiaries, except to the extent such violation would not reasonably be expected to have a Material Adverse Effect; and (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrower or any of its Restricted Subsidiaries except to the extent such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect. 4.5. Governmental and Third Party Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority or other third party, except for (i) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Effective Date and any necessary continuations thereof under applicable law and (ii) those registrations, consents, approvals, notices or other actions, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. 162 #4903-7233-6530

4.6. Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. 4.7. Historical Financial Statements. The Madison IAQ Historical Financial Statements were prepared in conformity with GAAP and the Target Historical Financial Statements were prepared in conformity with IFRS, with customary adjustments and carve-outs as agreed between the Arrangers and the Borrower and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. 4.8. [Reserved]. 4.9. No Material Adverse Effect. Since the Effective Date, no event, circumstance or change has occurred that has caused or evidences, or would reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect. 4.10. Adverse Proceedings, Etc. There are no Adverse Proceedings, individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Restricted Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. 4.11. Payment of Taxes. Except as otherwise permitted under Section 5.3, all Tax returns and reports of the Borrower and its Restricted Subsidiaries required to be filed by any of them have been timely filed, except where the failure to so file would not reasonably be expected to result in a Material Adverse Effect, and all Taxes to be due and payable have been paid when due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or except where the failure to pay such Taxes would not reasonably be expected to result in a Material Adverse Effect. There is no proposed Tax assessment against the Borrower or any of its Restricted Subsidiaries that would, if made, reasonably be expected to have a Material Adverse Effect and which is not being actively contested by the Borrower or such Restricted Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. 163 #4903-7233-6530

4.12. Properties. (a) Title. Each of the Borrower and its Restricted Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in intellectual property) and (iv) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.8 and in each case except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens (other than Permitted Liens). (b) Real Estate. As of the Effective Date, Schedule 4.12 contains a true, accurate and complete list of all locations of all Real Estate Assets. 164 #4903-7233-6530

4.13. Environmental Matters. Neither the Borrower nor any of its Restricted Subsidiaries nor any of their respective Facilities or operations are subject to any pending or, to each of the Borrower’s and its Restricted Subsidiaries’ knowledge, threatened Environmental Claim that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. There are and, to each of the Borrower’s and its Restricted Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which would reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Restricted Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Restricted Subsidiaries is conducting, funding or responsible for any investigation, remediation, remedial action or cleanup of any Hazardous Materials at any location that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The operations of the Borrower and each of its Restricted Subsidiaries are in compliance with all Environmental Laws, except for any failure to comply that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Borrower and its Restricted Subsidiaries, compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to the Borrower or any of its Restricted Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which, individually or in the aggregate would reasonably be expected to have, a Material Adverse Effect. 4.14. Governmental Regulation. No Credit Party is required to be registered as an “investment company” under the Investment Company Act of 1940. 4.15. Federal Reserve Regulations; Exchange Act. Neither the Borrower nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No portion of the proceeds of any Credit Extension shall be used in any manner, whether directly or indirectly, that causes or would reasonably be expected to cause, such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act. 4.16. [Reserved]. 165 #4903-7233-6530

4.17. Employee Benefit Plans. Except, in each case, where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (a) the Borrower, each of its Restricted Subsidiaries are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan; (b) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status; (c) no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Pension Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by the Borrower, any of its Restricted Subsidiaries or any of their ERISA Affiliates; (d) no ERISA Event has occurred or is reasonably expected to occur; (e) except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower or any of its Restricted Subsidiaries; and (f) the Borrower, each of its Restricted Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan. 4.18. [Reserved]. 4.19. Solvency. As of the Effective Date, the Credit Parties are and, upon the incurrence of any Obligation by any Credit Party on any date on which this representation and warranty is made, will be, on a consolidated basis, Solvent. 4.20. [Reserved]. 4.21. Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of the Borrower or any of its Restricted Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower, in the case of any document not furnished by any of them) necessary in order to make the statements contained herein or therein (in each case, taken as a whole) not materially misleading in light of the circumstances in which the same were made, as supplemented. Any projections, budgets and other forward looking information and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. 166 #4903-7233-6530

4.22. Compliance with Statutes, etc. (a) Each of the Borrower and its Restricted Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, including, without limitation, none of the Borrower or any of its subsidiaries or any of their respective directors, officers or, to the knowledge of the Borrower, employees, agents, advisors or Affiliates is subject to any sanctions or economic embargoes administered or enforced by the U.S. Department of State, the U.S. Department of Treasury (including the Office of Foreign Assets Control), the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or any other applicable sanctions authority (collectively, “Sanctions”, and the associated laws, rules, regulations and orders, collectively, “Sanctions Laws”). (b) Each of the Borrower and its subsidiaries and their respective directors, officers and, to the knowledge of the Borrower, employees, agents, advisors and Affiliates is in compliance, in all material respects, with (i) applicable Sanctions Laws, (ii) the United States Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act of 2010 and any other applicable anti-bribery or anti-corruption laws, rules, regulations and orders (collectively, “Anti-Corruption Laws”) and any other applicable terrorism and money laundering laws, rules, regulations and orders and (iii) the PATRIOT Act. (c) No part of the proceeds of the Loans will be used, directly or indirectly, by the Borrower (i) in violation of Anti-Corruption Laws or (ii) for the purpose of financing any activities or business of or with any Person, or in any country or territory, that, at the time of such financing, is the target of any Sanctions, including the Crimea and non-government controlled areas of Ukraine, Cuba, Iran and North Korea, except to the extent authorized under applicable Sanctions Laws. 167 #4903-7233-6530

4.23. Use of Proceeds. The proceeds of the Loans shall be used for the purposes set forth in Section 2.6. 4.24. Collateral Documents. The provisions of each of the Collateral Documents (whether executed and delivered prior to or on the Effective Date or thereafter) are and will be effective to create in favor of the Administrative Agent, for its benefit and the benefit of the Secured Parties, a valid and enforceable security interest in and Lien upon all right, title and interest of the Borrower and each of its Restricted Subsidiaries that is a party thereto in and to the Collateral purported to be pledged, charged, mortgaged or assigned by it thereunder and described therein, and upon (i) the initial Credit Extension hereunder, (ii) the filing of appropriately completed UCC financing statements and continuations thereof in the jurisdictions specified therein, (iii) with respect to United States copyright registrations, United States patents and pending patent applications, and United States federal trademark registrations and trademark applications, in each case, the recordation of an appropriately completed short-form Intellectual Property Security Agreement in the United States Patent and Trademark Office or United States Copyright Office, as applicable and (iv) the possession by the Administrative Agent of any certificates evidencing the certificated securities pledged thereby, duly endorsed or accompanied by duly executed stock powers (where applicable), such security interest and Lien shall constitute a fully perfected and First Priority security interest in and Lien upon such right, title and interest of the Borrower or its applicable Restricted Subsidiary, in and to such Collateral, to the extent that such security interest and Lien can be perfected by such filings, actions, giving of notice and possession, subject only to Permitted Liens. 4.25. [Reserved]. 4.26. Intellectual Property. Each of the Borrower and the Restricted Subsidiaries owns or has the right to use all Intellectual Property that is used in or is otherwise necessary for the operation of their respective businesses as currently conducted, except where the failure to own or have a right to use such Intellectual Property would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the operation of their respective businesses by each of the Borrower, and the Restricted Subsidiaries does not infringe upon, misappropriate, violate or otherwise conflict with the Intellectual Property of any third party, except as would not reasonably be expected to have a Material Adverse Effect. SECTION 5. AFFIRMATIVE COVENANTS Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until Payment in Full of all Obligations, each Credit Party shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 5. 5.1. Financial Statements and Other Reports. The Borrower will deliver to Administrative Agent for prompt further distribution by the Administrative Agent to each Lender: (a) [Reserved]; 168 #4903-7233-6530

(b) Quarterly Financial Statements. Within 60 days (or, with respect to the first Fiscal Quarter ending following the Effective Date, 90 days, and with respect to the next two Fiscal Quarters thereafter, 75 days, and with respect to the first two Fiscal Quarters ended after the consummation of any Permitted Acquisition in excess of $100,000,000, 75 days; provided that, extensions granted by the SEC for such filings shall automatically extend the corresponding financial report deadline under this Section 5.1(b)) after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ended September 30, 2021, the consolidated balance sheets of the Borrower and its Restricted Subsidiaries as at the end of such Fiscal Quarter (including any adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from the consolidated financial statements) and the related consolidated statements of income and cash flows of the Borrower and its Restricted Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form solely with respect to the consolidated statement of income the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail; (c) Annual Financial Statements. Within 120 days after the end of each Fiscal Year (or, with respect to the first Fiscal Year ending following the Effective Date, 150 days; provided that, extensions granted by the SEC for such filings shall automatically extend the corresponding financial report deadline under this Section 5.1(c)), commencing with the Fiscal Year in which the Effective Date occurs, (i) the consolidated balance sheets of the Borrower and its Restricted Subsidiaries as at the end of such Fiscal Year (including any adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) which may be in footnote form only) from the consolidated financial statements) and the related consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Restricted Subsidiaries for such Fiscal Year; and (ii) with respect to such consolidated financial statements a report thereon of PricewaterhouseCoopers or other independent certified public accountants of recognized national standing selected by the Borrower, and other accounting firm reasonably satisfactory to Administrative Agent (which report and/or the accompanying financial statements shall be unqualified as to going concern (except to the extent that such a “going concern” qualification relates to (x) an upcoming maturity date under any Indebtedness, (y) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period and (z) the activities, operations, financial results, assets or liabilities of Unrestricted Subsidiaries) and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower and its Restricted Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards); 169 #4903-7233-6530

(d) Compliance Certificate. Together with each delivery of financial statements of the Borrower and its Restricted Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate; (e) [Reserved]; (f) Notice of Default. Promptly upon any Authorized Officer of the Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to the Borrower with respect thereto; provided, that, subject to Section 8.1(c), the delivery of a notice of Default at any time will cure an Event of Default arising from the failure of the Borrower to timely deliver such notice of Default; (ii) that any Person has given any notice to the Borrower or any of its Restricted Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto; (g) Notice of Litigation. Promptly upon any Authorized Officer of the Borrower obtaining knowledge of (i) any Adverse Proceeding not previously disclosed in writing by the Borrower to Lenders, or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii), is reasonably expected to be adversely determined and, if reasonably expected to be adversely determined, such adverse determination would reasonably be expected to have a Material Adverse Effect, written notice thereof together with such other information as may be reasonably available to the Borrower to enable Lenders and their counsel to evaluate such matters (provided, that the Borrower shall not be obligated to provide information relating to such matters solely to the extent the provision of such information would result in a loss of attorney-client privilege or other similar privilege); (h) [Reserved]; (i) [Reserved]; (j) [Reserved]; (k) Alternative Reporting. Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document: (A) any financial statements, forecasts, other information and other documents required to be provided in the relevant financial reporting sections therein, may be those of the Borrower or any other direct or indirect parent company of the Borrower substantially all the assets of which are equity interests of the Borrower (or one or more of such entity’s 170 #4903-7233-6530 direct parent entities) (any such parent company of the Borrower, a “Parent Company”), so long as the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower (and other direct or indirect Parent Companies included in such information, if any), on the one hand, and the information relating to the Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand (which, for the avoidance of doubt, such consolidating information referred to in the preceding sentence need not be audited); (B) the obligations referred to in Section 5.1(b) and 5.1(c) may be satisfied by furnishing the Borrower’s or a Parent Company’s Form 10-K or 10-Q, as applicable, filed with the SEC (and the public filing of such report with the SEC shall constitute delivery under this Section 5.1), provided that any such report of a Parent Company shall be subject to the requirements of clause (A) hereof and (C) upon delivery of any such financial statements of any such Parent Company pursuant to clause (A) or (B) hereof, any reference herein to financial statements shall be deemed a reference to such Parent Company’s financial statements; (l) [Reserved]; (m) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower or made available by any Restricted Subsidiary of the Borrower to its material bondholders or holders of any other of its material debt securities acting in such capacity or made available by any Restricted Subsidiary of the Borrower to its debt security holders other than the Borrower or another Restricted Subsidiary of the Borrower, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower or any of its Restricted Subsidiaries with any securities exchange or with the SEC or any other Governmental Authority, (iii) all press releases and other statements made available generally by the Borrower or any of its Restricted Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Restricted Subsidiaries; provided, that subclauses (i) and (ii) of this clause (A) shall not require delivery of any such information as the result of customary reporting or filing requirements in foreign jurisdictions, and (B) promptly following written request, such other information and data with respect to the Borrower or any of its Restricted Subsidiaries as from time to time may be reasonably requested by Administrative Agent or any Lender; and (n) Certification of Public Information. The Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), solely to the extent the 171 #4903-7233-6530

Borrower has indicated that a document or notice contains only Public-Side Information should such document or notice shall be posted on that portion of the Platform designated for such Public Lenders. The Borrower agrees to clearly designate all information provided to Administrative Agent by or on behalf of the Borrower which contains only Public-Side Information, and by doing so shall be deemed to have represented that such information contains only Public-Side Information. If the Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Private-Side Information, Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Private Lenders. The Borrower acknowledges and agrees that the list of Disqualified Institutions shall be deemed to be suitable for posting on a portion of the Platform for Public Lenders and may be posted on the Effective Date to all Lenders by the Administrative Agent, and thereafter all written supplements updating the list of Disqualified Institutions may be posted to all Lenders by the Administrative Agent after receipt thereof from the Borrower. 172 #4903-7233-6530

5.2. Existence. Except as otherwise permitted under Section 6.8, each Credit Party will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business, except as expressly permitted by Section 6.8; provided, no Credit Party (other than the Borrower with respect to existence) or any of its Restricted Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if the failure to so preserve would not reasonably be expected to result in a Material Adverse Effect. 5.3. Payment of Taxes. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income before any penalty or fine accrues thereon; provided, no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (x) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (y) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim or (b) the failure to pay such Taxes would not reasonably be expected to result in a Material Adverse Effect. 5.4. Maintenance of Properties. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, all material properties used or useful in the business of the Borrower and its Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except, in each case, where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. 173 #4903-7233-6530

5.5. Insurance. The Borrower will maintain or cause to be maintained, with reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrower and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons, in each case as determined by the Borrower in its business judgment. Without limiting the generality of the foregoing, the Borrower will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property in respect of any Material Real Estate Asset that is located in a community that participates in the Flood Program, in each case in compliance with any applicable regulations of the Board of Governors to the extent required by law, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) in the case of each liability insurance policy, name Collateral Agent, for the benefit of the Secured Parties, as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Collateral Agent, that names Collateral Agent, for the benefit of the Secured Parties, as the loss payee thereunder and provide for at least thirty days’ prior written notice to Collateral Agent of any modification or cancellation of such policy (or ten days’ prior notice in the case of non-payment). 5.6. Books and Records; Inspections. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, permit any authorized representatives designated by the Administrative Agent to visit and inspect any of the properties of any Credit Party and any of its respective Restricted Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that an officer of the Borrower shall be given a reasonable opportunity to be present at all meetings with the accountants of the Credit Parties), all upon reasonable notice and at such reasonable times during normal business hours; provided, that absent an Event of Default, only one such visit per Fiscal Year shall be permitted (and such visit shall be limited to the chief executive office and such other facilities as reasonably determined by the Administrative Agent and the Borrower); provided further, that, absent an Event of Default, only one such visit per Fiscal Year shall be required to be reimbursed by the Credit Parties. 5.7. [Reserved]. 174 #4903-7233-6530

5.8. Compliance with Laws. Each Credit Party will comply, and shall cause each of its subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), except to the extent that non-compliance therewith would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (or, in the case of the laws, rules, regulations and orders referred to in Section 4.22, except to the extent that non-compliance therewith is not material); provided that with respect to Anti-Corruption Laws, anti-money laundering laws and Sanctions Laws, the Borrower will, and will cause each of its subsidiaries to, comply with such laws in all material respects. 5.9. [Reserved]. 5.10. Additional Guarantors and Grantors. (a) In the event that any Person becomes a Domestic Subsidiary of the Borrower or any Unrestricted Subsidiary is converted into a Restricted Subsidiary that is a Domestic Subsidiary after the Effective Date and such Person is not an Excluded Subsidiary, the Borrower shall within 60 days of such event (as extended in the sole discretion of the Administrative Agent) (i) cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (ii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates reasonably requested by Collateral Agent. (b) In the event that any Person becomes a first-tier Foreign Subsidiary of a Credit Party or any Unrestricted Subsidiary is converted into a Restricted Subsidiary that is a first-tier Foreign Subsidiary of a Credit Party after the Effective Date, and the ownership interests of such Foreign Subsidiary are owned by a Credit Party, the Borrower shall, or shall cause such Credit Party to, within 60 days of such event (as extended in the sole discretion of the Administrative Agent), take, or shall cause such Credit Party to take, all of the actions necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in 66% of the Voting Stock and 100% of the Equity Interests other than Voting Stock of such Foreign Subsidiary (provided that, for the avoidance of doubt, in no event shall Excluded Collateral be subject to this sentence). (c) Notwithstanding anything to the contrary contained herein: (i) no actions in any non-U.S. jurisdiction shall be required under the Credit Documents in order to create any security interests in assets located or titled outside of the U.S. (which shall include Intellectual Property not registered in the United States) or to perfect any security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction, so long as all applicable Equity Interests that are certificated are in the possession of the Collateral Agent to the extent constituting Collateral); 175 #4903-7233-6530

(ii) deposit account and security account control agreements shall not be required under the Credit Documents; (iii) third party landlord, bailee waivers, estoppel or collateral access letters shall not be required under the Credit Documents; (iv) no notice to obtain the consent of any Governmental Authority under the Federal Assignment of Claims Act (or any state or federal equivalent thereof) shall be required; (v) there shall be no requirement to enter into any source code escrow arrangement (or obligation to register intellectual property); (vi) the Borrower shall provide any customary opinions of counsel that the Administrative Agent may reasonably request in relation to such Domestic Subsidiary becoming a Guarantor or granting a security interest; and (vii) no Grantor shall be required to take any action to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby where the costs of such action exceeds the practical benefit to the Lenders that would be afforded thereby (as reasonably determined by the Borrower and the Collateral Agent). 5.11. Additional Material Real Estate Assets. In the event that any Credit Party acquires a Material Real Estate Asset or a Real Estate Asset owned on the Effective Date becomes a Material Real Estate Asset or any Unrestricted Subsidiary that owns a Material Real Estate Asset is converted into a Restricted Subsidiary that is a Credit Party after the Effective Date and such interest in such Material Real Estate Asset has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party shall promptly (and in any event within 60 days (as extended in the sole discretion of the Administrative Agent)) take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates, including those which are similar to those described in Sections 3.1(e) and 5.15 with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets including, without limitation, if any such Material Real Estate Assets are located in a Flood Zone, a signed notification form and evidence of the insurance required by Section 5.5; provided that no mortgages, documents, instruments or other agreements with respect to any such Material Real Estate Asset shall be recorded or executed before signed flood zone determinations with respect to such Material Real Estate Asset have been delivered to each Lender indicating that such Material Real Estate Asset is not located in a Flood Zone. In addition to the foregoing, the Borrower shall, at the reasonable request of Collateral Agent, deliver, from time to time, to Collateral Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien. 176 #4903-7233-6530

5.12. Further Assurances. At any time or from time to time upon the reasonable request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents to the extent required under the Credit Documents. In furtherance and not in limitation of the foregoing but subject to the terms of the Credit Documents, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of the Borrower, and its Restricted Subsidiaries and all of the outstanding Equity Interests of the Borrower and its Restricted Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries and the Excluded Collateral). Notwithstanding anything to the contrary herein, neither the Borrower nor any of its Subsidiaries shall be required to grant a security interest in the Excluded Collateral. 5.13. Maintenance of Ratings. At all times, the Borrower shall use commercially reasonable efforts to maintain (i) a public corporate family rating (but no specific rating) issued by Moody’s and a public corporate credit rating issued by S&P and (ii) a public credit rating (but no specific rating) from each of Moody’s and S&P with respect to the Term Loans. 5.14. Designation of Subsidiaries. The board of directors (or similar governing body) of the Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default pursuant to Section 8.1(a), (f) or (g) shall have occurred and be continuing and (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Seller Note, any Refinancing Indebtedness, the Senior Unsecured Notes, the Senior Secured Notes or any Additional Permitted Debt, in each case, with a principal balance in excess of $50,000,000. The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s Investment therein to the extent such Investment was made after the Effective Date; provided that a redesignation of such subsidiary as a Restricted Subsidiary shall constitute a return on any Investment by the Borrower in such Unrestricted Subsidiary pursuant to this sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s Investment in such Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time. Unrestricted Subsidiaries designated as such as of the Effective Date shall be set forth on Schedule 5.14. 5.15. Post-Closing Deliverables. Each of the Credit Parties shall satisfy the requirements set forth on Schedule 5.15 on or before the date specified for such requirement or such later date as reasonably permitted by Administrative Agent. 5.16. Use of Proceeds. The proceeds of the Loans shall be used for the purposes set forth in Section 2.6. No part of the proceeds of the Loans and no Bank Guarantees or Letters of Credit will be used, directly or indirectly, (A) for the purpose of financing any activities or business of or with any Person or in any country or territory that at such time is itself the subject 177 #4903-7233-6530 of any Sanctions or (B) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws. 5.17. ERISA. When applicable, (a) the Borrower will furnish to the Administrative Agent promptly following receipt thereof, copies of any documents described in Section 101(k) or 101(l) of ERISA that any Credit Party or any of its Subsidiaries may request with respect to any Multiemployer Plan to which a Credit Party or any of its Subsidiaries is obligated to contribute; provided that if the Credit Parties or any of their Subsidiaries have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, applicable Credit Party or Subsidiary shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof; provided, further, that the rights granted to the Administrative Agent in this Section 5.17 shall be exercised not more than once during a 12-month period, and (b) the Borrower will notify the Administrative Agent promptly following the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of any Credit Party that would reasonably be expected to have a Material Adverse Effect. 5.18. Conduct of Business. From and after the Effective Date, no Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Effective Date and extensions thereof or otherwise similar, incidental, complementary, synergistic, reasonably related, or ancillary to any of the foregoing, in each case as determined by the Borrower in good faith and (ii) such other lines of business as may be consented to by Requisite Lenders. 5.19. Fiscal Year. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to change its Fiscal Year-end from December 31, unless approved by the Administrative Agent, such consent not to be unreasonably withheld. 5.20. Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower on terms that are less favorable to the Borrower or that Restricted Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to: (a) any transaction between the Borrower and any Subsidiary, including loans and other transactions among the Borrower and the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such loan or other transaction to the extent permitted under this Section 5.20 (excluding, for the avoidance of doubt, any acquisition of an entity from a Person other than the Borrower or a Restricted Subsidiary); 178 #4903-7233-6530

(b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of the Borrower and its Subsidiaries; (c) compensation arrangements (including bonuses) and other benefits and indemnification arrangements for directors, officers and other employees of the Borrower and its Subsidiaries entered into in the ordinary course of business; (d) transactions described in Schedule 5.20, and any amendments or modifications thereto so long as such amendment or modification is not materially less favorable to the Borrower or such Subsidiary than the terms in effect on the Effective Date; (e) transactions or series of transactions involving amounts less than $10,000,000; (f) transactions permitted by Sections 6.1(w), 6.4(a), (e), (f) (solely in the case of dividends with respect to the Equity Interests of the Borrower and payment of management and service fees to Madison), (g), (j), (k), (l), and 6.6(g); (g) transactions with any Madison Affiliated Lender in its capacity as a Lender party to any Credit Document to the extent such Madison Affiliated Lender is being treated no more favorably than all other Lenders; (h) non-exclusive licensing of intellectual property in the ordinary course of business that does not materially interfere with the business of the Borrower or any of its Subsidiaries; (i) payments to or from, and transactions with, Joint Ventures (to the extent any such Joint Venture is only an Affiliate as a result of Investments by the Borrower and the Restricted Subsidiaries in such Joint Venture) in the ordinary course of business and permitted by Section 6.6; (j) any Permitted Reorganization and any IPO Reorganization Transactions; and (k) the payment of any Public Company Costs. SECTION 6. NEGATIVE COVENANTS Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until Payment in Full of all Obligations, such Credit Party shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 6. 179 #4903-7233-6530

6.1. Indebtedness. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except: (a) the Obligations (including any New Loans); (b) Indebtedness of any Subsidiary to the Borrower or to any other Subsidiary, or of the Borrower to any Subsidiary; provided, that (i) all such Indebtedness shall be evidenced by the Intercompany Note, and, if owed to a Credit Party, shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the Payment in Full of the Obligations pursuant to the terms of the Intercompany Note and (iii) such Indebtedness is permitted as an Investment under Sections 6.6(e), (k), (l) or (m); (c) (i) (A) Indebtedness incurred under the Senior Unsecured Notes Indenture and any other Senior Unsecured Notes Document in an aggregate principal amount not to exceed the sum of (x) $1,035,000,000 plus (y) all other obligations under the Senior Unsecured Notes Documents to the extent constituting Indebtedness but not constituting principal amounts thereunder, and (B) any Permitted Refinancing in respect thereof and (ii) (B) Indebtedness incurred under the Senior Secured Notes Indenture and any other Senior Secured Notes Document in an aggregate principal amount not to exceed the sum of (x) $700,000,000 plus (y) all other obligations under the Senior Secured Notes Documents to the extent constituting Indebtedness but not constituting principal amounts thereunder, and (B) any Permitted Refinancing in respect thereof; (d) Indebtedness incurred by the Borrower or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price, holdbacks or similar obligations or from guaranties or letters of credit, bank guarantees, surety bonds or performance bonds securing the performance of the Borrower or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or other Investments permitted hereunder or permitted dispositions of any business, assets or Subsidiary of the Borrower or any of its Subsidiaries; (e) Indebtedness consisting of the deferred purchase price of property (including earn-outs) acquired in a Permitted Acquisition or other Investments permitted hereunder (“Earn Out Indebtedness”); (f) obligations (including in respect of letters of credit, bank guarantees, bankers’ acceptances, or similar instruments issued or created in the ordinary course of business or consistent with past practice) in respect of bids, tenders, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs, bid, and appeal bonds, performance and return of money bonds, performance and completion guarantees, agreements with utilities and other obligations of a like nature (including those to secure health, safety and environmental obligations, including in respect of workers’ compensation, unemployment insurance and other social security legislation, health, disability or other employee benefits or property, casualty or liability 180 #4903-7233-6530 insurance), in each case (other than in the case of appeal bonds) in the ordinary course of business or consistent with past practice; (g) Indebtedness arising from (i) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, in respect of netting services, overdraft protections and otherwise in connection with deposit accounts, employee credit card programs and (ii) other cash management and similar arrangements, in the case of clause (ii), in the ordinary course of business or consistent with past practice; (h) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries; (i) guaranties by the Borrower of Indebtedness of a Restricted Subsidiary or guaranties by a Restricted Subsidiary of Indebtedness of the Borrower or another Restricted Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1; provided, that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations; provided, further, that no Credit Party shall guarantee the Indebtedness of a Restricted Subsidiary that is not a Credit Party unless such guarantee is also permitted under Section 6.6; (j) (i) Indebtedness of the Borrower and/or any Restricted Subsidiary existing, or pursuant to commitments existing, on the Effective Date (and any Permitted Refinancing in respect thereof) and (ii) to the extent such Indebtedness is in excess of $5,000,000, described in Schedule 6.1 as of the Effective Date, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not materially less favorable to the obligor thereon or to Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended as of the date of such refinancing or extension; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing or (C) be incurred, created or assumed if any Default or Event of Default under Section 8.1(a), (f) or (g) has occurred and is continuing or would result therefrom; (k) (i) Indebtedness of the Borrower or its Subsidiaries with respect to Capital Leases and purchase money Indebtedness in an aggregate amount not to exceed at any time the greater of (x) $140,000,000 and (y) 25% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period; provided, any such Indebtedness shall be secured only by the asset acquired in connection with the 181 #4903-7233-6530 incurrence of such Indebtedness and the proceeds thereof and (ii) any Permitted Refinancing in respect thereof; (l) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by the Borrower or any of its Subsidiaries, in each case after the Effective Date as the result of a Permitted Acquisition or other Investments permitted hereunder, provided that the aggregate amount at any time outstanding of any such Indebtedness of non-Credit Parties under this clause (l) shall not exceed the greater of $275,000,000 and 50% of Consolidated Adjusted EBITDA; provided, further, that: (x) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (y) such Indebtedness is not guaranteed in any respect by the Borrower or any Subsidiary (other than by any such person that so becomes a Subsidiary), and (z) (I) if such Indebtedness is secured on a pari passu basis with the existing Loans, the Credit Parties shall be in compliance with a First Lien Net Leverage Ratio of the greater of (x) 4.70:1.00 or less or (y) the First Lien Net Leverage Ratio immediately prior to such acquisition (provided that if any Indebtedness incurred pursuant to this clause (I) is in the form of Qualified Term Loans, then such Indebtedness shall be subject to the MFN Provision), (II) if such Indebtedness is secured on a junior basis, the Credit Parties shall be in compliance with a Secured Net Leverage Ratio of the greater of (x) 4.70:1.00 or less or (y) the Secured Net Leverage Ratio immediately prior to such acquisition and (III) if such Indebtedness is unsecured, the Credit Parties shall be in compliance with either (x) a Total Net Leverage Ratio of the greater of (x) 6.30:1.00 or less or (y) the Total Net Leverage Ratio immediately prior to such acquisition or (y) an Interest Coverage Ratio of at least (I) 2.00:1.00 or (II) equal or greater than the Interest Coverage Ratio immediately prior to such acquisition, in each case, on the date of incurrence of such Indebtedness determined on a Pro Forma Basis as of the last day of the most recently ended Test Period and (ii) any Permitted Refinancing of such Indebtedness; 182 #4903-7233-6530

(m) (i) Indebtedness of Subsidiaries of the Borrower that are non-Credit Parties not to exceed the greater of (x) $275,000,000 and (y) 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, provided that such Indebtedness shall not be guaranteed by the Borrower or any Guarantor unless permitted under Section 6.6 and (ii) any Permitted Refinancing in respect thereof; (n) (i) other Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed at any time the greater of (x) $542,000,000 and (y) 100% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period (the “General Debt Basket”) and (ii) any Permitted Refinancing in respect thereof; (o) Refinancing Indebtedness incurred by the Borrower pursuant to procedures reasonably specified by Administrative Agent and reasonably acceptable to the Borrower to the extent that 100% of the cash proceeds therefrom (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) are, substantially concurrently with the receipt thereof, applied solely to the prepayment of Term Loans and the permanent reduction of Revolving Commitments being so refinanced in accordance with Section 2.13 on a dollar-for-dollar basis (including all accrued interest, fees and premiums (if any)); (p) Seller Notes issued by the Borrower or any of its Subsidiaries in connection with Permitted Acquisitions or other Investments permitted hereunder (or any Permitted Refinancing in respect thereof); provided that, such Seller Notes shall: (i) be subordinated in right of payment to the Obligations on terms reasonably acceptable to the Administrative Agent, (ii) mature at least 91 days after the Latest Maturity Date and not require any scheduled interest, amortization or other scheduled payments prior to at least one year after the Latest Maturity Date, (iii) to the extent applicable, be subject to commercially reasonable payment-in-kind interest rates, (iv) not have financial maintenance covenants, and (v) not have covenants or any other terms or conditions that, taken as a whole, are more restrictive than the covenants, terms and restrictions contained in this Agreement and the other applicable Credit Documents; provided, further that, the Borrower may issue up to an aggregate amount of the greater of (x) $165,000,000 and (y) 30% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period of Seller Notes at any one time outstanding that do not satisfy the foregoing conditions (it being understand that 183 #4903-7233-6530 any Seller Notes issued in connection with the Acquisition shall not reduce the foregoing amounts) at any one time outstanding that do not satisfy the foregoing conditions; (q) Additional Permitted Debt (or any Permitted Refinancing in respect thereof); (r) Indebtedness in respect of Permitted Receivables Financings; (s) Attributable Indebtedness existing on the Effective Date and, after the Effective Date, with respect to any Sale and Leaseback Transaction permitted by Section 6.10 (or any Permitted Refinancing in respect thereof); (t) Indebtedness representing deferred compensation to current or former officers, directors, managers, consultants and employees members of management and consultants of the Borrower and its Subsidiaries incurred in the ordinary course of business; (u) Indebtedness to current officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of the Borrower or any Subsidiary, to finance the purchase or redemption of Equity Interests of the Borrower or the direct parent of the Borrower permitted by Section 6.4; (v) Indebtedness consisting (i) solely of obligations under Insurance Premium Financing Arrangements or (ii) of take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; (w) Guaranties of Indebtedness of Unrestricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $275,000,000 and (y) 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period; (x) Indebtedness consisting of Interest Rate Agreements and Currency Agreements; provided, that such obligations are entered into in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, and not for purposes of speculation; (y) Additional Indebtedness (or any Permitted Refinancing in respect thereof) so long as either (i) the Interest Coverage Ratio as of the last day of the most recently ended Test Period is not less than 2.00:1.00 or (ii) the Total Net Leverage Ratio as of the last day of the most recently ended Test Period does not exceed 6.30:1.00, each calculated on a Pro Forma Basis; provided, that the aggregate amount at any time outstanding of any such Indebtedness of non-Credit Parties under this clause (y) shall not exceed the greater of $275,000,000 and 50% of Consolidated Adjusted EBITDA; provided, further, that such Indebtedness shall: 184 #4903-7233-6530

(A) if borrowed or issued by a Credit Party, not be guaranteed by any Person that is not a Credit Party, (B) other than as permitted under Section 6.4(m) and subject to the Inside Maturity Exception, not mature or require any scheduled amortization or scheduled payments of principal or be subject to any mandatory redemption, repurchase, repayment or sinking fund obligation (other than (x) payments as part of an “applicable high yield discount obligation” catch up payment, (y) customary offers to repurchase in connection with any change of control, disposition or casualty event and (z) customary acceleration rights after an event of default), in each case, prior to the date that is 91 days after the then-existing Latest Maturity Date of the Term Loans and (C) to the extent constituting Qualified Term Loans, be subject to the MFN Provision (this clause (y), “Permitted Ratio Debt”); (z) Indebtedness permitted to be incurred and/or remain outstanding on the Effective Date as permitted under the Acquisition Agreement as in effect on April 18, 2021; (aa) (i) Indebtedness of Joint Ventures in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $275,000,000 and (y) 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period and (ii) any Permitted Refinancing in respect thereof; (bb) (i) Indebtedness of Subsidiaries of the Borrower that are non-Credit Parties incurred under working capital lines not to exceed the greater of (x) $275,000,000 and (y) 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period and (ii) any Permitted Refinancing in respect thereof; (cc) Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount (together with any Permitted Refinancing in respect thereof) up to 100% of the net cash proceeds received by the Borrower since immediately after the Effective Date from the issuance or sale of Equity Interests of the Borrower or cash contributed to the capital of the Borrower (in each case, other than any Specified Equity Contribution, any proceeds of Disqualified Equity Interests or sales of Equity Interests to the Borrower or any of its Subsidiaries) to the extent Not Otherwise Applied (the “Contribution Debt Basket”); provided that, notwithstanding anything herein to the contrary, the aggregate net cash proceeds and fair market value of marketable securities or other property received by, or contributed to the capital of, the Borrower in connection with the Specified IPO shall not increase capacity under the Contribution Debt Basket; and (dd) Indebtedness in an amount not to exceed the unused portion of (i) the General RP Basket, (ii) the General Investment Basket and (iii) the General Subordinated Debt Payments Basket at the time of incurrence (which such amounts shall reduce the amount of the General RP Basket, General Investment Basket and/or General 185 #4903-7233-6530

Subordinated Debt Payments Basket) and, in each case, any Permitted Refinancing in respect thereof. 6.2. Liens. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Borrower or any of its Restricted Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of its State of organization or under any similar recording or notice statute or under any applicable intellectual property laws, rules or procedures, except: (a) (i) Liens on Indebtedness permitted by Section 6.1(a) and Liens otherwise granted to secure the Obligations pursuant to the Credit Documents (and any Permitted Refinancing thereof), (ii) Liens on cash or deposits to Cash Collateralize any Letters of Credit or Bank Guarantees as contemplated hereunder and (iii) Liens on Indebtedness permitted by Section 6.1(c)(ii), subject to, in the case of this clause (iii), the Intercreditor Agreement; (b) Liens for Taxes (i) if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and adequate reserves have been made in accordance with GAAP or (ii) if the failure to pay such amounts would not reasonably be expected to result in a Material Adverse Effect; (c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, construction contractors, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the ordinary course of business (i) for amounts not yet overdue, (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of sixty days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, or (iii) in an aggregate amount not to exceed the Threshold Amount; (d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, health, disability or other employee benefits (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code), or to secure the performance of tenders, statutory obligations, stay, customs, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds, performance and completion guarantees, agreements with utilities and other similar obligations (exclusive of obligations for the payment of borrowed money or other 186 #4903-7233-6530

Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof; (e) easements, rights-of-way, servitudes, restrictions, protrusions, covenants, variations in area of measurement, encroachments, declarations on or with respect to the use of property, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and do not secure any monetary obligations; (f) any interest or title of a lessor or sublessor under any lease which does not (i) interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness for borrowed money; (g) Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder; (h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business; (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; (k) non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by the Borrower or any of its Subsidiaries in the ordinary course of business; (l) (i) Liens existing on the Effective Date, (ii) to the extent securing obligations in excess of $5,000,000, Liens described in Schedule 6.2 or (iii) Liens described on a title report delivered pursuant to Section 5.11; (m) Liens securing Indebtedness permitted pursuant to Section 6.1(k) (and any Permitted Refinancing thereof); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and the proceeds thereof; (n) (i) Liens securing Indebtedness permitted by Section 6.1(l), provided that any such Lien shall encumber only those assets which secured such Indebtedness at the time such assets were acquired by the Borrower or its Subsidiaries and (ii) Liens securing Indebtedness permitted by Section 6.1(y); provided that any such Lien shall encumber only those assets which secure Indebtedness of non-Credit Parties; 187 #4903-7233-6530

(o) other Liens on assets securing Indebtedness or other obligations in an aggregate amount at any time outstanding not to exceed the greater of (x) $542,000,000 and (y) 100% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period; (p) Liens on property rented to, or leased by, the Borrower or any of its Subsidiaries pursuant to a Sale and Leaseback Transaction; provided, that (i) such Sale and Leaseback Transaction is permitted by Section 6.10, (ii) such Liens do not encumber any other property of the Borrower or its Subsidiaries, and (iii) such Liens secure only the Attributable Indebtedness incurred in connection with such Sale and Leaseback Transaction; (q) Liens on the Collateral securing Permitted First Priority Refinancing Debt (and any Permitted Refinancing thereof) and subject an Acceptable Intercreditor Agreement; (r) Liens securing Additional Permitted Debt (and any Permitted Refinancing thereof); (s) Liens arising from judgments or orders for the payment of money (or appeal or other surety bonds relating thereto) not constituting an Event of Default; (t) Liens (i) of a collection bank arising under Section 4-208 of the UCC or similar provisions of applicable law on items in the course of collection, (ii) in favor of a banking or other financial institution arising as a matter of common or statutory law encumbering deposits or other funds maintained with a financial institution (including the right of setoff (A) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course and not given in connection with the issuance of Indebtedness and (B) relating to pooled deposit, automatic clearinghouse accounts or sweep accounts of the Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Subsidiaries); and (iii) in connection with cash management arrangements entered into in the ordinary course of business or consistent with past practice; (u) Liens consisting of an agreement to dispose of any property in a disposition permitted under Section 6.8, solely to the extent such disposition would been permitted on the date of the creation of such Lien; (v) Liens on property of a Subsidiary that is not a Credit Party in respect of Indebtedness permitted under Section 6.1(m) or 6.1(bb); (w) (i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and (ii) Liens or similar 188 #4903-7233-6530 provisions of applicable law under Article 2 of the UCC or similar provisions of applicable law in favor of a seller or buyer of goods; (x) with respect to any Foreign Subsidiary, other Liens and privileges arising as a matter of law; (y) Liens created pursuant to Insurance Premium Financing Arrangements otherwise permitted under this Agreement, so long as such Liens attach only to gross unearned premiums for the insurance policies and related rights; (z) customary rights of first refusal and tag, drag and similar rights in Joint Venture agreements entered into in the ordinary course of business; (aa) Liens on cash and Cash Equivalents (which may be in the form of letters of credit or bank guarantees) securing Interest Rate Agreements and/or Currency Agreements (other than Hedge Agreements), in each case to the extent not consisting of part of the Obligations in an aggregate amount at any time outstanding not to exceed the greater of (x) $275,000,000 and (y) 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period; (bb) Liens on receivables and related assets in connection with a Permitted Receivables Financing; (cc) Liens securing Indebtedness permitted by Section 6.1(aa); and (dd) Liens securing Indebtedness permitted by Sections 6.1(z), 6.1(cc) or 6.1(dd). 6.3. [Reserved]. 6.4. Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that: (a) any Subsidiary of Borrower may declare and pay dividends or make other distributions ratably to its equity holders; (b) [reserved]; (c) Holdings and its Subsidiaries may make payments in respect of Earn Out Indebtedness and Seller Notes; (d) [reserved]; (e) the Borrower may pay management fees, indemnification fees and expenses to Madison or its Affiliates pursuant to the Management Services Agreement; provided that upon the occurrence of an Event of Default under Section 8.1(a), (f) or (g) 189 #4903-7233-6530 and during the continuance thereof, no payment of any management fees or similar distributions to Madison or any of its Affiliates shall be permitted under this Section 6.4(e) (it being understood that indemnification fees and expenses (whether allocated or otherwise) shall still be permitted); (f) Holdings and its Subsidiaries may make other Restricted Junior Payments in an aggregate amount not to exceed the Cumulative Amount as in effect immediately prior to the making of such Restricted Junior Payment; provided that (other than with respect to usages of clauses (i), (iii) or (vii) of Cumulative Amount) immediately prior to, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom; (g) Holdings and its Subsidiaries may make other Restricted Junior Payments in an aggregate amount not to exceed the Cumulative Equity Amount as in effect immediately prior to the making of such Restricted Junior Payment; provided that (A) Borrower shall have delivered to Administrative Agent an officer’s certificate of an Authorized Officer, together with all relevant financial information reasonably requested by Administrative Agent, demonstrating in reasonable detail the calculation of the Cumulative Equity Amount immediately prior to the making of such Restricted Junior Payment and the amount thereof elected to be so applied; (h) [reserved]; (i) Holdings and its Subsidiaries may make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of the subordination agreement applicable thereto; (j) the Borrower may make payments to the direct parent company of the Borrower to permit such direct parent company of the Borrower to (i) repurchase or redeem Equity Interests of the Borrower or such direct parent company held by current officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of the Borrower or any of its Subsidiaries, upon their death, disability, retirement, severance or termination of employment or service and to the extent such distributions result in taxes being incurred by any equityholder of the Borrower or such direct parent company, to pay such taxes or (ii) make payments on Indebtedness issued to repurchase such Equity Interests upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions and payments shall not exceed, in any Fiscal Year, $50,000,000 (plus the proceeds of any key man life insurance policy); provided, further, that any amount not used in any Fiscal Year may be carried forward and used in succeeding Fiscal Years; (k) (A) with respect to any taxable period (or portion thereof) in which the Borrower and/or any of its Subsidiaries is a member of a consolidated, combined or similar income tax group of which a direct or indirect parent of the Borrower is the common parent (a “Tax Group”), the Borrower may make Restricted Junior Payments to Holdings and Holdings may make Restricted Junior Payments to its direct parent 190 #4903-7233-6530 company to pay federal, foreign, state and local income or similar Taxes of such Tax Group (or any direct or indirect beneficial owners thereof) in an amount equal to the product of (i) the taxable income of the Borrower and/or its Subsidiaries multiplied by (ii) the maximum marginal Tax rate applicable to such income; provided, further, that the permitted payment pursuant to this clause (k) with respect to any Taxes attributable to any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to the Borrower or its Restricted Subsidiaries for the purposes of paying such consolidated, combined or similar income Taxes; and (B) for any taxable year (or portion thereof) ending after the Effective Date for which the Borrower is treated as a disregarded entity, partnership, or other flow-through entity for federal, state, provincial, territorial, and/or local income Tax purposes, the payment of dividends or other distributions to the Borrower’s direct owner(s) to fund the income Tax liability of such owner(s) (or, if a direct owner is a pass-through entity, of the indirect owner(s)) for such taxable year (or portion thereof) attributable to the operations and activities of the Borrower and its direct and indirect Subsidiaries, in an aggregate amount not the exceed the product of (x) the highest combined marginal federal and applicable state, provincial, territorial, and/or local statutory income Tax rate (after taking into account the deductibility of U.S. state and local income Tax for U.S. federal income Tax purposes) and (y) the taxable income of the Borrower for such taxable year (or portion thereof); (l) the Borrower may make Restricted Junior Payments to the direct or indirect parent company of Borrower to permit such parent company to pay, without duplication: (i) ordinary course corporate operating and overhead expenses (including administrative, legal, accounting and similar expenses provided by third parties) and other fees and expenses required to maintain its or their corporate existence (including franchise and similar Taxes); (ii) reasonable fees and expenses in connection with compliance with reporting obligations under, or connection with compliance with applicable law; (iii) cash, in lieu of issuing fractional shares, in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of such Person; (iv) reasonable directors fees and indemnification payments, in each case of such direct parent company; and (v) Public Company Costs; (m) the Borrower may prepay the principal of, premium, if any, and interest owing on, or pursuant to, any Subordinated Indebtedness in full or in part up to an amount equal to the greater of $275,000,000 and 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period plus any used portion of the General RP Basket and the General Investment Basket on the date of such 191 #4903-7233-6530 payment (the “General Subordinated Debt Payments Basket”) (which such amounts shall reduce the amount of the General Subordinated Debt Payments Basket); (n) other Restricted Junior Payments in an aggregate amount not to exceed the greater of (x) $220,000,000 and (y) 40% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period provided that immediately prior to, and after giving effect thereto, plus any unused portion of the General Subordinated Debt Payments Basket on the date of such payment (the “General RP Basket”) (which such amounts shall reduce the amount of the General RP Basket); (o) other Restricted Junior Payments; provided, that (i) the Total Net Leverage Ratio does not exceed 5.55:1.00, calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period and (ii) no Event of Default shall have occurred and be continuing or would result therefrom; (p) the Borrower may prepay the principal of, premium, if any, and interest owing on, or pursuant to, any Subordinated Indebtedness in full or in part so long as (i) the Total Net Leverage Ratio does not exceed 5.55:1.00, calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period and (ii) no Event of Default shall have occurred and be continuing or would result therefrom; (q) the Borrower may prepay the principal of, premium, if any, and interest owing on, or pursuant to, any Subordinated Indebtedness in full or in part in an aggregate amount not to exceed the Cumulative Amount as in effect immediately prior to the making of such payment; provided that (other than with respect to usages of clauses (i), (iii) or (vii) of Cumulative Amount), immediately prior to, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom; and (r) the declaration and payment of dividends on the Borrower’s common stock (or the payment of dividends to any direct or indirect parent entity of the Borrower to fund a payment of dividends on such Person’s common stock) in an aggregate amount per annum not to exceed the sum of (i) 6.00% of the aggregate net cash proceeds received by (or contributed to) the Borrower in or from such Qualified IPO (other than public offerings with respect to the Borrower’s common stock registered on Form S-8) and (ii) 7.00% of the Borrower’s Market Capitalization. 6.5. Restrictions on Subsidiary Distributions. Except as provided herein, no Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary of the Borrower to: (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by the Borrower or any other Subsidiary of the Borrower, 192 #4903-7233-6530

(b) repay or prepay any Indebtedness owed by such Subsidiary to the Borrower or any other Subsidiary of the Borrower, (c) make loans or advances to the Borrower or any other Subsidiary of the Borrower, or (d) transfer, lease or license any of its property or assets to the Borrower or any other Subsidiary of the Borrower other than, in each case: (A) restrictions: (i) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, Joint Venture agreements and similar agreements entered into in the ordinary course of business, (ii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement, (iii) described on Schedule 6.5, (iv) included in any Refinancing Indebtedness and any Additional Permitted Debt, in each case that impose restrictions that are no more onerous than the terms of this Agreement, (v) in any agreement, document, instrument or other arrangement that is assumed by the Borrower or any of its Subsidiaries (or existed at the time such Person was acquired) in connection with a Permitted Acquisition or other Investments permitted hereunder (and was not created in contemplation of such Permitted Acquisition or Investment), (vi) on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business or arise in connection with cash or cash deposits permitted under Section 6.2 and limited to such cash or cash deposit, (vii) imposed by any agreement relating to a Permitted Lien (provided that such restrictions shall only apply to the assets or property secured thereby), or (B) solely with regard to clause (d), transfers of property or assets pursuant to any Permitted Receivables Financings, and (C) agreements evidencing Indebtedness permitted by Section 6.1(c), (k), (l), (m), (n) and (y). 193 #4903-7233-6530

6.6. Investments. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except: (a) Investments in Cash and Cash Equivalents; (b) (i) equity Investments owned as of the Effective Date in any Subsidiary or Unrestricted Subsidiary and any Joint Venture and (ii) Investments made after the Effective Date in (x) Holdings, the Borrower or any Restricted Subsidiary, (y) by any Subsidiary that is not a Credit Party in another Subsidiary that is not a Credit Party and (z) by any Subsidiary that is not a Credit Party in a Credit Party; (c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Borrower and its Subsidiaries; (d) Investments consisting of the purchase of the remaining Equity Interests in Joint Ventures in which the Borrower or a Restricted Subsidiary owned as of the Effective Date; (e) intercompany loans and guarantees to the extent permitted under Sections 6.1(b), 6.1(i), 6.1(m) and 6.1(n) and other Investments in Subsidiaries which are not Credit Parties; (f) Consolidated Capital Expenditures with respect to the Borrower and the Guarantors; (g) loans and advances to directors, officers and employees of the Borrower and its Subsidiaries (i) made in the ordinary course of business in an aggregate principal amount not to exceed $25,000,000 and (ii) made in connection with such Person’s purchase of Equity Interests of the Borrower or the direct parent of the Borrower (provided that such transaction is a non-cash transaction); (h) Permitted Acquisitions permitted pursuant to Section 6.8; (i) Investments described in Schedule 6.6 as of the Effective Date; (j) Interest Rate Agreements and Currency Agreements which constitute Investments; (k) other Investments in an aggregate amount not to exceed the greater of (x) $275,000,000 and (y) 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period at any one time outstanding plus any unused amounts under the General RP Basket and the General Subordinated Debt Payments Basket as in effect immediately prior to the making of such Investment (the “General 194 #4903-7233-6530

Investment Basket”) (which such amounts shall reduce the amount of the General RP Basket and the General Subordinated Debt Payments Basket); (l) other Investments in an aggregate amount not to exceed the Cumulative Amount as in effect immediately prior to the making of such Investment; provided that (other than with respect to usages of clauses (i), (iii) or (vii) of Cumulative Amount) immediately prior to, and after giving effect thereto, no Event of Default pursuant to Section 8.1(a), (f) or (g) shall have occurred and be continuing or would result; (m) other Investments in an aggregate amount not to exceed the Cumulative Equity Amount as in effect immediately prior to the making of such Investment; provided that the Borrower shall have delivered to Administrative Agent an officer’s certificate of an Authorized Officer, together with all relevant financial information reasonably requested by Administrative Agent, demonstrating in reasonable detail the calculation of the Cumulative Equity Amount immediately prior to the making of such Investment and the amount thereof elected to be so applied; (n) Investments consisting of extensions of credit in the nature of accounts receivable or securities of trade creditors or customers that are received in settlement of bona fide disputes arising from the grant of trade credit in the ordinary course of business; (o) to the extent constituting Investments, Permitted Liens and Restricted Junior Payments permitted under Section 6.4; (p) guarantees of (i) leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business, and (ii) Indebtedness to the extent permitted under Section 6.1 and other obligations of Credit Parties not prohibited hereunder; (q) promissory notes and other non-cash consideration that is permitted to be received in connection with dispositions permitted by Section 6.8; (r) loans and advances to the direct parent of the Borrower in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Junior Payments in respect thereof), Restricted Junior Payments to the extent permitted to be made to such Person in accordance with Section 6.4; (s) advances of payroll payments to directors, officers, employees, members of management and consultants in the ordinary course of business; (t) Investments held by a Subsidiary acquired after the Effective Date or of a Person merged into, amalgamated with or consolidated into the Borrower or a Subsidiary in accordance with Section 6.8 after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, 195 #4903-7233-6530 merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; (u) Indebtedness permitted by Section 6.1(w) and 6.1(r); (v) additional Investments provided that (i) the Total Net Leverage Ratio does not exceed 6.30:1.00 on a Pro Forma Basis as of the last day of the most recently ended Test Period and (ii) no Event of Default under Section 8.1(a), (f) or (g) shall have occurred and be continuing; (w) any Permitted Reorganization and any IPO Reorganization Transactions; (x) [reserved]; (y) Investments in Unrestricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $190,000,000 and (y) 35% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period (the “Unrestricted Subsidiaries Investment Basket”); and (z) Investments in Similar Businesses in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $275,000,000 and (y) 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period. To the extent an Investment is permitted to be made by a Restricted Subsidiary directly in any Subsidiary or any other Person who is not a Credit Party (each such person, a “Target Person”) under any provision of this Section 6.6, such Investment may be made by advance, contribution or distribution by a Credit Party to a Subsidiary or Holdings, which is further contemporaneously advanced or contributed to a Subsidiary for purposes of making the relevant Investment in the Target Person without such initial advance, contribution or distribution constituting an Investment for purposes of this Section 6.6 (it being understood that such ultimate Investment in the Target Person must satisfy the requirements of, and shall count towards any thresholds in, a provision of this Section 6.6 as if made by the applicable Subsidiary directly to the Target Person). For purposes of this Section 6.6, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment (including any write-downs or write-offs thereof) but giving effect to any cash returns or cash distributions received by such Person with respect thereto in an amount not to exceed the original amount of such Investment. Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.4. 6.7. Financial Covenant. (a) Prior to the Sixth Amendment Effective Date, the Borrower will not permit the First Lien Net Leverage Ratio on a Pro Forma Basis as of the last day of any Fiscal Quarter ending on or after September 30, 2021 on which the aggregate 196 #4903-7233-6530 outstanding principal amount of Revolving Loans, issued Letters of Credit and issued Bank Guarantees (excluding up to $25,000,000 (or, with respect to any undrawn Letters of Credit issued in an Alternative Currency, the Dollar Equivalent equivalent) of undrawn Letters of Credit and undrawn Bank Guarantees) exceeds 35% of the aggregate amount of the Revolving Commitments, to exceed 7.50:1.00. (b) On and after the Sixth Amendment Effective Date, the Borrower will not permit the First Lien Net Leverage Ratio on a Pro Forma Basis as of the last day of any Fiscal Quarter ending on or after the Sixth Amendment Effective Date on which the aggregate outstanding principal amount of Revolving Loans, issued Letters of Credit and issued Bank Guarantees (excluding up to $25,000,000 (or, with respect to any undrawn Letters of Credit issued in an Alternative Currency, the Dollar Equivalent equivalent) of undrawn Letters of Credit and undrawn Bank Guarantees) exceeds 35% of the aggregate amount of the Revolving Commitments, to exceed 6.00:1.00. 6.8. Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except: (a) The Borrower or any of its Subsidiaries may be merged with or into the Borrower or any Credit Party, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any Credit Party; provided, in the case of such a merger, the Borrower or such Credit Party, as applicable shall be the continuing or surviving Person; (b) sales or other dispositions of assets that do not constitute Asset Sales; (c) Asset Sales so long as (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Borrower (or similar governing body)), (2) with respect to Asset Sales in excess of the greater of $85,000,000 and 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, no less than either (A) 75% thereof or (B) 50% thereof, in each case, shall be paid in Cash and Cash Equivalents; provided that, any Designated Non-Cash Consideration received by the Borrower or a Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time 197 #4903-7233-6530 outstanding, not to exceed the greater of $85,000,000 and 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period; provided further that, solely with respect to clause (B), the reinvestment rights applicable pursuant to Section 2.14(a) shall not apply and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.14(a); (d) disposals of obsolete, worn out or surplus property and dispositions of property (including, for the avoidance of doubt, intellectual property) no longer used or useful in the conduct of the business of the Borrower and its Subsidiaries; and (e) Permitted Acquisitions; (f) Investments made in accordance with Section 6.6; (g) The Borrower or any Subsidiary may merge with any other Person in order to effect the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.14; (h) other Permitted Acquisitions in an aggregate amount not to exceed the Cumulative Amount as in effect immediately prior to the making of such Permitted Acquisitions; provided that (A) immediately prior to, and after giving effect thereto, the Borrower and its Subsidiaries shall be in compliance on a Pro Forma Basis with the financial covenant set forth in Section 6.7 (whether or not then in effect) as of the last day of the most recently ended Test Period, and (B) the Borrower shall have delivered to Administrative Agent an officer’s certificate of an Authorized Officer, together with all relevant financial information reasonably requested by Administrative Agent, demonstrating in reasonable detail the calculation of the Cumulative Amount immediately prior to the making of such Permitted Acquisitions and the amount thereof elected to be so applied and evidencing compliance with Section 6.7 (whether or not then in effect) as required under clause (A) above; (i) other Permitted Acquisitions in an aggregate amount not to exceed the Cumulative Equity Amount as in effect immediately prior to the making of such Permitted Acquisitions; provided that the Borrower shall have delivered to Administrative Agent an officer’s certificate of an Authorized Officer, together with all relevant financial information reasonably requested by Administrative Agent, demonstrating in reasonable detail the calculation of the Cumulative Equity Amount immediately prior to the making of such Permitted Acquisitions and the amount thereof elected to be so applied; (j) dispositions of receivables and related assets pursuant to any Permitted Receivables Financing and the sale or discount of receivables and related assets in connection with a Permitted Receivables Financing; 198 #4903-7233-6530

(k) any Subsidiary that is not a Credit Party may be merged with or into another Subsidiary that is not a Credit Party or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to a Subsidiary that is not a Credit Party (it being understood that for purposes of this Section 6.8(k) and Section 6.6(b)(ii), any merger of a Subsidiary that is not a Credit Party with or into another Subsidiary that is not a Credit Party may alternatively be consummated by the sale, distribution or contribution (or a series of sales, distributions and/or contributions involving the Credit Parties and their subsidiaries) ultimately resulting in the transfer of the Equity Interests of a Subsidiary that is not a Credit Party to a Subsidiary that is not a Credit Party); (l) dispositions of property to the extent that (x) such property is exchanged for credit against the purchase price of similar replacement property or (y) the proceeds of such disposition are promptly applied to the purchase price of such replacement property; (m) dispositions of property among the Borrower and/or its Subsidiaries; provided that if the transferor of such property is a Credit Party (i) the transferee thereof must be a Credit Party or (ii) such Investment must be a permitted Investment in accordance with Section 6.6; (n) Permitted Liens; (o) Sale and Leaseback Transactions permitted by Section 6.10; (p) dispositions of Cash and Cash Equivalents in the ordinary course of business; (q) transfers of assets upon condemnation, the exercise of eminent domain or casualty events; (r) dispositions of Investments in Joint Ventures or any Subsidiary that is not wholly owned to the extent required by, or made pursuant to customary buy/sell arrangements between, the Joint Venture or similar parties set forth in joint venture arrangements and similar binding arrangements; (s) dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business; (t) the unwinding of any Interest Rate Agreements or Currency Agreements; (u) any disposition by reason of the exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement; 199 #4903-7233-6530

(v) leases and subleases of real or personal property and sales, licenses, transfers and sublicenses of intellectual property that do not materially interfere with the business of the Borrower and its Subsidiaries; (w) the Borrower and any Subsidiary may merge, amalgamate or consolidate with or into any other Subsidiary in order to effect an Investment permitted pursuant to Section 6.6 or transaction permitted pursuant to Section 6.8; provided that if a Credit Party is a party to the transaction effected pursuant to this clause (w), (i) such Credit Party shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of such Credit Party under the Credit Documents in a manner reasonably acceptable to the Administrative Agent and (ii) such transaction shall not result in such Credit Party ceasing to be a Domestic Subsidiary; (x) the forgiveness of loans permitted by Section 6.6(g)(ii); and (y) any Permitted Reorganization and any IPO Reorganization Transactions. 200 #4903-7233-6530

6.9. Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Equity Interests of any of its Subsidiaries in compliance with the provisions of Section 6.8 and except for Permitted Liens, no Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Restricted Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Restricted Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Restricted Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law. 6.10. Sales and Lease-Backs. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than the Borrower or any of its Subsidiaries) in connection with such lease (any such transaction, a “Sale and Leaseback Transaction”) unless (i) such Sale and Leaseback Transaction relates to a Real Estate Asset, (ii) the sale of such Real Estate Asset is made for cash consideration in an amount not less than the fair market value of such property, (iii) the proceeds from such Sale and Leaseback Transaction are prepaid or reinvested pursuant to Section 2.14(a), (iv) such Sale and Leaseback Transaction is permitted by Section 6.8 and is consummated within 180 days after the date on which such Real Estate Asset is sold or transferred, (v) any Liens arising in connection with its use of the property are permitted by Section 6.2(p), and (vi) the Sale and Leaseback Transaction would be permitted under Section 6.1, assuming the Attributable Indebtedness with respect to the Sale and Leaseback Transaction constituted Indebtedness under Section 6.1. 6.11. Permitted Activities. Holdings shall not conduct, transact or otherwise engage in any business or operations other than: (i) the ownership and/or acquisition of the Equity Interests of the Borrower; (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance; (iii) participating in tax, accounting and other administrative matters as owner of the Equity Interests of the Borrower and reporting related to such matters; (iv) the performance of its obligations under and in connection with the Credit Documents, the Senior Unsecured Notes Indenture, the Senior Secured Notes Indenture, the Senior Unsecured Notes, the Senior Secured Notes and the related guarantees, any documentation governing Additional Permitted Debt, any refinancing thereof and the other agreements contemplated hereby and thereby; 201 #4903-7233-6530

(v) any public offering of its common stock or any other issuance or registration of its Equity Interests for sale or resale permitted by this Section 6 (or that would be permitted by this Section 6 to the extent that Holdings was considered to be the Borrower and/or a Restricted Subsidiary), including the ability to incur costs, fees and expenses related thereto; (vi) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting matters; (vii) providing indemnification to officers and directors and as otherwise permitted hereunder; (viii) activities incidental to the consummation of the Transactions; (ix) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of the Borrower and guaranteeing the obligations of the Borrower; (x) any other transaction permitted pursuant to this Section 6; (xi) undertaking or consummating any Permitted Reorganization or IPO Reorganization Transactions or, in each case, any transaction related thereto or contemplated thereby; and (xii) activities incidental to the businesses or activities described in clauses (i) through (xi) of this Section 6.11. 202 #4903-7233-6530

SECTION 7. GUARANTY 7.1. Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent, for the ratable benefit of the Beneficiaries, the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”). 7.2. Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2. 203 #4903-7233-6530

7.3. Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid. 7.4. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than Payment in Full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows: (a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety; (b) Administrative Agent may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Beneficiary with respect to the existence of such Event of Default; (c) the obligations of each Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of any the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions; (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such 204 #4903-7233-6530

Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations; (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement or the applicable Cash Management Services and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Credit Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents, any Hedge Agreements or any Cash Management Services; and (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Payment in Full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, any Hedge Agreements or any Cash Management Services, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any Cash Management Services or any agreement or instrument executed pursuant thereto, or of any other guaranty or security 205 #4903-7233-6530 for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement, such Cash Management Services or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or any of the Cash Management Services or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which the Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations. 206 #4903-7233-6530

7.5. Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of any Credit Party or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e)(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements, the Cash Management Services or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof. 207 #4903-7233-6530

7.6. Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been Paid in Full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been Paid in Full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against the Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and Paid in Full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. 7.7. Subordination of Other Obligations. Any Indebtedness of the Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing and so long as the Administrative Agent shall have notified such Guarantor to cease accepting payments thereunder, shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof. 7.8. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been Paid in Full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations. 208 #4903-7233-6530

7.9. Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them. 7.10. Financial Condition of Borrower. Any Credit Extension may be made to the Borrower or continued from time to time, and any Hedge Agreements or Cash Management Services may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation or at the time such Hedge Agreement or Cash Management Service is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower. Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Credit Documents, the Hedge Agreements and the Cash Management Services, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of non-payment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by any Beneficiary. 7.11. Bankruptcy, Etc. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense which the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower or any of its Subsidiaries of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced. 209 #4903-7233-6530

(c) In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower or any of its Subsidiaries, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder. 7.12. Discharge of Guaranty Upon Sale of Guarantor. If (A) all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof or (B) if a Guarantor is designated as an Unrestricted Subsidiary in accordance with Section 5.14, then in the case of each of clauses (A) and (B), the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such event described in each of clauses (A) or (B). 7.13. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Credit Party hereunder to honor all of such Credit Party’s obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.13, or otherwise under this Guaranty, as it relates to such Credit Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 7.13 shall remain in full force and effect until the Guaranteed Obligations shall have been indefeasibly Paid in Full. Each Qualified ECP Guarantor intends that this Section 7.13 constitute, and this Section 7.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. SECTION 8. EVENTS OF DEFAULT 8.1. Events of Default. If any one or more of the following conditions or events shall occur: (a) Failure to Make Payments When Due. Failure by the Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by mandatory prepayment or otherwise; (ii) when due any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit or a Bank Guarantee or, within three Business Days after the date due, any Cash Collateralization required pursuant to Section 2.22(d); (iii) any interest on any Loan within three Business Days after the date due; or (iv) any fee or other amount due hereunder within five Business Days after the date due; or (b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Restricted Subsidiaries to pay when due any principal of or interest on 210 #4903-7233-6530 or any other amount, including any payment in settlement, payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) with an aggregate principal amount (or Net Mark-to-Market Exposure) in excess of the Threshold Amount or more beyond any applicable grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts (or Net Mark-to-Market Exposure) referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond any applicable grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redemption) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided, that clauses (i) and (ii) shall not apply (x) as the result of the failure of any Credit Party or any of their Restricted Subsidiaries to make any payment in respect of any Seller Note to the extent such Credit Party or Restricted Subsidiary is prohibited from doing so pursuant to the terms of the Credit Documents or the subordination agreement applicable to such Seller Note, or (y) for so long as the holders of any Seller Note either (A) are prohibited from taking any enforcement action with respect to such Seller Note pursuant to the terms of a subordination agreement applicable such Seller Note or (B) are not actively pursuing any enforcement action with respect to such Seller Note; or (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 5.1(f)(i), Section 5.2 (solely with respect to the existence of the Borrower), Section 5.16 or Section 6; provided that: (i) with regard to the failure to comply with the financial covenant set forth in Section 6.7 (a “Financial Covenant Event of Default”): (A) such shall constitute a Default (but not an Event of Default) until the expiration of the applicable Cure Period; (B) such shall not constitute an Event of Default with respect to any Term Loans unless the Requisite Revolving Lenders have accelerated all Obligations in respect of Revolving Commitments and have terminated their respective Revolving Commitments thereunder as a result thereof (a “Financial Covenant Cross Default”); and (C) if the Lenders under any New Incremental Revolving Loan Commitment have agreed not to have the benefit of the covenant set forth in Section 6.7, such New Incremental Revolving Loan Commitments shall be disregarded for purposes of determining the Requisite Revolving Lenders and such New Incremental Revolving Loan Commitments shall be treated in the same manner as the Term Loans are treated pursuant to this proviso (such period commencing with a default under Section 6.7 211 #4903-7233-6530 and ending on the date on which the Requisite Revolving Lenders terminate and accelerate the Revolving Loans); and (ii) that the delivery of a notice of Default at any time will cure an Event of Default arising from the failure of the Borrower to timely deliver such notice of Default unless an Authorized Officer of Holdings or the Borrower had actual knowledge that such Default had occurred and was continuing and intentionally failed to give notice notwithstanding knowledge thereof; or (d) Breach of Representations, Etc. Any representation, warranty, certification or other written statement of fact made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Restricted Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made and, to the extent capable of being cured, such incorrect representation or warranty shall remain incorrect for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower; or (e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any covenant contained herein or any of the other Credit Documents, other than any such term referred to in any other paragraph of this Section 8.1, and such default shall not have been remedied or waived within thirty days after the date on which written notice thereof is delivered by the Administrative Agent to the Borrower; or (f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings, the Borrower or any of its Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) in an involuntary case under any Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings, the Borrower or any of its Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) under any Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, the Borrower or any of its Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, the Borrower or any of its Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings, the Borrower or any of its Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries), and any such event described in this clause (f) shall continue for sixty days without having been dismissed, bonded or discharged; or 212 #4903-7233-6530

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Holdings, the Borrower or any of its Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings, the Borrower or any of its Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) shall make any assignment for the benefit of creditors; or (ii) Holdings, the Borrower or any of its Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) shall be unable, or shall fail generally, or shall admit in writing its general inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings, the Borrower or any of its Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this Section 8.1(g) or in Section 8.1(f); or (h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving individually, or in the aggregate at any time, an amount in excess of the Threshold Amount (in either case to the extent not covered by insurance or reimbursement as to which a solvent and unaffiliated insurance company or third party has not denied coverage or payment, as applicable) shall be entered or filed against the Borrower or any of its Restricted Subsidiaries or any of their respective assets and shall remain undischarged, unsatisfied, unvacated, unbonded or unstayed for a period of sixty days; or (i) [Reserved]; (j) Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in liability of the Borrower or any of its Restricted Subsidiaries which would reasonably be expected to result in a Material Adverse Effect; or (k) Change of Control. A Change of Control shall occur; or (l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the Payment in Full of all Obligations, shall cease to be in full force and effect in any material respect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder in writing, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the Payment in Full of the Obligations in accordance with the terms hereof) in any material respect or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in a material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the 213 #4903-7233-6530 relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control or by reason of a release of Collateral in accordance with the terms hereof or thereof, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents; THEN, (i)(1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (1) except as set forth in clause (ii) below, upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to the Borrower by Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of Issuing Bank to issue any Letter of Credit or any Bank Guarantee shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest and premium on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit or all Bank Guarantees then outstanding (regardless of whether any beneficiary under any such Letter of Credit or such Bank Guarantee shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit or such Bank Guarantees), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.4(e); (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) Administrative Agent shall direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Sections 8.1(f) and (g) to pay) to Administrative Agent such additional amounts of cash as reasonably requested by Issuing Bank, to be held as security for the Borrower’s reimbursement obligations in respect of Letters of Credit or Bank Guarantees then outstanding or (ii) (1) upon the occurrence of a Financial Covenant Event of Default that has occurred and is continuing, the Requisite Revolving Lenders may take the actions specified in clause (i)(2) of this paragraph in respect of the Revolving Commitments, the Revolving Loans, Letters of Credit and Bank Guarantees and (2) upon the occurrence of a Financial Covenant Cross Default, the Requisite Lenders may take the actions specified in clause (i)(2) of this paragraph in respect of a Financial Covenant Event of Default that has occurred and is continuing. 8.2. Borrower’s Right to Cure. (a) Notwithstanding anything to the contrary contained in Section 8.1, for purposes of determining whether an Event of Default has occurred under the financial covenant set forth in Section 6.7, any equity contribution (in the form of common equity or other equity having terms reasonably acceptable to Administrative Agent) made to the Borrower after the last day of any Fiscal Quarter and on or prior to the day that is fifteen (15) Business Days after the day on which financial statements are required to be delivered for that Fiscal Quarter (such period, to the extent the Borrower is permitted to make a request pursuant to the 214 #4903-7233-6530 immediately-following proviso, the “Cure Period”) will, at the request of the Borrower, be included in the calculation of Consolidated Adjusted EBITDA solely for the purposes of determining compliance with the financial covenant set forth in Section 6.7 at the end of such Fiscal Quarter and any subsequent period that includes such Fiscal Quarter (any such equity contribution, a “Specified Equity Contribution”); provided that: (i) the Borrower shall not be permitted to so request that a Specified Equity Contribution be included in the calculation of Consolidated Adjusted EBITDA with respect to any Fiscal Quarter unless, after giving effect to such requested Specified Equity Contribution, there shall be no more than two Fiscal Quarters in the four-Fiscal Quarter period ending on (and including) the Fiscal Quarter with respect to which a Specified Equity Contribution is made; (ii) the amount of any Specified Equity Contribution and the use of proceeds therefrom will be no greater than the amount required to cause the Borrower to be in compliance with the financial covenant set forth in Section 6.7; (iii) during the term of this Agreement no more than five Specified Equity Contributions may be made; (iv) all Specified Equity Contributions and the use of proceeds therefrom will be disregarded for all other purposes under the Credit Documents (including calculating Consolidated Adjusted EBITDA for purposes of determining basket levels, Applicable Revolving Commitment Fee Percentage, and other items governed by reference to Consolidated Adjusted EBITDA, and for purposes of the Restricted Junior Payments covenant in Section 6.4); and (v) there shall be no pro forma or other reduction in Indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with the financial covenant set forth in Section 6.7 unless such proceeds are actually applied to prepay Indebtedness under the Credit Facilities prior to the end of the applicable Fiscal Quarter. (b) Neither the Administrative Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and none of the Administrative Agent, any Lender or any other Secured Party shall exercise any right to foreclose on or take possession of the Collateral or exercise any other remedy prior to the expiration of the Cure Period solely on the basis of a Default or an Event of Default having occurred and being continuing with respect to the financial covenant set forth in Section 6.7. 8.3. Expired Default; Default Cure; Judicial Extension; Net Short Lenders. (a) Notwithstanding anything to the contrary contained herein or in any other Credit Document, no notice of a Default or an Event of Default may be given by the Administrative Agent or the Lenders with respect to any Default or Event of Default more than two years after the date on which (x) the facts giving rise to such Default or Event of Default are publicly announced or (y) the Administrative Agent or 215 #4903-7233-6530

the Lenders shall have received notice from the Borrower of such Default or Event of Default. (b) Any Default or Event of Default under this Agreement or similarly defined term under any other Credit Document (including, for the avoidance of doubt, any Default or Event of Default (or similar term) hereunder or under the other Credit Documents, resulting from a failure to provide notice of a Default or Event of Default (or similar term) unless an Authorized Officer of Holdings or the Borrower had actual knowledge that such Default or Event of Default had occurred and was continuing and intentionally failed to give notice notwithstanding knowledge thereof) shall be deemed not to “exist” or be “continuing” (or other similar expression with respect thereto) if: (i) the events, acts or conditions that gave rise to such Default or Event of Default have been remedied or cured (including by payment, notice, taking of any action or omitting to take any action) or have ceased to exist or if such Default or Event of Default shall have been waived; or (ii) (x) with respect to any Default or Event of Default (or similar term) that occurs due to a failure by Holdings or any of its Subsidiaries to take any action (including taking any action by a specified time), Holdings or such Subsidiary takes such action or (y) with respect to any Default or Event of Default (or similar term) that occurs due to the taking of any action by Holdings or any of its Subsidiaries that is not then permitted by the terms of this Agreement or any other Credit Document, in each case on the earlier to occur of: (A) the date on which such action would be permitted at such time to be taken under this Agreement and the other Credit Documents pursuant to an applicable amendment or waiver permitting such action, or otherwise; and (B) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time by this Agreement and the other Credit Documents (including after giving effect to any amendments or waivers hereto or thereto); provided that, and notwithstanding anything to the contrary in this clause (b), an Event of Default (the “Initial Default”) may not be cured pursuant to this clause (b): (C) by any action of Holdings and the Restricted Subsidiaries (including a credit extension) that is itself prohibited hereunder on account of the existence of such Initial Default, if at the time of taking such prohibited action, Holdings and its Restricted Subsidiaries had actual knowledge for more than five (5) Business Days that such Initial Default had occurred and was continuing; (D) in the case of an Event of Default under Section 8.1(f) or (g) that results in material impairment of the rights and remedies of the Lenders and Agent under the Credit Documents; or (E) in the case of an Event of Default under Section 8.1(c) for 216 #4903-7233-6530 failure to perform or observe Section 5.1(f). (c) Any court of competent jurisdiction may (i) extend or stay any grace period set forth in this Agreement or any other Credit Document prior to when any actual or alleged Default becomes an actual or alleged Event of Default or (ii) stay the exercise of remedies by any Agent or any sub-agent thereof contemplated by this Agreement and the other Credit Documents or otherwise upon the occurrence of an actual or alleged Event of Default, in each case of clauses (i) and (ii), in accordance with the applicable law. (d) Notwithstanding anything to the contrary herein, in connection with any determination as to whether the Requisite Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Credit Document or any departure by any Credit Party therefrom, (B) otherwise acted on any matter related to any Credit Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Credit Document (each, a “Lender Direction” and each such Lender, a “Directing Lender”), any Lender (other than (x) any Lender that is a Regulated Bank or an Affiliate of a Regulated Bank or (y) any Revolving Lender as of the Effective Date or any Affiliate thereof) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”) shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders. (e) For purposes of determining whether a Lender has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (ii) the notional amounts in other currencies shall be converted to the dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Borrower or other Credit Parties or any instrument issued or guaranteed by any of the Borrower or other Credit Parties shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and the other Credit Parties and any instrument 217 #4903-7233-6530 issued or guaranteed by any of the Borrower or other Credit Parties, collectively, shall represent less than five percent (5%) of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivative Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any of the Borrower or other Credit Parties (or its successor) is designated as a “Reference Entity” under the terms of such derivative transaction, and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender protection in respect of the Loans or the Commitments, or as to the credit quality of any of the Borrower or other Credit Parties other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and other Credit Parties and any instrument issued or guaranteed by any of the Borrower or other Credit Parties, collectively, shall represent less than five percent (5%) of the components of such index. (f) In connection with any such determination, each Lender (other than (x) any Lender that is a Regulated Bank or an Affiliate of a Regulated Bank or (y) any Revolving Lender as of the Effective Date or any Affiliate thereof) shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Borrower and the Administrative Agent that it is not a Net Short Lender (a “Position Representation”) (it being understood and agreed that (A) the Borrower and the Administrative Agent shall each be entitled to rely on each such representation and deemed representation and (B) the Administrative Agent shall have no duty to inquire as to or investigate the accuracy of any such notice or representation (or deemed representation), verify any statements in any notice or certificate delivered to it, or otherwise make any calculations, investigations or determinations with respect to any derivative instruments or transactions or the “net” position of any Lender). (g) In addition, each Directing Lender is deemed, at the time of providing a Lender Direction, to covenant to provide the Borrower with such other information as the Borrower may reasonably request from time to time in order to verify the accuracy of the Position Representation of such Lender within five Business Days of request therefor. 218 #4903-7233-6530

(h) If, following the delivery of a Lender Direction, but prior to acceleration of the Obligations, the Borrower determines in good faith that there is a reasonable basis to believe a Directing Lender was, at any relevant time, in breach of its Position Representation and provides to the Administrative Agent a certificate of an Authorized Officer stating that the Borrower has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Lender was, at such time, in breach of its Position Representation, and seeking to invalidate any Default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Lender Direction, and solely to the extent that any Lender Direction is not otherwise made or action by the Administrative Agent is not otherwise being taken in accordance with the Credit Documents without the applicable Lender participating in such Lender Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Default or Event of Default shall be automatically reinstituted and any remedy stayed until the earlier of (x) a final and non-appealable determination of a court of competent jurisdiction on such matter or (y) the Borrower has provided to the Administrative Agent a certificate of an Authorized Officer stating that the applicable Directing Lender has provided information verifying the accuracy of such Lender’s deemed representation or warranty with respect to such Directing Lender not being a Net Short Lender. Following receipt of a certificate of an Authorized Officer pursuant to clause (y) of the preceding sentence, the Administrative Agent shall be permitted to act in accordance with such Lender Direction. Any determination by a court of competent jurisdiction that there was a breach of the Position Representation shall result in such Lender’s participation in such Lender Direction being disregarded; and, if, without the participation of such Lender, the percentage of Obligations held by the remaining Lenders that provided such Lender Direction would have been insufficient to validly provide such Lender Direction, such Lender Direction shall be void ab initio, with the effect that any resulting acceleration shall be voided and the Administrative Agent shall be deemed not to have received such Lender Direction. (i) Notwithstanding anything in clauses (d) through (h) to the contrary, any Lender Direction delivered to the Administrative Agent during the pendency of an Event of Default under Sections 8.1(f) or (g) shall not require compliance with the foregoing paragraphs. 219 #4903-7233-6530

SECTION 9. AGENTS 9.1. Appointment of Agents. Each of Wells Fargo Securities, LLC, Barclays Bank PLC, Citibank, N.A., Goldman Sachs, Sumitomo Mitsui Banking Corporation, BofA Securities, Inc., CIBC World Markets Corp., Banco Santander, S.A., New York Branch, U.S. Bank National Association, Capital One, National Association, Fifth Third Bank, National Association, PNC Bank, National Association and Truist Securities, Inc. is hereby appointed as a joint lead arranger (each, in such capacity, an “Arranger”) and a joint lead bookrunner (each, in such capacity, a “Bookrunner”) hereunder, and each Lender hereby authorizes each of Wells Fargo Securities, LLC, Barclays Bank PLC, Citibank, N.A., Goldman Sachs, Sumitomo Mitsui Banking Corporation, BofA Securities, Inc., CIBC World Markets Corp., Banco Santander, S.A., New York Branch, U.S. Bank National Association, Capital One, National Association, Fifth Third Bank, National Association, PNC Bank, National Association and Truist Securities, Inc. to act as an Arranger and a Bookrunner in accordance with the terms hereof and the other Credit Documents. Wells Fargo is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Wells Fargo to act as Administrative Agent and Collateral Agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and neither Holdings nor any subsidiary thereof shall have any rights as a third-party beneficiary of any of the provisions thereof (except as provided under Sections 9.7 and 9.9(d)). In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries. As of the Effective Date, none of Wells Fargo Securities, LLC, Barclays Bank PLC, Citibank, N.A., Goldman Sachs, Sumitomo Mitsui Banking Corporation, BofA Securities, Inc., CIBC World Markets Corp., Banco Santander, S.A., New York Branch, U.S. Bank National Association, Capital One, National Association, Fifth Third Bank, National Association, PNC Bank, National Association or Truist Securities, Inc., in their respective capacities as Arrangers or Bookrunners, shall have any obligations but shall be entitled to all benefits of this Section 9. Each of the Administrative Agent, the Bookrunners and any Agent described in clause (v) of the definition thereof may resign from such role at any time, with immediate effect, by giving prior written notice thereof to Administrative Agent and the Borrower. 220 #4903-7233-6530

9.2. Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender or any other Person; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein. 9.3. General Immunity. (a) No Responsibility for Certain Matters. (i) No Agent, Arranger nor their respective Related Parties shall have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, no Agent, Arranger nor their respective Related Parties shall be responsible to any Lender or participant or any other Person for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof, nor the creation, perfection or priority of any Lien purported to be created by the Collateral Documents or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. (ii) For the avoidance of doubt, the Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default and indicating that such notice is a “Notice of Default” is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and 221 #4903-7233-6530 other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Lender or Issuing Bank that has signed this Agreement or a signature page to an Assignment Agreement or any other Credit Document pursuant to which it is to become a Lender or Issuing Bank hereunder shall be deemed to have consented to, approved and accepted and shall be deemed satisfied with each document or other matter required thereunder to be consented to, approved or accepted by such Lender or Issuing Bank or that is to be acceptable or satisfactory to such Lender or Issuing Bank. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof. (b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5); (iii) no Agent, Arranger or their respective Related Parties shall have any duty to disclose, and shall not be liable for the failure to disclose to any Lender, any Issuing Bank or any other Person, any credit or other information concerning the business, prospects, operations, properties, assets, financial or other condition or creditworthiness of Holdings, the Borrower or any of their respective Subsidiaries or Affiliates that is communicated to, obtained by or otherwise in the possession of the Person serving as the Administrative Agent, the Arranger or their respective Related Parties in any capacity, except for notices, reports, and other documents that are required to be 222 #4903-7233-6530 furnished by the Administrative Agent to the Lenders pursuant to the express provisions of this Agreement; (iv) no Agent, Arranger or their respective Related Parties shall be required to account to any Lender or any Issuing Bank for any sum or profit received by the Administrative Agent for its own account and (v) no Agent, Arranger or their respective Related Parties shall be subject to any agency, trust, fiduciary or other implied duties regardless of whether a Default or Event of Default has occurred and is continuing. (c) Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any the Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent. (d) Disqualified Institutions. Any assignor of a Loan or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or purchaser of a participation in the relevant Assignment Agreement or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Institution. No Agent shall have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Institutions or Net Short Lenders. The Administrative Agent shall have the right to post the list of Disqualified Institutions (and any updates thereto from time to time) on the Platform. Notwithstanding the foregoing, each Credit Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Institution or a Net Short Lender and the Administrative Agent (in its capacity as such) 223 #4903-7233-6530 shall not have liability with respect to any assignment made to a Disqualified Institution or a Net Short Lender. 9.4. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, Bank Guarantees and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to Lenders. 9.5. Lenders’ Representations, Warranties and Acknowledgment. (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders. (b) Each Lender, by delivering its signature page to this Agreement, an Assignment Agreement or a Joinder Agreement and funding its Initial Term Loan and/or Revolving Loans on the Effective Date or by the funding of any New Term Loans or New Revolving Loans, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Effective Date or as of the date of funding of such New Term Loans and New Revolving Loans. (c) Each Lender acknowledges that the Borrower and certain Affiliates of the Credit Parties, including Madison or entities controlled by Madison, are Eligible Assignees hereunder and may purchase Loans and/or Commitments hereunder from Lenders from time to time, subject to the restrictions set forth in the definition of “Eligible Assignee” and Section 10.6. 224 #4903-7233-6530

9.6. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence. 9.7. Successor Administrative Agent and Collateral Agent. (a) (i) Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to Lenders and the Borrower and (ii) Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and Administrative Agent and signed by Requisite Lenders. Administrative Agent shall have the right to appoint a financial institution to act as Administrative Agent and/or Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Requisite Lenders, and Administrative Agent’s resignation or any such removal shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation (regardless of whether a successor has been appointed or not), (ii) the acceptance of such successor Administrative Agent by the Borrower and the Requisite Lenders or (iii) such other date, if any, agreed to by the Requisite Lenders. Upon any such notice of resignation or any such removal, if a successor Administrative Agent has not already been appointed by the retiring or removed Administrative Agent, Requisite Lenders shall have the right, upon five Business Days’ notice to the Borrower and subject to the reasonable consent of the Borrower (such consent not to be unreasonably withheld or delayed; provided that such consent shall not be required after the occurrence and during the continuance of an Event of Default), to appoint a successor Administrative Agent. If neither Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent; provided that, until a successor Administrative Agent is so appointed by Requisite Lenders or Administrative Agent, any collateral security held by Administrative Agent in its role as Collateral Agent on behalf of the Lenders or 225 #4903-7233-6530

Issuing Bank under any of the Credit Documents shall continue to be held by the retiring or removed Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. Except as provided above, any resignation or removal of Wells Fargo or its successor as Administrative Agent pursuant to this Section 9.7 shall also constitute the resignation or removal of Wells Fargo or its successor as Collateral Agent. After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. Any successor Administrative Agent appointed pursuant to this Section 9.7 shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder. (b) In addition to the foregoing, (i) Collateral Agent may resign at any time by giving prior written notice thereof to Lenders and the Grantors and (ii) Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantors and Collateral Agent and signed by Requisite Lenders. Administrative Agent shall have the right to appoint a financial institution as Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Requisite Lenders and Collateral Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Collateral Agent by the Borrower and the Requisite Lenders or (iii) such other date, if any, agreed to by the Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days’ notice to Administrative Agent and the Borrower and subject to the reasonable consent of the Borrower (such consent not to be unreasonably withheld or delayed; provided that such consent shall not be required after the occurrence and during the continuance of an Event of Default), to appoint a successor Collateral Agent. Until a successor Collateral Agent is so appointed by Requisite Lenders or Administrative Agent, any collateral security held by Collateral Agent on behalf of the Lenders or Issuing Bank under any of the Credit Documents shall continue to be held by the retiring or removed Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall 226 #4903-7233-6530 thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement and the Collateral Documents, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents. After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was the Collateral Agent hereunder. 9.8. Exclusive Right to Enforce Rights and Remedies. (a) Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with the Credit Documents for the benefit of all the Secured Parties; provided that the foregoing shall not prohibit: (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents; or (ii) the Issuing Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank) hereunder and under the other Credit Documents. (b) In furtherance of the foregoing, each Lender, whether or not a party hereto, agrees that it shall not, and hereby expressly and irrevocably waives any right to, take or institute any actions or proceedings, judicial or otherwise, for any right or remedy or assert any other Cause of Action against any Credit Party (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings or any other Cause of Action, or otherwise commence any remedial procedures, against Holdings, the Borrower and/or any of their respective Subsidiaries or parent companies with respect to the Loans or any Collateral or any other property of any such Person, without the prior written consent of the (x) Administrative Agent and/or Collateral Agent and (y) the 227 #4903-7233-6530

Requisite Lenders and/or Requisite Revolving Lenders (as applicable), including any actions, proceedings or any other Cause of Action; provided that, for the avoidance of doubt, this sentence may be enforced against any Lender by the Administrative Agent, Collateral Agent or the Borrower (or any of its Affiliates) and each Lender, the Administrative Agent and the Collateral Agent expressly acknowledge that this sentence shall be available as a defense of the Borrower (or any of its Affiliates) in any action, proceeding, Cause of Action or remedial procedure. In the event of a foreclosure by the Administrative Agent and/or Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent, Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent and/or Collateral Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent and/or Collateral Agent on behalf of the Lenders at such sale or other disposition. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guaranties of the Obligations, to have agreed to the foregoing provisions. 9.9. Collateral Documents and Guaranty. (a) Agents under Collateral Documents and Guaranty. Each Secured Party hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Guaranty, the Collateral and the Collateral Documents; provided that neither Administrative Agent nor Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Hedge Agreement or any Cash Management Services. Subject to Section 10.5, without further written consent or authorization from any Secured Party, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented. (b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, Administrative Agent, Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Credit Documents may be exercised solely by 228 #4903-7233-6530

Administrative Agent or Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from Requisite Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale or other disposition. (c) Rights under Hedge Agreements and Cash Management Services. No Hedge Agreement or Cash Management Services will create (or be deemed to create) in favor of any Lender Counterparty or Cash Management Bank that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Credit Documents except as expressly provided in Section 10.5(c)(v) of this Agreement and Section 9.2 of the Pledge and Security Agreement. By accepting the benefits of the Collateral, such Lender Counterparty and such Cash Management Bank shall be deemed to have appointed Collateral Agent as its agent and agreed to be bound by the Credit Documents as a Secured Party, subject to the limitations set forth in this clause (c). (d) Release of Collateral and Guaranties, Termination of Credit Documents. Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations have been Paid in Full, upon request of the Borrower, Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Hedge Agreement or Cash Management Services) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Credit Document, whether or not on the date of such release there may be outstanding Obligations in respect of Hedge Agreements or Cash Management Services. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. 229 #4903-7233-6530

(e) The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. (f) The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, upon the Payment in Full of the Obligations, (ii) upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Requisite Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 9.8), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the applicable Guaranty (in accordance with the second following sentence), (vi) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Collateral Documents, and (vii) if such assets constitute Excluded Collateral. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that any Restricted Subsidiary that is a Guarantor shall be released from the Guaranteed Obligations upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. 230 #4903-7233-6530

9.10. Withholding Taxes. To the extent required by any applicable law, Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. 9.11. Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Credit Party, Administrative Agent (irrespective of whether the principal of any Loan or Obligation under a Letter of Credit or a Bank Guarantee shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (a) to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor; (b) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, Issuing Bank and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its respective agents and counsel and all other amounts due Administrative Agent under Sections 2.4, 2.11, 10.2 and 10.3) allowed in such judicial proceeding; and (c) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and Issuing Bank, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.11, 10.2 and 10.3. To the extent that the payment of any such compensation, expenses, disbursements and advances of Administrative Agent, its agents and counsel, and any other amounts due Administrative Agent under Sections 2.11, 10.2 and 10.3 out 231 #4903-7233-6530 of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders or Issuing Banks may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. (d) Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. 9.12. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Arrangers, and the Administrative Agent and Collateral Agent and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans (as defined below) in connection with the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable, with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to 232 #4903-7233-6530 such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) Such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Arrangers and the Administrative Agent and Collateral Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that neither of the Arrangers or the Administrative Agent and Collateral Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related to hereto or thereto). For purposes of this Section 9.12, the following definitions apply to each of the capitalized terms below: “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. 9.13. Acknowledgement Regarding any Supported QFCs. (a) To the extent that the Credit Documents provide support, through a guarantee or otherwise, for swap contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regime”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (b) In the event a QFC covered entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC 233 #4903-7233-6530

Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, default rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such default rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. As used in this Section 9.13, “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. 9.14. Erroneous Payment. Each Lender and each Issuing Bank hereby agrees that: (a) If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender or Issuing Bank (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) (provided that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within ten (10) Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in Same Day Funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the 234 #4903-7233-6530

Administrative Agent in Same Day Funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting immediately preceding clause (a), each Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender or Issuing Bank, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case: (i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.14(b). (c) Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement (it being understood that nothing herein shall require reimbursement by the Borrower unless it is otherwise required under the Credit Documents). (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing 235 #4903-7233-6530

Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment Agreement (or, to the extent applicable, an agreement incorporating an Assignment Agreement by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Credit Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”). (e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of 236 #4903-7233-6530 funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making such Erroneous Payment. (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (g) Each party’s obligations, agreements and waivers under this Section 9.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document. 237 #4903-7233-6530

9.15. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Bank expressly acknowledges that none of the Administrative Agent, the Arrangers or any of their respective Related Parties have made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, the Arranger or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of Holdings, the Borrower and their Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, Arrangers or any of their respective Related Parties to any Lender, any Issuing Bank or any other Secured Party as to any matter, including whether the Administrative Agent, the Arrangers or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and each Issuing Bank expressly acknowledges, represents and warrants to the Administrative Agent and the Arrangers that (a) the Credit Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Credit Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of making, acquiring, purchasing or holding any other type of financial instrument, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of Holdings, the Borrower and their Subsidiaries, all applicable bank or other regulatory laws relating to the Transactions and the transactions contemplated by this Agreement and the other Credit Documents and (e) it has made its own independent decision to enter into this Agreement and the other Credit Documents to which it is a party and to extend credit hereunder and thereunder. Each Lender and each Issuing Bank also acknowledges that (i) it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to Holdings, the Borrower and their Subsidiaries and (ii) it will not assert any claim in contravention of this Section 9.15. 9.16. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder, but each such Person shall have the benefit of the indemnities and exculpatory provisions hereof. 238 #4903-7233-6530

SECTION 10. MISCELLANEOUS 10.1. Notices. (a) Notices Generally. Any notice or other communication herein required or permitted to be given to a Credit Party, Collateral Agent, Administrative Agent or Issuing Bank, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Except as otherwise set forth in Section 3.2(b) or paragraph (b) below, each notice hereunder shall be in writing and may be personally served or sent by facsimile (except for any notices sent to Administrative Agent) or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) as designated by Administrative Agent from time to time. (b) Electronic Communications. (i) Notices and other communications to any Agent, Lenders and Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Agent, any Lender or any applicable Issuing Bank pursuant to Section 2 if such Person has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. (ii) Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct, bad faith or 239 #4903-7233-6530 gross negligence of Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction. (iii) The Platform and any Approved Electronic Communications are provided “as is” and “as available.” None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications. (iv) Each Credit Party, each Lender, Issuing Bank and each Agent agrees that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies. (v) Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof. (c) Private Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public-Side Information” portion of the Platform and that may contain Private-Side Information. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Credit Documents. 240 #4903-7233-6530

10.2. Expenses. The Borrower agrees (i) to pay or reimburse each of the Agents for all their reasonable and documented out-of-pocket costs and expenses (without duplication) incurred in connection with the development, preparation, execution and delivery of, and any amendment, restatement, supplement, modification to, waiver and/or enforcement this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Milbank LLP (or such other counsel as may be agreed by the Administrative Agent and the Borrower), one counsel in each relevant local jurisdiction with the consent of the Borrower (such consent not to be unreasonably withheld or delayed) and (ii) to pay or reimburse each Agent for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of one firm or counsel to the Administrative Agent and the Collateral Agent, and, to the extent required, one firm or local counsel in each relevant local jurisdiction with the Borrower’s consent (such consent not to be unreasonably withheld or delayed (which may include a single special counsel acting in multiple jurisdictions)). 10.3. Indemnity. (a) The Borrower agrees to pay, indemnify and hold harmless each Lender, each Agent, each Arranger, each Bookrunner and each Issuing Bank and their respective Related Parties (without duplication) (the “Protected Persons”) from and against any and all Indemnified Liabilities; provided that the Borrower shall have no obligation hereunder to any Protected Person with respect to Indemnified Liabilities to the extent arising from (i) the gross negligence, bad faith or willful misconduct of such Protected Person or any of its Related Parties as determined in a final and non-appealable judgment of a court of competent jurisdiction, (ii) a material breach of the obligations of such Protected Person or any of its Related Parties under the terms of this Agreement by such Protected Person or any of its Related Parties as determined in a final and non-appealable judgment of a court of competent jurisdiction or (iii) any proceeding between and among Protected Persons that does not involve an act or omission by the Borrower or any of its Subsidiaries; provided, further, that the Agents, to the extent acting in their capacity as such, shall remain indemnified in respect of such proceeding, to the extent that neither of the exceptions set forth in clause (i) or (ii) of the immediately preceding proviso applies to such person at such time. The agreements in this Section 10.3 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 10.3 shall not apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs, expenses or disbursements arising from any non-Tax claim. (b) No Credit Party or any Protected Person shall have any liability for any special, punitive, indirect or consequential damages resulting from this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date); provided that the foregoing shall not limit the Borrower’s indemnification obligations to the Protected Persons pursuant to Section 10.3(a) in respect of damages incurred or paid by an Protected Person to a 241 #4903-7233-6530 third party. No Protected Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of any Protected Person or any of its Related Parties as determined by a final and non-appealable judgment of a court of competent jurisdiction. 10.4. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender and Issuing Bank is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, payroll accounts, employee benefits accounts, tax withholding accounts or other similar fiduciary accounts) and any other Indebtedness at any time held or owing by such Lender or Issuing Bank to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender or Issuing Bank hereunder, the Letters of Credit, Bank Guarantees and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit, Bank Guarantees and participations therein or with any other Credit Document, but solely to the extent the Obligations are due and owing; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Sections 2.17 and 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, Issuing Bank and their respective Affiliates under this Section 10.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. 10.5. Amendments and Waivers. (a) Requisite Lenders’ Consent. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Requisite Lenders and the Borrower; provided that (i) Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any other Credit Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender (or Issuing Bank, if applicable) or the Lenders shall have received 242 #4903-7233-6530 at least five Business Days’ prior written notice thereof and Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Requisite Lenders stating that the Requisite Lenders object to such amendment, (ii) solely the consent of the Requisite Revolving Lenders shall be required to amend, modify, terminate or waive any provision of Section 6.7 (and any defined terms as used therein), the definition of “Requisite Revolving Lenders” or any other provision of any Credit Document that has been added solely for the benefit of the Revolving Commitments (as may be agreed between the Requisite Revolving Lenders and the Borrower), and (iii) notwithstanding the terms of this Section 10.5, this Agreement may be amended (or amended and restated) pursuant to Sections 2.24 and 2.25. (b) Affected Lenders’ Consent. Without the written consent of each Lender that would be directly and adversely affected thereby (but not the Requisite Lender consent required by Section 10.5(a) other than with respect to clauses (viii) and (ix)), no amendment, modification, termination, or consent shall be effective if the effect thereof would: (i) extend the scheduled final maturity of any Loan or Note; (ii) waive, reduce or postpone any scheduled repayment (but not prepayment) of principal; (iii) extend the expiration date of any Letter of Credit or any Bank Guarantee beyond the Revolving Commitment Termination Date, unless such Letter of Credit or any Bank Guarantee is Cash Collateralized in accordance with the terms of this Agreement; (iv) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee or any premium payable hereunder; (v) extend the time for payment of any such interest, fees or premium; (vi) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit or any Bank Guarantee; (vii) amend, modify, terminate or waive any provision of this Section 10.5(b), Section 10.5(c) or any other provision of this Agreement that expressly provides that the consent of all or all directly affected Lenders is required; (viii) amend the definition of “Class”, “Requisite Lenders” or “Pro Rata Share” or Section 2.17; (ix) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents and except in connection with a “credit bid” undertaken by the Collateral Agent at the direction of the Requisite Lenders pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or other sale or disposition of assets in connection with an enforcement action 243 #4903-7233-6530 with respect to the Collateral permitted pursuant to the Credit Documents (in which case only the consent of the Requisite Lenders will be needed for such release); (x) consent to the assignment or transfer by the Borrower of any of its rights and obligations under any Credit Document (except as permitted by Sections 6.8(a), (g) and (w)); (xi) subordinate the Term Loans to any other Indebtedness or subordinate the Lien securing the Term Loans to any other Lien securing any other Indebtedness, in each case, except in the case of, (1) Indebtedness that is expressly permitted by this Agreement to be senior to the Obligations hereunder (if any) and/or be secured by a Lien that is senior to the Lien securing the Obligations (including waivers, amendments or modifications to upsize capacity under this Agreement for such Indebtedness), (2) any “debtor in-possession” facility (or similar financing under applicable law), (3) any Indebtedness incurred pursuant to an asset-based loan facility, factoring, securitization or other similar facility the incurrence of which is otherwise approved by the Requisite Lenders, or (4) any other Indebtedness so long as the opportunity to participate in such Indebtedness is offered ratably to all directly and adversely affected Term Loan Lenders (other than the right to receive customary administrative agency fees, arranging fees, underwriting fees, backstop fees, counsel fee and expense reimbursement, and other similar fees and expenses). provided that, for the avoidance of doubt, all Lenders shall be deemed directly affected thereby with respect to any amendment described in clauses (vii), (viii), (ix) and (x). (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall: (i) increase the aggregate amount of the Commitments of any Lender or extend the Commitments of any Lender without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender; (ii) amend, modify or waive any condition precedent to the Revolving Lenders’ obligations to make Revolving Loans without the written consent of the Requisite Revolving Lenders (but not the Requisite Lender consent required by Section 10.5(a)); (iii) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Lenders holding more than 50% 244 #4903-7233-6530 of the aggregate Initial Term Loan Exposure of all Lenders, Revolving Exposure of all Lenders or New Term Loan Exposure of all Lenders, as applicable, of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered; (iv) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit or Bank Guarantees as provided in Section 2.4(e) without the written consent of Administrative Agent and of Issuing Bank; (v) amend, modify or waive this Agreement or the Pledge and Security Agreement so as to alter the ratable treatment of Obligations arising under the Credit Documents and Obligations arising under Hedge Agreements and Cash Management Obligations or the definition of “Lender Counterparty,” “Cash Management Bank,” “Hedge Agreement,” “Cash Management Services,” “Obligations,” “Cash Management Obligations,” or “Secured Obligations” (as defined in any applicable Collateral Document) in each case in a manner adverse to any Lender Counterparty or Cash Management Bank (as applicable) with Obligations then outstanding (as compared to any other Lender) without the written consent of any such Lender Counterparty or Cash Management Bank (as applicable); (vi) amend, modify, terminate or waive any provision of the Credit Documents in a manner that affects the rights or obligations of any member of a Class differently than any other member of the Class, without the written consent of each Lender directly and adversely affected thereby (other than with respect to fees paid to Lenders as consideration for consenting to an amendment of the Credit Documents); (vii) amend, modify, terminate or waive any provision of the Credit Documents as the same applies to any Agent or the Arrangers, or any other provision hereof as the same applies to the rights or obligations of any Agent or the Arrangers, in each case without the consent of such Agent or the Arrangers, as applicable; or (viii) amend the definition of “Alternative Currency” or “Currencies” or Section 1.10 without the written consent of each Revolving Lender. (d) Execution of Amendments, Etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party. 245 #4903-7233-6530

10.6. Successors and Assigns; Participations. (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party (except as permitted by Sections 6.8(a), (g) and (w)) without the prior written consent of all Lenders directly affected thereby. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and other indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Register. The Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(d). Each assignment shall be recorded in the Register promptly following receipt by Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to the Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments; provided, further, that no assignments shall be made to Defaulting Lenders or Disqualified Institutions) with the prior written consent (not to be unreasonably withheld, conditioned or delayed) of: (i) the Borrower (not to be unreasonably withheld, conditioned or delayed); provided that no consent of the Borrower shall be required (1) for an assignment of Term Loans to (X) a Lender, (Y) an Affiliate of a Lender, or (Z) a Related Fund, (2) for an assignment of Loans or Commitments to any assignee if an Event of Default under Section 8.1(a), 8.1(f) or (g) (with respect to the Borrower) has occurred and is continuing, (3) for an assignment of Revolving Loans or Revolving Commitments to (X) another Revolving Lender 246 #4903-7233-6530 or (Y) an Affiliate of a Revolving Lender or (4) with respect to the Term Loans only, unless the Borrower has already objected thereto by delivering written notice to the Administrative Agent within ten (10) Business Days after the receipt of a written request for consent thereto; (ii) the Administrative Agent (not to be unreasonably withheld or delayed) and, with respect to Revolving Commitments and Revolving Loans only, the Issuing Banks (not to be unreasonably withheld, conditioned or delayed); provided that no consent of the Administrative Agent shall be required (1) for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or a Related Fund or (2) for an assignment of Revolving Loans or Revolving Commitments to (X) another Revolving Lender or (Y) an Affiliate of a Revolving Lender; Provided that, each such assignment pursuant to this Section 10.6(c) shall be in an aggregate amount of not less than (w)(I) $5,000,000 with respect to the assignment of the Revolving Commitments and the Revolving Loans and (II) $1,000,000 (or, with respect to any assignment of any Loans denominated in an Alternative Currency, the Dollar Equivalent equivalent) with respect to the assignment of the Initial Term Loans and New Term Loans, (x) such lesser amount as agreed to by the Borrower and Administrative Agent, (y) the aggregate amount of the Loans of the assigning Lender with respect to the Class being assigned or (z) the amount assigned by an assigning Lender to an Affiliate under common control with such Lender or Related Fund of such Lender; provided that simultaneous assignments to or from two or more Related Funds shall be aggregated for purposes of determining compliance with this Section 10.6(c)(ii). Notwithstanding the foregoing, no such assignment shall be made to (i) a natural Person, Disqualified Institution or Defaulting Lender and (ii) with respect to the Revolving Commitments, Holdings, the Borrower or any of their Subsidiaries or any Madison Affiliated Lender. For the avoidance of doubt, (x) assignments shall only be made to Eligible Assignees and (y) the Administrative Agent shall bear no responsibility or liability for monitoring and enforcing the list of Persons who are Disqualified Institutions (or who are Net Short Lenders) at any time. Notwithstanding the forgoing, no consent of the Borrower, the Administrative Agent or the Issuing Banks shall be required for any assignment of Commitments or Loans between Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC. (d) Mechanics. (i) Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(c), together with payment to Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to Goldman Sachs or any Affiliate thereof or (z) in the case of an assignee which is already a 247 #4903-7233-6530

Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender); provided that only one fee shall be payable for simultaneous assignments to or from two or more Related Funds. (ii) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent, Issuing Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Bank Guarantees. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. (e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Effective Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control); and (iv) it will not provide any information obtained by it in its capacity as a Lender to Madison or any Affiliate of Madison. (f) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the Assignment Effective Date (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (y) Issuing Bank shall continue to have all rights and 248 #4903-7233-6530 obligations thereof with respect to such Letters of Credit or such Bank Guarantees until the cancellation or expiration of such Letters of Credit with no pending drawings or such Bank Guarantees and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender. (g) Participations. (i) Each Lender shall have the right at any time to sell one or more participations to any Person (other than a Disqualified Institution, the Borrower, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. Each Lender that sells a participation pursuant to this Section 10.6(g) shall, acting solely for U.S. federal income tax purposes as an agent of the Borrower, maintain a register on which it records the name and address of each participant and the principal amounts of (and stated interest on) each participant’s participation interest with respect to the Term Loan (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Treasury Regulation Section 5f.103-1 and Proposed Treasury Regulation Section 1.163-5(b) and within the meaning of Section 163(f), 871(h)(2) and 881(c)(z) of the Code. Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation with respect to the Term Loan for all purposes under this Agreement, notwithstanding any notice to the contrary. (ii) The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan, Note, Letter of Credit or Bank Guarantee (unless such Letter of Credit or such Bank Guarantee is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof 249 #4903-7233-6530 then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement (except as permitted by Sections 6.8(a), (g) and (w)) or (C) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. (iii) The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section 10.6; provided, a participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower’s prior written consent (not to be unreasonably withheld or delayed). To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such participant agrees to be subject to Section 2.17 as though it were a Lender. (h) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6 any Lender may assign, pledge and/or grant a security interest in (other than to a Disqualified Institution) all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank or any central bank having jurisdiction over such Lender in accordance with applicable law; provided, that no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, that in no event shall the applicable Federal Reserve Bank, central bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder. (i) Assignments to the Borrower. Notwithstanding anything to the contrary contained in this Section 10.6 or any other provision of this Agreement, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Term Loan Commitment or Term Loans owing to it to the Borrower on a non-pro rata basis through open market purchases and/or Dutch auctions (as described below) (provided, however, that each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Term Loan and any related Term Loan Commitments), subject to the following limitations: (i) The Borrower may conduct one or more modified Dutch auctions (each, an “Auction”) to repurchase all or any portion of the Term Loans, provided that, (A) 250 #4903-7233-6530 notice of the Auction shall be made to all Term Loan Lenders and (B) the Auction shall be conducted pursuant to such procedures as the Auction Manager may establish which are consistent with this Section 10.6(i) and the Modified Dutch Auction Procedures set forth on Exhibit L and are otherwise reasonably acceptable to the Borrower, the Auction Manager and Administrative Agent; (ii) With respect to all repurchases made by the Borrower pursuant to this Section 10.6(i), (A) the Borrower shall deliver to the Auction Manager a certificate of an Authorized Officer stating that no Default or Event of Default has occurred and is continuing or would result from such repurchase, (B) no Borrower shall use the proceeds of any Revolving Loans to acquire such Term Loans, and (C) the assigning Lender and the Borrower shall execute and deliver to the Auction Manager an Affiliate Assignment Agreement that includes a waiver of any potential claims arising from the Borrower being in possession of undisclosed information that may be material to a decision by any Lender to enter into any Affiliate Assignment Agreement or any of the transactions contemplated thereby; and (iii) Following repurchase by the Borrower pursuant to this Section 10.6(i), the Term Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by the Borrower), for all purposes of this Agreement and all other Credit Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document or (C) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document. In connection with any Term Loans repurchased and cancelled pursuant to this Section 10.6(i), Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation. (j) Assignments to Madison Affiliated Lenders. So long as no Default or Event of Default has occurred and is continuing or would result therefrom, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Term Loan Commitment or Term Loans owing to it (provided, however, that each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Term Loan and any related Term Loan Commitments) to any Madison Affiliated Lender on a non-pro rata basis through (x) Auctions (provided that, (A) notice of the Auction shall be made to all Term Loan Lenders and (B) the Auction shall be conducted pursuant to such procedures as the Auction Manager may establish which are consistent with the Modified Dutch Auction Procedures set forth on Exhibit L and are otherwise reasonably acceptable to the Madison Affiliated Lender, the Borrower, the Auction Manager, and Administrative Agent)) or (y) open market purchases, in each case subject to the following additional limitations: (i) the aggregate principal amount of Term Loans purchased by assignment pursuant to this Section 10.6(j)(i) and held at any one time by Madison Affiliated 251 #4903-7233-6530

Lenders may not exceed 25% of the outstanding principal amount of all Term Loans at the time of such purchase; (ii) the assigning Lender and the Madison Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Auction Manager or Administrative Agent, as applicable, an Affiliate Assignment Agreement that includes a waiver of any potential claims arising from the Madison Affiliated Lender and the Borrower being in possession of undisclosed information that may be material to a decision by any Lender to enter into any Affiliate Assignment Agreement or any of the transactions contemplated thereby; (iii) each Madison Affiliated Lender, solely in its capacity as a Lender, hereby agrees, and each Affiliate Assignment Agreement shall provide, that such Madison Affiliated Lender shall have no right whatsoever so long as such Person is a Madison Affiliated Lender: (A) to vote with respect to any amendment, modification, waiver, consent or other such action with respect to any of the terms of this Agreement or any other Credit Document and that it shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Madison Affiliated Lenders; provided that, notwithstanding the foregoing, (x) such assignee shall be permitted to vote if such amendment, modification, waiver, consent or other such action disproportionately affects such Madison Affiliated Lender in its capacity as a Lender as compared to other Lenders, (y) no amendment, modification, waiver, consent or other action shall, without the consent of the Madison Affiliated Lender, deprive any Madison Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder and (z) such assignee shall be permitted to vote if such amendment, modification, waiver, consent or other such action would increase the commitment of the relevant Madison Affiliated Lender, extend or postpone the final maturity or scheduled date of amortization, reduce the principal, interest or fees or release all or substantially all the value of the Guaranties or to release liens on all or substantially all of the collateral; or (B) to attend (or receive any notice of) any meeting, conference call or correspondence with Administrative Agent or any Lender or receive any information from Administrative Agent or any other Lender (other than notices of Borrowings, prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Section 2); (iv) each Madison Affiliated Lender, solely in its capacity as a Lender, hereby further agrees, and each Affiliate Assignment Agreement shall provide a confirmation, that if any Credit Party shall be subject to any voluntary or involuntary proceeding commenced under any Debtor Relief Law: (A) each Madison Affiliated Lender shall not take any step or action (whether directly or indirectly) in such proceeding to object to, impede, or delay the exercise of any right or the taking of any action by Administrative Agent (or the taking of any action by a third party that to which Administrative Agent has consented with respect to any disposition of assets by the Borrower or any equity or debt financing to be made to the 252 #4903-7233-6530

Borrower), including, without limitation, the filing of any pleading by Administrative Agent in (or with respect to any matters related to) the proceeding so long as Administrative Agent is not taking any action to treat such Madison Affiliated Lender’s Loans in a manner that is less favorable to such Madison Affiliated Lender in any material respect than the proposed treatment of similar Obligations held by other Lenders (including, without limitation, objecting to any debtor-in-possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise or plan of reorganization); (B) the provisions set forth in this Section 10.6(j), and the related provisions set forth in each Affiliate Assignment Agreement, constitute an irrevocable voting proxy coupled with a pledge in favor of Administrative Agent with respect to voting obligations set forth in this Section 10.6(j), and the related provisions set forth in each Affiliate Assignment Agreement; (C) each Madison Affiliated Lender shall support and shall not object to (x) any use of cash collateral (including, without limitation, any and all terms of any cash collateral order) and/or any debtor-in-possession financing (including, without limitation, any and all terms of any financing agreement, related documents and financing order) that is supported by or consented to by Administrative Agent and (y) any sale of any assets of the Credit Parties, whether under Section 363 of the Bankruptcy Code or otherwise, that is supported by or consented to by Administrative Agent (including, without limitation, the terms and conditions of any bidding procedures orders, sale orders and any and all purchase and sale agreements and related documents); (D) each Madison Affiliated Lender shall be deemed to have voted in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Madison Affiliated Lenders, except to the extent that any plan under the Bankruptcy Code proposes to treat the Obligations held by such Madison Affiliated Lender in a manner that is less favorable to such Madison Affiliated Lender in any material respect than the proposed treatment of similar Obligations held by other Lenders. For the avoidance of doubt, except to the extent that any plan under the Bankruptcy Code proposes to treat the Obligations held by a Madison Affiliated Lender in a manner that is less favorable to such Madison Affiliated Lender in any material respect than the proposed treatment of similar Obligations held by other Lenders, the Administrative Agent is hereby irrevocably authorized and empowered (in the name of such Madison Affiliated Lender) to vote on behalf of such Madison Affiliated Lender or consent on behalf of such Madison Affiliated Lender in any such proceedings with respect to any and all claims of such Madison Affiliated Lender relating to the Obligations. Each Madison Affiliated Lender agrees and acknowledges that the foregoing constitutes an irrevocable proxy in favor of the Administrative Agent to vote or consent on behalf of such Madison Affiliated Lender in any proceeding in the manner set forth above and that such Madison Affiliated Lender shall be irrevocably bound to any such votes made or consents given and further shall not challenge or otherwise object to such votes or consents and shall not itself vote or provide consents in the proceeding; and (E) each Madison Affiliated Lender hereby expressly and irrevocably waives, for the benefit of the Administrative Agent and the Lenders any principles or 253 #4903-7233-6530 provisions of law (including as set forth in any Debtor Relief Law, statutory or otherwise) which are or might be in conflict with the terms of this Agreement. (v) any such Loans acquired by a Madison Affiliated Lender may, with the consent of the Borrower, be contributed to the Borrower and exchanged for debt or equity securities that are otherwise permitted to be issued at such time (and such Loans and Commitments shall be retired and cancelled promptly). Notwithstanding anything to the contrary herein, in connection with any amendment, modification, waiver or other action requiring the consent or approval of Requisite Lenders, Lenders that are Madison Debt Fund Affiliates shall not be permitted, in the aggregate, to account for more than 49.9% of the amounts actually included in determining whether the threshold in the definition of “Requisite Lenders” has been satisfied. The voting power of each Lender that is a Madison Debt Fund Affiliate shall be reduced, pro rata, to the extent necessary in order to comply with the immediately preceding sentence. (k) Assignments by Madison Affiliated Lenders. In connection with any sale, assignment or transfer of Term Loans by a Madison Affiliated Lender, the Madison Affiliated Lender selling Term Loans and such assignee shall execute and deliver to Administrative Agent an Affiliate Assignment Agreement that includes a waiver of any potential claims arising from the Madison Affiliated Lender and the Borrower being in possession of undisclosed information that may be material to a decision by any Lender to enter into any Affiliate Assignment Agreement or any of the transactions contemplated thereby. 254 #4903-7233-6530

10.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. 10.8. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2 and 10.3 and the agreements of Lenders set forth in Sections 2.17, 9.3(b) and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit, the cancellation or expiration of the Bank Guarantees and the reimbursement of any amounts drawn thereunder, and the termination hereof. 10.9. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents, any of the Hedge Agreements or any Cash Management Services. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy. 10.10. Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent, Issuing Bank or Lenders (or to Administrative Agent, on behalf of Lenders or Issuing Bank), or any Agent, Issuing Bank or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred. 10.11. Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. 255 #4903-7233-6530

10.12. Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose. 10.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect. 10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. 256 #4903-7233-6530

10.15. CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE (SUBJECT TO CLAUSE (E) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 OR THE APPLICABLE ASSIGNMENT AGREEMENT; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) EACH CREDIT PARTY AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY CREDIT DOCUMENT OR AGAINST ANY COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT. 257 #4903-7233-6530

10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. 258 #4903-7233-6530

10.17. Confidentiality. Each Agent and each Lender (which term shall for the purposes of this Section 10.17 include the Issuing Bank) shall hold all non-public information regarding the Borrower and its Subsidiaries, Affiliates and their businesses and obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by the Borrower that, in any event, Administrative Agent may disclose such information to the Lenders and each Agent and each Lender and each Agent may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective officers, directors, partners, employees, legal counsel, independent auditors and other advisors, experts or agents who need to know such information in connection with the Transactions and who are informed of the confidential nature of such information and who are subject to customary confidentiality obligations of professional practice or who agree to be bound by the terms of this Section 10.17 (or language substantially similar) (with each such Person, to the extent within its control, responsible for such Person’s compliance with this paragraph), (ii) disclosures of such information to any potential or prospective Lenders, hedge providers (or other derivative transaction counterparties) (any such person, a “Derivative Counterparty”) participants or assignees, in each case who agree (pursuant to customary syndication practice) to be bound by the terms of this Section 10.17 (or confidentiality provisions at least as restrictive as those set forth in this Section 10.17); provided that (x) the disclosure of any such information to any Lenders, Derivative Counterparties or prospective Lenders, Derivative Counterparties or participants or prospective participants referred to above shall be made subject to the acknowledgment and acceptance by such Lender, Derivative Counterparty or prospective Lender or participant or prospective participant that such information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 10.17 or confidentiality provisions at least as restrictive as those set forth in this Section 10.17) in accordance with the standard syndication processes of such Person or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of recipient to access such information and (y) no such disclosure shall be made by any Person to whom a list of Disqualified Institutions has been made available to any Person that is at such time a Disqualified Institution, (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Credit Parties received by it from any Agent or any Lender, (iv) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement, (v) [Reserved], (vi) disclosures made pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case such Person agrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental, bank regulatory or self-regulatory authority licensing examination or regulatory authority) to inform the Borrower promptly thereof to the extent practicable and not prohibited by law), (vii) disclosures made upon the request or demand of any regulatory or quasi-regulatory authority (including any self-regulatory authority) purporting to have jurisdiction over such Person or any of its Affiliates (in which such Person agrees to inform the Borrower promptly thereof (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental bank regulatory or self-regulatory authority exercising 259 #4903-7233-6530 examination or regulatory authority) to the extent practicable and not prohibited by applicable law) and (viii) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Person or any of its Affiliates or any Related Parties thereto in violation of any confidentiality obligations owing under this Section 10.17, (ix) to the extent that such information is received by such Person from a third party that is not, to such Person’s knowledge, subject to confidentiality obligations owing to any Credit Party, the Target, the Investors or any of their respective Subsidiaries or Affiliates, (x) to the extent that such information was already in the possession of the Persons prior to any duty or other undertaking of confidentiality or is independently developed by such Persons without the use of such information and (xi) for purposes of establishing a “due diligence” defense. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules or regulations to a governmental, regulatory or self-regulatory authority without any notification to any Person. 10.18. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the Outstanding Amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the Outstanding Amount of the Loans made hereunder or be refunded to the Borrower. 260 #4903-7233-6530

10.19. Effectiveness; Counterparts. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and Administrative Agent of written notification of such execution and authorization of delivery thereof. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif” shall be effective as delivery of a manually executed counterpart of this Agreement. 10.20. Entire Agreement. All of the Borrower’s and each of the Arrangers and their respective Affiliates obligations under the Commitment Letter shall terminate and be superseded by the Credit Documents and the Borrower, each of the Arrangers and their respective Affiliates shall be released from all liability in connection therewith, including any claim for injury or damages, whether consequential, special, direct, indirect, punitive or otherwise. 10.21. PATRIOT Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. 10.22. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Credit Document, any Assignment Agreement, any Funding Notice or any amendment or other modification hereof or thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. 261 #4903-7233-6530

10.23. No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto. 10.24. Intercreditor Agreement. (a) The Administrative Agent and the Collateral Agent are authorized to enter into any Acceptable Intercreditor Agreement and/or any other intercreditor arrangements entered into in connection herewith (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Credit Party of the Senior Secured Notes, any Permitted First Priority Refinancing Debt, any Permitted Second Priority Refinancing Debt, any Additional Permitted Debt or other applicable Indebtedness (or any Refinancing Indebtedness of the foregoing) in order to permit such Indebtedness to be secured by a valid and enforceable lien (with such priority as may be designated by the Borrower or relevant Subsidiary, to the extent such priority is permitted by the Credit Documents)), and the parties hereto acknowledge that any Acceptable Intercreditor Agreement (if entered into) and/or any other intercreditor arrangements entered into in connection herewith, will be binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any Acceptable Intercreditor Agreement (if entered into) and/or any other intercreditor arrangements entered into in connection herewith and (b) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into, if applicable, any Acceptable Intercreditor Agreement and/or any other intercreditor arrangements entered into in connection herewith (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Credit Party of any Permitted 262 #4903-7233-6530

First Priority Refinancing Debt, any Permitted Second Priority Refinancing Debt, any Additional Permitted Debt or other applicable Indebtedness (or any Refinancing Indebtedness of the foregoing) in order to permit such Indebtedness to be secured by a valid and enforceable lien (with such priority as may be designated by the Borrower or relevant Subsidiary, to the extent such priority is permitted by the Credit Documents)), and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. (b) Each person that is secured hereunder or under any other Credit Document, by accepting the benefits of the security provided hereby and by any other Credit Documents, hereby (i) consents (or is deemed to consent), to the priority of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Collateral Agent on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person. (c) Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable First Lien Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control. 10.25. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledge and agree to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or 263 #4903-7233-6530 other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority. [Remainder of page intentionally left blank] 264 #4903-7233-6530